CITIGROUP MORTGAGE LOAN TRUST INC.
                                    Depositor



                           NATIONAL CITY MORTGAGE CO.
                                 Master Servicer



                                       and



                         U.S. BANK NATIONAL ASSOCIATION
                                     Trustee


         --------------------------------------------------------------

                         POOLING AND SERVICING AGREEMENT
                            Dated as of June 1, 2004

         --------------------------------------------------------------




                       Mortgage Pass-Through Certificates


                                Series 2004-NCM1

                                                 TABLE OF CONTENTS

SECTION                                                                                                        PAGE
-------                                                                                                        ----
                                                     ARTICLE I

                                                    DEFINITIONS
                  SECTION 1.01.     Defined Terms...............................................................-4-
                  SECTION 1.02.     Allocation of Certain Interest Shortfalls..................................-74-

                                                    ARTICLE II

                                           CONVEYANCE OF MORTGAGE LOANS;
                                         ORIGINAL ISSUANCE OF CERTIFICATES
                  SECTION 2.01.     Conveyance of Mortgage Loans...............................................-75-
                  SECTION 2.02.     Acceptance of REMIC I by the Trustee.......................................-78-
                  SECTION 2.03.     Repurchase or Substitution of Mortgage Loans
                                            by the Seller......................................................-79-
                  SECTION 2.04.     [Reserved].................................................................-82-
                  SECTION 2.05.     Representations, Warranties and Covenants of the Master
                                    Servicer...................................................................-82-
                  SECTION 2.06.     Issuance of Class R-I Interest and REMIC I Regular Interests,
                                    Class R-II Interest and REMIC II Regular Interests.........................-84-
                  SECTION 2.07.     Conveyance of REMIC II Regular Interests; Acceptance of
                                    REMIC III by the Trustee...................................................-84-
                  SECTION 2.08.     Issuance of Certificates...................................................-84-

                                                    ARTICLE III

                                           ADMINISTRATION AND SERVICING
                                               OF THE MORTGAGE LOANS
                  SECTION 3.01.     Master Servicer to Act as Master Servicer..................................-85-
                  SECTION 3.02.     Sub-Servicing Agreements Between the Master Servicer and
                                    Sub-Servicers..............................................................-87-
                  SECTION 3.03.     Successor Sub-Servicers....................................................-88-
                  SECTION 3.04.     Liability of the Master Servicer...........................................-88-
                  SECTION 3.05.     No Contractual Relationship Between Sub-Servicers and
                                    Trustee or Certificateholders..............................................-89-
                  SECTION 3.06.     Assumption or Termination of Sub-Servicing Agreements by
                                    Trustee....................................................................-89-
                  SECTION 3.07.     Collection of Certain Mortgage Loan Payments...............................-89-
                  SECTION 3.08.     Sub-Servicing Accounts.....................................................-90-
                  SECTION 3.09.     Collection of Taxes, Assessments and Similar Items;
                                    Servicing Accounts.........................................................-90-
                  SECTION 3.10.     Collection Account and Distribution Account................................-91-


                                                         i




                  SECTION 3.11.     Withdrawals from the Collection Account and Distribution
                                    Account....................................................................-93-
                  SECTION 3.12.     Investment of Funds in the Collection Account and the
                                    Distribution Account.......................................................-95-
                  SECTION 3.13.     Maintenance of the Primary Mortgage Insurance Policies;
                                    Collections Thereunder.....................................................-96-
                  SECTION 3.14.     Maintenance of Hazard Insurance and Errors and Omissions
                                    and Fidelity Coverage......................................................-97-
                  SECTION 3.15.     Enforcement of Due-On-Sale Clauses; Assumption
                                    Agreements.................................................................-99-
                  SECTION 3.16.     Realization Upon Defaulted Mortgage Loans.................................-100-
                  SECTION 3.17.     Trustee to Cooperate; Release of Mortgage Files...........................-101-
                  SECTION 3.18.     Servicing Compensation....................................................-103-
                  SECTION 3.19.     Reports to the Trustee; Collection Account Statements.....................-103-
                  SECTION 3.20.     Statement as to Compliance................................................-104-
                  SECTION 3.21.     Independent Public Accountants' Servicing Report..........................-104-
                  SECTION 3.22.     Access to Certain Documentation...........................................-104-
                  SECTION 3.23.     Title, Management and Disposition of REO Property.........................-105-
                  SECTION 3.24.     Obligations of the Master Servicer in Respect of Prepayment
                                    Interest Shortfalls.......................................................-108-
                  SECTION 3.25.     Obligations of the Master Servicer in Respect of Monthly
                                    Payments..................................................................-108-
                  SECTION 3.26.     Advance Facility..........................................................-108-

                                                    ARTICLE IV

                                          PAYMENTS TO CERTIFICATEHOLDERS
                  SECTION 4.01.     Distributions.............................................................-110-
                  SECTION 4.02.     Statements to Certificateholders..........................................-115-
                  SECTION 4.03.     Remittance Reports; P&I Advances..........................................-118-
                  SECTION 4.04.     Allocation of Extraordinary Trust Fund Expenses and
                                    Realized Losses...........................................................-120-
                  SECTION 4.05.     Compliance with Withholding Requirements..................................-125-
                  SECTION 4.06.     Distributions on the REMIC I Regular Interests and REMIC
                                    II Regular Interests......................................................-125-
                  SECTION 4.07.     Commission Reporting......................................................-127-
                  SECTION 4.08.     Excess Diverted Interest Reserve Account..................................-129-

                                                     ARTICLE V

                                                 THE CERTIFICATES
                  SECTION 5.01.     The Certificates..........................................................-131-
                  SECTION 5.02.     Registration of Transfer and Exchange of Certificates.....................-133-
                  SECTION 5.03.     Mutilated, Destroyed, Lost or Stolen Certificates.........................-138-
                  SECTION 5.04.     Persons Deemed Owners.....................................................-138-
                  SECTION 5.05.     Certain Available Information.............................................-138-


                                                        ii





                                                    ARTICLE VI

                                       THE DEPOSITOR AND THE MASTER SERVICER
                  SECTION 6.01.     Liability of the Depositor and the Master Servicer........................-140-
                  SECTION 6.02.     Merger or Consolidation of the Depositor or the Master
                                    Servicer..................................................................-140-
                  SECTION 6.03.     Limitation on Liability of the Depositor, the Master Servicer
                                    and Others................................................................-140-
                  SECTION 6.04.     Limitation on Resignation of the Master Servicer..........................-141-
                  SECTION 6.05.     Rights of the Depositor in Respect of the
                                            Master Servicer...................................................-142-

                                                    ARTICLE VII

                                                      DEFAULT
                  SECTION 7.01.     Master Servicer Events of Default.........................................-143-
                  SECTION 7.02.     Trustee to Act; Appointment of Successor..................................-145-
                  SECTION 7.03.     Notification to Certificateholders........................................-146-
                  SECTION 7.04.     Waiver of Master Servicer Events of Default...............................-147-

                                                   ARTICLE VIII

                                              CONCERNING THE TRUSTEE
                  SECTION 8.01.     Duties of Trustee.........................................................-148-
                  SECTION 8.02.     Certain Matters Affecting the Trustee.....................................-149-
                  SECTION 8.03.     Trustee not Liable for Certificates or Mortgage Loans.....................-150-
                  SECTION 8.04.     Trustee May Own Certificates..............................................-151-
                  SECTION 8.05.     Trustee's Fees and Expenses...............................................-151-
                  SECTION 8.06.     Eligibility Requirements for Trustee......................................-152-
                  SECTION 8.07.     Resignation and Removal of the Trustee....................................-152-
                  SECTION 8.08.     Successor Trustee.........................................................-153-
                  SECTION 8.09.     Merger or Consolidation of Trustee........................................-153-
                  SECTION 8.10.     Appointment of Co-Trustee or Separate Trustee.............................-153-
                  SECTION 8.11.     [intentionally omitted]...................................................-154-
                  SECTION 8.12.     Appointment of Office or Agency...........................................-154-
                  SECTION 8.13.     Representations and Warranties............................................-155-

                                                    ARTICLE IX

                                                    TERMINATION
                  SECTION 9.01.     Termination Upon Repurchase or Liquidation of the Trust
                                    Fund......................................................................-157-
                  SECTION 9.02.     Additional Termination Requirements.......................................-159-



                                                        iii




                                                     ARTICLE X

                                                 REMIC PROVISIONS
                  SECTION 10.01.            REMIC Administration..............................................-160-
                  SECTION 10.02.            Prohibited Transactions and Activities............................-162-
                  SECTION 10.03.            Master Servicer and Trustee Indemnification.......................-163-

                                                    ARTICLE XI

                                             MISCELLANEOUS PROVISIONS
                  SECTION 11.01.            Amendment.........................................................-164-
                  SECTION 11.02.            Recordation of Agreement; Counterparts............................-165-
                  SECTION 11.03.            Limitation on Rights of Certificateholders........................-165-
                  SECTION 11.04.            Governing Law.....................................................-166-
                  SECTION 11.05.            Notices...........................................................-166-
                  SECTION 11.06.            Severability of Provisions........................................-167-
                  SECTION 11.07.            Notice to Rating Agency...........................................-167-
                  SECTION 11.08.            Article and Section References....................................-168-
                  SECTION 11.09.            Grant of Security Interest........................................-168-

Exhibits
--------
Exhibit A-1         Form of Class IA-1 Certificate
Exhibit A-2         Form of Class IA-2 Certificate
Exhibit A-3         Form of Class IA-3 Certificate
Exhibit A-4         Form of Class IIA-1 Certificate
Exhibit A-5         Form of Class IIA-2 Certificate
Exhibit A-6         Form of Class IIA-3 Certificate
Exhibit A-7         Form of Class IIIA-1 Certificate
Exhibit A-8         Form of Class IIIA-2 Certificate
Exhibit A-9         Form of Class IVA-1 Certificate
Exhibit A-10        Form of Class XS-1 Certificate
Exhibit A-11        Form of Class XS-2 Certificate
Exhibit A-12        Form of Class XS-3 Certificate
Exhibit A-13        Form of Class XS-4 Certificate
Exhibit A-14        Form of Class PO-1 Certificate
Exhibit A-15        Form of Class PO-2 Certificate
Exhibit A-16        Form of Class PO-3 Certificate
Exhibit A-17        Form of Class PO-4 Certificate
Exhibit A-18        Form of Class B-1 Certificate
Exhibit A-19        Form of Class B-2 Certificate
Exhibit A-20        Form of Class B-3 Certificate
Exhibit A-21        Form of Class B-4 Certificate
Exhibit A-22        Form of Class B-5 Certificate
Exhibit A-23        Form of Class B-6 Certificate
Exhibit A-24        Form of Class R Certificate
Exhibit B           [Reserved]
Exhibit C-1         Form of Trustee's Initial Certification
Exhibit C-2         Form of Trustee's Final Certification
Exhibit C-3         Form of Receipt of Mortgage Note
Exhibit D           Form of Mortgage Loan Purchase Agreement
Exhibit E           Request for Release
Exhibit F           Form of Investment Letter
Exhibit G           Form Transferor Certificate
Exhibit H           Form of Residual Certificate Transfer Affidavit
Exhibit I           Form of Statement as to Compliance
Exhibit J-1         Form of Certification to Be Provided by the Master Servicer with Form 10-K
Exhibit J-2         Form of Certification to Be Provided to the Master Servicer by the Trustee
Exhibit K           Form of Special Servicing Agreement
Exhibit L           Form of Power of Attorney

Schedule 1          Mortgage Loan Schedule
Schedule 2          Mortgage Loans covered by a Primary Mortgage Insurance Policy

                  This Pooling and Servicing Agreement, is dated and effective as of June 1, 2004, among CITIGROUP MORTGAGE LOAN TRUST INC., as Depositor, NATIONAL CITY MORTGAGE CO., as Master Servicer and U.S. BANK NATIONAL ASSOCIATION, as Trustee.

                             PRELIMINARY STATEMENT:

                  The Depositor intends to sell pass-through certificates (collectively, the "Certificates"), to be issued hereunder in multiple classes, which in the aggregate will evidence the entire beneficial ownership interest in the Trust Fund created hereunder.

                                     REMIC I

                  As provided herein, the Trustee will elect to treat the segregated pool of assets consisting of the Mortgage Loans and certain other related assets subject to this Agreement as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC I." The Class R-I Interest will be the sole class of "residual interests" in REMIC I for purposes of the REMIC Provisions (as defined herein). The following table irrevocably sets forth the designation, the REMIC I Remittance Rate, the initial Uncertificated Balance and, solely for purposes of satisfying Treasury regulation section 1.860G-1(a)(4)(iii), the "latest possible maturity date" for each of the REMIC I Regular Interests (as defined herein). None of the REMIC I Regular Interests will be certificated.


                                         REMIC I                       Initial                   Latest Possible
         Designation                 Remittance Rate           Uncertificated Balance           Maturity Date(1)
         -----------                 ---------------           ----------------------           ----------------
            I-LT-1                        5.50%               $         83,648,590.51               July 2034
            I-LT-2                        6.50%               $         65,310,820.50               July 2034
            I-LT-3                        6.75%               $         11,664,976.74               July 2034
            I-LT-4                        5.50%               $        132,764,012.63               July 2034
            I-LT-5                        6.00%               $         66,881,708.18               July 2034
            I-LT-6                        6.75%               $         40,088,810.29               July 2034
            I-LT-7                        5.00%               $         45,716,540.80               July 2034
            I-LT-8                        5.50%               $         14,851,313.35               July 2034
            I-LT-9                        6.75%               $         14,399,087.69               July 2034
            I-LT-R                        5.50%               $                100.00               July 2034
           I-LT-XS1                    Variable(2)                       (3)                        July 2034
           I-LT-XS2                    Variable(2)                       (3)                        July 2034
           I-LT-XS3                    Variable(2)                       (3)                        July 2034
           I-LT-XS4                    Variable(2)                       (3)                        July 2034
           I-LT-PO1                       0.00%               $            820,853.00               July 2034
           I-LT-PO2                       0.00%               $          3,338,891.00               July 2034
           I-LT-PO3                       0.00%               $          1,880,290.00               July 2034
           I-LT-PO4                       0.00%               $          1,098,536.00               July 2034

---------------
(1) Solely for purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date in the month following the month of the maturity date for the Mortgage Loan with the latest maturity date has been designated as the "latest possible maturity date" for each REMIC I Regular Interest.
(2) Calculated in accordance with the definition of "REMIC I Remittance Rate" herein.
(3) REMIC I Regular Interest I-LTXS1, REMIC I Regular Interest I-LTXS2, REMIC I Regular Interest I-LTXS3 and REMIC I Regular Interest I-LTXS4 will not have Uncertificated Balances, but will accrue interest on their respective Uncertificated Notional Amounts, as defined herein.

                                    REMIC II

           As provided herein, the Trustee will elect to treat the segregated pool of assets consisting of the REMIC I Regular Interests as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC II". The Class R-II Interest will be the sole class of "residual interests" in REMIC II for purposes of the REMIC Provisions under federal income tax law. The following table irrevocably sets forth the designation, the REMIC II Remittance Rate, the initial Uncertificated Balance and, solely for purposes of satisfying Treasury regulation Section 1.860G-1(a)(4)(iii), the "latest possible maturity date" for each of the REMIC II Regular Interests (as defined herein). None of the REMIC II Regular Interests will be certificated.


                                        REMIC II                       Initial                   Latest Possible
         Designation                 Remittance Rate           Uncertificated Balance           Maturity Date(1)
         -----------                 ---------------           ----------------------           ----------------
           II-LT-1A                       5.50%               $           405.46                    July 2034
           II-LT-1B                       5.50%               $    83,648,185.05                    July 2034
           II-LT-2A                       6.50%               $           313.48                    July 2034
           II-LT-2B                       6.50%               $    65,310,507.02                    July 2034
           II-LT-3A                       6.75%               $            56.00                    July 2034
           II-LT-3B                       6.75%               $    11,664,920.74                    July 2034
           II-LT-4A                       5.50%               $           653.30                    July 2034
           II-LT-4B                       5.50%               $   132,763,359.33                    July 2034
           II-LT-5A                       6.00%               $           321.07                    July 2034
           II-LT-5B                       6.00%               $    66,881,387.11                    July 2034
           II-LT-6A                       6.75%               $           192.48                    July 2034
           II-LT-6B                       6.75%               $    40,088,617.81                    July 2034
           II-LT-7A                       5.00%               $           228.45                    July 2034
           II-LT-7B                       5.00%               $    45,716,311.35                    July 2034
           II-LT-8A                       5.50%               $            71.33                    July 2034
           II-LT-8B                       5.50%               $    14,851,242.02                    July 2034
           II-LT-9A                       6.75%               $            74.31                    July 2034
           II-LT-9B                       6.75%               $    14,399,013.38                    July 2034
           II-LT-R                        5.50%               $           100.00                    July 2034
          II-LT-XS1                    Variable(2)                           (3)                    July 2034
          II-LT-XS2                    Variable(2)                           (3)                    July 2034
          II-LT-XS3                    Variable(2)                           (3)                    July 2034
          II-LT-XS4                    Variable(2)                           (3)                    July 2034
          II-LT-PO1                       0.00%               $       820,853.00                    July 2034
          II-LT-PO2                       0.00%               $     3,338,891.00                    July 2034
          II-LT-PO3                       0.00%               $     1,880,290.00                    July 2034
          II-LT-PO4                       0.00%               $     1,098,536.00                    July 2034

---------------
(1) Solely for purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date in the month following the month of the maturity date for the Mortgage Loan with the latest maturity date has been designated as the "latest possible maturity date" for each REMIC II Regular Interest.
(2) Calculated in accordance with the definition of "REMIC II Remittance Rate" herein.
(3) REMIC II Regular Interest II-LTXS1, REMIC II Regular Interest II-LTXS2, REMIC II Regular Interest II-LTXS3 and REMIC II Regular Interest II-LTXS4 not have Uncertificated Principal Balances, but will be entitled to 100% of amounts distributed on REMIC I Regular Interest I-LTXS1, REMIC I Regular Interest I-LTXS2, REMIC I Regular Interest I-LTXS3 and REMIC I Regular Interest I-LTXS4, respectively.

                                    REMIC III

      As provided herein, the Trustee will elect to treat the segregated pool of assets consisting of the REMIC II Regular Interests as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC III". The Class R Certificates will be the sole class of "residual interests" in REMIC III for purposes of the REMIC Provisions under federal income tax law. The following table irrevocably sets forth the designation, the Pass-Through Rate, the initial Certificate Principal Balance and, solely for purposes of satisfying Treasury regulation Section 1.860G-1(a)(4)(iii), the "latest possible maturity date" for each of the Classes of Regular Certificates.

                                                          Initial Certificate Principal      Latest Possible
    Designation               Pass-Through Rate                      Balance                Maturity Date(1)
    -----------               -----------------                      -------                ----------------
     Class IA-1                5.50% per annum                $   79,594,000.00               July 2034
     Class IA-2                6.50% per annum                $   62,176,000.00               July 2034
     Class IA-3                6.75% per annum                $   11,105,000.00               July 2034
    Class IIA-1                5.50% per annum                $  126,231,000.00               July 2034
    Class IIA-2                6.00% per annum                $   63,671,000.00               July 2034
    Class IIA-3                6.75% per annum                $   38,164,000.00               July 2034
    Class IIIA-1               5.00% per annum                $   43,432,000.00               July 2034
    Class IIIA-2               5.75% per annum                $   14,138,000.00               July 2034
    Class IVA-1                6.75% per annum                $   13,656,000.00               July 2034
      Class R                  5.50% per annum                $          100.00               July 2034
     Class XS-1                6.75% per annum                              (3)               July 2034
     Class XS-2                6.75% per annum                              (3)               July 2034
     Class XS-3                5.75% per annum                              (3)               July 2034
     Class XS-4                6.75% per annum                              (3)               July 2034
     Class PO-1                   0.00%(4)                    $      820,853.00               July 2034
     Class PO-2                   0.00%(4)                    $    3,338,891.00               July 2034
     Class PO-3                   0.00%(4)                    $    1,880,290.00               July 2034
     Class PO-4                   0.00%(4)                    $    1,098,536.00               July 2034
     Class B-1                   Variable(2)                  $    8,926,000.00               July 2034
     Class B-2                   Variable(2)                  $    5,066,000.00               July 2034
     Class B-3                   Variable(2)                  $    3,136,000.00               July 2034
     Class B-4                   Variable(2)                  $    1,688,000.00               July 2034
     Class B-5                   Variable(2)                  $    1,448,000.00               July 2034
     Class B-6                   Variable(2)                  $    2,894,858.00               July 2034

---------------
(1) Solely for purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date immediately following the maturity date for the Mortgage Loan with the latest maturity date has been designated as the "latest possible maturity date" for each Class of Certificates..
(2)  Calculated in accordance with the definition of "Pass-Through Rate" herein.
(3) The Class XS Certificates do not have Certificate Principal Balances and are not entitled to distributions of principal. As provided herein, the Class XS Certificates entitle the Holders thereof solely to distributions of interest accrued on the related Notional Amount of such Certificates.
(4)  The Class PO Certificates are not entitled to distributions of interest.

                  As of the Cut-off Date, the Original Group I Mortgage Loans had an aggregate Scheduled Principal Balance equal to $161,445,240.74. As of the Cut-off Date, the Original Group II Mortgage Loans had an aggregate Scheduled Principal Balance equal to $243,073,522.06. As of the Cut-off Date, the Original Group III Mortgage Loans had an aggregate Scheduled Principal Balance equal to $62,448,144.15. As of the Cut-off Date, the Original Group IV Mortgage Loans had an aggregate Scheduled Principal Balance equal to $15,497,623.69.

                  In consideration of the mutual agreements herein contained, the Depositor, the Master Servicer and the Trustee agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

                  SECTION 1.01. Defined Terms.

                  Whenever used in this Agreement, including, without limitation, in the Preliminary Statement hereto, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article. Unless otherwise specified, all calculations described herein shall be made on the basis of a 360-day year consisting of twelve 30-day months.

                  "Advancing Person": As defined in Section 3.26 hereof.

                  "Affiliate": With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                  "Agreement": This Pooling and Servicing Agreement and all amendments hereof and supplements hereto.

                  "Aggregate Senior Percentage": With respect to any Distribution Date and the Class A Certificates, the lesser of (a) 100% and (b) a fraction, expressed as a percentage, the numerator of which is the aggregate Certificate Principal Balance of the Class A Certificates for such Distribution Date and the denominator of which is the sum of (i) the aggregate of the Non-Class PO Percentages of the Scheduled Principal Balances of the Mortgage Loans, plus (ii) the aggregate of the Non-Class PO Percentages of the Scheduled Principal Balances of the REO Properties, in each case before reduction for any Realized Losses on such Distribution Date.

                  "Applicable Fraction": For each Mortgage Loan that does not have Mortgage Loan Components, 100%. For each Mortgage Loan that has Mortgage Loan Components is as follows:

         (i) for each Group I Mortgage Loan with an Expense Adjusted Mortgage Rate greater than 5.50% per annum and less than 6.50% per annum and Subgroup IA-1, a fraction the numerator of which is (x) 6.50% less the applicable Expense Adjusted Mortgage Rate on such Mortgage Loan and the denominator of which is (y) 1.00%;

         (ii) for each Group I Mortgage Loan with an Expense Adjusted Mortgage Rate greater than 5.50% per annum and less than 6.50% per annum and Subgroup IA-2, 100.00% less a fraction the numerator of which is (x) 6.50% less the applicable Expense Adjusted Mortgage Rate on such Mortgage Loan and the denominator of which is (y) 1.00%;

         (iii) for each Group I Mortgage Loan with an Expense Adjusted Mortgage Rate greater than or equal to 6.50% per annum and less than 6.75% per annum and Subgroup IA- 2, a fraction the numerator of which is (x) 6.75% less the applicable Expense Adjusted Mortgage Rate on such Mortgage Loan and the denominator of which is (y) 0.25%;

         (iv) for each Group I Mortgage Loan with an Expense Adjusted Mortgage Rate greater than or 6.50% per annum and less than 6.75% per annum and Subgroup IA-3, 100.00% less a fraction the numerator of which is (x) 6.75% less the applicable Expense Adjusted Mortgage Rate on such Mortgage Loan and the denominator of which is (y) 0.25%;

         (v) for each Group II Mortgage Loan with an Expense Adjusted Mortgage Rate greater than 5.50% per annum and less than 6.00% per annum and Subgroup IIA-1, a fraction the numerator of which is (x) 6.00% less the applicable Expense Adjusted Mortgage Rate on such Mortgage Loan and the denominator of which is (y) 0.50%;

         (vi) for each Group II Mortgage Loan with an Expense Adjusted Mortgage Rate greater than 5.50% per annum and less than 6.00% per annum and Subgroup IIA-2, 100.00% less a fraction the numerator of which is (x) 6.00% less the applicable Expense Adjusted Mortgage Rate on such Mortgage Loan and the denominator of which is (y) 0.50%;

         (vii) for each Group II Mortgage Loan with an Expense Adjusted Mortgage Rate greater than or equal to 6.00% per annum and less than 6.75% per annum and Subgroup IIA- 2, a fraction the numerator of which is (x) 6.75% less the applicable Expense Adjusted Mortgage Rate on such Mortgage Loan and the denominator of which is (y) 0.75%;

         (viii) for each Group II Mortgage Loan with an Expense Adjusted Mortgage Rate greater than or 6.00% per annum and less than 6.75% per annum and Subgroup IIA-3, 100.00% less a fraction the numerator of which is (x) 6.75% less the applicable Expense Adjusted Mortgage Rate on such Mortgage Loan and the denominator of which is (y) 0.75%;

         (ix) for each Group III Mortgage Loan with an Expense Adjusted Mortgage Rate greater than 5.00% per annum and less than 5.75% per annum and Subgroup IIIA-1, a fraction the numerator of which is (x) 5.75% less the applicable Expense Adjusted Mortgage Rate on such Mortgage Loan and the denominator of which is (y) 0.75%; and

         (x) for each Group III Mortgage Loan with an Expense Adjusted Mortgage Rate greater than 5.00% per annum and less than 5.75% per annum and Subgroup IIIA-2, 100.00% less a fraction the numerator of which is (x) 5.75% less the applicable Expense Adjusted Mortgage Rate on such Mortgage Loan and the denominator of which is (y) 0.75%.

                  "Assignment": An assignment of Mortgage, notice of transfer or equivalent instrument, in recordable form, which is sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect of record the sale of the Mortgage.

                  "Available Distribution Amount": The Subgroup IA-1 Available Distribution Amount, the Subgroup IA-2 Available Distribution Amount, the Subgroup IA-3 Available Distribution Amount, the Subgroup IIA-1 Available Distribution Amount, the Subgroup IIA-2 Available Distribution Amount, the Subgroup IIA-3 Available Distribution Amount, the Subgroup IIIA-1 Available Distribution Amount, the Subgroup IIIA-2 Available Distribution Amount, and/or the Group IV Available Distribution Amount, as the context requires.

                  "Bankruptcy Amount": As of any date of determination, an amount equal to the excess, if any, of (A) $100,000 over (B) the aggregate amount of Bankruptcy Losses allocated solely to the Subordinate Certificates in accordance with Section 4.04. After the Certificate Principal Balances of the Subordinate Certificates are reduced to zero, the Bankruptcy Amount will be zero.

                  "Bankruptcy Code": The Bankruptcy Reform Act of 1978 (Title 11 of the United States Code), as amended.

                  "Bankruptcy Loss": With respect to any Mortgage Loan, a Realized Loss resulting from a Deficient Valuation or Debt Service Reduction.

                  "Book-Entry Certificate": Any Certificate registered in the name of the Depository or its nominee. Initially, the Book-Entry Certificates will be the Class A Certificates, the Class XS Certificates, the Class PO Certificates, the Class B-1 Certificates, the Class B-2 Certificates and the Class B-3 Certificates.

                  "Book-Entry Custodian": The custodian appointed pursuant to
Section 5.01.

                  "Business Day": Any day other than a Saturday, a Sunday or a day on which banking or savings and loan institutions in the State of Ohio, the State of New York, the State of Texas or in the city in which the Corporate Trust Office of the Trustee is located, are authorized or obligated by law or executive order to be closed.

                  "Cash-out Refinancing": A Refinanced Mortgage Loan the proceeds of which are more than $1,000 in excess of the principal balance of any existing first mortgage or subordinate mortgage on the related Mortgaged Property and related closing costs.

                  "Certificate": Any one of the Citigroup Mortgage Loan Trust Inc., Mortgage Pass- Through Certificates, Series 2004-NCM1, issued under this Agreement.

                  "Certificate Factor": With respect to any Class of Certificates as of any Distribution Date, a fraction, expressed as a decimal carried to six places, the numerator of which is the aggregate Certificate Principal Balance or Notional Amount of such Class of Certificates on such Distribution Date (after giving effect to any distributions of principal and allocations of Realized Losses and Extraordinary Trust Fund Expenses in reduction of the Certificate Principal Balance or Notional Amount of such Class of Certificates to be made on such Distribution Date), and the denominator of which is the initial aggregate Certificate Principal Balance or Notional Amount of such Class of Certificates as of the Closing Date.

                  "Certificate Group": Any one of Certificate Group I, Certificate Group II, Certificate Group III or Certificate Group IV, as the context requires.

                  "Certificate Group I": The Class IA-1 Certificates, the Class IA-2 Certificates, the Class IA-3 Certificates, the Class XS-1 Certificates and the Class PO-1 Certificates.

                  "Certificate Group II": The Class IIA-1 Certificates, the Class IIA-2 Certificates, the Class IIA-3 Certificates, the Class XS-2 Certificates, the Class PO-2 Certificates and the Class R Certificates.

                  "Certificate Group III": The Class IIIA-1 Certificates, the Class IIIA-2 Certificates, the Class XS-3 Certificates and the Class PO-3 Certificates.

                  "Certificate Group IV": The Class IVA-1 Certificates, the Class XS-4 Certificates and the Class PO-4 Certificates.

                  "Certificateholder" or "Holder": The Person in whose name a Certificate is registered in the Certificate Register, except that a Disqualified Organization or a Non-United States Person shall not be a Holder of a Residual Certificate for any purposes hereof and, solely for the purposes of giving any consent pursuant to this Agreement, any Certificate registered in the name of the Depositor or the Master Servicer or any Affiliate thereof shall be deemed not to be outstanding and the Voting Rights to which it is entitled shall not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent has been obtained, except as otherwise provided in Section 11.01. The Trustee may conclusively rely upon a certificate of the Depositor or the Master Servicer in determining whether a Certificate is held by an Affiliate thereof. All references herein to "Holders" or "Certificateholders" shall reflect the rights of Certificate Owners as they may indirectly exercise such rights through the Depository and participating members thereof, except as otherwise specified herein; PROVIDED, HOWEVER, that the Trustee shall be required to recognize as a "Holder" or "Certificateholder" only the Person in whose name a Certificate is registered in the Certificate Register.

                  "Certificate Owner": With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Certificate as reflected on the books of the Depository or on the books of a Depository Participant or on the books of an indirect participating brokerage firm for which a Depository Participant acts as agent.

                  "Certificate Principal Balance": With respect to any Certificate (other than a Class XS Certificate), as of any date of determination, the Certificate Principal Balance of such Certificate on the Distribution Date immediately prior to such date of determination plus any Subsequent Recoveries added to the Certificate Principal Balance of such Certificate pursuant to Section 4.01, reduced by the aggregate of (a) all distributions of principal made thereon on such immediately prior Distribution Date and (b) without duplication of amounts described in clause (a) above, reductions in the Certificate Principal Balance thereof in connection with allocations thereto of Realized Losses on the Mortgage Loans and Extraordinary Trust Fund Expenses on such immediately prior Distribution Date (or, in the case of any date of determination up to and including the initial Distribution Date, the initial Certificate Principal Balance of such Certificate, as stated on the face thereof); PROVIDED, HOWEVER, that the Certificate Principal Balance of each Subordinate Certificate of the Class of Subordinate Certificates outstanding with the highest numerical designation at any given time shall not be greater than the Percentage Interest evidenced by such Certificate multiplied by the excess, if any, of (A) the then aggregate Stated Principal Balance of the Mortgage Loans over (B) the then aggregate Certificate Principal Balances of all other Classes of Certificates then outstanding. The Certificate Principal Balance of any Class of Certificates (other than a Class of the Class XS Certificates) as of any date of determination is equal to the aggregate of the Certificate Principal Balances of the Certificates of such Class. The Class XS Certificates shall not have Certificate Principal Balances and shall not be entitled to any distributions of principal.

                  "Certificate Register": The register maintained pursuant to
Section 5.02.

                  "Class": Collectively, all of the Certificates bearing the same class designation.

                  "Class A Certificate": Any Class IA-1 Certificate, Class IA-2 Certificate, Class IA-3 Certificate, Class IIA-1 Certificate, Class IIA-2 Certificate, Class IIA-3 Certificate, Class IIIA-1 Certificate, Class IIIA-2 Certificate or Class IVA-1 Certificate.

                  "Class A Principal Adjustment Amount": As to any Distribution Date on which the Certificate Principal Balance of all of the Class A Certificates related to a Subgroup have been reduced to zero, any remaining Principal Prepayments, Liquidation Proceeds or other unscheduled payments of principal collected in respect of the related Mortgage Loan Components or the related Mortgage Loans in such Subgroup (and, with respect to any Distribution Date on which the aggregate Certificate Principal Balance of the Subordinate Certificates has been reduced to zero, any remaining scheduled payments of principal in respect of the Mortgage Loan Components or Mortgage Loans in the related Subgroup).

                  "Class IA-1 Certificate": Any one of the Class IA-1 Certificates executed, authenticated and delivered by the Trustee, substantially in the form annexed hereto as Exhibit A-1 and evidencing a Regular Interest in REMIC III for purposes of the REMIC Provisions.

                  "Class IA-2 Certificate": Any one of the Class IA-2 Certificates executed, authenticated and delivered by the Trustee, substantially in the form annexed hereto as Exhibit A-2 and evidencing a Regular Interest in REMIC III for purposes of the REMIC Provisions.

                  "Class IA-3 Certificate": Any one of the Class IA-3 Certificates executed, authenticated and delivered by the Trustee, substantially in the form annexed hereto as Exhibit A-3 and evidencing a Regular Interest in REMIC III for purposes of the REMIC Provisions.

                  "Class IIA-1 Certificate": Any one of the Class IIA-1 Certificates executed, authenticated and delivered by the Trustee, substantially in the form annexed hereto as Exhibit A-4 and evidencing a Regular Interest in REMIC III for purposes of the REMIC Provisions.

                  "Class IIA-2 Certificate": Any one of the Class IIA-2 Certificates executed, authenticated and delivered by the Trustee, substantially in the form annexed hereto as Exhibit A-5 and evidencing a Regular Interest in REMIC III for purposes of the REMIC Provisions.

                  "Class IIA-3 Certificate": Any one of the Class IIA-3 Certificates executed, authenticated and delivered by the Trustee, substantially in the form annexed hereto as Exhibit A-6 and evidencing a Regular Interest in REMIC III for purposes of the REMIC Provisions.

                  "Class IIIA-1 Certificate": Any one of the Class IIIA-1 Certificates executed, authenticated and delivered by the Trustee, substantially in the form annexed hereto as Exhibit A-7 and evidencing a Regular Interest in REMIC III for purposes of the REMIC Provisions.

                  "Class IIIA-2 Certificate": Any one of the Class IIIA-2 Certificates executed, authenticated and delivered by the Trustee, substantially in the form annexed hereto as Exhibit A-8 and evidencing a Regular Interest in REMIC III for purposes of the REMIC Provisions.

                  "Class IVA-1 Certificate": Any one of the Class IVA-1 Certificates executed, authenticated and delivered by the Trustee, substantially in the form annexed hereto as Exhibit A-9 and evidencing a Regular Interest in REMIC III for purposes of the REMIC Provisions.

                  "Class B Percentage": Any one of the Class B-1 Percentage, the Class B-2 Percentage, the Class B-3 Percentage, the Class B-4 Percentage, the Class B-5 Percentage or the Class B-6 Percentage.

                  "Class B-1 Certificate": Any one of the Class B-1 Certificates executed, authenticated and delivered by the Trustee, substantially in the form annexed hereto as Exhibit A-18 and evidencing a Regular Interest in REMIC III for purposes of the REMIC Provisions.

                  "Class B-1 Percentage": With respect to any Distribution Date, a fraction, expressed as a percentage, the numerator of which is the excess, if any, of the Certificate Principal Balance of the Class B-1 Certificates immediately prior to such date over the aggregate amount, if any, payable to the Holders of the Class B-1 Certificates on such date pursuant to Section 4.01(b)(i)(Z), and the denominator of which is the aggregate Certificate Principal Balance of the Subordinate Certificates immediately prior to such date.

                  "Class B-2 Certificate": Any one of the Class B-2 Certificates executed, authenticated and delivered by the Trustee, substantially in the form annexed hereto as Exhibit A-19 and evidencing a Regular Interest in REMIC III for purposes of the REMIC Provisions.

                  "Class B-2 Percentage": With respect to any Distribution Date, a fraction, expressed as a percentage, the numerator of which is the excess, if any, of the Certificate Principal Balance of the Class B-2 Certificates immediately prior to such date over the aggregate amount, if any, payable to the Holders of the Class B-2 Certificates on such date pursuant to Section 4.01(b)(i)(Z), and the denominator of which is the aggregate Certificate Principal Balance of the Subordinate Certificates immediately prior to such date.

                  "Class B-3 Certificate": Any one of the Class B-3 Certificates executed, authenticated and delivered by the Trustee, substantially in the form annexed hereto as Exhibit A-20 and evidencing a Regular Interest in REMIC III for purposes of the REMIC Provisions.

                  "Class B-3 Percentage": With respect to any Distribution Date, a fraction, expressed as a percentage, the numerator of which is the excess, if any, of the Certificate Principal Balance of the Class B-3 Certificates immediately prior to such date over the aggregate amount, if any, payable to the Holders of the Class B-3 Certificates on such date pursuant to Section 4.01(b)(i)(Z), and the denominator of which is the aggregate Certificate Principal Balance of the Subordinate Certificates immediately prior to such date.

                  "Class B-4 Certificate": Any one of the Class B-4 Certificates executed, authenticated and delivered by the Trustee, substantially in the form annexed hereto as Exhibit A-21 and evidencing a Regular Interest in REMIC III for purposes of the REMIC Provisions.

                  "Class B-4 Percentage": With respect to any Distribution Date, a fraction, expressed as a percentage, the numerator of which is the excess, if any, of the Certificate Principal Balance of the Class B-4 Certificates immediately prior to such date over the aggregate amount, if any, payable to the Holders of the Class B-4 Certificates on such date pursuant to Section 4.01(b)(i)(Z), and the denominator of which is the aggregate Certificate Principal Balance of the Subordinate Certificates immediately prior to such date.

                  "Class B-5 Certificate": Any one of the Class B-5 Certificates executed, authenticated and delivered by the Trustee, substantially in the form annexed hereto as Exhibit A-22 and evidencing a Regular Interest in REMIC III for purposes of the REMIC Provisions.

                  "Class B-5 Percentage": With respect to any Distribution Date, a fraction, expressed as a percentage, the numerator of which is the excess, if any, of the Certificate Principal Balance of the Class B-5 Certificates immediately prior to such date over the aggregate amount, if any, payable to the Holders of the Class B-5 Certificates on such date pursuant to Section 4.01(b)(i)(Z), and the denominator of which is the aggregate Certificate Principal Balance of the Subordinate Certificates immediately prior to such date.

                  "Class B-6 Certificate": Any one of the Class B-6 Certificates executed, authenticated and delivered by the Trustee, substantially in the form annexed hereto as Exhibit A-23 and evidencing a Regular Interest in REMIC III for purposes of the REMIC Provisions.

                  "Class B-6 Percentage": With respect to any Distribution Date, a fraction, expressed as a percentage, the numerator of which is the excess, if any, of the Certificate Principal Balance of the Class B-6 Certificates immediately prior to such date over the aggregate amount, if any, payable to the Holders of the Class B-6 Certificates on such date pursuant to Section 4.01(b)(i)(Z), and the denominator of which is the aggregate Certificate Principal Balance of the Subordinate Certificates immediately prior to such date.

                  "Class PO Certificate": Any Class PO-1 Certificate, Class PO-2 Certificate, Class PO- 3 Certificate or Class PO-4 Certificate.

                  "Class PO Mortgage Loan": Each Group I Mortgage Loan with an Expense Adjusted Mortgage Rate below 5.50% per annum as of the Cut-off Date, each Group II Mortgage Loan with an Expense Adjusted Mortgage Rate below 5.50% per annum as of the Cut-off Date, each Group III Mortgage Loan with an Expense Adjusted Mortgage Rate below 5.00% per annum as of the Cut-off Date and each Group IV Mortgage Loan with an Expense Adjusted Mortgage Rate below 6.75% per annum as of the Cut-off Date.

                  "Class PO Percentage": With respect to each Class PO Mortgage Loan, the Class PO- 1 Percentage, the Class PO-2 Percentage, the Class PO-3 Percentage or the Class PO-4 Percentage, as applicable.

                  "Class PO Principal Distribution Amount": For any Distribution Date and any Class of Class PO Certificates, an amount equal to the aggregate of:

                  (a) the sum of the following:

                           (i) the Class PO-1 Percentage, the Class PO-2
                  Percentage, the Class PO-3 Percentage or the Class PO-4 Percentage, as applicable, of the principal portion of each Monthly Payment due during the related Due Period in respect of each related Class PO Mortgage Loan whether or not received;

                           (ii) the Class PO-1 Percentage, the Class PO-2
                  Percentage, the Class PO-3 Percentage or the Class PO-4 Percentage, as applicable, of the principal portion of all Insurance Proceeds, Liquidation Proceeds (other than amounts described in clause (c) below) and Subsequent Recoveries received in respect of each related Class PO Mortgage Loan during the related Prepayment Period (other than any such related Class PO Mortgage Loan that was purchased, sold or replaced pursuant to or as contemplated by Section 2.03 or
                  Section 9.01 during the related Prepayment Period), net of any portion thereof that represents a recovery of principal for which an advance was made by the Master Servicer pursuant to
                  Section 4.03 in respect of a preceding Distribution Date;

                           (iii) the Class PO-1 Percentage, the Class PO-2
                  Percentage, the Class PO-3 Percentage or the Class PO-4 Percentage, as applicable, of the Stated Principal Balance (calculated immediately prior to such Distribution Date) of each related Class PO Mortgage Loan that was purchased, sold or replaced pursuant to or as contemplated by Section 2.03 or
                  Section 9.01 during the related Prepayment Period;

                           (iv) the Class PO-1 Percentage, the Class PO-2
                  Percentage, the Class PO-3 Percentage or the Class PO-4 Percentage, as applicable, of all REO Principal Amortization collected in respect of any REO Property during the related Prepayment Period; and

                           (v) in connection with the substitution of one or
                  more Qualified Substitute Mortgage Loans for one or more Deleted Mortgage Loans which were Class PO Mortgage Loans pursuant to Section 2.03 during the related Prepayment Period, the excess, if any, of (A) the Class PO-1 Percentage, the Class PO-2 Percentage, the Class PO-3 Percentage or the Class PO-4 Percentage, as applicable, of the aggregate of the Stated Principal Balances (calculated as of the respective dates of substitution) of such Deleted Mortgage Loans, net of the aggregate of the Class PO-1 Percentage, the Class PO-2 Percentage, the Class PO-3 Percentage or the Class PO-4 Percentage, as applicable, of the principal portions of the Monthly Payments due during the related Prepayment Period (to the extent received from the related Mortgagor or advanced by the Master Servicer and distributed pursuant to Section 4.01 on the Distribution Date in the related Prepayment Period) in respect of each such Deleted Mortgage Loan that was replaced prior to the Distribution Date in the related Prepayment Period, over (B) the Class PO-1 Percentage, the Class PO-2 Percentage, the Class PO-3 Percentage or the Class PO-4 Percentage, as applicable, of the Stated Principal Balances (calculated as of the respective dates of substitution) of such Qualified Substitute Mortgage Loans;

                  (b) the Class PO-1 Percentage, the Class PO-2 Percentage, the Class PO-3 Percentage or the Class PO-4 Percentage, as applicable, of all Principal Prepayments received in respect of each related Class PO Mortgage Loan during the related Prepayment Period;

                  (c) with respect to any related Class PO Mortgage Loan which was the subject of a Final Recovery Determination in the related Prepayment Period, the Class PO-1 Percentage, the Class PO-2 Percentage, the Class PO-3 Percentage or the Class PO-4 Percentage, as applicable, of the Stated Principal Balance of such Mortgage Loan at the time of such Final Recovery Determination (net of the principal portion of any Realized Loss allocated to the related Class PO Certificates) to the extent of the principal portion of all Liquidation Proceeds with respect to such related Class PO Mortgage Loan;

                  (d) on any Distribution Date on which any Class of Subordinate Certificates remain outstanding, the excess, if any, of the related Class PO Percentage of the Stated Principal Balance of each related Class PO Mortgage Loan as to which a Final Liquidation has occurred, over the amount distributed in respect of such Class PO Mortgage Loan to the related Class PO Certificates pursuant to clause
         (c) above; and

                  (e) in the case of any Distribution Date subsequent to the initial Distribution Date, an amount equal to the excess, if any, of the related Class PO Principal Distribution Amount for the immediately preceding Distribution Date, over the aggregate distributions of principal made in respect of the related Class PO Certificates on such immediately preceding Distribution Date pursuant to Section 4.01 to the extent that any such amounts are not attributable to Realized Losses which were allocated to the Subordinate Certificates pursuant to
         Section 4.04.

                  "Class PO-1 Certificate": Any one of the Class PO-1 Certificates executed, authenticated and delivered by the Trustee, substantially in the form annexed hereto as Exhibit A-14 and evidencing a Regular Interest in REMIC III for purposes of the REMIC Provisions.

                  "Class PO-1 Percentage": With respect to each Class PO Mortgage Loan in Loan Group I, the quotient of (i) 5.50% per annum minus the related Expense Adjusted Mortgage Rate divided by (ii) 5.50% per annum. With respect to each other Mortgage Loan in Loan Group I, 0.000% per annum.

                  "Class PO-2 Certificate": Any one of the Class PO-2 Certificates executed, authenticated and delivered by the Trustee, substantially in the form annexed hereto as Exhibit A-15 and evidencing a Regular Interest in REMIC III for purposes of the REMIC Provisions.

                  "Class PO-2 Percentage": With respect to each Class PO Mortgage Loan in Loan Group II, the quotient of (i) 5.50% per annum minus the related Expense Adjusted Mortgage Rate divided by (ii) 5.50% per annum. With respect to each other Mortgage Loan in Loan Group II, 0.000% per annum.

                  "Class PO-3 Certificate": Any one of the Class PO-3 Certificates executed, authenticated and delivered by the Trustee, substantially in the form annexed hereto as Exhibit A-16 and evidencing a Regular Interest in REMIC III for purposes of the REMIC Provisions.

                  "Class PO-3 Percentage": With respect to each Class PO Mortgage Loan in Loan Group III, the quotient of (i) 5.00% per annum minus the related Expense Adjusted Mortgage Rate divided by (ii) 5.00% per annum. With respect to each other Mortgage Loan in Loan Group III, 0.000% per annum.

                  "Class PO-4 Certificate": Any one of the Class PO-3 Certificates executed, authenticated and delivered by the Trustee, substantially in the form annexed hereto as Exhibit A-17 and evidencing a Regular Interest in REMIC III for purposes of the REMIC Provisions.

                  "Class PO-4 Percentage": With respect to each Class PO Mortgage Loan in Loan Group IV, the quotient of (i) 6.75% per annum minus the related Expense Adjusted Mortgage Rate divided by (ii) 6.75% per annum. With respect to each other Mortgage Loan in Loan Group IV, 0.000% per annum.

                  "Class R Certificate": Any one of the Class R Certificates executed, authenticated and delivered by the Trustee, substantially in the form annexed hereto as Exhibit A-24 and evidencing the ownership of the Class R-I Interest, the Class R-II Interest and the Class R-III Interest for purposes of the REMIC Provisions.

                  "Class R-I Interest": The Residual Interest in REMIC I for the purposes of the REMIC Provisions.

                  "Class R-II Interest": The Residual Interest in REMIC II for the purposes of the REMIC Provisions.

                  "Class R-III Interest": The Residual Interest in REMIC III for the purposes of the REMIC Provisions.

                  "Class XS Certificate": Any Class XS-1 Certificate, Class XS-2 Certificate, Class XS- 3 Certificate or Class XS-4 Certificate.

                  "Class XS-1 Certificate": Any one of the Class XS-1 Certificates executed, authenticated and delivered by the Trustee, substantially in the form annexed hereto as Exhibit A-10 and evidencing a Regular Interest in REMIC III for purposes of the REMIC Provisions. The Class XS-1 Certificates shall not have a Certificate Principal Balance and shall not be entitled to any distributions of principal.

                  "Class XS-2 Certificate": Any one of the Class XS-2 Certificates executed, authenticated and delivered by the Trustee, substantially in the form annexed hereto as Exhibit A-11 and evidencing a Regular Interest in REMIC III for purposes of the REMIC Provisions. The Class XS-2 Certificates shall not have a Certificate Principal Balance and shall not be entitled to any distributions of principal.

                  "Class XS-3 Certificate": Any one of the Class XS-3 Certificates executed, authenticated and delivered by the Trustee, substantially in the form annexed hereto as Exhibit A-12 and evidencing a Regular Interest in REMIC III for purposes of the REMIC Provisions. The Class XS-3 Certificates shall not have a Certificate Principal Balance and shall not be entitled to any distributions of principal.

                  "Class XS-4 Certificate": Any one of the Class XS-4 Certificates executed, authenticated and delivered by the Trustee, substantially in the form annexed hereto as Exhibit A-13 and evidencing a Regular Interest in REMIC III for purposes of the REMIC Provisions. The Class XS-4 Certificates shall not have a Certificate Principal Balance and shall not be entitled to any distributions of principal.

                  "Class XS Mortgage Loan": Each Group I Mortgage Loan with an Expense Adjusted Mortgage Rate equal to or greater than 6.75% per annum as of the Cut-off Date, each Group II Mortgage Loan with an Expense Adjusted Mortgage Rate equal to or greater than 6.75% per annum as of the Cut-off Date, each Group III Mortgage Loan with an Expense Adjusted Mortgage Rate equal to or greater than 5.75% per annum as of the Cut-off Date and each Group IV Mortgage Loan with an Expense Adjusted Mortgage Rate equal to or greater than 6.75% per annum as of the Cut-off Date.

                  "Closing Date": June 29, 2004.

                  "Code": The Internal Revenue Code of 1986, as amended.

                  "Collection Account": The account or accounts created and maintained by the Master Servicer pursuant to Section 3.10(a), which shall be entitled, "National City Mortgage Co., as Master Servicer for U.S. Bank National Association, as Trustee, in trust for the registered holders of Citigroup Mortgage Loan Trust Inc., Mortgage Pass-Through Certificates, Series 2004-NCM1." The Collection Account must be an Eligible Account.

                  "Commission": The Securities and Exchange Commission.

                  "Compensating Interest": With respect to the Master Servicer or the Special Servicer, as applicable, an amount equal to the lesser of (i) the aggregate of the Prepayment Interest Shortfalls for the related Distribution Date resulting solely from Principal Prepayments during the related Prepayment Period and (ii) the amount of the aggregate Servicing Fee for the most recently ended calendar month.

                  "Corporate Trust Office": The principal corporate trust office of the Trustee at which at any particular time its corporate trust business in connection with this Agreement shall be administered, which office at the date of the execution of this instrument is located at 60 Livingston Avenue, EP-MN-WS3D, St. Paul, Minnesota 55107-2292, Attn: Structured Finance/CMLTI 2004-NCM1, or such other address as the Trustee may designate from time to time by notice to the Certificateholders, the Depositor, the Master Servicer and the Seller.

                  "Corresponding Subgroup": With respect to each REMIC I Regular Interest, REMIC II Regular Interest or Certificate, as follows:


      REMIC I Regular Interest, REMIC II Regular Interest or
                           Certificate                               Subgroup
                           -----------                               --------
REMIC I Regular Interest I-LT-1                                        IA-1
REMIC I Regular Interest I-LT-2                                        IA-2
REMIC I Regular Interest I-LT-3                                        IA-3
REMIC I Regular Interest I-LT-4                                        IIA-1
REMIC I Regular Interest I-LT-5                                        IIA-2
REMIC I Regular Interest I-LT-6                                        IIA-3
REMIC I Regular Interest I-LT-7                                       IIIA-1
REMIC I Regular Interest I-LT-8                                       IIIA-2
REMIC I Regular Interest I-LT-9                                         NA
REMIC I Regular Interest I-LT-XS1                                      IA-3
REMIC I Regular Interest I-LT-XS2                                      IIA-3
REMIC I Regular Interest I-LT-XS3                                     IIIA-2
REMIC I Regular Interest I-LT-XS4                                       NA
REMIC I Regular Interest I-LT-PO1                                      IA-1
REMIC I Regular Interest I-LT-PO2                                      IIA-1

REMIC I Regular Interest I-LT-PO3                                     IIIA-1
REMIC I Regular Interest I-LT-PO4                                       NA
REMIC I Regular Interest I-LT-R                                       IIIA-2
REMIC II Regular Interest II-LT-1A                                     IA-1
REMIC II Regular Interest II-LT-1B                                     IA-1
REMIC II Regular Interest II-LT-2A                                     IA-2
REMIC II Regular Interest II-LT-2B                                     IA-2
REMIC II Regular Interest II-LT-3A                                     IA-2
REMIC II Regular Interest II-LT-3B                                     IA-3
REMIC II Regular Interest II-LT-4A                                     IIA-1
REMIC II Regular Interest II-LT-4B                                     IIA-1
REMIC II Regular Interest II-LT-5A                                     IIA-2
REMIC II Regular Interest II-LT-5B                                     IIA-2
REMIC II Regular Interest II-LT-6A                                     IIA-3
REMIC II Regular Interest II-LT-6B                                     IIA-3
REMIC II Regular Interest II-LT-7A                                    IIIA-1
REMIC II Regular Interest II-LT-7B                                    IIIA-1
REMIC II Regular Interest II-LT-8A                                    IIIA-2
REMIC II Regular Interest II-LT-8B                                    IIIA-2
REMIC II Regular Interest II-LT-9A                                      NA
REMIC II Regular Interest II-LT-9B                                      NA
REMIC II Regular Interest II-LT-XS1                                    IA-3
REMIC II Regular Interest II-LT-XS2                                    IIA-3
REMIC II Regular Interest II-LT-XS3                                   IIIA-2
REMIC II Regular Interest II-LT-XS4                                     NA
REMIC II Regular Interest II-LT-PO1                                    IA-1
REMIC II Regular Interest II-LT-PO2                                    IIA-1
REMIC II Regular Interest II-LT-PO3                                   IIIA-1
REMIC II Regular Interest II-LT-PO4                                     NA
REMIC II Regular Interest II-LT-R                                     IIIA-2
Class IA-1                                                             IA-1
Class IA-2                                                             IA-2
Class IA-3                                                             IA-3
Class IIA-1                                                            IIA-1
Class IIA-2                                                            IIA-2
Class IIA-3                                                            IIA-3
Class IIIA-1                                                          IIIA-1
Class IIIA-2                                                          IIIA-2
Class IVA-1                                                             NA
Class XS-1                                                             IA-3
Class XS-2                                                             IIA-3
Class XS-3                                                            IIIA-2
Class XS-4                                                              NA
Class PO-1                                                             IA-1
Class PO-2                                                             IIA-1
Class PO-3                                                            IIIA-1
Class PO-4                                                              NA

                  "Cut-off Date": With respect to each Original Mortgage Loan, June 1, 2004. With respect to all Qualified Substitute Mortgage Loans, their respective dates of substitution. References herein to the "Cut-off Date," when used with respect to more than one Mortgage Loan, shall be to the respective Cut-off Dates for such Mortgage Loans.

                  "Debt Service Reduction": With respect to any Mortgage Loan, a reduction in the scheduled Monthly Payment for such Mortgage Loan by a court of competent jurisdiction in a proceeding under the Bankruptcy Code, except such a reduction resulting from a Deficient Valuation.

                  "Deficient Valuation": With respect to any Mortgage Loan, a valuation of the related Mortgaged Property by a court of competent jurisdiction in an amount less than the then outstanding principal balance of the Mortgage Loan, which valuation results from a proceeding initiated under the Bankruptcy Code.

                  "Definitive Certificates": As defined in Section 5.01(b).

                  "Deleted Mortgage Loan": A Mortgage Loan replaced or to be replaced by a Qualified Substitute Mortgage Loan.

                  "Depositor": Citigroup Mortgage Loan Trust Inc., a Delaware corporation, or its successor in interest.

                  "Depository": The Depository Trust Company, or any successor Depository hereafter named. The nominee of the initial Depository, for purposes of registering those Certificates that are to be Book-Entry Certificates, is CEDE & Co. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(3) of the Uniform Commercial Code of the State of New York and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended.

                  "Depository Institution": Any depository institution or trust company, including the Trustee, that (a) is incorporated under the laws of the United States of America or any State thereof, (b) is subject to supervision and examination by federal or state banking authorities and (c) has outstanding unsecured commercial paper or other short-term unsecured debt obligations that are rated "A-1" or better by Fitch or "P-1" or better by Moody's, if rated by Moody's (or comparable ratings if Fitch and Moody's are not the Rating Agencies).

                  "Depository Participant": A broker, dealer, bank or other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

                  "Determination Date": With respect to each Distribution Date, the 15th day of the calendar month in which such Distribution Date occurs or, if such 15th day is not a Business Day, the Business Day immediately preceding such 15th day.

                  "Directly Operate": With respect to any REO Property, the furnishing or rendering of services to the tenants thereof, the management or operation of such REO Property, the holding of such REO Property primarily for sale to customers, the performance of any construction work thereon or any use of such REO Property in a trade or business conducted by REMIC I, other than through an Independent Contractor; PROVIDED, HOWEVER, that the Trustee (or the Master Servicer on behalf of the Trustee) shall not be considered to Directly Operate an REO Property solely because the Trustee (or the Master Servicer on behalf of the Trustee) establishes rental terms, chooses tenants, enters into or renews leases, deals with taxes and insurance, or makes decisions as to repairs or capital expenditures with respect to such REO Property.

                  "Disqualified Organization": Any of the following: (i) the United States, any State or political subdivision thereof, any possession of the United States, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for Freddie Mac, a majority of its board of directors is not selected by such governmental unit), (ii) any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381(a)(2)(C) of the Code, (v) an "electing large partnership" within the meaning of Section 775 of the Code and (vi) any other Person so designated by the Trustee based upon an Opinion of Counsel that the holding of an Ownership Interest in a Residual Certificate by such Person may cause REMIC I or any Person having an Ownership Interest in any Class of Certificates (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Residual Certificate to such Person. The terms "United States," "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

                  "Distribution Account": The trust account or accounts created and maintained by the Trustee pursuant to Section 3.10(b) which shall be entitled "U.S. Bank National Association, as Trustee, in trust for the registered holders of Citigroup Mortgage Loan Trust Inc., Mortgage Pass- Through Certificates, Series 2004-NCM1." The Distribution Account must be an Eligible Account.

                  "Distribution Date": The 25th day of any month, or if such 25th day is not a Business Day, the Business Day immediately following such 25th day, commencing in July 2004.

                  "Diverted Interest Amount": With respect to any Distribution Date, one month's interest accrued during the related Interest Accrual Period on the related Overcollateralized Amount at the Pass-Through Rate for the Class A Certificates related to the Undercollateralizated Subgroup or Subgroups and any other unpaid interest shortfalls on the Class A Certificates related to the Undercollateralizated Subgroup or Subgroups, to the extent available (with overcollateralization and undercollateralization calculated, for purposes of this definition, as of the prior Distribution Date after taking into account all distributions and Realized Loss allocations that occurred on such prior Distribution Date).

                  "DOL": The United States Department of Labor or any successor in interest.

                  "DOL Regulations": The regulations promulgated by the DOL at 29 C.F.R. ss.2510.3- 101.

                  "Due Date": With respect to each Distribution Date, the first day of the calendar month in which such Distribution Date occurs, which is the day of the month on which the Monthly Payment is due on a Mortgage Loan, exclusive of any days of grace (or, in the case of any Mortgage Loan which has its Monthly Payment due on a day each calendar month other than the first day of each calendar month, the date that such Monthly Payment is due and which falls within the Due Period relating to such Distribution Date).

                  "Due Period": With respect to any Distribution Date, the period commencing on the second day of the calendar month preceding the calendar month in which such Distribution Date occurs and ending on first day of the calendar month in which such Distribution Date occurs.

                  "Eligible Account": Any of (i) an account or accounts maintained with a Depository Institution, (ii) an account or accounts the deposits in which are fully insured by the FDIC or (iii) a trust account or accounts maintained with the corporate trust department of a federal or state chartered depository institution or trust company acting in its fiduciary capacity. Eligible Accounts may bear interest.

                  "ERISA": The Employee Retirement Income Security Act of 1974, as amended.

                  "Estate in Real Property": A fee simple estate in a parcel of land.

                  "Excess Bankruptcy Loss": Any Bankruptcy Loss, or portion thereof, which exceeds the then applicable Bankruptcy Amount.

                  "Excess Diverted Interest Reserve Account": The account established and maintained pursuant to Section 4.08.

                  "Excess Diverted Interest Reserve Amount": With respect to the Class A Certificates and any Distribution Date, an amount equal to the excess, if any, of (i) one month's interest accrued during the related Interest Accrual Period on the Overcollateralized Amount at the Pass-Through Rate for the Class A Certificates relating to the Overcollateralizated Subgroup or Subgroups over
(ii) the Diverted Interest Amount (with overcollateralization and undercollateralization calculated, for purposes of this definition, as of the prior Distribution Date after taking into account all distributions and Realized Loss allocations that occurred on such prior Distribution Date).

                  "Excess Fraud Loss": Any Fraud Loss, or portion thereof, which exceeds the then applicable Fraud Loss Amount.

                  "Excess Loss": Any Excess Bankruptcy Loss, Excess Special Hazard Loss, Excess Fraud Loss or Extraordinary Loss.

                  "Excess Special Hazard Loss": Any Special Hazard Loss, or portion thereof, that exceeds the then applicable Special Hazard Amount.

                  "Expense Adjusted Mortgage Rate": With respect to any Mortgage Loan (or the related REO Property), as of any Distribution Date, a per annum rate of interest equal to the applicable Mortgage Rate thereon as of the first day of the month preceding the month in which the Distribution Date occurs minus the sum of (i) the Trustee Fee Rate, (ii) the Servicing Fee Rate and (iii) the rate at which the premium payable in connection with any lender-paid Primary Mortgage Insurance Policy is calculated, if applicable.

                  "Extraordinary Loss": Any Realized Loss or portion thereof caused by or resulting from:

                  (i) nuclear or chemical reaction or nuclear radiation or radioactive or chemical contamination, all whether controlled or uncontrolled and whether such loss be direct or indirect, proximate or remote or be in whole or in part caused by, contributed to or aggravated by a peril covered by the definition of the term "Special Hazard Loss";

                  (ii) hostile or warlike action in time of peace or war, including action in hindering, combating or defending against an actual, impending or expected attack by any government or sovereign power, DE JURE or DE FACTO, or by any authority maintaining or using military, naval or air forces, or by military, naval or air forces, or by an agent of any such government, power, authority or forces;

                  (iii) any weapon of war employing atomic fission or radioactive forces whether in time of peace or war, and

                  (iv) insurrection, rebellion, revolution, civil war, usurped power or action taken by governmental authority in hindering, combating or defending against such an occurrence, seizure or destruction under quarantine or customs regulations, confiscation by order of any government or public authority, or risks of contraband or illegal transactions or trade.

                  "Extraordinary Trust Fund Expenses": Any amounts reimbursable to the Master Servicer or the Depositor pursuant to Section 6.03, any amounts payable from the Distribution Account in respect of taxes pursuant to Section 10.01(g)(iii), any amounts reimbursable to the Trustee from the Trust Fund pursuant to Section 2.01, Section 7.01, Section 7.02 or Section 8.05 and any other costs, expenses, liabilities and losses borne by the Trust Fund (exclusive of any cost, expense, liability or loss that is specific to a particular Mortgage Loan or REO Property and is taken into account in calculating a Realized Loss in respect thereof) for which the Trust Fund has not and, in the reasonable good faith judgment of the Trustee, shall not, obtain reimbursement or indemnification from any other Person.

                  "Fannie Mae": Fannie Mae, formerly known as the Federal National Mortgage Association, or any successor thereto.

                  "FDIC": Federal Deposit Insurance Corporation or any successor thereto.

                  "Final Recovery Determination": With respect to any defaulted Mortgage Loan or any REO Property (other than a Mortgage Loan or REO Property purchased by the Seller, the Depositor or the Master Servicer pursuant to or as contemplated by Section 2.03 or Section 9.01), a determination made by the Master Servicer that all Liquidation Proceeds have been recovered. The Master Servicer shall maintain records of each Final Recovery Determination made thereby.

                  "Fitch": Fitch Ratings or its successor in interest.

                  "Fraud Loss": Any Realized Loss or portion thereof sustained by reason of a default arising from intentional fraud, dishonesty or misrepresentation in connection with the related Mortgage Loan, including by reason of the denial of coverage under any related Primary Mortgage Insurance Policy.

                  "Fraud Loss Amount": As of any date of determination after the Cut-off Date, an amount equal to: (x) prior to the first anniversary of the Cut-off Date an amount equal to 2.00% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date minus the aggregate amount of Fraud Losses on the Mortgage Loans allocated solely to the Subordinate Certificates in accordance with Section 4.04 since the Cut-off Date up to such date of determination and (y) from the first to the fifth anniversary of the Cut-off Date, an amount equal to (1) the lesser of (a) the Fraud Loss Amount as of the most recent anniversary of the Cut-off Date and (b) 1.00% of the aggregate outstanding principal balance of all of the Mortgage Loans as of the most recent anniversary of the Cut-off Date minus (2) the Fraud Losses on the Mortgage Loans allocated solely to the Subordinate Certificates in accordance with Section 4.04 since the Cut-off Date up to such date of determination. In addition, after the Certificate Principal Balances of the Subordinate Certificates are reduced to zero, the Fraud Loss Amount will be zero.

                  "Freddie Mac": Freddie Mac, formally known as the Federal Home Loan Mortgage Corporation, or any successor thereto.

                  "Group I Mortgage Loan": A Mortgage Loan identified as a Group I Mortgage Loan on the Mortgage Loan Schedule.

                  "Group I Mortgage Loan Component": With respect to each Group I Mortgage Loan (except for Group I Mortgage Loans with an Expense Adjusted Mortgage Rate (i) less than or equal to 5.50% per annum or (ii) greater than or equal to 6.75% per annum), any of the two related components based on the Applicable Fraction.

                  "Group I Senior Certificates": The Certificates in Certificate Group I.

                  "Group II Mortgage Loan": A Mortgage Loan identified as a Group II Mortgage Loan on the Mortgage Loan Schedule.

                  "Group II Mortgage Loan Component": With respect to each Group II Mortgage Loan (except for Group II Mortgage Loans with an Expense Adjusted Mortgage Rate (i) less than or equal to 5.50% per annum or (ii) greater than or equal to 6.75% per annum), any of the two related components based on the Applicable Fraction.

                  "Group II Senior Certificates": The Certificates in Certificate Group II.

                  "Group III Mortgage Loan": A Mortgage Loan identified as a Group III Mortgage Loan on the Mortgage Loan Schedule.

                  "Group III Mortgage Loan Component": With respect to each Group III Mortgage Loan (except for Group III Mortgage Loans with an Expense Adjusted Mortgage Rate (i) less than or equal to 5.00% per annum or (ii) greater than or equal to 5.75% per annum), any of the two related components based on the Applicable Fraction.

                  "Group III Senior Certificates": The Certificates in Certificate Group III.

                  "Group IV Available Distribution Amount": With respect to any Distribution Date, an amount equal to (1) the sum of (a) the aggregate of the amounts on deposit in the Collection Account and Distribution Account with respect to the Group IV Mortgage Loans as of the close of business on the related Determination Date including any Subsequent Recoveries with respect to the Group IV Mortgage Loans, (b) the aggregate of any amounts received in respect of an REO Property relating to a Group IV Mortgage Loan withdrawn from any REO Account and deposited in the Distribution Account for such Distribution Date pursuant to Section 3.23, (c) the aggregate of any amounts deposited in the Distribution Account by the Master Servicer in respect of Prepayment Interest Shortfalls on the Group IV Mortgage Loans for such Distribution Date pursuant to
Section 3.24 and (d) the aggregate of any P&I Advances made by the Master Servicer or Special Servicer for such Distribution Date with respect to the Group IV Mortgage Loans pursuant to Section 4.03, reduced (to not less than zero) by (2) the portion of the amount described in clause (1)(a) above that represents (i) Monthly Payments on the Group IV Mortgage Loans received from a Mortgagor on or prior to the Determination Date but due during any Due Period subsequent to the related Due Period, (ii) Principal Prepayments on the Group IV Mortgage Loans received after the related Prepayment Period (together with any interest payments received with such Principal Prepayments to the extent they represent the payment of interest accrued on the Group IV Mortgage Loans during a period subsequent to the related Prepayment Period), (iii) Liquidation Proceeds, Insurance Proceeds and Subsequent Recoveries received in respect of the Group IV Mortgage Loans after the related Prepayment Period, (iv) amounts reimbursable or payable with respect to the Group IV Mortgage Loans to the Depositor, the Master Servicer, the Trustee, the Seller or any Sub-Servicer pursuant to Section 3.11(a) or Section 3.12 or otherwise payable in respect of Extraordinary Trust Fund Expenses, (v) the Trustee Fee attributable to the Group IV Mortgage Loans payable from the Distribution Account pursuant to Section 8.05 and (vi) amounts deposited in the Collection Account or the Distribution Account in error with respect to the Group IV Mortgage Loans. Notwithstanding the foregoing, the Group IV Available Distribution Amount for any Distribution Date shall be increased (in the case of an Undercollateralizated Subgroup with respect to Loan Group IV) or decreased (in the case of an Overcollateralizated Subgroup with respect to Loan Group IV) by any applicable Diverted Interest Amount or Class A Principal Adjustment Amount, in each case for such Distribution Date. The Group IV Available Distribution Amount shall not include any Prepayment Interest Excess related to the Group IV Mortgage Loans.

                  "Group IV Excess Diverted Interest Reserve Deposit": An amount withdrawn from the Excess Diverted Interest Reserve Account equal to the lesser of (i) the amount on deposit in the Excess Diverted Interest Reserve Account and
(ii) the sum of (a) any interest shortfalls on the Class

A Certificates in Certificate Group IV and (b) the aggregate amount of Realized Losses on the Group IV Mortgage Loans on such Distribution Date.

                  "Group IV Mortgage Loan": A Mortgage Loan identified as a Group IV Mortgage Loan on the Mortgage Loan Schedule.

                  "Group IV Overcollateralized Amount": With respect to any Distribution Date on which an Overcollateralized Amount exists, the excess, if any, of (i) the sum of (a) the aggregate of the Non-Class PO Percentages of the Scheduled Principal Balances of the Group IV Mortgage Loans plus (b) the aggregate of the Non-Class PO Percentages of the Scheduled Principal Balances of the REO Properties in Loan Group IV over (ii) the aggregate Certificate Principal Balance of the Class A Certificates in Certificate Group IV immediately after payment of the related Senior Principal Distribution Amount, in each case, after scheduled and unscheduled payments in respect of principal were received or advanced.

                  "Group IV Senior Certificates": The Certificates in Certificate Group IV.

                  "Group IV Senior Percentage": With respect to any Distribution Date and the Class A Certificates in Certificate Group IV, the lesser of (a) 100% and (b) a fraction, expressed as a percentage, the numerator of which is the excess, if any, of the aggregate Certificate Principal Balance of the Class A Certificates in Certificate Group IV for such Distribution Date over the aggregate amount, if any, payable to the Holders of the Class A Certificates in Certificate Group IV on such date pursuant to clause (d) of the definition of "Senior Principal Distribution Amount," and the denominator of which is the sum of (i) the aggregate of the Non-Class PO Percentages of the Scheduled Principal Balances of the Group IV Mortgage Loans, plus (ii) the aggregate of the Non-Class PO Percentages of the Scheduled Principal Balances of the REO Properties in Loan Group IV, in each case before reduction for any Realized Losses on such Distribution Date.

                  "Group IV Senior Prepayment Percentage": With respect to any Distribution Date within the range indicated below and the Class A Certificates in Certificate Group IV, the percentage as indicated below:


              Distribution Date                                      Senior Prepayment Percentage
              -----------------                                      ----------------------------
July 2004 through June 2009                      100%

July 2009 through June 2010                      Group IV Senior Percentage plus 70% of the Group IV Subordinate
                                                 Percentage

July 2010 through June 2011                      Group IV Senior Percentage plus 60% of the Group IV Subordinate
                                                 Percentage

July 2011 through June 2012                      Group IV Senior Percentage plus 40% of the Group IV Subordinate
                                                 Percentage

July 2012 through June 2013                      Group IV Senior Percentage plus 20% of the Group IV Subordinate
                                                 Percentage

July 2013 and thereafter                         Group IV Senior Percentage

PROVIDED, HOWEVER, no reduction to the Group IV Senior Prepayment Percentage described above shall be made as of any Distribution Date unless (i) the outstanding principal balance of the

Mortgage Loans delinquent 60 days or more (including REO Properties and Mortgage Loans in foreclosure) averaged over the last six months does not exceed 50% of the sum of the then current Certificate Principal Balances of the Subordinate Certificates and (ii) Realized Losses on the Mortgage Loans to date are less than the then applicable Trigger Amount.

                  On any Distribution Date on which the conditions in either of clauses (i) or (ii) above are not met, the Group IV Senior Prepayment Percentage will be the greater of (x) the Group IV Senior Prepayment Percentage for such Distribution Date or (y) the Group IV Senior Prepayment Percentage for the immediately preceding Distribution Date.

                  On any Distribution Date on which the Aggregate Senior Percentage exceeds the initial Aggregate Senior Percentage, the Group IV Senior Prepayment Percentage shall be 100%.

                  "Group IV Subordinate Percentage": With respect to the Subordinate Certificates and any Distribution Date, a percentage equal to 100% minus the Group IV Senior Percentage for such Distribution Date.

                  "Group IV Subordinate Prepayment Percentage": With respect to the Subordinate Certificates and any Distribution Date, 100% minus the Group IV Senior Prepayment Percentage for such Distribution Date.

                  "Independent": When used with respect to any specified Person, any such Person who (a) is in fact independent of the Depositor, the Master Servicer and their respective Affiliates, (b) does not have any direct financial interest in or any material indirect financial interest in the Depositor, the Master Servicer or any Affiliate thereof, and (c) is not connected with the Depositor, the Master Servicer or any Affiliate thereof as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions; PROVIDED, HOWEVER, that a Person shall not fail to be Independent of the Depositor, the Master Servicer or any Affiliate thereof merely because such Person is the beneficial owner of 1% or less of any class of securities issued by the Depositor or the Master Servicer or any Affiliate thereof, as the case may be.

                  "Independent Contractor": Either (i) any Person (other than the Master Servicer) that would be an "independent contractor" with respect to REMIC I within the meaning of Section 856(d)(3) of the Code if REMIC I were a real estate investment trust (except that the ownership tests set forth in that section shall be considered to be met by any Person that owns, directly or indirectly, 35% or more of any Class of Certificates), so long as REMIC I does not receive or derive any income from such Person and provided that the relationship between such Person and the Trust Fund is at arm's length, all within the meaning of Treasury Regulation Section 1.856-4(b)(5), or (ii) any other Person (including the Master Servicer) if the Trustee has received an Opinion of Counsel to the effect that the taking of any action in respect of any REO Property by such Person, subject to any conditions therein specified, that is otherwise herein contemplated to be taken by an Independent Contractor will not cause such REO Property to cease to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code (determined without regard to the exception applicable for purposes of Section 860D(a) of the Code), or cause any income realized in respect of such REO Property to fail to qualify as Rents from Real Property.

                  "Insurance Proceeds": Proceeds of any Primary Mortgage Insurance Policy title policy, hazard policy or other insurance policy covering a Mortgage Loan, to the extent such proceeds are not to be applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with the procedures that the Master Servicer would follow in servicing mortgage loans held for its own account, subject to the terms and conditions of the related Mortgage Note and Mortgage.

                  "Interest Accrual Period": With respect to any Distribution Date and any Class of Regular Certificates (other than the Class PO Certificates), the one-month period ending on the last day of the calendar month preceding the month in which such Distribution Date occurs.

                  "Interest Distribution Amount": With respect to any Class of Regular Certificates (other than the Class PO Certificates) for any Distribution Date, an amount equal to one month's interest accrued during the most recently ended Interest Accrual Period at the applicable Pass- Through Rate on the Certificate Principal Balance or Notional Amount thereof immediately prior to such Distribution Date. The Class PO Certificates are not entitled to distributions in respect of interest and, accordingly, will not accrue interest. The Interest Distribution Amount for any Class of Regular Certificates (a) will also include, in the case of any Distribution Date subsequent to the initial Distribution Date, the excess, if any, of the Interest Distribution Amount in respect of such Certificates for the immediately preceding Distribution Date, over the aggregate distributions of interest made in respect of such Certificates pursuant to Section 4.01(a) on such immediately preceding Distribution Date, and (b) will be reduced, in the case of any Distribution Date, by the amount of any Prepayment Interest Shortfalls (to the extent not covered by payments by the Master Servicer or the Special Servicer pursuant to
Section 3.24) and Relief Act Interest Shortfalls that were allocated to such Certificates on such Distribution Date pursuant to Section 1.02. The Interest Distribution Amount for any Class of Certificates will be based on a 360 day year consisting of twelve 30 day Interest Accrual Periods.

                  "Late Collections": With respect to any Mortgage Loan, all amounts received subsequent to the Determination Date immediately following any Due Period, whether as late payments of Monthly Payments or as Insurance Proceeds, Liquidation Proceeds or otherwise, which represent late payments or collections of principal and/or interest due (without regard to any acceleration of payments under the related Mortgage and Mortgage Note) but delinquent for such Due Period and not previously recovered.

                  "Liquidation Event": With respect to any Mortgage Loan, any of the following events: (i) such Mortgage Loan is paid in full; (ii) a Final Recovery Determination is made as to such Mortgage Loan; or (iii) such Mortgage Loan is removed from REMIC I by reason of its being purchased, sold or replaced pursuant to or as contemplated by Section 2.03 or Section 9.01. With respect to any REO Property, either of the following events: (i) a Final Recovery Determination is made as to such REO Property; or (ii) such REO Property is removed from REMIC I by reason of its being purchased pursuant to Section 9.01.

                  "Liquidation Proceeds": The amount (including any Insurance Proceeds or amounts received in respect of the rental of any REO Property prior to REO Disposition) received by the Master Servicer in connection with (i) the taking of all or a part of a Mortgaged Property by exercise of the power of eminent domain or condemnation, (ii) the liquidation of a defaulted Mortgage Loan through a trustee's sale, foreclosure sale or otherwise, or (iii) the repurchase, substitution or sale of a Mortgage Loan or an REO Property pursuant to or as contemplated by Section 2.03, Section 3.23 or Section 9.01.

                  "Loan Group": Any of Loan Group I, Loan Group II, Loan Group III or Loan Group IV.

                  "Loan Group I": The Loan Group consisting of the Group I Mortgage Loans. With respect to the Group I Senior Certificates, Loan Group I is sometimes referred to herein as the related Loan Group and the Mortgage Loans in such Loan Group are sometimes referred to herein as the related Mortgage Loans.

                  "Loan Group II": The Loan Group consisting of the Group II Mortgage Loans. With respect to the Group II Senior Certificates, Loan Group II is sometimes referred to herein as the related Loan Group and the Mortgage Loans in such Loan Group are sometimes referred to herein as the related Mortgage Loans.

                  "Loan Group III": The Loan Group consisting of the Group III Mortgage Loans. With respect to the Group III Senior Certificates, Loan Group III is sometimes referred to herein as the related Loan Group and the Mortgage Loans in such Loan Group are sometimes referred to herein as the related Mortgage Loans.

                  "Loan Group IV": The Loan Group consisting of the Group IV Mortgage Loans. With respect to the Group IV Senior Certificates, Loan Group IV is sometimes referred to herein as the related Loan Group and the Mortgage Loans in such Loan Group are sometimes referred to herein as the related Mortgage Loans.

                  "Loan-to-Value Ratio": As of any date of determination, the fraction, expressed as a percentage, the numerator of which is the principal balance of the related Mortgage Loan at such date and the denominator of which is the Value of the related Mortgaged Property.

                  "Loss Mitigation Procedures": The customary policies and procedures employed by the Master Servicer or the Special Servicer, as applicable, relating to the realization on delinquent Mortgage Loans.

                  "Master Servicer": National City Mortgage Co. or any successor master servicer appointed as herein provided, in its capacity as Master Servicer hereunder.

                  "Master Servicer Event of Default": One or more of the events described in Section 7.01.

                  "Master Servicer Remittance Date": With respect to any Distribution Date, 12:00 p.m. New York time on the 24th calendar day of the month in which such Distribution Date occurs (or the immediately preceding Business Day, if such 24th day is not a Business Day).

                  "MERS": Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

                  "MERS(R) System": The system of recording transfers of Mortgages electronically maintained by MERS.

                  "MIN": The Mortgage Identification Number for Mortgage Loans registered with MERS on the MERS(R) System.

                  "MOM Loan": Any Mortgage Loans registered with MERS on the MERS(R) System where MERS is designated as the mortgagee of such Mortgage Loan, solely as nominee for the originator of such Mortgage Loan and its successors and assigns, at the origination thereof.

                  "Monthly Payment": With respect to any Mortgage Loan, the scheduled monthly payment of principal and interest on such Mortgage Loan which is payable by the related Mortgagor from time to time under the related Mortgage Note, determined: (a) after giving effect to (i) any Deficient Valuation and/or Debt Service Reduction with respect to such Mortgage Loan and (ii) any reduction in the amount of interest collectible from the related Mortgagor pursuant to the Relief Act or any state law providing for similar relief; (b) without giving effect to any extension granted or agreed to by the Master Servicer pursuant to
Section 3.07; and (c) on the assumption that all other amounts, if any, due under such Mortgage Loan are paid when due.

                  "Moody's": Moody's Investors Service, Inc. or its successor in interest.

                  "Mortgage": The mortgage, deed of trust or other instrument creating a first lien on, or first priority security interest in, a Mortgaged Property securing a Mortgage Note.

                  "Mortgage File": The mortgage documents listed in Section 2.01 pertaining to a particular Mortgage Loan and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

                  "Mortgage Loan": Each mortgage loan transferred and assigned to the Trustee pursuant to Section 2.01 or Section 2.03(d) of this Agreement, as from time to time held as a part of the Trust Fund, the Mortgage Loans so held being identified in the Mortgage Loan Schedule.

                  "Mortgage Loan Component": Any of the Group I Mortgage Loan Components, Group II Mortgage Loan Components or Group III Mortgage Loan Components.

                  "Mortgage Loan Purchase Agreement": The agreement between the Depositor and the Seller regarding the transfer of the Mortgage Loans by the Seller to or at the direction of the Depositor, substantially in the form of Exhibit D annexed hereto.

                  "Mortgage Loan Schedule": As of any date, the list of Mortgage Loans included in the Trust Fund on such date, attached hereto as Schedule 1. The Mortgage Loan Schedule shall set forth the following information with respect to each Mortgage Loan:

                  (i) the Master Servicer's Mortgage Loan identifying number;

                  (ii)     [reserved];

                  (iii)    the state and zip code;

                  (iv) a code indicating whether the Mortgaged Property is owner-occupied;

                  (v) the type of Residential Dwelling constituting the Mortgaged Property;

                  (vi)     the original months to maturity;

                  (vii)    the original date of the mortgage;

                  (viii)   the Loan-to-Value Ratio at origination;

                  (ix)     the Mortgage Rate;

                  (x) the date on which the first Monthly Payment was due on the Mortgage Loan;

                  (xi)     the stated maturity date;

                  (xii)    the amount of the Monthly Payment as of the Cut-off
                           Date;

                  (xiii) the last Due Date on which a Monthly Payment was actually applied to the unpaid Stated Principal Balance;

                  (xiv)    the original principal amount of the Mortgage Loan;

                  (xv) the Scheduled Principal Balance of the Mortgage Loan as of the close of business on the Cut-off Date;

                  (xvi) a code indicating the purpose of the Mortgage Loan (i.e., purchase financing, Rate/Term Refinancing, Cash-Out Refinancing);

                  (xvii)   the Value of the Mortgaged Property;

                  (xviii) the actual unpaid principal balance of the Mortgage Loan as of the Cut-off Date;

                  (xx)     the Class PO Percentage;

                  (xxi)    the Loan Group;

                  (xxii) a code indicating the documentation program and a code indicating the occupancy status; and

                  (xxiii) a code indicating if the Mortgage Loan is subject to a Primary Mortgage Insurance Policy and the rate at which the premium payable in connection with any lender- paid Primary Mortgage Insurance Policy is calculated, if applicable.

                  The Mortgage Loan Schedule shall set forth the following information with respect to the Mortgage Loans in the aggregate as of the Cut-off Date: (1) the number of Mortgage Loans; (2) the current principal balance of the Mortgage Loans; (3) the weighted average Mortgage Rate of the Mortgage Loans; (4) the weighted average maturity of the Mortgage Loans; (5) the Scheduled Principal Balance of the Mortgage Loans as of the close of business on the Cut-off Date (not taking into account any Principal Prepayments received on the Cut-off Date); and (6) the amount of the Monthly Payment as of the Cut-off Date. The Mortgage Loan Schedule shall be amended from time to time by the Depositor in accordance with the provisions of this Agreement. With respect to any Qualified Substitute Mortgage Loan, Cut-off Date shall refer to the related Cut-off Date for such Mortgage Loan, determined in accordance with the definition of Cut-off Date herein.

                  "Mortgage Note": The original executed note or other evidence of the indebtedness of a Mortgagor under a Mortgage Loan; PROVIDED, HOWEVER, that with respect to a Mortgage Loan on a Mortgaged Property located in the State of Texas, the Mortgage Note may read "Renewal and Extension."

                  "Mortgage Pool": The pool of Mortgage Loans consisting of Loan Group I, Loan Group II, Loan Group III and Loan Group IV, identified on Schedule 1 from time to time, and any REO Properties acquired in respect thereof.

                  "Mortgage Rate": The annual rate at which interest accrues on such Mortgage Loan from time to time in accordance with the provisions of the related Mortgage Note, without regard to any reduction thereof as a result of a Debt Service Reduction or operation of the Relief Act or any state law providing for similar relief. With respect to each Mortgage Loan that becomes an REO Property, as of any date of determination, the annual rate determined in accordance with the immediately preceding sentence as of the date such Mortgage Loan became an REO Property.

                  "Mortgaged Property": The underlying property securing a Mortgage Loan, including any REO Property, consisting of an Estate in Real Property improved by a Residential Dwelling.

                  "Mortgagor": The obligor on a Mortgage Note.

                  "Net Mortgage Rate": With respect to any Mortgage Loan (or the related REO Property) as of any date of determination, a per annum rate of interest equal to the then applicable Mortgage Rate for such Mortgage Loan minus the Servicing Fee Rate.

                  "New Lease": Any lease of REO Property entered into on behalf of REMIC I, including any lease renewed or extended on behalf of REMIC I, if REMIC I has the right to renegotiate the terms of such lease.

                  "Non-Class PO Percentage": With respect to each Class PO Mortgage Loan, 100% less the applicable Class PO Percentage.

                  "Nonrecoverable P&I Advance": Any P&I Advance previously made or proposed to be made in respect of a Mortgage Loan or REO Property that, in the good faith business judgment of the Master Servicer, will not or, in the case of a proposed P&I Advance, would not be ultimately recoverable from related late payments, Insurance Proceeds or Liquidation Proceeds on such Mortgage Loan or REO Property as provided herein.

                  "Non-United States Person": Any Person other than a United States Person.

                  "Notional Amount": The Notional Amount of the Class XS-1 Certificates as of any date of determination is equal to the product of (i) the aggregate Stated Principal Balance of the Group I Mortgage Loans that have Expense Adjusted Net Mortgage Rates equal to or greater than 6.75% per annum and
(ii) a fraction, the numerator of which is (x) the excess of (A) the weighted average of the Expense Adjusted Net Mortgage Rates of the Group I Mortgage Loans that have Expense Adjusted Net Mortgage Rates equal to or greater than 6.75% per annum over (B) 6.75% per annum, and the denominator of which is (y) 6.75% per annum. The Notional Amount of the Class XS-2 Certificates as of any date of determination is equal to the product of (i) the aggregate Stated Principal Balance of the Group II Mortgage Loans that have Expense Adjusted Net Mortgage Rates equal to or greater than 6.75% per annum and (ii) a fraction, the numerator of which is (x) the excess of (A) the weighted average of the Expense Adjusted Net Mortgage Rates of the Group II Mortgage Loans that have Expense Adjusted Net Mortgage Rates equal to or greater than 6.75% per annum over (B) 6.75% per annum, and the denominator of which is (y) 6.75% per annum. The Notional Amount of the Class XS-3 Certificates as of any date of determination is equal to the product of (i) the aggregate Stated Principal Balance of the Group III Mortgage Loans that have Expense Adjusted Net Mortgage Rates equal to or greater than 5.75% per annum and (ii) a fraction, the numerator of which is
(x) the excess of (A) the weighted average of the Expense Adjusted Net Mortgage Rates of the Group III Mortgage Loans that have Expense Adjusted Net Mortgage Rates equal to or greater than 5.75% per annum over (B) 5.75% per annum, and the denominator of which is (y) 5.75% per annum. The Notional Amount of the Class XS-4 Certificates as of any date of determination is equal to the product of (i) the aggregate Stated Principal Balance of the Group IV Mortgage Loans that have Expense Adjusted Net Mortgage Rates equal to or greater than 6.75% per annum and
(ii) a fraction, the numerator of which is (x) the excess of (A) the weighted average of the Expense Adjusted Net Mortgage Rates of the Group IV Mortgage Loans that have Expense Adjusted Net Mortgage Rates equal to or greater than 6.75% per annum over (B) 6.75% per annum, and the denominator of which is (y) 6.75% per annum. For federal income tax purposes, the Class XS-1 Certificates, Class XS-2 Certificates, Class XS-3 Certificates and Class XS-4 Certificates will not have Notional Amounts, but will be entitled to 100% of amounts distributed on REMIC II Regular Interest II-LTXS1, REMIC II Regular Interest II-LTXS2, REMIC II Regular Interest II-LTXS3 and REMIC II Regular Interest II-LTXS4, respectively.

                  "Officers' Certificate": A certificate signed by the Chairman of the Board, the Vice Chairman of the Board, the President or a vice president (however denominated), and by the Treasurer, the Secretary, or one of the assistant treasurers or assistant secretaries of the Seller or the Depositor, as applicable; with respect to the Master Servicer, any officer who is authorized to act for the Master Servicer in matters relating to this Agreement, and whose action is binding upon the Master Servicer, initially including those individuals whose names appear on the list of authorized officers delivered at the closing.

                  "Opinion of Counsel": A written opinion of counsel, who may, without limitation, be salaried counsel for the Depositor or the Master Servicer, acceptable to the Trustee, except that any opinion of counsel relating to (a) the qualification of any Trust REMIC as a REMIC or (b) compliance with the REMIC Provisions must be an opinion of Independent counsel.

                  "Original Group I Mortgage Loan": Any Mortgage Loan included in Loan Group I as of the Closing Date.

                  "Original Group II Mortgage Loan": Any Mortgage Loan included in Loan Group II as of the Closing Date.

                  "Original Group III Mortgage Loan": Any Mortgage Loan included in Loan Group III as of the Closing Date.

                  "Original Group IV Mortgage Loan": Any Mortgage Loan included in Loan Group IV as of the Closing Date.

                  "Overcollateralized Amount": As to any Distribution Date, an amount equal to the sum of the Undercollateralized Amounts for the unrelated Classes of Class A Certificates.

                  "Overcollateralizated Subgroup": As to any Distribution Date on which there is one or more Undercollateralizated Subgroups, any Subgroup for which there is no Undercollateralized Amount.

                  "Ownership Interest": As to any Certificate, any ownership or security interest in such Certificate, including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

                  "Pass-Through Rate":

                  With respect to the Class IA-1 Certificates and any Distribution Date, 5.50% per annum.

                  With respect to the Class IA-2 Certificates and any Distribution Date, 6.50% per annum.

                  With respect to the Class IA-3 Certificates and any Distribution Date, 6.75% per annum.

                  With respect to the Class IIA-1 Certificates and any Distribution Date, 5.50% per annum.

                  With respect to the Class IIA-2 Certificates and any Distribution Date, 6.00% per annum.

                  With respect to the Class IIA-3 Certificates and any Distribution Date, 6.75% per annum.

                  With respect to the Class IIIA-1 Certificates and any Distribution Date, 5.00% per annum.

                  With respect to the Class IIIA-2 Certificates and any Distribution Date, 5.75% per annum.

                  With respect to the Class IVA-1 Certificates and any Distribution Date, 6.75% per annum.

                  With respect to the Class XS-1 Certificates and any Distribution Date, 6.75% per annum. For federal income tax purposes, the Class XS-1 Certificates will not have a Pass- Through Rate, but will be entitled to 100% of amounts distributed on REMIC II Regular Interest II-LTXS1.

                  With respect to the Class XS-2 Certificates and any Distribution Date, 6.75% per annum. For federal income tax purposes, the Class XS-2 Certificates will not have a Pass- Through Rate, but will be entitled to 100% of amounts distributed on REMIC II Regular Interest II-LTXS2.

                  With respect to the Class XS-3 Certificates and any Distribution Date, 5.75% per annum. For federal income tax purposes, the Class XS-3 Certificates will not have a Pass- Through Rate, but will be entitled to 100% of amounts distributed on REMIC II Regular Interest II-LTXS3.

                  With respect to the Class XS-4 Certificates and any Distribution Date, 6.75% per annum. For federal income tax purposes, the Class XS-4 Certificates will not have a Pass- Through Rate, but will be entitled to 100% of amounts distributed on REMIC II Regular Interest II-LTXS4.

                  With respect to any Class of the Subordinate Certificates and any Distribution Date, a rate per annum equal to the weighted average, weighted in proportion to the results of subtracting from the aggregate Stated Principal Balance of each Subgroup the aggregate Certificate Principal Balance of the related Class A Certificates, Class PO Certificates and related Class R Certificates, of 5.50% per annum (with respect to Subgroup IA-1), 6.50% per annum (with respect to Subgroup IA-2), 6.75% (with respect to Subgroup IA-3), 5.50% per annum (with respect to Subgroup IIA-1), 6.00% per annum (with respect to Subgroup IIA-2), 6.75% (with respect to Subgroup IIA-3), 5.00% (with respect to Subgroup IIIA-1), 5.75% per annum (with respect to Subgroup IIIA-2) and 6.75% per annum (with respect to Loan Group IV). For federal income tax purposes, the equivalent of the foregoing shall be expressed as the weighted average of the REMIC II Remittance Rates on each REMIC II Regular Interest ending with the designation "A", weighted on the basis of the Uncertificated Balance of each such REMIC II Regular Interest.

                  The Class PO Certificates shall have a Pass-Through Rate of 0.00% per annum and shall not be entitled to any distributions of interest.

                  "Percentage Interest": With respect to any Certificate of any Class, the portion of the respective Class evidenced by such Certificate, expressed as a percentage, the numerator of which is the initial Certificate Principal Balance or Notional Amount represented by such Certificate, and the denominator of which is the initial aggregate Certificate Principal Balance or Notional Amount of all of the Certificates of such Class. The Book-Entry Certificates are issuable only in Percentage Interests corresponding to initial Certificate Principal Balances of $100,000 and integral multiples of $1.00 in excess thereof. The Private Certificates are issuable only in Percentage Interests corresponding to the initial Certificate Principal Balances or Notional Amounts of $100,000 and integral multiples of $1,000 in excess thereof; PROVIDED, HOWEVER, that a single Certificate of each such Class of Certificates may be issued having a Percentage Interest corresponding to the remainder of the aggregate initial Certificate Principal Balance or Notional Amount of such Class or to an otherwise authorized denomination for such Class plus such remainder. The Residual Certificates are issuable only in Percentage Interests of 20% and multiples thereof.

                  "Permitted Investments": Any one or more of the following obligations or securities acquired at a purchase price of not greater than par, regardless of whether issued by the Depositor, the Master Servicer, the Trustee or any of their respective Affiliates:

                  (i) direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States;

                  (ii) demand and time deposits in, certificates of deposit of, or bankers' acceptances (which shall each have an original maturity of not more than 90 days and, in the case of bankers' acceptances, shall in no event have an original maturity of more than 365 days or a remaining maturity of more than 30 days) denominated in United States dollars and issued by, any Depository Institution;

                  (iii) repurchase obligations with respect to any security described in clause (i) above entered into with a Depository Institution (acting as principal);

                  (iv) securities bearing interest or sold at a discount that are issued by any corporation incorporated under the laws of the United States of America or any state thereof and that are rated by each Rating Agency in its highest long-term unsecured rating category at the time of such investment or contractual commitment providing for such investment;

                  (v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than 30 days after the date of acquisition thereof) that is rated by each Rating Agency in its highest short-term unsecured debt rating available at the time of such investment;

                  (vi) units of money market funds, including money market funds managed or advised by the Trustee or an Affiliate thereof, that have been rated "Aaa" by Moody's and "AAA" by Fitch (or "AAA" by S&P, if not rated by Fitch); and

                  (vii) if previously confirmed in writing to the Trustee, any other demand, money market or time deposit, or any other obligation, security or investment, as may be acceptable to each Rating Agency as a permitted investment of funds backing securities having ratings equivalent to its highest initial rating of the Senior Certificates;

PROVIDED, HOWEVER, that no instrument described hereunder shall evidence either the right to receive (a) only interest with respect to the obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provide a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations.

                  "Permitted Transferee": Any Transferee of a Residual Certificate other than a Disqualified Organization or Non-United States Person.

                  "Person": Any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

                  "P&I Advance": As to any Mortgage Loan or REO Property, any advance made by the Master Servicer or Special Servicer in respect of any Distribution Date pursuant to Section 4.03.

                  "Plan": Any employee benefit plan or certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and bank collective investment funds and insurance company general or separate accounts in which such plans, accounts or arrangements are invested, that are subject to ERISA or Section 4975 of the Code.

                  "Prepayment Assumption": A prepayment rate for the Mortgage Loans of 16% constant rate of prepayment. The Prepayment Assumption is used solely for determining the accrual of original issue discount on the Certificates for federal income tax purposes.

                  "Prepayment Interest Excess": With respect to any Distribution Date, for each Mortgage Loan that was the subject of a Principal Prepayment in full during the portion of the related Prepayment Period occurring between the first day of the calendar month in which such Distribution Date occurs and the Determination Date of the calendar month in which such Distribution Date occurs, an amount equal to interest (to the extent received) at the applicable Net Mortgage Rate on the amount of such Principal Prepayment for the number of days commencing on the first day of the calendar month in which such Distribution Date occurs and ending on the last date through which interest is collected from the related Mortgagor.

                  "Prepayment Interest Shortfall": With respect to any Distribution Date, for each Mortgage Loan that was the subject of a Principal Prepayment in full or in part during the portion of the related Prepayment Period occurring between the first day of the related Prepayment Period and the last day of the calendar month preceding the month in which such Distribution Date occurs, an amount equal to one month's interest on the Mortgage Loan less any payments in respect of interest for such month made by the Mortgagor. The obligations of the Master Servicer in respect of any Prepayment Interest Shortfall are set forth in Section 3.24.

                  "Prepayment Period": With respect to any Distribution Date, the period commencing on the day after the Determination Date in the month preceding the month in which such Distribution Date falls (or, in the case of the first Distribution Date, commencing June 1, 2004) and ending on the Determination Date of the calendar month in which such Distribution Date falls.

                  "Primary Mortgage Insurance Policy": Each primary policy of mortgage guaranty insurance in effect as represented in the Mortgage Loan Purchase Agreement and as so indicated on the Mortgage Loan Schedule, or any replacement policy therefor obtained by the Master Servicer or any Sub-Servicer pursuant to Section 3.13. Any Mortgage Loan which has a Primary Mortgage Insurance Policy is set forth on Schedule 2 attached hereto.

                  "Principal Prepayment": Any payment of principal made by the Mortgagor on a Mortgage Loan which is received in advance of its scheduled Due Date and which is not accompanied by an amount of interest representing the full amount of scheduled interest due on any Due Date in any month or months subsequent to the month of prepayment.

                  "Private Certificates": As defined in Section 5.02(b).

                  "Purchase Price": With respect to any Mortgage Loan or REO Property to be purchased pursuant to or as contemplated by Section 2.03 or
Section 9.01, and as confirmed by an Officers' Certificate from the Master Servicer to the Trustee, an amount equal to the sum of: (i) 100% of the Stated Principal Balance thereof as of the date of purchase (or such other price as provided in Section 9.01), (ii) in the case of (x) a Mortgage Loan, accrued interest on such Stated Principal Balance at the applicable Net Mortgage Rate in effect from time to time from the Due Date as to which interest was last covered by a payment by the Mortgagor or an advance by the Master Servicer, which payment or advance had as of the date of purchase been distributed pursuant to
Section 4.01, through the end of the calendar month in which the purchase is to be effected, and (y) an REO Property, the sum of (1) accrued interest on such Stated Principal Balance at the applicable Net Mortgage Rate in effect from time to time from the Due Date as to which interest was last covered by a payment by the Mortgagor or an advance by the Master Servicer through the end of the calendar month immediately preceding the calendar month in which such REO Property was acquired, plus (2) REO Imputed Interest for such REO Property for each calendar month commencing with the calendar month in which such REO Property was acquired and ending with the calendar month in which such purchase is to be effected, minus the total of all net rental income, Insurance Proceeds, Liquidation Proceeds and P&I Advances that as of the date of purchase had been distributed as or to cover REO Imputed Interest pursuant to Section 4.01; (iii) any unreimbursed Servicing Advances and P&I Advances and any unpaid Servicing Fees allocable to such Mortgage Loan or REO Property; (iv) any amounts previously withdrawn from the Collection Account in respect of such Mortgage Loan or REO Property pursuant to Sections 3.11(a)(ix) and Section 3.16(b); (v) in the case of a Mortgage Loan required to be purchased pursuant to Section 2.03, expenses reasonably incurred or to be incurred by the Master Servicer or the Trustee in respect of the breach or defect giving rise to the purchase obligation; and (vi) an amount equal to any liability, penalty or expense that was actually incurred and paid out of or on behalf of the Trust Fund in connection with the breach of any representation or warranty related to predatory lending laws.

                  "Qualified Insurer": Any insurer which meets the requirements of Fannie Mae and Freddie Mac.

                  "Qualified Substitute Mortgage Loan": A mortgage loan substituted for a Deleted Mortgage Loan pursuant to the terms of this Agreement which must, on the date of such substitution, (i) have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, not in excess of the Scheduled Principal Balance of the Deleted Mortgage Loan as of the Due Date in the calendar month during which the substitution occurs, (ii) have a Mortgage Rate not less than (and not more than one percentage point in excess of) the Mortgage Rate of the Deleted Mortgage Loan, (iii) have a remaining term to maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan, (iv) have the same Due Date as the Due Date on the Deleted Mortgage Loan,
(v) have a Loan-to- Value Ratio as of the date of substitution equal to or lower than the Loan-to-Value Ratio of the Deleted Mortgage Loan as of such date, (vi) be covered under a Primary Mortgage Insurance Policy if such Qualified Substitute Mortgage Loan has a Loan-to-Value Ratio in excess of 80% and the Deleted Mortgage Loan was covered by a Primary Mortgage Insurance Policy and
(vii) conform to each representation and warranty set forth in Section 6 of the Mortgage Loan Purchase Agreement applicable to the Deleted Mortgage Loan. In the event that one or more mortgage loans are substituted for one or more Deleted Mortgage Loans, the amounts described in clause (i) hereof shall be determined on the basis of aggregate principal balances, the Mortgage Rates described in clause (ii) hereof shall be determined on the basis of weighted average Mortgage Rates, the terms described in clause (iii) shall be determined on the basis of weighted average remaining terms to maturity, the Loan-to-Value Ratios described in clause (v) hereof shall be satisfied as to each such mortgage loan; provided that no Mortgage Loan have a maturity date after the "latest possible maturity date" identified in the Preliminary Statement and, except to the extent otherwise provided in this sentence, the representations and warranties described in clause (vii) hereof must be satisfied as to each Qualified Substitute Mortgage Loan or in the aggregate, as the case may be.

                  "Rate/Term Refinancing": A Refinanced Mortgage Loan, the proceeds of which are not more than $1,000 in excess of the existing first mortgage loan and any subordinate mortgage loan on the related Mortgaged Property and related closing costs, and were used exclusively (except for such $1,000) to satisfy the then existing first mortgage loan and any subordinate mortgage loan of the Mortgagor on the related Mortgaged Property and to pay related closing costs.

                  "Rating Agency": Moody's and Fitch or their successors. If such agencies or their successors are no longer in existence, the "Rating Agencies" shall be such nationally recognized statistical rating agencies, or other comparable Persons, designated by the Depositor, notice of which designation shall be given to the Trustee and Master Servicer. References herein to "the Rating Agency" shall be deemed to refer to both Rating Agencies, as the context may require.

                  "Realized Loss": With respect to each Mortgage Loan as to which a Final Recovery Determination has been made, an amount (not less than zero) equal to (i) the unpaid principal balance of such Mortgage Loan as of the commencement of the calendar month in which the Final Recovery Determination was made, plus (ii) accrued interest from the Due Date as to which interest was last paid by the Mortgagor through the end of the calendar month in which such Final Recovery Determination was made, calculated in the case of each calendar month during such period (A) at an annual rate equal to the annual rate at which interest was then accruing on such Mortgage Loan and (B) on a principal amount equal to the Stated Principal Balance of such Mortgage Loan as of the close of business on the Distribution Date during such calendar month, plus (iii) any amounts previously withdrawn from the Collection Account in respect of such Mortgage Loan pursuant to Section 3.11(a)(ix) and Section 3.16(b), minus (iv) the proceeds, if any, received in respect of such Mortgage Loan prior to the date such Final Recovery Determination was made, net of amounts that are payable therefrom to the Master Servicer with respect to such Mortgage Loan pursuant to Section 3.11(a)(iii)(A) and (B).

                  With respect to any REO Property as to which a Final Recovery Determination has been made an amount (not less than zero) equal to (i) the unpaid principal balance of the related Mortgage Loan as of the date of acquisition of such REO Property on behalf of REMIC I, plus (ii) accrued interest from the Due Date as to which interest was last paid by the Mortgagor in respect of the related Mortgage Loan through the calendar month in which such Final Recovery Determination was made, calculated in the case of each calendar month during such period (A) at an annual rate equal to the annual rate at which interest was then accruing on the related Mortgage Loan and (B) on a principal amount equal to the Stated Principal Balance of the related Mortgage Loan as of the close of business on the Distribution Date during such calendar month, plus
(iii) any amounts previously withdrawn from the Collection Account in respect of the related Mortgage Loan pursuant to Section 3.11(a)(ix) and Section 3.16(b), minus (iv) the aggregate of all P&I Advances and Servicing Advances made by the Master Servicer or the Special Servicer in respect of such REO Property or the related Mortgage Loan and any unpaid Servicing Fees for which the Master Servicer has been or, in connection with such Final Recovery Determination, will be reimbursed pursuant to Section 3.11(a)(iii)(A) or (B) or Section 3.23 out of rental income, Insurance Proceeds and Liquidation Proceeds received in respect of such REO Property, minus (v) the total of all net rental income, Insurance Proceeds and Liquidation Proceeds received in respect of such REO Property that has been, or in connection with such Final Recovery Determination, will be transferred to the Distribution Account pursuant to Section 3.23.

                  With respect to each Mortgage Loan which has become the subject of a Deficient Valuation, the difference between the principal balance of the Mortgage Loan outstanding immediately prior to such Deficient Valuation and the principal balance of the Mortgage Loan as reduced by the Deficient Valuation.

                  With respect to each Mortgage Loan which has become the subject of a Debt Service Reduction, the portion, if any, of the reduction in each affected Monthly Payment attributable to a reduction in the Mortgage Rate imposed by a court of competent jurisdiction. Each such Realized Loss shall be deemed to have been incurred on the Due Date for each affected Monthly Payment.

                  To the extent the Trust Fund receives Subsequent Recoveries with respect to any Mortgage Loan, the amount of the Realized Loss with respect to that Mortgage Loan will be reduced to the extent such recoveries are applied to reduce the Certificate Principal Balance of any Class of Certificates on any Distribution Date.

                  "Record Date": With respect to each Distribution Date and Certificate, the last Business Day of the month immediately preceding the month in which such Distribution Date occurs.

                  "Refinanced Mortgage Loan": A Mortgage Loan the proceeds of which were not used to purchase the related Mortgaged Property.

                  "Regular Certificate": Any Senior Certificate or Subordinate Certificate.

                  "Regular Interest": A "regular interest" in a REMIC within the meaning of Section 860G(a)(1) of the Code.

                  "Relief Act": The Servicemembers Civil Relief Act.

                  "Relief Act Interest Shortfall": With respect to any Distribution Date and any Mortgage Loan, any reduction in the amount of interest collectible on such Mortgage Loan for the most recently ended calendar month as a result of the application of the Relief Act or any state law providing for similar relief.

                  "REMIC": A "real estate mortgage investment conduit" within the meaning of Section 860D of the Code.

                  "REMIC I": The segregated pool of assets subject hereto, constituting the primary trust created hereby and to be administered hereunder, with respect to which a REMIC election is to be made, consisting of: (i) such Mortgage Loans as from time to time are subject to this Agreement, together with the Mortgage Files relating thereto, and together with all collections thereon and proceeds thereof; (ii) any REO Property, together with all collections thereon and proceeds thereof; (iii) the Trustee's rights under all insurance policies required to be maintained pursuant to this Agreement and any proceeds thereof; (iv) the Depositor's rights under the Mortgage Loan Purchase Agreement (including any security interests created thereby); and (v) the Collection Account, the Distribution Account and any REO Account and such assets that are deposited therein from time to time and any investments thereof, together with any and all income, proceeds and payments with respect thereto. Notwithstanding the foregoing, however, REMIC I specifically excludes all payments and other collections of principal and interest due on the Mortgage Loans on or before the Cut-off Date.

                  "REMIC I Regular Interests": The REMIC I Regular Interests, as defined in the Preliminary Statement.

                  "REMIC I Remittance Rate": With respect to REMIC I Regular Interest I-LT-1, REMIC I Regular Interest I-LT-2, REMIC I Regular Interest I-LT-3, REMIC I Regular Interest I-LT- 4, REMIC I Regular Interest I-LT-5, REMIC I Regular Interest I-LT-6, REMIC I Regular Interest I-LT-7, REMIC I Regular Interest I-LT-8, REMIC I Regular Interest I-LT-9, REMIC I Regular

Interest I-LT-R, REMIC I Regular Interest I-LT-PO1, REMIC I Regular Interest I-LT-PO2, REMIC I Regular Interest I-LT-PO3 and REMIC I Regular Interest I-LT-PO4, the rate set forth in the Preliminary Statement. With respect to REMIC I Regular Interest I-LT-XS1, REMIC I Regular Interest I-LT-XS2, REMIC I Regular Interest I-LT-XS3 and REMIC I Regular Interest I-LT-XS4, the Weighted Average Stripped Interest Rate for the Group I Mortgage Loans, Group II Mortgage Loans, Group III Mortgage Loans and the Group IV Mortgage Loans, respectively, weighted on the basis of the aggregate Stated Principal Balances of the Group I Mortgage Loans, Group II Mortgage Loans, Group III Mortgage Loans and the Group IV Mortgage Loans, respectively.

                  "REMIC II": The segregated pool of assets consisting of all of the REMIC I Regular Interests conveyed in trust to the Trustee for the benefit of the Certificateholders pursuant to Section 2.06, with respect to which a separate REMIC election is to be made.

                  "REMIC II Regular Interests": The REMIC II Regular Interests, as defined in the Preliminary Statement.

                  "REMIC II Remittance Rate": With respect to REMIC II Regular Interest II-LT-1A, REMIC II Regular Interest II-LT-1B, REMIC II Regular Interest II-LT-2A, REMIC II Regular Interest II-LT-2B, REMIC II Regular Interest II-LT-3A, REMIC II Regular Interest II-LT-3B, REMIC II Regular Interest II-LT-4A, REMIC II Regular Interest II-LT-4B, REMIC II Regular Interest II-LT-5A, REMIC II Regular Interest II-LT-5B, REMIC II Regular Interest II-LT-6A, REMIC II Regular Interest II-LT-6B, REMIC II Regular Interest II-LT-7A, REMIC II Regular Interest II-LT-7B, REMIC II Regular Interest II-LT-8A, REMIC II Regular Interest II-LT-8B, REMIC II Regular Interest II-LT-9A, REMIC II Regular Interest II-LT-9B, REMIC I Regular Interest II-LT-R, REMIC II Regular Interest II-LT-PO1, REMIC II Regular Interest II-LT-PO2, REMIC II Regular Interest II-LT-PO3 and REMIC II Regular Interest II-LT-PO4, the rate set forth in the Preliminary Statement. REMIC II Regular Interest II-LT-XS1, REMIC II Regular Interest II-LT-XS2, REMIC II Regular Interest II-LT-XS3 and REMIC II Regular Interest II-LT-XS4 will not have REMIC II Remittance Rate, but will be entitled to 100% of amounts received on REMIC I Regular Interest I-LT-XS1, REMIC I Regular Interest I-LT-XS2, REMIC I Regular Interest I-LT-XS3 and REMIC I Regular Interest I-LT-XS4, respectively.

                  "REMIC II Subordinated Balance Ratio": The ratio among the Uncertificated Balances of each REMIC II Regular Interest ending with the designation "A,", equal to the ratio among, with respect to each such REMIC II Regular Interest, the excess of (x) the aggregate Stated Principal Balance of each Mortgage Loan that is not a Class PO Mortgage Loan in the related Loan Group over (y) the current Certificate Principal Balance of Class A Certificates in the related Loan Group.

                  "REMIC III": The segregated pool of assets consisting of all of the REMIC II Regular Interests conveyed in trust to the Trustee for the benefit of the Certificateholders pursuant to Section 2.07, with respect to which a separate REMIC election is to be made.

                  "REMIC Provisions": Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Section 860A through 860G of the Code, and related provisions, and proposed, temporary and final regulations and published rulings, notices and announcements promulgated thereunder, as the foregoing may be in effect from time to time.

                  "Remittance Report": A report in form and substance acceptable to the Trustee prepared by the Master Servicer pursuant to Section 4.03 with such additions, deletions and modifications as agreed to by the Trustee and the Master Servicer.

                  "Rents from Real Property": With respect to any REO Property, gross income of the character described in Section 856(d) of the Code as being included in the term "rents from real property."

                  "REO Account": The account or accounts maintained by the Master Servicer in respect of an REO Property pursuant to Section 3.23.

                  "REO Disposition": The sale or other disposition of an REO Property on behalf of REMIC I.

                  "REO Imputed Interest": As to any REO Property, for any calendar month during which such REO Property was at any time part of REMIC I, one month's interest at the applicable Net Mortgage Rate on the Stated Principal Balance of such REO Property (or, in the case of the first such calendar month, of the related Mortgage Loan if appropriate) as of the close of business on the Distribution Date in such calendar month.

                  "REO Principal Amortization": With respect to any REO Property, for any calendar month, the excess, if any, of (a) the aggregate of all amounts received in respect of such REO Property during such calendar month, whether in the form of rental income, sale proceeds (including, without limitation, that portion of the Termination Price paid in connection with a purchase of all of the Mortgage Loans and REO Properties pursuant to Section
9.01 that is allocable to such REO Property) or otherwise, net of any portion of such amounts (i) payable pursuant to Section 3.23(c) in respect of the proper operation, management and maintenance of such REO Property or (ii) payable or reimbursable to the Master Servicer pursuant to Section 3.23(d) for unpaid Servicing Fees in respect of the related Mortgage Loan and unreimbursed Servicing Advances and P&I Advances in respect of such REO Property or the related Mortgage Loan, over (b) the REO Imputed Interest in respect of such REO Property for such calendar month.

                  "REO Property": A Mortgaged Property acquired by the Master Servicer, any Sub- Servicer or the Special Servicer on behalf of the Trust Fund through foreclosure or deed-in-lieu of foreclosure, as described in Section 3.23.

                  "Request for Release": A release signed by a Servicing Officer, or in a mutually agreeable electronic format which will, in lieu of a signature on its face, originate from a Servicing Officer, in the form of Exhibit E attached hereto.

                  "Residential Dwelling": Any one of the following: (i) an attached or detached one- family dwelling, (ii) a detached two- to four-family dwelling, (iii) a one-family dwelling unit in a Fannie Mae eligible condominium project, or (iv) a detached one-family dwelling in a planned unit development, none of which is a co-operative, mobile or manufactured home (as defined in 42 United States Code, Section 5402(6)).

                  "Residual Certificate": Any one of the Class R Certificates.

                  "Residual Interest": The sole class of "residual interests" in a REMIC within the meaning of Section 860G(a)(2) of the Code.

                  "Responsible Officer": When used with respect to the Trustee, the President, any vice president, any assistant vice president, the Secretary, any assistant secretary, the Treasurer, any assistant treasurer, any trust officer or assistant trust officer, the Controller and any assistant controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and, with respect to a particular matter, to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject and in each case who shall have direct responsibility for the administration of this Agreement.

                  "S&P": Standard & Poor's, a division of The McGraw-Hill Companies, Inc., or its successor in interest.

                  "Scheduled Principal Balance": With respect to any Mortgage
Loan: (a) as of the Cut- off Date, the outstanding principal balance of such Mortgage Loan as of such date, net of the principal portion of all unpaid Monthly Payments, if any, due on or before such date; (b) as of any Due Date subsequent to the Cut-off Date up to and including the Due Date in the calendar month in which a Liquidation Event occurs with respect to such Mortgage Loan, the Scheduled Principal Balance of such Mortgage Loan as of the Cut-off Date, minus the sum of (i) the principal portion of each Monthly Payment due on or before such Due Date but subsequent to the Cut-off Date, whether or not received, (ii) all Principal Prepayments received before such Due Date but after the Cut-off Date, (iii) the principal portion of all Liquidation Proceeds and Insurance Proceeds received before such Due Date but after the Cut-off Date, net of any portion thereof that represents principal due (without regard to any acceleration of payments under the related Mortgage and Mortgage Note) on a Due Date occurring on or before the date on which such proceeds were received and
(iv) any Realized Loss incurred with respect thereto as a result of a Deficient Valuation occurring before such Due Date, but only to the extent such Realized Loss represents a reduction in the portion of principal of such Mortgage Loan not yet due (without regard to any acceleration of payments under the related Mortgage and Mortgage Note) as of the date of such Deficient Valuation; and (c) as of any Due Date subsequent to the occurrence of a Liquidation Event with respect to such Mortgage Loan, zero. With respect to any REO Property: (a) as of any Due Date subsequent to the date of its acquisition on behalf of the Trust Fund up to and including the Due Date in the calendar month in which a Liquidation Event occurs with respect to such REO Property, an amount (not less than zero) equal to the Scheduled Principal Balance of the related Mortgage Loan as of the Due Date in the calendar month in which such REO Property was acquired, minus the aggregate amount of REO Principal Amortization, if any, in respect of such REO Property for all previously ended calendar months; and (b) as of any Due Date subsequent to the occurrence of a Liquidation Event with respect to such REO Property, zero.

                  "Seller": National City Mortgage Co., or its successor in interest, in its capacity as seller under the Mortgage Loan Purchase Agreement.

                  "Senior Certificates": The Group I Senior Certificates, the Group II Senior Certificates, the Group III Senior Certificates and the Group IV Senior Certificates.

                  "Senior Interest Distribution Amount": With respect to any Distribution Date, an amount equal to the aggregate of the Interest Distribution Amounts for such Distribution Date for each Class of Class A Certificates and Class XS Certificates.

                  "Senior Percentage": The Subgroup IA-1 Senior Percentage, the Subgroup IA-2 Senior Percentage, the Subgroup IA-3 Senior Percentage, the Subgroup IIA-1 Senior Percentage, the Subgroup IIA-2 Senior Percentage, the Subgroup IIA-3 Senior Percentage, the Subgroup IIIA-1 Senior Percentage, the Subgroup IIIA-2 Senior Percentage or the Group IV Senior Percentage, as the context requires.

                  "Senior Prepayment Percentage": The Subgroup IA-1 Senior Prepayment Percentage, the Subgroup IA-2 Senior Prepayment Percentage, the Subgroup IA-3 Senior Prepayment Percentage, the Subgroup IIA-1 Senior Prepayment Percentage, the Subgroup IIA-2 Senior Prepayment Percentage, the Subgroup IIA-3 Senior Prepayment Percentage, the Subgroup IIIA-1 Senior Prepayment Percentage, the Subgroup IIIA-2 Senior Prepayment Percentage or the Group IV Senior Prepayment Percentage, as the context requires.

                  "Senior Principal Distribution Amount": For any Distribution Date and the Class A Certificates of any Subgroup, an amount equal to the lesser of (i) the Subgroup IA-1 Available Distribution Amount, the Subgroup IA-2 Available Distribution Amount, the Subgroup IA-3 Available Distribution Amount, the Subgroup IIA-1 Available Distribution Amount, the Subgroup IIA-2 Available Distribution Amount, the Subgroup IIA-3 Available Distribution Amount, the Subgroup IIIA-1 Available Distribution Amount, the Subgroup IIIA-2 Available Distribution Amount or the Group IV Available Distribution Amount, as applicable, remaining after distribution of the Senior Interest Distribution Amount and the Class PO Principal Distribution Amount and (ii) the sum of:

                  (a) the product of (x) the then-applicable related Senior Percentage and (y) the sum of the following:

                           (i) the related Non-Class PO Percentage of the
                  aggregate of the principal portions of all Monthly Payments due during the related Due Period in respect of the related Mortgage Loans or Mortgage Loan Components, as applicable, whether or not received;

                           (ii) the related Non-Class PO Percentage of the
                  principal portion of all Insurance Proceeds, Liquidation Proceeds (other than amounts described in clause (c) below) and Subsequent Recoveries received in respect of the related Mortgage Loans or Mortgage Loan Components, as applicable, during the related Prepayment Period (other than any related Mortgage Loan or Mortgage Loan Component, as applicable, that was purchased, sold or replaced pursuant to or as contemplated by Section 2.03 or Section 9.01 during the related Prepayment Period), net of any portion thereof that represents a recovery of principal for which an advance was made by the Master Servicer pursuant to Section 4.03 in respect of a preceding Distribution Date;

                           (iii) the related Non-Class PO Percentage of the
                  Stated Principal Balance (calculated immediately prior to such Distribution Date) of each related Mortgage Loan or Mortgage Loan Component, as applicable, that was purchased, sold or replaced pursuant to or as contemplated by Section 2.03 or
                  Section 9.01 during the related Prepayment Period;

                           (iv) the related Non-Class PO Percentage of all REO
                  Principal Amortization collected in respect of any REO Property in respect of a related Mortgage Loan or Mortgage Loan Component, as applicable, during the related Prepayment Period; and

                           (v) in connection with the substitution of one or
                  more Qualified Substitute Mortgage Loans for one or more Deleted Mortgage Loans in the related Loan Group pursuant to
                  Section 2.03 during the related Prepayment Period, the excess, if any, of (A) the aggregate of the related Non-Class PO Percentage of the Stated Principal Balances (calculated as of the respective dates of substitution) of such Deleted Mortgage Loans, net of the aggregate of the related Non-Class PO Percentage of the principal portions of the Monthly Payments due during the related Prepayment Period (to the extent received from the related Mortgagor or advanced by the Master Servicer and distributed pursuant to Section 4.01 on the Distribution Date in the related Prepayment Period) in respect of each such Deleted Mortgage Loan that was replaced prior to the Distribution Date in the related Prepayment Period, over
                  (B) the aggregate of the related Non-Class PO Percentage of the Stated Principal Balances (calculated as of the respective dates of substitution) of such Qualified Substitute Mortgage Loans;

                  (b) the product of (x) the then-applicable related Senior Prepayment Percentage and (y) the related Non-Class PO Percentage of all Principal Prepayments received in respect of the related Mortgage Loans or Mortgage Loan Components, as applicable, during the related Prepayment Period;

                  (c) with respect to any related Mortgage Loan or Mortgage Loan Component, as applicable, which was the subject of a Final Recovery Determination in the related Prepayment Period, the least of (a) the then-applicable related Senior Prepayment Percentage of the Non-Class PO Percentage multiplied by the net Liquidation Proceeds and Insurance Proceeds allocable to principal in respect of the related Mortgage Loans or Mortgage Loan Components, as applicable, (b) the then-applicable related Senior Percentage of the Non-Class PO Percentage multiplied by the Scheduled Principal Balance of the related Mortgage Loan or Mortgage Loan Component, as applicable, at the time of such Final Recovery Determination; and (c) the principal portion of all amounts collected in connection with such a Final Recovery Determination to the extent not distributed to the related Class PO Certificates;

                  (d) in the case of any Distribution Date subsequent to the initial Distribution Date, an amount equal to the excess, if any, of the related Senior Principal Distribution Amount for the immediately preceding Distribution Date, over the aggregate distributions of principal made in respect of the related Class of Class A Certificates on such immediately preceding Distribution Date pursuant to Section 4.01 to the extent that any such amounts are not attributable to Realized Losses which were allocated to the Subordinate Certificates pursuant to Section 4.04; and

                  (e) any Class A Principal Adjustment Amount (allocated among the Class A Certificates of each Certificate Group on a PRO RATA basis based on the aggregate Certificate Principal Balance of the Class A Certificates of each Certificate Group), so long as the Subordination Test has not been met with respect to such Distribution Date.

                  "Servicing Account": The account or accounts created and maintained pursuant to Section 3.09.

                  "Servicing Advances": The reasonable "out-of-pocket" costs and expenses incurred by the Master Servicer or the Special Servicer in connection with a default, delinquency or other unanticipated event by the Master Servicer or the Special Servicer in the performance of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration and protection of a Mortgaged Property, (ii) any enforcement or judicial proceedings, including foreclosures, in respect of a particular Mortgage Loan, including any expenses incurred in relation to any such proceedings that result from the Mortgage Loan being registered on the MERS(R) System, (iii) the management (including reasonable fees in connection therewith) and liquidation of any REO Property, and (iv) the performance of its obligations under Section 3.01, Section 3.09, Section 3.13, Section 3.14, Section 3.16 and Section 3.23. The Master Servicer and the Special Servicer shall not be required to make any Servicing Advance in respect of a Mortgage Loan or REO Property that, in the good faith business judgment of the Master Servicer or the Special Servicer, as applicable, would not be ultimately recoverable from related Insurance Proceeds or Liquidation Proceeds on such Mortgage Loan or REO Property as provided herein.

                  "Servicing Fee": With respect to each Mortgage Loan and for any calendar month, an amount equal to one month's interest (or in the event of any payment of interest which accompanies a Principal Prepayment in full made by the Mortgagor during such calendar month, interest for the number of days covered by such payment of interest) at the applicable Servicing Fee Rate on the same principal amount on which interest on such Mortgage Loan accrues for such calendar month. A portion of such Servicing Fee may be retained by any Sub-Servicer as its servicing compensation.

                  "Servicing Fee Rate": 0.25% per annum

                  "Servicing Officer": Any employee of the Master Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans or the Specially Serviced Mortgage Loans, as applicable, whose name appear on a list of Servicing Officers furnished by the Master

Servicer or the Special Servicer, as applicable, to the Trustee and the Depositor on the Closing Date, as such list may from time to time be amended.

                  "Single Certificate": With respect to any Class of Certificates (other than the Residual Certificates), a hypothetical Certificate of such Class evidencing a Percentage Interest for such Class corresponding to an initial Certificate Principal Balance or Notional Amount of $1,000. With respect to the Residual Certificates, a hypothetical Certificate of such Class evidencing a 20% Percentage Interest in such Class.

                  "Special Hazard Amount": Initially, an amount equal to $3,136,020. As of each anniversary of the Cut-off Date, the Special Hazard Amount shall equal the lesser of (i) the Special Hazard Amount on the immediately preceding anniversary of the Cut-off Date less the sum of all amounts allocated to the Subordinate Certificates in respect of Special Hazard Losses on the Mortgage Loans during such year and (ii) the Adjustment Amount for such anniversary. The "Adjustment Amount" with respect to each anniversary of the Cut-off Date will be equal to the greatest of (i) 1.00% multiplied by the aggregate outstanding principal balance of the Mortgage Loans on the Distribution Date immediately preceding such anniversary, (ii) the aggregate outstanding principal balance (as of the immediately preceding Distribution
Date) of the Mortgage Loans secured by Mortgaged Properties located in the California postal zip code area in which the highest percentage of Mortgage Loans based on outstanding principal balance are located and (iii) two times the outstanding principal balance of the Mortgage Loan having the largest outstanding principal balance, in each case as of such anniversary of the Cut-off Date. After the Certificate Principal Balances of the Subordinate Certificates are reduced to zero, the Special Hazard Amount will be zero.

                  "Special Hazard Loss": Any Realized Loss or portion thereof not in excess of the lesser of the cost of repair or replacement of a Mortgaged Property suffered by such Mortgaged Property by reason of damage caused by certain hazards (including earthquakes, mudflows, and, to a limited extent, floods) not insured against under the hazard insurance policies or fire or flood insurance policies required to be maintained in respect of such Mortgaged Property pursuant to Section 3.14 (with respect to the Master Servicer) or pursuant to the Special Servicing Agreement (with respect to the Special Servicer), or by reason of the application of any co-insurance provision. Special Hazard Losses shall not include any Extraordinary Loss or any of the following:

                  (i) wear and tear, deterioration, rust or corrosion, mold, wet or dry rot; inherent vice or latent defect; animals, birds, vermin, insects;

                  (ii) smog, smoke, vapor, liquid or dust discharge from agricultural or industrial operations; pollution; contamination;

                  (iii) settling, subsidence, cracking, shrinkage, bulging or expansion of pavements, foundations, walls, floors, roofs or ceilings; and

                  (iv) errors in design, faulty workmanship or faulty materials, unless the collapse of the property or a part thereof ensues and then only for the ensuing loss.

                  "Special Servicer": Litton Loan Servicing LP, a Delaware limited partnership, in its capacity as Special Servicer of the Specially Serviced Mortgage Loans.

                  "Special Servicing Agreement": The Special Servicing Agreement, dated the Closing Date, among the Master Servicer, the Trustee and the Special Servicer regarding the servicing of the Specially Serviced Mortgage Loans by the Special Servicer, substantially in the form attached hereto as Exhibit K.

                  "Specially Serviced Mortgage Loan": As defined in the Special Servicing Agreement.

                  "Startup Day": With respect to each REMIC, the day designated as such pursuant to Section 10.01(b) hereof.

                  "Stated Principal Balance": With respect to any Mortgage Loan:
(a) as of any date of determination up to but not including the Distribution Date on which the proceeds, if any, of a Liquidation Event with respect to such Mortgage Loan would be distributed, the Scheduled Principal Balance of such Mortgage Loan as of the Cut-off Date, as shown in the Mortgage Loan Schedule, minus the sum of (i) the principal portion of each Monthly Payment due on a Due Date subsequent to the Cut-off Date, to the extent received from the Mortgagor or advanced by the Master Servicer and distributed pursuant to Section 4.01 on or before such date of determination, (ii) all Principal Prepayments received after the Cut-off Date, to the extent distributed pursuant to Section 4.01 on or before such date of determination, (iii) all Liquidation Proceeds and Insurance Proceeds applied by the Master Servicer as recoveries of principal in accordance with the provisions of Section 3.16, to the extent distributed pursuant to
Section 4.01 on or before such date of determination, and (iv) any Realized Loss incurred with respect thereto as a result of a Deficient Valuation made during or prior to the Prepayment Period for the most recent Distribution Date coinciding with or preceding such date of determination; and (b) as of any date of determination coinciding with or subsequent to the Distribution Date on which the proceeds, if any, of a Liquidation Event with respect to such Mortgage Loan would be distributed, zero. With respect to any REO Property: (a) as of any date of determination up to but not including the Distribution Date on which the proceeds, if any, of a Liquidation Event with respect to such REO Property would be distributed, an amount (not less than zero) equal to the Stated Principal Balance of the related Mortgage Loan as of the date on which such REO Property was acquired on behalf of the Trust Fund, minus the sum of (I) if such REO Property was acquired before the Distribution Date in any calendar month, the principal portion of the Monthly Payment due on the Due Date in the calendar month of acquisition, to the extent advanced by the Master Servicer and distributed pursuant to Section 4.01 on or before such date of determination, to the extent distributed pursuant to Section 4.01 on or before such date of determination, and (II) the aggregate amount of REO Principal Amortization in respect of such REO Property for all previously ended calendar months, to the extent distributed pursuant to Section 4.01 on or before such date of determination; and (b) as of any date of determination coinciding with or subsequent to the Distribution Date on which the proceeds, if any, of a Liquidation Event with respect to such REO Property would be distributed, zero.

                  "Stripped Interest Rate": With respect to any Group I Mortgage Loan, the excess, if any, of the Expense Adjusted Mortgage Rate minus 6.75% per annum. With respect to any Group II Mortgage Loan or related REO Property, the excess, if any, of the Expense Adjusted Mortgage

Rate minus 6.75% per annum. With respect to any Group III Mortgage Loan, the excess, if any, of the Expense Adjusted Mortgage Rate minus 5.75% per annum. With respect to any Group IV Mortgage Loan, the excess, if any, of the Expense Adjusted Mortgage Rate minus 6.75% per annum.

                  "Subgroup": Any of Subgroup IA-1, Subgroup IA-2, Subgroup IA-3, Subgroup IIA-1, Subgroup IIA-2, Subgroup IIA-3, Subgroup IIIA-1, Subgroup IIIA-2 or Loan Group IV.

                  "Subgroup IA-1": The Group I Mortgage Loan subgroup that includes all Group I Mortgage Loans with an Expense Adjusted Mortgage Rate less than or equal to 5.50% and Mortgage Loan Components representing a portion of all Group I Mortgage Loans, based on the Applicable Fractions of such Mortgage Loans, with an Expense Adjusted Mortgage Rate greater than 5.50% per annum and less than 6.50% per annum.

                  "Subgroup IA-1 Available Distribution Amount": With respect to any Distribution Date, an amount equal to (1) the sum of (a) the aggregate of the amounts on deposit in the Collection Account and Distribution Account with respect to the Group I Mortgage Loans and the Group I Mortgage Loan Components in Subgroup IA-1 as of the close of business on the related Determination Date including any Subsequent Recoveries with respect to the Group I Mortgage Loans and the Group I Mortgage Loan Components in Subgroup IA-1, (b) the aggregate of any amounts received in respect of an REO Property relating to a Group I Mortgage Loan and a Group I Mortgage Loan Component in Subgroup IA-1withdrawn from any REO Account and deposited in the Distribution Account for such Distribution Date pursuant to Section 3.23, (c) the aggregate of any amounts deposited in the Distribution Account by the Master Servicer in respect of Prepayment Interest Shortfalls on the Group I Mortgage Loans and the Group I Mortgage Loan Components in Subgroup IA-1 for such Distribution Date pursuant to
Section 3.24 and (d) the aggregate of any P&I Advances made by the Master Servicer or Special Servicer for such Distribution Date with respect to the Group I Mortgage Loans and the Group I Mortgage Loan Components in Subgroup IA-1 pursuant to Section 4.03, reduced (to not less than zero) by (2) the portion of the amount described in clause (1)(a) above that represents (i) Monthly Payments on the Group I Mortgage Loans and the Group I Mortgage Loan Components in Subgroup IA-1 received from a Mortgagor on or prior to the Determination Date but due during any Due Period subsequent to the related Due Period, (ii) Principal Prepayments on the Group I Mortgage Loans and the Group I Mortgage Loan Components in Subgroup IA-1 received after the related Prepayment Period (together with any interest payments received with such Principal Prepayments to the extent they represent the payment of interest accrued on the Group I Mortgage Loans and the Group I Mortgage Loan Components in Subgroup IA-1 during a period subsequent to the related Prepayment Period), (iii) Liquidation Proceeds, Insurance Proceeds and Subsequent Recoveries received in respect of the Group I Mortgage Loans and the Group I Mortgage Loan Components in Subgroup IA-1 after the related Prepayment Period, (iv) amounts reimbursable or payable with respect to the Group I Mortgage Loans and the Group I Mortgage Loan Components in Subgroup IA-1 to the Depositor, the Master Servicer, the Trustee, the Seller or any Sub-Servicer pursuant to Section 3.11(a) or Section 3.12 or otherwise payable in respect of Extraordinary Trust Fund Expenses, (v) the Trustee Fee attributable to the Group I Mortgage Loans and the Group I Mortgage Loan Components in Subgroup IA-1 payable from the Distribution Account pursuant to Section 8.05 and (vi) amounts deposited in the Collection Account or the Distribution Account in error with respect to the Group I Mortgage Loans and the Group I Mortgage Loan Components in Subgroup IA-1. Notwithstanding the foregoing, the Subgroup IA-1

Available Distribution Amount for any Distribution Date shall be increased (in the case of an Undercollateralized Subgroup with respect to Subgroup IA-1) or decreased (in the case of an Overcollateralized Subgroup with respect to Subgroup IA-1) by any applicable Diverted Interest Amount or Class A Principal Adjustment Amount, in each case for such Distribution Date. The Subgroup IA-1 Available Distribution Amount shall not include any Prepayment Interest Excess related to the Group I Mortgage Loans and the Group I Mortgage Loan Components in Subgroup IA- 1.

                  "Subgroup IA-1 Excess Diverted Interest Reserve Deposit": An amount withdrawn from the Excess Diverted Interest Reserve Account equal to the lesser of (i) the amount on deposit in the Excess Diverted Interest Reserve Account and (ii) the sum of (a) any interest shortfalls on the Class IA-1 Certificates and (b) the aggregate amount of Realized Losses on the Group I Mortgage Loan Components or the Group I Mortgage Loans in Subgroup IA-1 on such Distribution Date.

                  "Subgroup IA-1 Overcollateralized Amount": With respect to any Distribution Date on which an Overcollateralized Amount exists, the excess, if any, of (i) the sum of (a) the aggregate of the Non-Class PO Percentages of the Scheduled Principal Balances of the Group I Mortgage Loans and the Group I Mortgage Loan Components in Subgroup IA-1 plus (b) the aggregate of the Non-Class PO Percentages of the Scheduled Principal Balances of the REO Properties related to the Group I Mortgage Loans and the Group I Mortgage Loan Components in Subgroup IA-1 over (ii) the aggregate Certificate Principal Balance of the Class IA-1 Certificates immediately after payment of the related Senior Principal Distribution Amount, in each case, after scheduled and unscheduled payments in respect of principal were received or advanced.

                  "Subgroup IA-1 Senior Percentage": With respect to any Distribution Date and the Class IA-1 Certificates, the lesser of (a) 100% and
(b) a fraction, expressed as a percentage, the numerator of which is the excess, if any, of the aggregate Certificate Principal Balance of the Class IA-1 Certificates for such Distribution Date over the aggregate amount, if any, payable to the Holders of the Class IA-1 Certificates on such date pursuant to clause (d) of the definition of "Senior Principal Distribution Amount," and the denominator of which is the sum of (i) the aggregate of the Non-Class PO Percentages of the Scheduled Principal Balances of the Group I Mortgage Loans and the Group I Mortgage Loan Components in Subgroup IA-1, plus (ii) the aggregate of the Non-Class PO Percentages of the Scheduled Principal Balances of the REO Properties related to the Group I Mortgage Loans and the Group I Mortgage Loan Components in Subgroup IA-1, in each case before reduction for any Realized Losses on such Distribution Date.

                  "Subgroup IA-1 Senior Prepayment Percentage": With respect to any Distribution Date within the range indicated below and the Class IA-1 Certificates, the percentage as indicated below:


              Distribution Date                                      Senior Prepayment Percentage
              -----------------                                      ----------------------------
July 2004 through June 2009                      100%

July 2009 through June 2010                      Subgroup IA-1 Senior Percentage plus 70% of the Subgroup IA-1
                                                 Subordinate Percentage

July 2010 through June 2011                      Subgroup IA-1 Senior Percentage plus 60% of the Subgroup IA-1
                                                 Subordinate Percentage



                                                       -48-





July 2011 through June 2012                      Subgroup IA-1 Senior Percentage plus 40% of the Subgroup IA-1
                                                 Subordinate Percentage

July 2012 through June 2013                      Subgroup IA-1 Senior Percentage plus 20% of the Subgroup IA-1
                                                 Subordinate Percentage

July 2013 and thereafter                         Subgroup IA-1 Senior Percentage

PROVIDED, HOWEVER, no reduction to the Subgroup IA-1 Senior Prepayment Percentage described above shall be made as of any Distribution Date unless (i) the outstanding principal balance of the Mortgage Loans delinquent 60 days or more (including REO Properties and Mortgage Loans in foreclosure) averaged over the last six months does not exceed 50% of the sum of the then current Certificate Principal Balances of the Subordinate Certificates and (ii) Realized Losses on the Mortgage Loans to date are less than the then applicable Trigger Amount.

                  On any Distribution Date on which the conditions in either of clauses (i) or (ii) above are not met, the Subgroup IA-1 Senior Prepayment Percentage will be the greater of (x) the Subgroup IA-1 Senior Prepayment Percentage for such Distribution Date or (y) the Subgroup IA-1 Senior Prepayment Percentage for the immediately preceding Distribution Date.

                  On any Distribution Date on which the Aggregate Senior Percentage exceeds the initial Aggregate Senior Percentage, the Subgroup IA-1 Senior Prepayment Percentage shall be 100%.

                  "Subgroup IA-1 Subordinate Percentage": With respect to the Subordinate Certificates and any Distribution Date, a percentage equal to 100% minus the Subgroup IA-1 Senior Percentage.

                  "Subgroup IA-1 Subordinate Prepayment Percentage": With respect to the Subordinate Certificates and any Distribution Date, 100% minus the Subgroup IA-1 Senior Prepayment Percentage for such Distribution Date.

                  "Subgroup IA-2": The Group I Mortgage Loan subgroup that includes a portion of all Group I Mortgage Loans, based on the Applicable Fractions of such Mortgage Loans, with an Expense Adjusted Mortgage Rate greater than 5.50% per annum and less than 6.50% per annum and Mortgage Loan Components representing a portion of all Group I Mortgage Loans, based on the Applicable Fractions of such Mortgage Loans, with an Expense Adjusted Mortgage Rate greater than or equal to 6.50% per annum and less than 6.75% per annum.

                  "Subgroup IA-2 Available Distribution Amount": With respect to any Distribution Date, an amount equal to (1) the sum of (a) the aggregate of the amounts on deposit in the Collection Account and Distribution Account with respect to the Group I Mortgage Loan Components in Subgroup IA-2 as of the close of business on the related Determination Date including any Subsequent Recoveries with respect to the Group I Mortgage Loan Components in Subgroup IA-2, (b) the aggregate of any amounts received in respect of an REO Property relating to a Group I Mortgage Loan Component in Subgroup IA-2withdrawn from any REO Account and deposited in the Distribution Account for such Distribution Date pursuant to Section 3.23, (c) the aggregate of any amounts deposited in the Distribution Account by the Master Servicer in respect of Prepayment

Interest Shortfalls on the Group I Mortgage Loan Components in Subgroup IA-2 for such Distribution Date pursuant to Section 3.24 and (d) the aggregate of any P&I Advances made by the Master Servicer or Special Servicer for such Distribution Date with respect to the Group I Mortgage Loan Components in Subgroup IA-2 pursuant to Section 4.03, reduced (to not less than zero) by (2) the portion of the amount described in clause (1)(a) above that represents (i) Monthly Payments on the Group I Mortgage Loan Components in Subgroup IA-2 received from a Mortgagor on or prior to the Determination Date but due during any Due Period subsequent to the related Due Period, (ii) Principal Prepayments on the Group I Mortgage Loan Components in Subgroup IA-2 received after the related Prepayment Period (together with any interest payments received with such Principal Prepayments to the extent they represent the payment of interest accrued on the Group I Mortgage Loan Components in Subgroup IA-2 during a period subsequent to the related Prepayment Period), (iii) Liquidation Proceeds, Insurance Proceeds and Subsequent Recoveries received in respect of the Group I Mortgage Loan Components in Subgroup IA-2 after the related Prepayment Period, (iv) amounts reimbursable or payable with respect to the Group I Mortgage Loan Components in Subgroup IA-2 to the Depositor, the Master Servicer, the Trustee, the Seller or any Sub-Servicer pursuant to Section 3.11(a) or Section 3.12 or otherwise payable in respect of Extraordinary Trust Fund Expenses, (v) the Trustee Fee attributable to the Group I Mortgage Loan Components in Subgroup IA-2 payable from the Distribution Account pursuant to Section 8.05 and (vi) amounts deposited in the Collection Account or the Distribution Account in error with respect to the Group I Mortgage Loan Components in Subgroup IA-2. Notwithstanding the foregoing, the Subgroup IA-2 Available Distribution Amount for any Distribution Date shall be increased (in the case of an Undercollateralized Subgroup with respect to Subgroup IA-2) or decreased (in the case of an Overcollateralized Subgroup with respect to Subgroup IA-2) by any applicable Diverted Interest Amount or Class A Principal Adjustment Amount, in each case for such Distribution Date. The Subgroup IA-2 Available Distribution Amount shall not include any Prepayment Interest Excess related to the Group I Mortgage Loan Components in Subgroup IA-2.

                  "Subgroup IA-2 Excess Diverted Interest Reserve Deposit": An amount withdrawn from the Excess Diverted Interest Reserve Account equal to the lesser of (i) the amount on deposit in the Excess Diverted Interest Reserve Account and (ii) the sum of (a) any interest shortfalls on the Class IA-2 Certificates and (b) the aggregate amount of Realized Losses on the Group I Mortgage Loan Components in Subgroup IA-2 on such Distribution Date.

                  "Subgroup IA-2 Overcollateralized Amount": With respect to any Distribution Date on which an Overcollateralized Amount exists, the excess, if any, of (i) the sum of (a) the aggregate of the Non-Class PO Percentages of the Scheduled Principal Balances of the Group I Mortgage Loan Components in Subgroup IA-2 plus (b) the aggregate of the Non-Class PO Percentages of the Scheduled Principal Balances of the REO Properties related to Group I Mortgage Loan Components in Subgroup IA-2 over (ii) the aggregate Certificate Principal Balance of the Class IA-2 Certificates immediately after payment of the related Senior Principal Distribution Amount, in each case, after scheduled and unscheduled payments in respect of principal were received or advanced.

                  "Subgroup IA-2 Senior Percentage": With respect to any Distribution Date and the Class IA-2 Certificates, the lesser of (a) 100% and
(b) a fraction, expressed as a percentage, the numerator of which is the excess, if any, of the aggregate Certificate Principal Balance of the Class IA-2 Certificates for such Distribution Date over the aggregate amount, if any, payable to the Holders of the Class IA-2 Certificates on such date pursuant to clause (d) of the definition of "Senior Principal Distribution Amount," and the denominator of which is the sum of (i) the aggregate of the Non-Class PO Percentages of the Scheduled Principal Balances of the Group I Mortgage Loan Components in Subgroup IA-2, plus (ii) the aggregate of the Non-Class PO Percentages of the Scheduled Principal Balances of the REO Properties related to the Group I Mortgage Loan Components in Subgroup IA-2, in each case before reduction for any Realized Losses on such Distribution Date.

                  "Subgroup IA-2 Senior Prepayment Percentage": With respect to any Distribution Date within the range indicated below and the Class IA-2 Certificates, the percentage as indicated below:


              Distribution Date                                      Senior Prepayment Percentage
              -----------------                                      ----------------------------
July 2004 through June 2009                      100%

July 2009 through June 2010                      Subgroup IA-2 Senior Percentage plus 70% of the Subgroup IA-2
                                                 Subordinate Percentage

July 2010 through June 2011                      Subgroup IA-2 Senior Percentage plus 60% of the Subgroup IA-2
                                                 Subordinate Percentage

July 2011 through June 2012                      Subgroup IA-2 Senior Percentage plus 40% of the Subgroup IA-2
                                                 Subordinate Percentage

July 2012 through June 2013                      Subgroup IA-2 Senior Percentage plus 20% of the Subgroup IA-2
                                                 Subordinate Percentage

July 2013 and thereafter                         Subgroup IA-2 Senior Percentage

PROVIDED, HOWEVER, no reduction to the Subgroup IA-2 Senior Prepayment Percentage described above shall be made as of any Distribution Date unless (i) the outstanding principal balance of the Mortgage Loans delinquent 60 days or more (including REO Properties and Mortgage Loans in foreclosure) averaged over the last six months does not exceed 50% of the sum of the then current Certificate Principal Balances of the Subordinate Certificates and (ii) Realized Losses on the Mortgage Loans to date are less than the then applicable Trigger Amount.

                  On any Distribution Date on which the conditions in either of clauses (i) or (ii) above are not met, the Subgroup IA-2 Senior Prepayment Percentage will be the greater of (x) the Subgroup IA-2 Senior Prepayment Percentage for such Distribution Date or (y) the Subgroup IA-2 Senior Prepayment Percentage for the immediately preceding Distribution Date.

                  On any Distribution Date on which the Aggregate Senior Percentage exceeds the initial Aggregate Senior Percentage, the Subgroup IA-2 Senior Prepayment Percentage shall be 100%.

                  "Subgroup IA-2 Subordinate Percentage": With respect to the Subordinate Certificates and any Distribution Date, a percentage equal to 100% minus the Subgroup IA-2 Senior Percentage.

                  "Subgroup IA-2 Subordinate Prepayment Percentage": With respect to the Subordinate Certificates and any Distribution Date, 100% minus the Subgroup IA-2 Senior Prepayment Percentage for such Distribution Date.

                  "Subgroup IA-3": The Group I Mortgage Loan subgroup that includes a portion of all Group I Mortgage Loans, based on the Applicable Fractions of such Mortgage Loans, with an Expense Adjusted Mortgage Rate greater than or equal to 6.50% per annum and less than 6.75% per annum and all Group I Mortgage Loans with an Expense Adjusted Mortgage Rate greater than or equal to 6.75% per annum.

                  "Subgroup IA-3 Available Distribution Amount": With respect to any Distribution Date, an amount equal to (1) the sum of (a) the aggregate of the amounts on deposit in the Collection Account and Distribution Account with respect to the Group I Mortgage Loans and the Group I Mortgage Loan Components in Subgroup IA-3 as of the close of business on the related Determination Date including any Subsequent Recoveries with respect to the Group I Mortgage Loans and the Group I Mortgage Loan Components in Subgroup IA-3, (b) the aggregate of any amounts received in respect of an REO Property relating to a Group I Mortgage Loan and a Group I Mortgage Loan Component in Subgroup IA-3withdrawn from any REO Account and deposited in the Distribution Account for such Distribution Date pursuant to Section 3.23, (c) the aggregate of any amounts deposited in the Distribution Account by the Master Servicer in respect of Prepayment Interest Shortfalls on the Group I Mortgage Loans and the Group I Mortgage Loan Components in Subgroup IA-3 for such Distribution Date pursuant to
Section 3.24 and (d) the aggregate of any P&I Advances made by the Master Servicer or Special Servicer for such Distribution Date with respect to the Group I Mortgage Loans and the Group I Mortgage Loan Components in Subgroup IA-3 pursuant to Section 4.03, reduced (to not less than zero) by (2) the portion of the amount described in clause (1)(a) above that represents (i) Monthly Payments on the Group I Mortgage Loans and the Group I Mortgage Loan Components in Subgroup IA-3 received from a Mortgagor on or prior to the Determination Date but due during any Due Period subsequent to the related Due Period, (ii) Principal Prepayments on the Group I Mortgage Loans and the Group I Mortgage Loan Components in Subgroup IA-3 received after the related Prepayment Period (together with any interest payments received with such Principal Prepayments to the extent they represent the payment of interest accrued on the Group I Mortgage Loans and the Group I Mortgage Loan Components in Subgroup IA-3 during a period subsequent to the related Prepayment Period), (iii) Liquidation Proceeds, Insurance Proceeds and Subsequent Recoveries received in respect of the Group I Mortgage Loans and the Group I Mortgage Loan Components in Subgroup IA-3 after the related Prepayment Period, (iv) amounts reimbursable or payable with respect to the Group I Mortgage Loans and the Group I Mortgage Loan Components in Subgroup IA-3 to the Depositor, the Master Servicer, the Trustee, the Seller or any Sub-Servicer pursuant to Section 3.11(a) or Section 3.12 or otherwise payable in respect of Extraordinary Trust Fund Expenses, (v) the Trustee Fee attributable to the Group I Mortgage Loans and the Group I Mortgage Loan Components in Subgroup IA-3 payable from the Distribution Account pursuant to Section 8.05 and (vi) amounts deposited in the Collection Account or the Distribution Account in error with respect to the Group I Mortgage Loans and the Group I Mortgage Loan Components in Subgroup IA-3. Notwithstanding the foregoing, the Subgroup IA-3 Available Distribution Amount for any Distribution Date shall be increased (in the case of an Undercollateralized Subgroup with respect to Subgroup IA-3) or decreased (in the case of an Overcollateralized Subgroup with respect to Subgroup IA-3) by any applicable Diverted Interest

Amount or Class A Principal Adjustment Amount, in each case for such Distribution Date. The Subgroup IA-3 Available Distribution Amount shall not include any Prepayment Interest Excess related to the Group I Mortgage Loans and the Group I Mortgage Loan Components in Subgroup IA- 3.

                  "Subgroup IA-3 Excess Diverted Interest Reserve Deposit": An amount withdrawn from the Excess Diverted Interest Reserve Account equal to the lesser of (i) the amount on deposit in the Excess Diverted Interest Reserve Account and (ii) the sum of (a) any interest shortfalls on the Class IA-3 Certificates and (b) the aggregate amount of Realized Losses on the Group I Mortgage Loan Components or the Group I Mortgage Loans in Subgroup IA-3 on such Distribution Date.

                  "Subgroup IA-3 Overcollateralized Amount": With respect to any Distribution Date on which an Overcollateralized Amount exists, the excess, if any, of (i) the sum of (a) the aggregate of the Non-Class PO Percentages of the Scheduled Principal Balances of the Group I Mortgage Loans and the Group I Mortgage Loan Components in Subgroup IA-3 plus (b) the aggregate of the Non-Class PO Percentages of the Scheduled Principal Balances of the REO Properties related to the Group I Mortgage Loans and the Group I Mortgage Loan Components in Subgroup IA-3 over (ii) the aggregate Certificate Principal Balance of the Class IA-3 Certificates immediately after payment of the related Senior Principal Distribution Amount, in each case, after scheduled and unscheduled payments in respect of principal were received or advanced.

                  "Subgroup IA-3 Senior Percentage": With respect to any Distribution Date and the Class IA-3 Certificates, the lesser of (a) 100% and
(b) a fraction, expressed as a percentage, the numerator of which is the excess, if any, of the aggregate Certificate Principal Balance of the Class IA-3 Certificates for such Distribution Date over the aggregate amount, if any, payable to the Holders of the Class IA-3 Certificates on such date pursuant to clause (d) of the definition of "Senior Principal Distribution Amount," and the denominator of which is the sum of (i) the aggregate of the Non-Class PO Percentages of the Scheduled Principal Balances of the Group I Mortgage Loans and the Group I Mortgage Loan Components in Subgroup IA-3, plus (ii) the aggregate of the Non-Class PO Percentages of the Scheduled Principal Balances of the REO Properties related to the Group I Mortgage Loans and the Group I Mortgage Loan Components in Subgroup IA-3, in each case before reduction for any Realized Losses on such Distribution Date.

                  "Subgroup IA-3 Senior Prepayment Percentage": With respect to any Distribution Date within the range indicated below and the Class IA-3 Certificates, the percentage as indicated below:


              Distribution Date                                      Senior Prepayment Percentage
              -----------------                                      ----------------------------
July 2004 through June 2009                      100%

July 2009 through June 2010                      Subgroup IA-3 Senior Percentage plus 70% of the Subgroup IA-3
                                                 Subordinate Percentage

July 2010 through June 2011                      Subgroup IA-3 Senior Percentage plus 60% of the Subgroup IA-3
                                                 Subordinate Percentage

July 2011 through June 2012                      Subgroup IA-3 Senior Percentage plus 40% of the Subgroup IA-3
                                                 Subordinate Percentage



                                      -53-





July 2012 through June 2013                      Subgroup IA-3 Senior Percentage plus 20% of the Subgroup IA-3
                                                 Subordinate Percentage

July 2013 and thereafter                         Subgroup IA-3 Senior Percentage

PROVIDED, HOWEVER, no reduction to the Subgroup IA-3 Senior Prepayment Percentage described above shall be made as of any Distribution Date unless (i) the outstanding principal balance of the Mortgage Loans delinquent 60 days or more (including REO Properties and Mortgage Loans in foreclosure) averaged over the last six months does not exceed 50% of the sum of the then current Certificate Principal Balances of the Subordinate Certificates and (ii) Realized Losses on the Mortgage Loans to date are less than the then applicable Trigger Amount.

                  On any Distribution Date on which the conditions in either of clauses (i) or (ii) above are not met, the Subgroup IA-3 Senior Prepayment Percentage will be the greater of (x) the Subgroup IA-3 Senior Prepayment Percentage for such Distribution Date or (y) the Subgroup IA-3 Senior Prepayment Percentage for the immediately preceding Distribution Date.

                  On any Distribution Date on which the Aggregate Senior Percentage exceeds the initial Aggregate Senior Percentage, the Subgroup IA-3 Senior Prepayment Percentage shall be 100%.

                  "Subgroup IA-3 Subordinate Percentage": With respect to the Subordinate Certificates and any Distribution Date, a percentage equal to 100% minus the Subgroup IA-3 Senior Percentage.

                  "Subgroup IA-3 Subordinate Prepayment Percentage": With respect to the Subordinate Certificates and any Distribution Date, 100% minus the Subgroup IA-3 Senior Prepayment Percentage for such Distribution Date.

                  "Subgroup IIA-1": The Group II Mortgage Loan subgroup that includes all Group II Mortgage Loans with an Expense Adjusted Mortgage Rate less than or equal to 5.50% and Mortgage Loan Components representing a portion of all Group II Mortgage Loans, based on the Applicable Fractions of such Mortgage Loans, with an Expense Adjusted Mortgage Rate greater than 5.50% per annum and less than 6.50% per annum.

                  "Subgroup IIA-1 Available Distribution Amount": With respect to any Distribution Date, an amount equal to (1) the sum of (a) the aggregate of the amounts on deposit in the Collection Account and Distribution Account with respect to the Group II Mortgage Loans and the Group II Mortgage Loan Components in Subgroup IIA-1 as of the close of business on the related Determination Date including any Subsequent Recoveries with respect to the Group II Mortgage Loans and the Group II Mortgage Loan Components in Subgroup IIA-1, (b) the aggregate of any amounts received in respect of an REO Property relating to a Group II Mortgage Loan and a Group II Mortgage Loan Component in Subgroup IIA-1withdrawn from any REO Account and deposited in the Distribution Account for such Distribution Date pursuant to Section 3.23, (c) the aggregate of any amounts deposited in the Distribution Account by the Master Servicer in respect of Prepayment Interest Shortfalls on the Group II Mortgage Loans and the Group II Mortgage Loan Components in Subgroup IIA-1 for such Distribution Date pursuant to Section 3.24 and (d) the aggregate of any P&I Advances made by the Master Servicer or Special Servicer for such Distribution Date with respect to the Group II Mortgage Loans and the Group II Mortgage Loan Components in Subgroup IIA-1 pursuant to Section 4.03, reduced (to not less than zero) by (2) the portion of the amount described in clause (1)(a) above that represents (i) Monthly Payments on the Group II Mortgage Loans and the Group II Mortgage Loan Components in Subgroup IIA-1 received from a Mortgagor on or prior to the Determination Date but due during any Due Period subsequent to the related Due Period, (ii) Principal Prepayments on the Group II Mortgage Loans and the Group II Mortgage Loan Components in Subgroup IIA-1 received after the related Prepayment Period (together with any interest payments received with such Principal Prepayments to the extent they represent the payment of interest accrued on the Group II Mortgage Loans and the Group II Mortgage Loan Components in Subgroup IIA-1 during a period subsequent to the related Prepayment Period), (iii) Liquidation Proceeds, Insurance Proceeds and Subsequent Recoveries received in respect of the Group II Mortgage Loans and the Group II Mortgage Loan Components in Subgroup IIA-1 after the related Prepayment Period, (iv) amounts reimbursable or payable with respect to the Group II Mortgage Loans and the Group II Mortgage Loan Components in Subgroup IIA-1 to the Depositor, the Master Servicer, the Trustee, the Seller or any Sub-Servicer pursuant to Section 3.11(a) or Section 3.12 or otherwise payable in respect of Extraordinary Trust Fund Expenses, (v) the Trustee Fee attributable to the Group II Mortgage Loans and the Group II Mortgage Loan Components in Subgroup IIA-1 payable from the Distribution Account pursuant to
Section 8.05 and (vi) amounts deposited in the Collection Account or the Distribution Account in error with respect to the Group II Mortgage Loans and the Group II Mortgage Loan Components in Subgroup IIA-1. Notwithstanding the foregoing, the Subgroup IIA-1 Available Distribution Amount for any Distribution Date shall be increased (in the case of an Undercollateralized Subgroup with respect to Subgroup IIA-1) or decreased (in the case of an Overcollateralized Subgroup with respect to Subgroup IIA-1) by any applicable Diverted Interest Amount or Class A Principal Adjustment Amount, in each case for such Distribution Date. The Subgroup IIA-1 Available Distribution Amount shall not include any Prepayment Interest Excess related to the Group II Mortgage Loans and the Group II Mortgage Loan Components in Subgroup IIA-1.

                  "Subgroup IIA-1 Excess Diverted Interest Reserve Deposit": An amount withdrawn from the Excess Diverted Interest Reserve Account equal to the lesser of (i) the amount on deposit in the Excess Diverted Interest Reserve Account and (ii) the sum of (a) any interest shortfalls on the Class IIA-1 Certificates and (b) the aggregate amount of Realized Losses on the Group II Mortgage Loan Components or the Group II Mortgage Loans in Subgroup IIA-1 on such Distribution Date.

                  "Subgroup IIA-1 Overcollateralized Amount": With respect to any Distribution Date on which an Overcollateralized Amount exists, the excess, if any, of (i) the sum of (a) the aggregate of the Non-Class PO Percentages of the Scheduled Principal Balances of the Group II Mortgage Loans and the Group II Mortgage Loan Components in Subgroup IIA-1 plus (b) the aggregate of the Non-Class PO Percentages of the Scheduled Principal Balances of the REO Properties related to the Group II Mortgage Loans and the Group II Mortgage Loan Components in Subgroup IIA-1 over (ii) the aggregate Certificate Principal Balance of the Class IIA-1 Certificates immediately after payment of the related Senior Principal Distribution Amount, in each case, after scheduled and unscheduled payments in respect of principal were received or advanced.

                  "Subgroup IIA-1 Senior Percentage": With respect to any Distribution Date and the Class IIA-1 Certificates, the lesser of (a) 100% and
(b) a fraction, expressed as a percentage, the numerator of which is the excess, if any, of the aggregate Certificate Principal Balance of the Class IIA-1 Certificates for such Distribution Date over the aggregate amount, if any, payable to the Holders of the Class IIA-1 Certificates on such date pursuant to clause (d) of the definition of "Senior Principal Distribution Amount," and the denominator of which is the sum of (i) the aggregate of the Non-Class PO Percentages of the Scheduled Principal Balances of the Group II Mortgage Loans and the Group II Mortgage Loan Components in Subgroup IIA-1, plus (ii) the aggregate of the Non-Class PO Percentages of the Scheduled Principal Balances of the REO Properties related to the Group II Mortgage Loans and the Group II Mortgage Loan Components in Subgroup IIA-1, in each case before reduction for any Realized Losses on such Distribution Date.

                  "Subgroup IIA-1 Senior Prepayment Percentage": With respect to any Distribution Date within the range indicated below and the Class IIA-1 Certificates, the percentage as indicated below:


              Distribution Date                                      Senior Prepayment Percentage
              -----------------                                      ----------------------------
July 2004 through June 2009                      100%

July 2009 through June 2010                      Subgroup IIA-1 Senior Percentage plus 70% of the Subgroup IIA-1
                                                 Subordinate Percentage

July 2010 through June 2011                      Subgroup IIA-1 Senior Percentage plus 60% of the Subgroup IIA-1
                                                 Subordinate Percentage

July 2011 through June 2012                      Subgroup IIA-1 Senior Percentage plus 40% of the Subgroup IIA-1
                                                 Subordinate Percentage

July 2012 through June 2013                      Subgroup IIA-1 Senior Percentage plus 20% of the Subgroup IIA-1
                                                 Subordinate Percentage

July 2013 and thereafter                         Subgroup IIA-1 Senior Percentage

PROVIDED, HOWEVER, no reduction to the Subgroup IIA-1 Senior Prepayment Percentage described above shall be made as of any Distribution Date unless (i) the outstanding principal balance of the Mortgage Loans delinquent 60 days or more (including REO Properties and Mortgage Loans in foreclosure) averaged over the last six months does not exceed 50% of the sum of the then current Certificate Principal Balances of the Subordinate Certificates and (ii) Realized Losses on the Mortgage Loans to date are less than the then applicable Trigger Amount.

                  On any Distribution Date on which the conditions in either of clauses (i) or (ii) above are not met, the Subgroup IIA-1 Senior Prepayment Percentage will be the greater of (x) the Subgroup IIA-1 Senior Prepayment Percentage for such Distribution Date or (y) the Subgroup IIA-1 Senior Prepayment Percentage for the immediately preceding Distribution Date.

                  On any Distribution Date on which the Aggregate Senior Percentage exceeds the initial Aggregate Senior Percentage, the Subgroup IIA-1 Senior Prepayment Percentage shall be 100%.

                  "Subgroup IIA-1 Subordinate Percentage": With respect to the Subordinate Certificates and any Distribution Date, a percentage equal to 100% minus the Subgroup IIA-1 Senior Percentage.

                  "Subgroup IIA-1 Subordinate Prepayment Percentage": With respect to the Subordinate Certificates and any Distribution Date, 100% minus the Subgroup IIA-1 Senior Prepayment Percentage for such Distribution Date.

                  "Subgroup IIA-2": The Group II Mortgage Loan subgroup that includes a portion of all Group II Mortgage Loans, based on the Applicable Fractions of such Mortgage Loans, with an Expense Adjusted Mortgage Rate greater than 5.50% per annum and less than 6.50% per annum and Mortgage Loan Components representing a portion of all Group II Mortgage Loans, based on the Applicable Fractions of such Mortgage Loans, with an Expense Adjusted Mortgage Rate greater than or equal to 6.50% per annum and less than 6.75% per annum.

                  "Subgroup IIA-2 Available Distribution Amount": With respect to any Distribution Date, an amount equal to (1) the sum of (a) the aggregate of the amounts on deposit in the Collection Account and Distribution Account with respect to the Group II Mortgage Loan Components in Subgroup IIA-2 as of the close of business on the related Determination Date including any Subsequent Recoveries with respect to the Group II Mortgage Loan Components in Subgroup IIA-2, (b) the aggregate of any amounts received in respect of an REO Property relating to a Group II Mortgage Loan Component in Subgroup IIA-2withdrawn from any REO Account and deposited in the Distribution Account for such Distribution Date pursuant to Section 3.23, (c) the aggregate of any amounts deposited in the Distribution Account by the Master Servicer in respect of Prepayment Interest Shortfalls on the Group II Mortgage Loan Components in Subgroup IIA-2 for such Distribution Date pursuant to Section 3.24 and (d) the aggregate of any P&I Advances made by the Master Servicer or Special Servicer for such Distribution Date with respect to the Group II Mortgage Loan Components in Subgroup IIA-2 pursuant to Section 4.03, reduced (to not less than zero) by (2) the portion of the amount described in clause (1)(a) above that represents (i) Monthly Payments on the Group II Mortgage Loan Components in Subgroup IIA-2 received from a Mortgagor on or prior to the Determination Date but due during any Due Period subsequent to the related Due Period, (ii) Principal Prepayments on the Group II Mortgage Loan Components in Subgroup IIA-2 received after the related Prepayment Period (together with any interest payments received with such Principal Prepayments to the extent they represent the payment of interest accrued on the Group II Mortgage Loan Components in Subgroup IIA-2 during a period subsequent to the related Prepayment Period), (iii) Liquidation Proceeds, Insurance Proceeds and Subsequent Recoveries received in respect of the Group II Mortgage Loan Components in Subgroup IIA-2 after the related Prepayment Period, (iv) amounts reimbursable or payable with respect to the Group II Mortgage Loan Components in Subgroup IIA-2 to the Depositor, the Master Servicer, the Trustee, the Seller or any Sub-Servicer pursuant to Section 3.11(a) or Section 3.12 or otherwise payable in respect of Extraordinary Trust Fund Expenses, (v) the Trustee Fee attributable to the Group II Mortgage Loan Components in Subgroup IIA-2 payable from the Distribution Account pursuant to Section 8.05 and (vi) amounts deposited in the Collection Account or the Distribution Account in error with respect to the Group II Mortgage Loan Components in Subgroup IIA-2. Notwithstanding the foregoing, the Subgroup IIA- 2 Available Distribution Amount for any Distribution Date shall be increased (in the case of an Undercollateralized Subgroup with respect to Subgroup IIA-2) or decreased (in the case of an

Overcollateralized Subgroup with respect to Subgroup IIA-2) by any applicable Diverted Interest Amount or Class A Principal Adjustment Amount, in each case for such Distribution Date. The Subgroup IIA-2 Available Distribution Amount shall not include any Prepayment Interest Excess related to the Group II Mortgage Loan Components in Subgroup IIA-2.

                  "Subgroup IIA-2 Excess Diverted Interest Reserve Deposit": An amount withdrawn from the Excess Diverted Interest Reserve Account equal to the lesser of (i) the amount on deposit in the Excess Diverted Interest Reserve Account and (ii) the sum of (a) any interest shortfalls on the Class IIA-2 Certificates and (b) the aggregate amount of Realized Losses on the Group II Mortgage Loan Components in Subgroup IIA-2 on such Distribution Date.

                  "Subgroup IIA-2 Overcollateralized Amount": With respect to any Distribution Date on which an Overcollateralized Amount exists, the excess, if any, of (i) the sum of (a) the aggregate of the Non-Class PO Percentages of the Scheduled Principal Balances of the Group II Mortgage Loan Components in Subgroup IIA-2 plus (b) the aggregate of the Non-Class PO Percentages of the Scheduled Principal Balances of the REO Properties related to Group II Mortgage Loan Components in Subgroup IIA-2 over (ii) the aggregate Certificate Principal Balance of the Class IIA-2 Certificates immediately after payment of the related Senior Principal Distribution Amount, in each case, after scheduled and unscheduled payments in respect of principal were received or advanced.

                  "Subgroup IIA-2 Senior Percentage": With respect to any Distribution Date and the Class IIA-2 Certificates, the lesser of (a) 100% and
(b) a fraction, expressed as a percentage, the numerator of which is the excess, if any, of the aggregate Certificate Principal Balance of the Class IIA-2 Certificates for such Distribution Date over the aggregate amount, if any, payable to the Holders of the Class IIA-2 Certificates on such date pursuant to clause (d) of the definition of "Senior Principal Distribution Amount," and the denominator of which is the sum of (i) the aggregate of the Non-Class PO Percentages of the Scheduled Principal Balances of the Group II Mortgage Loan Components in Subgroup IIA-2, plus (ii) the aggregate of the Non-Class PO Percentages of the Scheduled Principal Balances of the REO Properties related to the Group II Mortgage Loan Components in Subgroup IIA-2, in each case before reduction for any Realized Losses on such Distribution Date.

                  "Subgroup IIA-2 Senior Prepayment Percentage": With respect to any Distribution Date within the range indicated below and the Class IIA-2 Certificates, the percentage as indicated below:


              Distribution Date                                      Senior Prepayment Percentage
              -----------------                                      ----------------------------
July 2004 through June 2009                      100%

July 2009 through June 2010                      Subgroup IIA-2 Senior Percentage plus 70% of the Subgroup IIA-2
                                                 Subordinate Percentage

July 2010 through June 2011                      Subgroup IIA-2 Senior Percentage plus 60% of the Subgroup IIA-2
                                                 Subordinate Percentage

July 2011 through June 2012                      Subgroup IIA-2 Senior Percentage plus 40% of the Subgroup IIA-2
                                                 Subordinate Percentage

July 2012 through June 2013                      Subgroup IIA-2 Senior Percentage plus 20% of the Subgroup IIA-2
                                                 Subordinate Percentage



                                      -58-





July 2013 and thereafter                         Subgroup IIA-2 Senior Percentage

PROVIDED, HOWEVER, no reduction to the Subgroup IIA-2 Senior Prepayment Percentage described above shall be made as of any Distribution Date unless (i) the outstanding principal balance of the Mortgage Loans delinquent 60 days or more (including REO Properties and Mortgage Loans in foreclosure) averaged over the last six months does not exceed 50% of the sum of the then current Certificate Principal Balances of the Subordinate Certificates and (ii) Realized Losses on the Mortgage Loans to date are less than the then applicable Trigger Amount.

                  On any Distribution Date on which the conditions in either of clauses (i) or (ii) above are not met, the Subgroup IIA-2 Senior Prepayment Percentage will be the greater of (x) the Subgroup IIA-2 Senior Prepayment Percentage for such Distribution Date or (y) the Subgroup IIA-2 Senior Prepayment Percentage for the immediately preceding Distribution Date.

                  On any Distribution Date on which the Aggregate Senior Percentage exceeds the initial Aggregate Senior Percentage, the Subgroup IIA-2 Senior Prepayment Percentage shall be 100%.

                  "Subgroup IIA-2 Subordinate Percentage": With respect to the Subordinate Certificates and any Distribution Date, a percentage equal to 100% minus the Subgroup IIA-2 Senior Percentage.

                  "Subgroup IIA-2 Subordinate Prepayment Percentage": With respect to the Subordinate Certificates and any Distribution Date, 100% minus the Subgroup IIA-2 Senior Prepayment Percentage for such Distribution Date.

                  "Subgroup IIA-3": The Group II Mortgage Loan subgroup that includes a portion of all Group II Mortgage Loans, based on the Applicable Fractions of such Mortgage Loans, with an Expense Adjusted Mortgage Rate greater than or equal to 6.50% per annum and less than 6.75% per annum and all Group II Mortgage Loans with an Expense Adjusted Mortgage Rate greater than or equal to 6.75% per annum.

                  "Subgroup IIA-3 Available Distribution Amount": With respect to any Distribution Date, an amount equal to (1) the sum of (a) the aggregate of the amounts on deposit in the Collection Account and Distribution Account with respect to the Group II Mortgage Loans and the Group II Mortgage Loan Components in Subgroup IIA-3 as of the close of business on the related Determination Date including any Subsequent Recoveries with respect to the Group II Mortgage Loans and the Group II Mortgage Loan Components in Subgroup IIA-3, (b) the aggregate of any amounts received in respect of an REO Property relating to a Group II Mortgage Loan and a Group II Mortgage Loan Component in Subgroup IIA-3withdrawn from any REO Account and deposited in the Distribution Account for such Distribution Date pursuant to Section 3.23, (c) the aggregate of any amounts deposited in the Distribution Account by the Master Servicer in respect of Prepayment Interest Shortfalls on the Group II Mortgage Loans and the Group II Mortgage Loan Components in Subgroup IIA-3 for such Distribution Date pursuant to Section 3.24 and (d) the aggregate of any P&I Advances made by the Master Servicer or Special Servicer for such Distribution Date with respect to the Group II Mortgage Loans and the Group II Mortgage Loan

Components in Subgroup IIA-3 pursuant to Section 4.03, reduced (to not less than zero) by (2) the portion of the amount described in clause (1)(a) above that represents (i) Monthly Payments on the Group II Mortgage Loans and the Group II Mortgage Loan Components in Subgroup IIA-3 received from a Mortgagor on or prior to the Determination Date but due during any Due Period subsequent to the related Due Period, (ii) Principal Prepayments on the Group II Mortgage Loans and the Group II Mortgage Loan Components in Subgroup IIA-3 received after the related Prepayment Period (together with any interest payments received with such Principal Prepayments to the extent they represent the payment of interest accrued on the Group II Mortgage Loans and the Group II Mortgage Loan Components in Subgroup IIA-3 during a period subsequent to the related Prepayment Period),
(iii) Liquidation Proceeds, Insurance Proceeds and Subsequent Recoveries received in respect of the Group II Mortgage Loans and the Group II Mortgage Loan Components in Subgroup IIA-3 after the related Prepayment Period, (iv) amounts reimbursable or payable with respect to the Group II Mortgage Loans and the Group II Mortgage Loan Components in Subgroup IIA-3 to the Depositor, the Master Servicer, the Trustee, the Seller or any Sub-Servicer pursuant to Section 3.11(a) or Section 3.12 or otherwise payable in respect of Extraordinary Trust Fund Expenses, (v) the Trustee Fee attributable to the Group II Mortgage Loans and the Group II Mortgage Loan Components in Subgroup IIA-3 payable from the Distribution Account pursuant to Section 8.05 and (vi) amounts deposited in the Collection Account or the Distribution Account in error with respect to the Group II Mortgage Loans and the Group II Mortgage Loan Components in Subgroup IIA-3. Notwithstanding the foregoing, the Subgroup IIA-3 Available Distribution Amount for any Distribution Date shall be increased (in the case of an Undercollateralized Subgroup with respect to Subgroup IIA-3) or decreased (in the case of an Overcollateralized Subgroup with respect to Subgroup IIA-3) by any applicable Diverted Interest Amount or Class A Principal Adjustment Amount, in each case for such Distribution Date. The Subgroup IIA-3 Available Distribution Amount shall not include any Prepayment Interest Excess related to the Group II Mortgage Loans and the Group II Mortgage Loan Components in Subgroup IIA-3.

                  "Subgroup IIA-3 Excess Diverted Interest Reserve Deposit": An amount withdrawn from the Excess Diverted Interest Reserve Account equal to the lesser of (i) the amount on deposit in the Excess Diverted Interest Reserve Account and (ii) the sum of (a) any interest shortfalls on the Class IIA-3 Certificates and (b) the aggregate amount of Realized Losses on the Group II Mortgage Loan Components or the Group II Mortgage Loans in Subgroup IIA-3 on such Distribution Date.

                  "Subgroup IIA-3 Overcollateralized Amount": With respect to any Distribution Date on which an Overcollateralized Amount exists, the excess, if any, of (i) the sum of (a) the aggregate of the Non-Class PO Percentages of the Scheduled Principal Balances of the Group II Mortgage Loans and the Group II Mortgage Loan Components in Subgroup IIA-3 plus (b) the aggregate of the Non-Class PO Percentages of the Scheduled Principal Balances of the REO Properties related to the Group II Mortgage Loans and the Group II Mortgage Loan Components in Subgroup IIA-3 over (ii) the aggregate Certificate Principal Balance of the Class IIA-3 Certificates immediately after payment of the related Senior Principal Distribution Amount, in each case, after scheduled and unscheduled payments in respect of principal were received or advanced.

                  "Subgroup IIA-3 Senior Percentage": With respect to any Distribution Date and the Class IIA-3 Certificates, the lesser of (a) 100% and
(b) a fraction, expressed as a percentage, the numerator of which is the excess, if any, of the aggregate Certificate Principal Balance of the Class

IIA-3 Certificates for such Distribution Date over the aggregate amount, if any, payable to the Holders of the Class IIA-3 Certificates on such date pursuant to clause (d) of the definition of "Senior Principal Distribution Amount," and the denominator of which is the sum of (i) the aggregate of the Non-Class PO Percentages of the Scheduled Principal Balances of the Group II Mortgage Loans and the Group II Mortgage Loan Components in Subgroup IIA-3, plus (ii) the aggregate of the Non-Class PO Percentages of the Scheduled Principal Balances of the REO Properties related to the Group II Mortgage Loans and the Group II Mortgage Loan Components in Subgroup IIA-3, in each case before reduction for any Realized Losses on such Distribution Date.

                  "Subgroup IIA-3 Senior Prepayment Percentage": With respect to any Distribution Date within the range indicated below and the Class IIA-3 Certificates, the percentage as indicated below:


              Distribution Date                                      Senior Prepayment Percentage
              -----------------                                      ----------------------------
July 2004 through June 2009                      100%

July 2009 through June 2010                      Subgroup IIA-3 Senior Percentage plus 70% of the Subgroup IIA-3
                                                 Subordinate Percentage

July 2010 through June 2011                      Subgroup IIA-3 Senior Percentage plus 60% of the Subgroup IIA-3
                                                 Subordinate Percentage

July 2011 through June 2012                      Subgroup IIA-3 Senior Percentage plus 40% of the Subgroup IIA-3
                                                 Subordinate Percentage

July 2012 through June 2013                      Subgroup IIA-3 Senior Percentage plus 20% of the Subgroup IIA-3
                                                 Subordinate Percentage

July 2013 and thereafter                         Subgroup IIA-3 Senior Percentage

PROVIDED, HOWEVER, no reduction to the Subgroup IIA-3 Senior Prepayment Percentage described above shall be made as of any Distribution Date unless (i) the outstanding principal balance of the Mortgage Loans delinquent 60 days or more (including REO Properties and Mortgage Loans in foreclosure) averaged over the last six months does not exceed 50% of the sum of the then current Certificate Principal Balances of the Subordinate Certificates and (ii) Realized Losses on the Mortgage Loans to date are less than the then applicable Trigger Amount.

                  On any Distribution Date on which the conditions in either of clauses (i) or (ii) above are not met, the Subgroup IIA-3 Senior Prepayment Percentage will be the greater of (x) the Subgroup IIA-3 Senior Prepayment Percentage for such Distribution Date or (y) the Subgroup IIA-3 Senior Prepayment Percentage for the immediately preceding Distribution Date.

                  On any Distribution Date on which the Aggregate Senior Percentage exceeds the initial Aggregate Senior Percentage, the Subgroup IIA-3 Senior Prepayment Percentage shall be 100%.

                  "Subgroup IIA-3 Subordinate Percentage": With respect to the Subordinate Certificates and any Distribution Date, a percentage equal to 100% minus the Subgroup IIA-3 Senior Percentage.

                  "Subgroup IIA-3 Subordinate Prepayment Percentage": With respect to the Subordinate Certificates and any Distribution Date, 100% minus the Subgroup IIA-3 Senior Prepayment Percentage for such Distribution Date.

                  "Subgroup IIIA-1": The Group III Mortgage Loan subgroup that includes all Group III Mortgage Loans with an Expense Adjusted Mortgage Rate less than or equal to 5.00% and Mortgage Loan Components representing a portion of all Group III Mortgage Loans, based on the Applicable Fractions of such Mortgage Loans, with an Expense Adjusted Mortgage Rate greater than 5.00% per annum and less than 5.75% per annum.

                  "Subgroup IIIA-1 Available Distribution Amount": With respect to any Distribution Date, an amount equal to (1) the sum of (a) the aggregate of the amounts on deposit in the Collection Account and Distribution Account with respect to the Group III Mortgage Loans and the Group III Mortgage Loan Components in Subgroup IIIA-1 as of the close of business on the related Determination Date including any Subsequent Recoveries with respect to the Group III Mortgage Loans and the Group III Mortgage Loan Components in Subgroup IIIA-1, (b) the aggregate of any amounts received in respect of an REO Property relating to a Group III Mortgage Loan and a Group III Mortgage Loan Component in Subgroup IIIA-1withdrawn from any REO Account and deposited in the Distribution Account for such Distribution Date pursuant to Section 3.23, (c) the aggregate of any amounts deposited in the Distribution Account by the Master Servicer in respect of Prepayment Interest Shortfalls on the Group III Mortgage Loans and the Group III Mortgage Loan Components in Subgroup IIIA-1 for such Distribution Date pursuant to Section 3.24 and (d) the aggregate of any P&I Advances made by the Master Servicer or Special Servicer for such Distribution Date with respect to the Group III Mortgage Loans and the Group III Mortgage Loan Components in Subgroup IIIA-1 pursuant to Section 4.03, reduced (to not less than zero) by (2) the portion of the amount described in clause (1)(a) above that represents (i) Monthly Payments on the Group III Mortgage Loans and the Group III Mortgage Loan Components in Subgroup IIIA-1 received from a Mortgagor on or prior to the Determination Date but due during any Due Period subsequent to the related Due Period, (ii) Principal Prepayments on the Group III Mortgage Loans and the Group III Mortgage Loan Components in Subgroup IIIA-1 received after the related Prepayment Period (together with any interest payments received with such Principal Prepayments to the extent they represent the payment of interest accrued on the Group III Mortgage Loans and the Group III Mortgage Loan Components in Subgroup IIIA-1 during a period subsequent to the related Prepayment Period), (iii) Liquidation Proceeds, Insurance Proceeds and Subsequent Recoveries received in respect of the Group III Mortgage Loans and the Group III Mortgage Loan Components in Subgroup IIIA-1 after the related Prepayment Period, (iv) amounts reimbursable or payable with respect to the Group III Mortgage Loans and the Group III Mortgage Loan Components in Subgroup IIIA-1 to the Depositor, the Master Servicer, the Trustee, the Seller or any Sub-Servicer pursuant to Section 3.11(a) or Section 3.12 or otherwise payable in respect of Extraordinary Trust Fund Expenses, (v) the Trustee Fee attributable to the Group III Mortgage Loans and the Group III Mortgage Loan Components in Subgroup IIIA-1 payable from the Distribution Account pursuant to Section 8.05 and (vi) amounts deposited in the Collection Account or the Distribution Account in error with respect to the Group III Mortgage Loans and the Group III Mortgage Loan Components in Subgroup IIIA-1. Notwithstanding the foregoing, the Subgroup IIIA-1 Available Distribution Amount for any Distribution Date shall be increased (in the case of an Undercollateralized Subgroup with respect to Subgroup IIIA-1) or decreased (in the case of an Overcollateralized Subgroup with respect to Subgroup IIIA-1) by any applicable Diverted Interest Amount or Class A Principal Adjustment Amount, in each case for such Distribution Date. The Subgroup IIIA-1 Available Distribution Amount shall not include any Prepayment Interest Excess related to the Group III Mortgage Loans and the Group III Mortgage Loan Components in Subgroup IIIA-1.

                  "Subgroup IIIA-1 Excess Diverted Interest Reserve Deposit": An amount withdrawn from the Excess Diverted Interest Reserve Account equal to the lesser of (i) the amount on deposit in the Excess Diverted Interest Reserve Account and (ii) the sum of (a) any interest shortfalls on the Class IIIA-1 Certificates and (b) the aggregate amount of Realized Losses on the Group III Mortgage Loan Components or the Group III Mortgage Loans in Subgroup IIIA-1 on such Distribution Date.

                  "Subgroup IIIA-1 Overcollateralized Amount": With respect to any Distribution Date on which an Overcollateralized Amount exists, the excess, if any, of (i) the sum of (a) the aggregate of the Non-Class PO Percentages of the Scheduled Principal Balances of the Group III Mortgage Loans and the Group III Mortgage Loan Components in Subgroup IIIA-1 plus (b) the aggregate of the Non-Class PO Percentages of the Scheduled Principal Balances of the REO Properties related to the Group III Mortgage Loans and the Group III Mortgage Loan Components in Subgroup IIIA-1 over (ii) the aggregate Certificate Principal Balance of the Class IIIA-1 Certificates immediately after payment of the related Senior Principal Distribution Amount, in each case, after scheduled and unscheduled payments in respect of principal were received or advanced.

                  "Subgroup IIIA-1 Senior Percentage": With respect to any Distribution Date and the Class IIIA-1 Certificates, the lesser of (a) 100% and
(b) a fraction, expressed as a percentage, the numerator of which is the excess, if any, of the aggregate Certificate Principal Balance of the Class IIIA-1 Certificates for such Distribution Date over the aggregate amount, if any, payable to the Holders of the Class IIIA-1 Certificates on such date pursuant to clause (d) of the definition of "Senior Principal Distribution Amount," and the denominator of which is the sum of (i) the aggregate of the Non-Class PO Percentages of the Scheduled Principal Balances of the Group III Mortgage Loans and the Group III Mortgage Loan Components in Subgroup IIIA-1, plus (ii) the aggregate of the Non-Class PO Percentages of the Scheduled Principal Balances of the REO Properties related to the Group III Mortgage Loans and the Group III Mortgage Loan Components in Subgroup IIIA-1, in each case before reduction for any Realized Losses on such Distribution Date.

                  "Subgroup IIIA-1 Senior Prepayment Percentage": With respect to any Distribution Date within the range indicated below and the Class IIIA-1 Certificates, the percentage as indicated below:


              Distribution Date                                      Senior Prepayment Percentage
              -----------------                                      ----------------------------
July 2004 through June 2009                      100%

July 2009 through June 2010                      Subgroup IIIA-1 Senior Percentage plus 70% of the Subgroup IIIA-
                                                 1 Subordinate Percentage

July 2010 through June 2011                      Subgroup IIIA-1 Senior Percentage plus 60% of the Subgroup IIIA-
                                                 1 Subordinate Percentage

July 2011 through June 2012                      Subgroup IIIA-1 Senior Percentage plus 40% of the Subgroup IIIA-
                                                 1 Subordinate Percentage



                                                       -63-





July 2012 through June 2013                      Subgroup IIIA-1 Senior Percentage plus 20% of the Subgroup IIIA-
                                                 1 Subordinate Percentage

July 2013 and thereafter                         Subgroup IIIA-1 Senior Percentage

PROVIDED, HOWEVER, no reduction to the Subgroup IIIA-1 Senior Prepayment Percentage described above shall be made as of any Distribution Date unless (i) the outstanding principal balance of the Mortgage Loans delinquent 60 days or more (including REO Properties and Mortgage Loans in foreclosure) averaged over the last six months does not exceed 50% of the sum of the then current Certificate Principal Balances of the Subordinate Certificates and (ii) Realized Losses on the Mortgage Loans to date are less than the then applicable Trigger Amount.

                  On any Distribution Date on which the conditions in either of clauses (i) or (ii) above are not met, the Subgroup IIIA-1 Senior Prepayment Percentage will be the greater of (x) the Subgroup IIIA-1 Senior Prepayment Percentage for such Distribution Date or (y) the Subgroup IIIA-1 Senior Prepayment Percentage for the immediately preceding Distribution Date.

                  On any Distribution Date on which the Aggregate Senior Percentage exceeds the initial Aggregate Senior Percentage, the Subgroup IIIA-1 Senior Prepayment Percentage shall be 100%.

                  "Subgroup IIIA-1 Subordinate Percentage": With respect to the Subordinate Certificates and any Distribution Date, a percentage equal to 100% minus the Subgroup IIIA-1 Senior Percentage.

                  "Subgroup IIIA-1 Subordinate Prepayment Percentage": With respect to the Subordinate Certificates and any Distribution Date, 100% minus the Subgroup IIIA-1 Senior Prepayment Percentage for such Distribution Date.

                  "Subgroup IIIA-2": The Group III Mortgage Loan subgroup that includes a portion of all Group III Mortgage Loans, based on the Applicable Fractions of such Mortgage Loans, with an Expense Adjusted Mortgage Rate greater than 5.00% per annum and less than 5.75% per annum and all Group III Mortgage Loans with an Expense Adjusted Mortgage Rate greater than or equal to 5.75% per annum.

                  "Subgroup IIIA-2 Available Distribution Amount": With respect to any Distribution Date, an amount equal to (1) the sum of (a) the aggregate of the amounts on deposit in the Collection Account and Distribution Account with respect to the Group III Mortgage Loans and the Group III Mortgage Loan Components in Subgroup IIIA-2 as of the close of business on the related Determination Date including any Subsequent Recoveries with respect to the Group III Mortgage Loans and the Group III Mortgage Loan Components in Subgroup IIIA-2, (b) the aggregate of any amounts received in respect of an REO Property relating to a Group III Mortgage Loan and a Group III Mortgage Loan Component in Subgroup IIIA-2withdrawn from any REO Account and deposited in the Distribution Account for such Distribution Date pursuant to Section 3.23, (c) the aggregate of any amounts deposited in the Distribution Account by the Master Servicer in respect of Prepayment Interest Shortfalls on the Group III Mortgage Loans and the Group III Mortgage Loan Components in Subgroup IIIA-2 for such Distribution Date pursuant to Section 3.24 and (d) the aggregate of any P&I Advances made by the Master Servicer or Special Servicer for such Distribution Date with respect to the Group III Mortgage Loans and the Group III Mortgage Loan Components in Subgroup IIIA-2 pursuant to Section 4.03, reduced (to not less than zero) by (2) the portion of the amount described in clause (1)(a) above that represents (i) Monthly Payments on the Group III Mortgage Loans and the Group III Mortgage Loan Components in Subgroup IIIA-2 received from a Mortgagor on or prior to the Determination Date but due during any Due Period subsequent to the related Due Period, (ii) Principal Prepayments on the Group III Mortgage Loans and the Group III Mortgage Loan Components in Subgroup IIIA-2 received after the related Prepayment Period (together with any interest payments received with such Principal Prepayments to the extent they represent the payment of interest accrued on the Group III Mortgage Loans and the Group III Mortgage Loan Components in Subgroup IIIA-2 during a period subsequent to the related Prepayment Period), (iii) Liquidation Proceeds, Insurance Proceeds and Subsequent Recoveries received in respect of the Group III Mortgage Loans and the Group III Mortgage Loan Components in Subgroup IIIA-2 after the related Prepayment Period, (iv) amounts reimbursable or payable with respect to the Group III Mortgage Loans and the Group III Mortgage Loan Components in Subgroup IIIA-2 to the Depositor, the Master Servicer, the Trustee, the Seller or any Sub-Servicer pursuant to Section 3.11(a) or Section
3.12 or otherwise payable in respect of Extraordinary Trust Fund Expenses, (v) the Trustee Fee attributable to the Group III Mortgage Loans and the Group III Mortgage Loan Components in Subgroup IIIA-2 payable from the Distribution Account pursuant to Section 8.05 and (vi) amounts deposited in the Collection Account or the Distribution Account in error with respect to the Group III Mortgage Loans and the Group III Mortgage Loan Components in Subgroup IIIA-2. Notwithstanding the foregoing, the Subgroup IIIA-2 Available Distribution Amount for any Distribution Date shall be increased (in the case of an Undercollateralized Subgroup with respect to Subgroup IIIA-2) or decreased (in the case of an Overcollateralized Subgroup with respect to Subgroup IIIA-2) by any applicable Diverted Interest Amount or Class A Principal Adjustment Amount, in each case for such Distribution Date. The Subgroup IIIA-2 Available Distribution Amount shall not include any Prepayment Interest Excess related to the Group III Mortgage Loans and the Group III Mortgage Loan Components in Subgroup IIIA-2.

                  "Subgroup IIIA-2 Excess Diverted Interest Reserve Deposit": An amount withdrawn from the Excess Diverted Interest Reserve Account equal to the lesser of (i) the amount on deposit in the Excess Diverted Interest Reserve Account and (ii) the sum of (a) any interest shortfalls on the Class IIIA-2 Certificates and (b) the aggregate amount of Realized Losses on the Group III Mortgage Loan Components or the Group III Mortgage Loans in Subgroup IIIA-2 on such Distribution Date.

                  "Subgroup IIIA-2 Overcollateralized Amount": With respect to any Distribution Date on which an Overcollateralized Amount exists, the excess, if any, of (i) the sum of (a) the aggregate of the Non-Class PO Percentages of the Scheduled Principal Balances of the Group III Mortgage Loans and the Group III Mortgage Loan Components in Subgroup IIIA-2 plus (b) the aggregate of the Non-Class PO Percentages of the Scheduled Principal Balances of the REO Properties related to the Group III Mortgage Loans and the Group III Mortgage Loan Components in Subgroup IIIA-2 over (ii) the aggregate Certificate Principal Balance of the Class IIIA-2 Certificates immediately after payment of the related Senior Principal Distribution Amount, in each case, after scheduled and unscheduled payments in respect of principal were received or advanced.

                  "Subgroup IIIA-2 Senior Percentage": With respect to any Distribution Date and the Class IIIA-2 Certificates, the lesser of (a) 100% and
(b) a fraction, expressed as a percentage, the numerator of which is the excess, if any, of the aggregate Certificate Principal Balance of the Class IIIA-2 Certificates for such Distribution Date over the aggregate amount, if any, payable to the Holders of the Class IIIA-2 Certificates on such date pursuant to clause (d) of the definition of "Senior Principal Distribution Amount," and the denominator of which is the sum of (i) the aggregate of the Non-Class PO Percentages of the Scheduled Principal Balances of the Group III Mortgage Loans and the Group III Mortgage Loan Components in Subgroup IIIA-2, plus (ii) the aggregate of the Non-Class PO Percentages of the Scheduled Principal Balances of the REO Properties related to the Group III Mortgage Loans and the Group III Mortgage Loan Components in Subgroup IIIA-2, in each case before reduction for any Realized Losses on such Distribution Date.

                  "Subgroup IIIA-2 Senior Prepayment Percentage": With respect to any Distribution Date within the range indicated below and the Class IIIA-2 Certificates, the percentage as indicated below:


              Distribution Date                                      Senior Prepayment Percentage
              -----------------                                      ----------------------------
July 2004 through June 2009                      100%

July 2009 through June 2010                      Subgroup IIIA-2 Senior Percentage plus 70% of the Subgroup IIIA-
                                                 2 Subordinate Percentage

July 2010 through June 2011                      Subgroup IIIA-2 Senior Percentage plus 60% of the Subgroup IIIA-
                                                 2 Subordinate Percentage

July 2011 through June 2012                      Subgroup IIIA-2 Senior Percentage plus 40% of the Subgroup IIIA-
                                                 2 Subordinate Percentage

July 2012 through June 2013                      Subgroup IIIA-2 Senior Percentage plus 20% of the Subgroup IIIA-
                                                 2 Subordinate Percentage

July 2013 and thereafter                         Subgroup IIIA-2 Senior Percentage

PROVIDED, HOWEVER, no reduction to the Subgroup IIIA-2 Senior Prepayment Percentage described above shall be made as of any Distribution Date unless (i) the outstanding principal balance of the Mortgage Loans delinquent 60 days or more (including REO Properties and Mortgage Loans in foreclosure) averaged over the last six months does not exceed 50% of the sum of the then current Certificate Principal Balances of the Subordinate Certificates and (ii) Realized Losses on the Mortgage Loans to date are less than the then applicable Trigger Amount.

                  On any Distribution Date on which the conditions in either of clauses (i) or (ii) above are not met, the Subgroup IIIA-2 Senior Prepayment Percentage will be the greater of (x) the Subgroup IIIA-2 Senior Prepayment Percentage for such Distribution Date or (y) the Subgroup IIIA-2 Senior Prepayment Percentage for the immediately preceding Distribution Date.

                  On any Distribution Date on which the Aggregate Senior Percentage exceeds the initial Aggregate Senior Percentage, the Subgroup IIIA-2 Senior Prepayment Percentage shall be 100%.

                  "Subgroup IIIA-2 Subordinate Percentage": With respect to the Subordinate Certificates and any Distribution Date, a percentage equal to 100% minus the Subgroup IIIA-2 Senior Percentage.

                  "Subgroup IIIA-2 Subordinate Prepayment Percentage": With respect to the Subordinate Certificates and any Distribution Date, 100% minus the Subgroup IIIA-2 Senior Prepayment Percentage for such Distribution Date.

                  "Subordinate Amount": For any Distribution Date will equal the excess of (i) the Scheduled Principal Balance of the Mortgage Loans (exclusive of the Class PO Percentage of the Scheduled Principal Balance of the Class PO Mortgage Loans), over (ii) the sum of the Certificate Principal Balances of the Class A Certificates.

                  "Subordinate Certificate": Any Class B-1 Certificate, Class B-2 Certificate, Class B-3 Certificate, Class B-4 Certificate, Class B-5 Certificate or Class B-6 Certificate.

                  "Subordinate Interest Distribution Amount": With respect to any Distribution Date, an amount equal to the aggregate of the Interest Distribution Amounts for such Distribution Date on all of the Subordinate Certificates.

                  "Subordinate Percentage": With respect to any Distribution Date, the percentage equal to the aggregate Certificate Principal Balance of the Subordinate Certificates immediately prior to such Distribution Date divided by the aggregate Scheduled Principal Balance of all of the Mortgage Loans as of the close of business on the first day of the calendar month immediately preceding such Distribution Date.

                  "Subordinate Principal Distribution Amount": For any Distribution Date, an amount equal to the lesser of (i) the Available Distribution Amount remaining after distribution of the Senior Interest Distribution Amount, the Class PO Principal Distribution Amount, the Senior Principal Distribution Amount and the Subordinate Interest Distribution Amount and (ii) the sum of:

                  (a) the product of (x) the then-applicable Subgroup IA-1 Subordinate Percentage, Subgroup IA-2 Subordinate Percentage, Subgroup IA-3 Subordinate Percentage, Subgroup IIA-1 Subordinate Percentage, Subgroup IIA-2 Subordinate Percentage, Subgroup IIA-3 Subordinate Percentage, Subgroup IIIA-1 Subordinate Percentage, Subgroup IIIA-2 Subordinate Percentage or Group IV Subordinate Percentage, as applicable, and (y) the sum of the following:

                           (i) the related Non-Class PO Percentage of the
                  aggregate of the principal portions of all Monthly Payments due during the related Due Period in respect of the related Mortgage Loans or Mortgage Loan Components, as applicable, whether or not received;

                           (ii) the related Non-Class PO Percentage of the
                  principal portion of all Insurance Proceeds, Liquidation Proceeds (other than amounts described in clause (c) below) and Subsequent Recoveries received in respect of the related Mortgage Loans or Mortgage Loan Components, as applicable, during the related Prepayment

                  Period (other than any such Mortgage Loan that was purchased, sold or replaced pursuant to or as contemplated by Section
                  2.03 or Section 9.01 during the related Prepayment Period), net of any portion thereof that represents a recovery of principal for which an advance was made by the Master Servicer pursuant to Section 4.03 in respect of a preceding Distribution Date;

                           (iii) the related Non-Class PO Percentage of the
                  Stated Principal Balance (calculated immediately prior to such Distribution Date) of each related Mortgage Loan or Mortgage Loan Component, as applicable, that was purchased, sold or replaced pursuant to or as contemplated by Section 2.03 or
                  Section 9.01 during the related Prepayment Period;

                           (iv) the related Non-PO Percentage of all REO
                  Principal Amortization collected in respect of any REO Property during the related Prepayment Period; and

                           (v) in connection with the substitution of one or
                  more Qualified Substitute Mortgage Loans for one or more Deleted Mortgage Loans in the related Loan Group pursuant to
                  Section 2.03 during the related Prepayment Period, the excess, if any, of (A) the aggregate of the related Non-Class PO Percentage of the Stated Principal Balances (calculated as of the respective dates of substitution) of such Deleted Mortgage Loans, net of the aggregate of the related Non-Class PO Percentage of the principal portions of the Monthly Payments due during the related Prepayment Period (to the extent received from the related Mortgagor or advanced by the Master Servicer and distributed pursuant to Section 4.01 on the Distribution Date in the related Prepayment Period) in respect of each such Deleted Mortgage Loan that was replaced prior to the Distribution Date in the related Prepayment Period, over
                  (B) the aggregate of the related Non-Class PO Percentage of the Stated Principal Balances (calculated as of the respective dates of substitution) of such Qualified Substitute Mortgage Loans;

                  (b) the product of (x) the then-applicable Subgroup IA-1 Subordinate Prepayment Percentage, Subgroup IA-2 Subordinate Prepayment Percentage, Subgroup IA-3 Subordinate Prepayment Percentage, Subgroup IIA-1 Subordinate Prepayment Percentage, Subgroup IIA-2 Subordinate Prepayment Percentage, Subgroup IIA-3 Subordinate Prepayment Percentage, Subgroup IIIA-1 Subordinate Prepayment Percentage, Subgroup IIIA-2 Subordinate Prepayment Percentage or Group IV Subordinate Prepayment Percentage, as applicable, and (y) related Non-Class PO Percentage of all Principal Prepayments received in respect of the related Mortgage Loans or Mortgage Loan Components, as applicable, during the related Prepayment Period;

                  (c) with respect to any related Mortgage Loans or Mortgage Loan Components, as applicable, which were the subject of a Final Recovery Determination in the related Prepayment Period, the amount, if any, by which the net Liquidation Proceeds and Insurance Proceeds allocable to principal in respect of such Mortgage Loans exceed the amount distributable to the related Class A Certificates and the related Class PO Certificates pursuant to clause
(c) of the definition of "Senior Principal Distribution Amount" and clause (c) of the definition of "Class PO Principal Distribution Amount"; and

                  (d) in the case of any Distribution Date subsequent to the initial Distribution Date, an amount equal to the excess, if any, of the Subordinate Principal Distribution Amount for the immediately preceding Distribution Date, over the aggregate distributions of principal made in respect of the Subordinate Certificates on such immediately preceding Distribution Date pursuant to Section 4.01 to the extent that any such amounts are not attributable to Realized Losses that were allocated to the Subordinate Certificates pursuant to Section 4.04.

                  "Subordination Test": With respect to any Distribution Date, the Subordination Test will be met if both (i) the Subordinate Percentage is equal to or greater than two times the Subordinate Percentage on the Closing Date and (ii) the outstanding Stated Principal Balance of the Mortgage Loans delinquent 60 days or more averaged over the last six months (including Mortgage Loans in foreclosure and Mortgage Loans the Mortgaged Property of which is held by REMIC I and acquired by foreclosure or deed in lieu of foreclosure), as a percentage of the Subordinate Amount, is less than to 50%.

                  "Subsequent Recoveries": As of any Distribution Date, amounts received by the Trust Fund (net of any related expenses permitted to be reimbursed to the Master Servicer or the Special Servicer from such amounts hereunder or under the Special Servicing Agreement) specifically related to a Mortgage Loan that was the subject of a liquidation or an REO Disposition prior to the related Prepayment Period that resulted in a Realized Loss.

                  "Sub-Servicer": Any Person with which the Master Servicer has entered into a Sub- Servicing Agreement and which meets the qualifications of a Sub-Servicer pursuant to Section 3.02.

                  "Sub-Servicing Account": An account established by a Sub-Servicer which meets the requirements set forth in Section 3.08 and is otherwise acceptable to the Master Servicer.

                  "Sub-Servicing Agreement": The written contract between the Master Servicer and a Sub-Servicer relating to servicing and administration of certain Mortgage Loans as provided in Section 3.02.

                  "Tax Returns": The federal income tax return on Internal Revenue Service Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of REMIC I due to its classification as a REMIC under the REMIC Provisions, together with any and all other information reports or returns that may be required to be furnished to the Certificateholders or filed with the Internal Revenue Service or any other governmental taxing authority under any applicable provisions of federal, state or local tax laws.

                  "Termination Price": As defined in Section 9.01.

                  "Transfer": Any direct or indirect transfer, sale, pledge, hypothecation, or other form of assignment of any Ownership Interest in a Certificate.

                  "Transferee": Any Person who is acquiring by Transfer any Ownership Interest in a Certificate.

                  "Transferor": Any Person who is disposing by Transfer of any Ownership Interest in a Certificate.

                  "Trigger Amount": With respect to the Class A Certificates of any Certificate Group and any Distribution Date, the Trigger Amount occurring after the first five years will be as follows: for any Distribution Date during the sixth year after the Closing Date, 30% of the initial aggregate Certificate Principal Balance of the Subordinate Certificates; for any Distribution Date during the seventh year after the Closing Date, 35% of the initial aggregate Certificate Principal Balance of the Subordinate Certificates; for any Distribution Date during the eighth year after the Closing Date, 40% of the initial aggregate Certificate Principal Balance of the Subordinate Certificates; for any Distribution Date during the ninth year after the Closing Date, 45% of the initial aggregate Certificate Principal Balance of the Subordinate Certificates; and for any Distribution Date during the tenth year (or any year thereafter) after the Closing Date, 50% of the initial aggregate Certificate Principal Balances of the Subordinate Certificates.

                  "Trust": The trust created hereunder.

                  "Trustee": U.S. Bank National Association, or its successor in interest, or any successor trustee appointed as herein provided.

                  "Trustee Fee": The amount payable as such to the Trustee on each Distribution Date pursuant to Section 8.05(a), which shall be equal to the Trustee Fee Rate accrued for one month on the same principal amount on which interest on each Mortgage Loan accrues for such calendar month (or, in the case of an REO Property, on the Scheduled Principal Balance of such REO Property as of the Due Date for the related Mortgage Loan occurring in the month prior to the month of such Distribution Date).

                  "Trustee Fee Rate": 0.005% per annum.

                  "Trust Fund": Collectively, all of the assets of the Trust REMICs.

                  "Trust REMIC": Any of REMIC I, REMIC II or REMIC III.

                  "Uncertificated Balance": The amount of any REMIC I Regular Interest or REMIC II Regular Interest outstanding as of any date of determination. As of the Closing Date, the Uncertificated Balance of each REMIC I Regular Interest (other than REMIC I Regular Interest I-LT- XS1, REMIC I Regular Interest I-LT-XS2, REMIC I Regular Interest I-LT-XS3, REMIC I Regular Interest I-LT-XS4) and each REMIC II Regular Interest (other than REMIC II Regular Interest II-LT- 1, REMIC II Regular Interest II-LT-2, REMIC II Regular Interest II-LT-3 and REMIC II Regular Interest II-LT-4) shall equal the amount set forth in the Preliminary Statement hereto as its initial Uncertificated Balance. On each Distribution Date, the Uncertificated Balance of each REMIC I Regular Interest (other than REMIC I Regular Interest I-LT-XS1, REMIC I Regular Interest I-LT- XS2, REMIC I Regular Interest I-LT-XS3, REMIC I Regular Interest I-LT-XS4) and each REMIC

II Regular Interest (other than REMIC II Regular Interest II-LT-1, REMIC II Regular Interest II-LT- 2, REMIC II Regular Interest II-LT-3 and REMIC II Regular Interest II-LT-4) shall be reduced by all distributions of principal deemed to have been made on such REMIC I Regular Interest or REMIC II Regular Interest, as applicable, on such Distribution Date pursuant to Section 4.04.

                  "Uncertificated Interest": With respect to any REMIC I Regular Interest (other than REMIC I Regular Interest I-LTPO1, REMIC I Regular Interest I-LTPO2, REMIC I Regular Interest I-LTPO3 and REMIC I Regular Interest I-LTPO4) and any REMIC II Regular Interest (other than REMIC II Regular Interest II-LTPO1, REMIC II Regular Interest II-LTPO2, REMIC II Regular Interest II-LTPO3 and REMIC II Regular Interest II-LTPO4) for any Distribution Date, one month's interest at the related REMIC I Remittance Rate or REMIC II Remittance Rate, as applicable, applicable to such REMIC I Regular Interest or REMIC II Regular Interest for such Distribution Date, accrued on the Uncertificated Balance or Uncertificated Notional Amount of such REMIC I Regular Interest or REMIC II Regular Interest, as applicable, outstanding immediately prior to such Distribution Date. Uncertificated Interest in respect of any REMIC I Regular Interest or REMIC II Regular Interest shall accrue on the basis of a 360-day year consisting of twelve 30-day Interest Accrual Periods. Uncertificated Interest with respect to each Distribution Date, as to any REMIC I Regular Interest or REMIC II Regular Interest shall be reduced, in the case of any Distribution Date, by the amount of any Prepayment Interest Shortfalls (to the extent not covered by payments in respect of Compensating Interest by the Special Servicer or by the Master Servicer) and Relief Act Interest Shortfalls that were allocated to such REMIC I Regular Interest or REMIC II Regular Interest on such Distribution Date pursuant to Section 1.02.

                  "Uncertificated Notional Amount": With respect to REMIC I Regular Interest I- LTXS1, REMIC I Regular Interest I-LTXS2, REMIC I Regular Interest I-LTXS3, REMIC I Regular Interest I-LTXS4, the aggregate Stated Principal Balances of the Group I Mortgage Loans, Group II Mortgage Loans, Group III Mortgage Loans and the Group IV Mortgage Loans, respectively.

                  "Undercollateralized Amount": As to any Distribution Date and Subgroup IA-1, the excess, if any, of the aggregate Certificate Principal Balance of the Class IA-1 Certificates immediately after payments of the related Senior Principal Distribution Amount for such Distribution Date over the sum of
(i) the aggregate of the Non-Class PO Percentages of the Scheduled Principal Balances of the Group I Mortgage Loans and Group I Mortgage Loan Components in Subgroup IA-1 plus (ii) the aggregate of the Non-Class PO Percentages of the Scheduled Principal Balances of the REO Properties (or related portions thereof) in Subgroup IA-1, in each case, after scheduled and unscheduled payments in respect of principal . As to any Distribution Date and Subgroup IA-2, the excess, if any, of the aggregate Certificate Principal Balance of the Class IA-2 Certificates immediately after payments of the related Senior Principal Distribution Amount for such Distribution Date over the sum of (i) the aggregate of the Non-Class PO Percentages of the Scheduled Principal Balances of the Group I Mortgage Loan Components in Subgroup IA-2 plus (ii) the aggregate of the Non-Class PO Percentages of the Scheduled Principal Balances of the REO Properties (or related portions thereof) in Subgroup IA-2, in each case, after scheduled and unscheduled payments in respect of principal . As to any Distribution Date and Subgroup IA-3, the excess, if any, of the aggregate Certificate Principal Balance of the Class IA-3 Certificates immediately after payments of the related Senior Principal Distribution Amount for such Distribution Date over the sum of (i) the aggregate of the Non-Class PO Percentages of the Scheduled Principal Balances of the Group

I Mortgage Loans and Group I Mortgage Loan Components in Subgroup IA-3 plus (ii) the aggregate of the Non-Class PO Percentages of the Scheduled Principal Balances of the REO Properties (or related portions thereof) in Subgroup IA-3, in each case, after scheduled and unscheduled payments in respect of principal . As to any Distribution Date and Subgroup IIA-1, the excess, if any, of the aggregate Certificate Principal Balance of the Class IIA-1 Certificates immediately after payments of the related Senior Principal Distribution Amount for such Distribution Date over the sum of (i) the aggregate of the Non-Class PO Percentages of the Scheduled Principal Balances of the Group II Mortgage Loans and Group II Mortgage Loan Components in Subgroup IIA-1 plus (ii) the aggregate of the Non-Class PO Percentages of the Scheduled Principal Balances of the REO Properties (or related portions thereof) in Subgroup IIA-1, in each case, after scheduled and unscheduled payments in respect of principal . As to any Distribution Date and Subgroup IIA-2, the excess, if any, of the aggregate Certificate Principal Balance of the Class IIA-2 Certificates immediately after payments of the related Senior Principal Distribution Amount for such Distribution Date over the sum of (i) the aggregate of the Non-Class PO Percentages of the Scheduled Principal Balances of the Group II Mortgage Loan Components in Subgroup IIA-2 plus (ii) the aggregate of the Non-Class PO Percentages of the Scheduled Principal Balances of the REO Properties (or related portions thereof) in Subgroup IIA-2, in each case, after scheduled and unscheduled payments in respect of principal . As to any Distribution Date and Subgroup IIA-3, the excess, if any, of the aggregate Certificate Principal Balance of the Class IIA-3 Certificates immediately after payments of the related Senior Principal Distribution Amount for such Distribution Date over the sum of (i) the aggregate of the Non-Class PO Percentages of the Scheduled Principal Balances of the Group II Mortgage Loans and Group II Mortgage Loan Components in Subgroup IIA-3 plus (ii) the aggregate of the Non-Class PO Percentages of the Scheduled Principal Balances of the REO Properties (or related portions thereof) in Subgroup IIA-3, in each case, after scheduled and unscheduled payments in respect of principal . As to any Distribution Date and Subgroup IIIA-1, the excess, if any, of the aggregate Certificate Principal Balance of the Class IIIA-1 Certificates immediately after payments of the related Senior Principal Distribution Amount for such Distribution Date over the sum of (i) the aggregate of the Non-Class PO Percentages of the Scheduled Principal Balances of the Group II Mortgage Loans and Group III Mortgage Loan Components in Subgroup IIIA-1 plus (ii) the aggregate of the Non-Class PO Percentages of the Scheduled Principal Balances of the REO Properties (or related portions thereof) in Subgroup IIIA-1, in each case, after scheduled and unscheduled payments in respect of principal . As to any Distribution Date and Subgroup IIIA- 2, the excess, if any, of the aggregate Certificate Principal Balance of the Class IIIA-2 Certificates immediately after payments of the related Senior Principal Distribution Amount for such Distribution Date over the sum of (i) the aggregate of the Non-Class PO Percentages of the Scheduled Principal Balances of the Group III Mortgage Loans and Group III Mortgage Loan Components in Subgroup IIIA-2 plus (ii) the aggregate of the Non-Class PO Percentages of the Scheduled Principal Balances of the REO Properties (or related portions thereof) in Subgroup IIIA-2, in each case, after scheduled and unscheduled payments in respect of principal . As to any Distribution Date and Loan Group VI, the excess, if any, of the aggregate Certificate Principal Balance of the Class A Certificates of Certificate Group IV immediately after payments of the related Senior Principal Distribution Amount for such Distribution Date over the sum of (i) the aggregate of the Non-Class PO Percentages of the Scheduled Principal Balances of the Group IV Mortgage Loans plus (ii) the aggregate of the Non- Class PO Percentages of the Scheduled Principal Balances of the REO Properties (or related portions thereof) in Loan Group IV, in each case, after scheduled and unscheduled payments in respect of principal were received or advanced.

                  "Undercollateralized Subgroup": As to any Distribution Date, any Subgroup for which an Undercollateralized Amount greater than zero is calculated.

                  "Uninsured Cause": Any cause of damage to a Mortgaged Property such that the complete restoration of such property is not fully reimbursable by the hazard insurance policies required to be maintained pursuant to Section 3.14.

                  "United States Person": A citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any State thereof or the District of Columbia (except, in the case of a partnership, to the extent provided in regulations); provided that, for purposes solely of the restrictions on the transfer of the Class R Certificates, no partnership or other entity treated as a partnership for United States federal income tax purposes shall be treated as a United States Person unless all persons that own an interest in such partnership either directly or through any entity that is not a corporation for United States federal income tax purposes are required by the applicable operative agreement to be United States Persons, or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States Persons have the authority to control all substantial decisions of the trust. To the extent prescribed in regulations by the Secretary of the Treasury, a trust which was in existence on August 20, 1996 (other than a trust treated as owned by the grantor under subpart E of part I of subchapter J of chapter 1 of the Code), and which was treated as a United States person on August 20, 1996 may elect to continue to be treated as a United States person notwithstanding the previous sentence. The term "United States" shall have the meaning set forth in Section 7701 of the Code.

                  "Value": With respect to any Mortgaged Property that is the only Mortgaged Property securing a Mortgage Loan or is the primary Mortgaged Property securing a Mortgage Loan, the lesser of (i) the value thereof as determined by an appraisal made for the originator of the Mortgage Loan at the time of origination of the Mortgage Loan and (ii) the purchase price paid for the related Mortgaged Property by the Mortgagor with the proceeds of the Mortgage Loan, PROVIDED, HOWEVER, in the case of a Refinanced Mortgage Loan, such value of the Mortgaged Property is based solely upon the value determined by an appraisal made for the originator of such Refinanced Mortgage Loan at the time of origination of such Refinanced Mortgage Loan by an appraiser.

                  "Voting Rights": The portion of the voting rights of all of the Certificates which is allocated to any Certificate. At all times during the term of this Agreement, (i) 98% of all of the Voting Rights shall be allocated to the Regular Certificates (other than the Class XS Certificates), in proportion to their then outstanding Certificate Principal Balances, (ii) 1% of all of the Voting Rights shall be allocated to the Class XS Certificates, in proportion to their then outstanding Notional Amounts and (iii) 1% of all Voting Rights will be allocated among the holders of the Residual Certificates, in proportion to their Percentage Interests in each such Class. All Voting Rights allocated to any Class of Certificates shall be allocated among such Certificates PRO RATA in accordance with the respective Percentage Interests evidenced thereby.

                  "Weighted Average Stripped Interest Rate": With respect to any Distribution Date and the Mortgage Loans and REO Properties in any Loan Group, the weighted average of the

Stripped Interest Rates of such Mortgage Loans and REO Properties in effect during the most recently ended calendar month on the respective Scheduled Principal Balances thereof as of the Due Date in such most recently ended calendar month (or, in the case of the initial Distribution Date, as of the Cut-off Date).

                  SECTION 1.02. Allocation of Certain Interest Shortfalls.

                  The aggregate amount of any Prepayment Interest Shortfalls (to the extent not covered by payments by the Master Servicer or the Special Servicer pursuant to Section 3.24) and any Relief Act Interest Shortfalls incurred in respect of the Mortgage Loans for any Distribution Date shall be allocated among the Certificates (other than the Class PO Certificates), PRO RATA in accordance with, and to the extent of one month's interest at the Pass-Through Rate on the respective Certificate Principal Balance or Notional Amount of such Certificate immediately prior to such Distribution Date.

                  The aggregate amount of any Prepayment Interest Shortfalls (to the extent not covered by payments by the Master Servicer or the Special Servicer pursuant to Section 3.24) and any Relief Act Interest Shortfalls incurred in respect of the Mortgage Loans for any Distribution Date shall be allocated among the REMIC I Regular Interests (other than REMIC I Regular Interest I-LTPO1, REMIC I Regular Interest I-LTPO2, REMIC I Regular Interest I-LTPO3 and REMIC I Regular Interest I-LTPO4) on a PRO RATA basis based on their respective Uncertificated Balances.

                  The aggregate amount of any Prepayment Interest Shortfalls (to the extent not covered by payments by the Master Servicer or the Special Servicer pursuant to Section 3.24) and any Relief Act Interest Shortfalls incurred in respect of the Mortgage Loans for any Distribution Date shall be allocated among the REMIC II Regular Interests (other than REMIC II Regular Interest II-LTPO1, REMIC II Regular Interest II-LTPO2, REMIC II Regular Interest II-LTPO3 and REMIC II Regular Interest II-LTPO4) on a PRO RATA basis based on their respective Uncertificated Balances

                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
                        ORIGINAL ISSUANCE OF CERTIFICATES

                  SECTION 2.01. Conveyance of Mortgage Loans.

                  The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey to the Trustee without recourse for the benefit of the Certificateholders all the right, title and interest of the Depositor, including any security interest therein for the benefit of the Depositor, in and to the Mortgage Loans identified on the Mortgage Loan Schedule, the rights of the Depositor under the Mortgage Loan Purchase Agreement, and all other assets included or to be included in REMIC I. Such assignment includes all interest and principal received by the Depositor or the Master Servicer on or with respect to the Mortgage Loans (other than payments of principal and interest due on such Mortgage Loans on or before the Cut-off Date). The Depositor herewith delivers to the Trustee and the Special Sub-Servicer an executed copy of the Mortgage Loan Purchase Agreement.

                  In connection with such transfer and assignment, the Depositor does hereby deliver to, and deposit with, the Trustee, the following documents or instruments with respect to each Mortgage Loan so transferred and assigned (a "Mortgage File"):

                  (i) the original Mortgage Note, endorsed either (A) in blank or (B) in the following form: "Pay to the order of U.S. Bank National Association, as Trustee under the Pooling and Servicing Agreement, dated as of June 1, 2004, among Citigroup Mortgage Loan Trust Inc., National City Mortgage Co. and U.S. Bank National Association, without recourse," or with respect to any lost Mortgage Note, an original lost note affidavit stating that the original Mortgage Note was lost, misplaced or destroyed, together with a copy of the related Mortgage Note; PROVIDED, HOWEVER, that such substitutions of lost note affidavits for original Mortgage Notes may occur only with respect to Mortgage Loans having a maximum aggregate Scheduled Principal Balance of as of the Cut-off Date which is less than or equal to 1.00% of the aggregate Scheduled Principal Balance of the Mortgage Loans as of the Cut- off Date;

                  (ii) the original Mortgage, noting the presence of the MIN of the Mortgage Loan and language indicating that the Mortgage Loan is a MOM Loan if the Mortgage Loan is a MOM Loan, with evidence of recording thereon, and the original recorded power of attorney, if the Mortgage was executed pursuant to a power of attorney, with evidence of recording thereon or, if such Mortgage or power of attorney has been submitted for recording but has not been returned from the applicable public recording office, has been lost or is not otherwise available, a copy of such Mortgage or power of attorney, as the case may be, certified to be a true and complete copy of the original submitted for recording;

                  (iii) unless the Mortgage Loan is registered on the MERS(R) System, an original Assignment of Mortgage, in form and substance acceptable for recording. The Mortgage shall be assigned either (A) in blank or (B) to " U.S. Bank National Association, as Trustee under the Pooling and Servicing Agreement, dated as of June 1, 2004, among Citigroup Mortgage Loan Trust Inc., National City Mortgage Co. and U.S. Bank National Association, without recourse,"

                  (iv) an original or a certified copy of any intervening assignment of Mortgage showing a complete chain of assignments from the originator to the Person executing the Assignment of Mortgage (or to MERS, if the Mortgage Loan is registered on the MERS(R) System and noting the presence of the MIN) pursuant to clause (iii) above;

                  (v) the original lender's title insurance policy, together with all endorsements or riders which were issued with or subsequent to the issuance of such policy, insuring the priority of the Mortgage as a first lien on the Mortgaged Property represented therein as a fee interest vested in the Mortgagor, or in the event such original title policy is unavailable, a written commitment or uniform binder or preliminary report of title issued by the title insurance or escrow company or an attorney's title opinion, if customary in the related jurisdiction where the Mortgaged Property is located; and

                  (vi) the originals of all assumption, modification, consolidation or extension agreements, if any.

                  With respect to a maximum of 1.0% of the Mortgage Loans, by aggregate Scheduled Principal Balance of the Mortgage Loans as of the Cut-off Date, if any original Mortgage Note referred to in clause (i) above cannot be located, the obligations of the Depositor to deliver such documents shall be deemed to be satisfied upon delivery to the Trustee of a photocopy of such Mortgage Note, if available, with a lost note affidavit. If any of the original Mortgage Notes for which a lost note affidavit was delivered to the Trustee is subsequently located, such original Mortgage Note shall be delivered to the Trustee within three Business Days.

                  If any of the documents referred to in clauses (ii), (iii) or
(iv) above has as of the Closing Date been submitted for recording but either
(x) has not been returned from the applicable public recording office or (y) has been lost or such public recording office has retained the original of such document, the obligations of the Depositor to deliver such documents shall be deemed to be satisfied upon (1) delivery to the Trustee, no later than the Closing Date, of a copy of each such document certified by the Seller in the case of (x) above or the applicable public recording office in the case of (y) above to be a true and complete copy of the original that was submitted for recording and (2) if such copy is certified by the Seller, delivery to the Trustee, promptly upon receipt thereof, of either the original or a copy of such document certified by the applicable public recording office to be a true and complete copy of the original. The Depositor shall deliver or cause to be delivered to the Trustee promptly upon receipt thereof any other documents constituting a part of a Mortgage File received with respect to any Mortgage Loan, including, but not limited to, any original documents evidencing an assumption or modification of any Mortgage Loan.

                  The Trustee shall enforce the obligations of the Seller under the Mortgage Loan Purchase Agreement to cause all Assignments referred to in
Section 2.01(iii) hereof and, to the extent necessary, in Section 2.01(iv) hereof to be recorded at the Seller's expense. The Master Servicer in its capacity as Seller shall furnish the Trustee, or its designated agent, with a copy of each

Assignment submitted for recording. In the event that any such Assignment is lost or returned unrecorded because of a defect therein, the Trustee shall cause the Seller to promptly have a substitute Assignment prepared or have such defect cured, as the case may be, and thereafter cause each such Assignment to be duly recorded.

                  Without limiting the requirement that such Assignments be in recordable form, the Trustee shall not be required to submit or cause to be submitted for recording each Assignment delivered to it pursuant to Sections 2.01(iii) and (iv) if such recordation shall not, as of the Closing Date, be required by the Rating Agencies, as a condition to their assignment on the Closing Date of their initial ratings to the Certificates, as evidenced by the delivery by the Rating Agencies of their ratings letters on the Closing Date; provided, however, the Trustee shall enforce the obligation of the Seller under the Mortgage Loan Purchase Agreement to submit each Assignment for recording, at the Seller's expense, upon a Responsible Officer of the Trustee gaining actual knowledge of the earliest to occur of: (i) direction by Holders of Certificates entitled to at least 25% of the Voting Rights, (ii) the occurrence of a Master Servicer Event of Default, (iii) the occurrence of a bankruptcy, insolvency or foreclosure relating to the Seller, (iv) the occurrence of a servicing transfer as described in Section 7.02 hereof, (v) with respect to any particular Mortgage Loan, upon the occurrence of a bankruptcy, insolvency or foreclosure relating to the Mortgagor under the related Mortgage or (vi) with respect to Specially Serviced Mortgage Loans, upon the request of the Special Servicer. In connection with clause (v) above, in the case of any Mortgage Loan that has defaulted, and in connection with clause (vi) above, the Master Servicer in its capacity as Seller or the Special Servicer (as applicable)shall submit such assignment for recording upon such defaulted Mortgage Loan becoming 90 days or more Delinquent or at such other time as the recordation of the Assignment of Mortgage relating to such defaulted Mortgage Loan shall customarily be effected, in connection with the foreclosure thereupon, by the Master Servicer or the Special Servicer, as applicable, in accordance with the servicing standards set forth in this Agreement. Notwithstanding the foregoing, if the Seller fails to pay the cost of recording the Assignments, such expense will be paid by the Trustee and the Trustee shall be reimbursed for such expenses as Extraordinary Trust Fund Expenses.

                  In addition to the foregoing, the Depositor shall also deliver to the Trustee a true and complete copy, certified as such by an officer of the Seller, of each certificate or other evidence of merger or change of name, if any of the Mortgage Loans were acquired by the Seller by merger or acquired or originated by the Seller while conducting business under a name other than its present name and such certificate or other evidence shall not have been recorded in the public recording office where the related Mortgage is required to be recorded

                  The Depositor shall deliver or cause to be delivered to the Trustee promptly upon receipt thereof any other original documents constituting a part of a Mortgage File received with respect to any Mortgage Loan, including, but not limited to, any original documents evidencing an assumption, modification, consolidation or extension of any Mortgage Loan.

                  In connection with the assignment of any Mortgage Loan registered on the MERS(R) System, the Depositor further agrees that it will cause, within 30 Business Days after the Closing Date, the MERS(R) System to indicate that such Mortgage Loans have been assigned by the Depositor to the Trustee in accordance with this Agreement for the benefit of the Certificateholders by including (or deleting, in the case of Mortgage Loans which are repurchased in accordance with this Agreement) in such computer files (a) the code in the field which identifies the specific Trustee and (b) the code in the field "Pool Field" which identifies the series of the Certificates issued in connection with such Mortgage Loans. The Depositor further agrees that it will not, and will not permit the Master Servicer to, and the Master Servicer agrees that it will not, alter the codes referenced in this paragraph with respect to any Mortgage Loan during the term of this Agreement unless and until such Mortgage Loan is repurchased in accordance with the terms of this Agreement.

                  All original documents relating to the Mortgage Loans that are not delivered to the Trustee are and shall be held by or on behalf of the Seller, the Depositor or the Master Servicer, as the case may be, in trust for the benefit of the Trustee on behalf of the Certificateholders. In the event that any such original document is required pursuant to the terms of this Section to be a part of a Mortgage File, such document shall be delivered promptly to the Trustee. Any such original document delivered to or held by the Depositor that is not required pursuant to the terms of this Section to be a part of a Mortgage File, shall be delivered promptly to the Master Servicer.

                  The parties hereto understand and agree that it is not intended that any mortgage loan be included in the Trust that is either (i) a "High-Cost Home Loan" as defined in the New Jersey Home Ownership Act effective November 27, 2003 or (ii) a "High-Cost Home Loan" as defined in the New Mexico Home Loan Protection Act effective January 1, 2004.

                  SECTION 2.02. Acceptance of REMIC I by the Trustee.

                  Subject to the provisions of Section 2.01 and subject to the review described below and any exceptions noted on the exception report described in the second paragraph below, the Trustee acknowledges receipt of the documents referred to in Section 2.01 above and all other assets included in the definition of "REMIC I" and declares that it holds and will hold such documents and the other documents delivered to it constituting a Mortgage File, and that it holds or will hold all such assets and such other assets included in the definition of "REMIC I" in trust for the exclusive use and benefit of all present and future Certificateholders.

                  On or prior to the Closing Date, the Trustee agrees, for the benefit of the Certificateholders, to execute and deliver to the Depositor and the Master Servicer an acknowledgment of receipt of each Mortgage Note (with any exceptions noted), substantially in the form attached as Exhibit C-3 hereto.

                  The Trustee agrees, for the benefit of the Certificateholders, to review each Mortgage File within 90 days of the Closing Date (or, with respect to any document delivered after the Startup Day, within 90 days of receipt and with respect to any Qualified Substitute Mortgage, within 90 days after the assignment thereof). The Trustee further agrees, for the benefit of the Certificateholders, to certify in substantially the form attached hereto as Exhibit C-1, within 90 days following the date on which the Trustee receives the remaining contents of each Mortgage File from the Depositor, with respect to each Mortgage Loan (or, with respect to any document delivered after the Startup Day, within 90 days of receipt and with respect to any Qualified Substitute Mortgage, within 90 days after the assignment thereof) that, as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan specifically identified in the exception report annexed thereto as not being covered by such certification), (i) all documents required to be delivered to it pursuant Section 2.01 of this Agreement are in its possession, (ii) such documents have been reviewed by it and have not been mutilated, damaged or torn and relate to such Mortgage Loan and (iii) based on its examination and only as to the foregoing, the information set forth in the Mortgage Loan Schedule that corresponds to items (i), (iii) and (xiv) of the Mortgage Loan Schedule accurately reflects information set forth in the Mortgage File. It is herein acknowledged that, in conducting such review, the Trustee is under no duty or obligation to inspect, review or examine any such documents, instruments, certificates or other papers to determine that they are genuine, enforceable, or appropriate for the represented purpose or that they have actually been recorded or that they are other than what they purport to be on their face.

                  Prior to the first anniversary date of this Agreement the Trustee shall deliver to the Depositor and the Master Servicer a final certification in the form annexed hereto as Exhibit C-2 evidencing the completeness of the Mortgage Files, with any applicable exceptions noted thereon.

                  If in the process of reviewing the Mortgage Files and making or preparing, as the case may be, the certifications referred to above, the Trustee finds any document or documents constituting a part of a Mortgage File to be missing or defective in any material respect, at the conclusion of its review the Trustee shall so notify the Depositor and the Master Servicer. In addition, upon the discovery by the Depositor or the Master Servicer (or upon receipt by the Trustee of written notification of such breach) of a breach of any of the representations and warranties made by the Seller in the Mortgage Loan Purchase Agreement in respect of any Mortgage Loan which materially adversely affects such Mortgage Loan or the interests of the related Certificateholders in such Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties to this Agreement.

                  The Depositor and the Trustee intend that the assignment and transfer herein contemplated constitute a sale of the Mortgage Loans, the related Mortgage Notes and the related documents, conveying good title thereto free and clear of any liens and encumbrances, from the Depositor to the Trustee in trust for the benefit of the Certificateholders and that such property not be part of the Depositor's estate or property of the Depositor in the event of any insolvency by the Depositor. In the event that such conveyance is deemed to be, or to be made as security for, a loan, the parties intend that the Depositor shall be deemed to have granted and does hereby grant to the Trustee a first priority perfected security interest in all of the Depositor's right, title and interest in and to the Mortgage Loans, the related Mortgage Notes and the related documents, and that this Agreement shall constitute a security agreement under applicable law.

                  SECTION 2.03. Repurchase or Substitution of Mortgage Loans by
                                the Seller.

                  (a) Upon discovery or receipt of notice of any materially defective document in, or that a document is missing from, a Mortgage File or of the breach by the Seller of any representation, warranty or covenant under the Mortgage Loan Purchase Agreement in respect of any Mortgage Loan which materially adversely affects the value of such Mortgage Loan or the interest therein of the Certificateholders, the Trustee shall promptly notify the Seller and the Master Servicer of such defect, missing document or breach and request that the Seller deliver such missing document or cure such defect or breach within 90 days from the date the Seller was notified of such missing document, defect or breach, and if the Seller does not deliver such missing document or cure such defect or breach in all material respects during such period, the Trustee shall enforce the obligations of the Seller under the Mortgage Loan Purchase Agreement to repurchase such Mortgage Loan from REMIC I at the Purchase Price within 90 days after the date on which the Seller was notified (subject to Section 2.03(e)) of such missing document, defect or breach, if and to the extent that the Seller is obligated to do so under the Mortgage Loan Purchase Agreement. The Purchase Price for the repurchased Mortgage Loan shall be remitted by the Seller to the Master Servicer for deposit into the Collection Account, and the Trustee, upon receipt of written certification from the Master Servicer of such deposit, shall release to the Seller the related Mortgage File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as the Seller shall furnish to it and as shall be necessary to vest in the Seller any Mortgage Loan released pursuant hereto, and the Trustee shall have no further responsibility with regard to such Mortgage File. In furtherance of the foregoing, if the Seller is not a member of MERS and repurchases a Mortgage Loan which is registered on the MERS(R) System, the Seller at its own expense and without any right of reimbursement, shall cause MERS to execute and deliver an assignment of the Mortgage in recordable form to transfer the Mortgage from MERS to the Seller and shall cause such Mortgage to be removed from registration on the MERS(R) System in accordance with MERS' rules and regulations. In lieu of repurchasing any such Mortgage Loan as provided above, if so provided in the Mortgage Loan Purchase Agreement, the Seller may cause such Mortgage Loan to be removed from REMIC I (in which case it shall become a Deleted Mortgage Loan) and substitute one or more Qualified Substitute Mortgage Loans in the manner and subject to the limitations set forth in Section 2.03(d). It is understood and agreed that the obligation of the Seller to cure or to repurchase (or to substitute for) any Mortgage Loan as to which a document is missing, a material defect in a constituent document exists or as to which such a breach has occurred and is continuing shall constitute the sole remedy respecting such omission, defect or breach available to the Trustee on behalf of the Certificateholders.

                  (b) [Reserved];

                  (c) Within 90 days of the earlier of discovery by the Master Servicer or receipt of notice by the Master Servicer of the breach of any representation, warranty or covenant of the Master Servicer set forth in Section
2.05 which materially and adversely affects the interests of the Certificateholders in any Mortgage Loan, the Master Servicer shall cure such breach in all material respects.

                  (d) Any substitution of Qualified Substitute Mortgage Loans for Deleted Mortgage Loans made pursuant to Section 2.03(a) must be effected prior to the date which is two years after the Startup Day for REMIC I.

                  As to any Deleted Mortgage Loan for which the Seller substitutes a Qualified Substitute Mortgage Loan or Loans, such substitution shall be effected by the Seller delivering to the Trustee, for such Qualified Substitute Mortgage Loan or Loans, the Mortgage Note, the Mortgage, the Assignment to the Trustee, and such other documents and agreements, with all necessary endorsements thereon, as are required by Section 2.01, together with an Officers' Certificate providing that each such Qualified Substitute Mortgage Loan satisfies the definition thereof and specifying the Substitution Shortfall Amount (as described below), if any, in connection with such substitution. The Trustee shall acknowledge receipt for such Qualified Substitute Mortgage Loan or Loans and shall thereafter, review such documents within the time periods and in the manner specified in Section 2.02 and deliver the applicable certifications, with any applicable exceptions noted thereon, within the time periods and in the manner specified in Section 2.02. Monthly Payments due with respect to Qualified Substitute Mortgage Loans in the month of substitution are not part of the Trust Fund and will be retained by the Seller. For the month of substitution, distributions to Certificateholders will reflect the Monthly Payment due on such Deleted Mortgage Loan on or before the Due Date in the month of substitution, and the Seller shall thereafter be entitled to retain all amounts subsequently received in respect of such Deleted Mortgage Loan. The Trustee shall give or cause to be given written notice to the Certificateholders that such substitution has taken place, and the Master Servicer shall amend the Mortgage Loan Schedule to reflect the removal of such Deleted Mortgage Loan from the terms of this Agreement and the substitution of the Qualified Substitute Mortgage Loan or Loans and shall deliver a copy of such amended Mortgage Loan Schedule to the Trustee. Upon such substitution, such Qualified Substitute Mortgage Loan or Loans shall constitute part of the Mortgage Pool and shall be subject in all respects to the terms of this Agreement and the Mortgage Loan Purchase Agreement, including all applicable representations and warranties thereof included in the Mortgage Loan Purchase Agreement, in each case as of the date of substitution.

                  For any month in which the Seller substitutes one or more Qualified Substitute Mortgage Loans for one or more Deleted Mortgage Loans, the Master Servicer will determine the amount (the "Substitution Shortfall Amount"), if any, by which the aggregate Purchase Price of all such Deleted Mortgage Loans exceeds the aggregate of, as to each such Qualified Substitute Mortgage Loan, the Scheduled Principal Balance thereof as of the date of substitution, together with one month's interest on such Scheduled Principal Balance at the applicable Net Mortgage Rate. On the date of such substitution, the Seller will deliver or cause to be delivered to the Master Servicer for deposit in the Collection Account an amount equal to the Substitution Shortfall Amount, if any, and the Trustee, upon receipt of the related Qualified Substitute Mortgage Loan or Loans and certification by the Master Servicer of such deposit, shall release to the Seller the related Mortgage File or Files and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as the Seller shall deliver to it and as shall be necessary to vest therein any Deleted Mortgage Loan released pursuant hereto.

                  In addition, the Seller shall obtain at its own expense and deliver to the Trustee an Opinion of Counsel to the effect that such substitution will not cause (a) any federal tax to be imposed on REMIC I, including without limitation, any federal tax imposed on "prohibited transactions" under Section 860F(a)(1) of the Code or on "contributions after the startup date" under Section 860G(d)(1) of the Code, or (b) REMIC I to fail to qualify as a REMIC at any time that any Certificate is outstanding.

                  (e) Upon discovery by the Depositor, the Master Servicer or the Trustee that any Mortgage Loan does not constitute a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code, the party discovering such fact shall within two Business Days give written notice thereof to the other parties. In connection therewith, the Seller or the Depositor shall repurchase or, subject to the limitations set forth in Section 2.03(d), substitute one or more Qualified Substitute Mortgage Loans for the affected Mortgage Loan within 90 days of the earlier of discovery or receipt of such notice with respect to such affected Mortgage Loan. Such repurchase or substitution shall be made by (i) the Seller, if the affected Mortgage Loan's status as a non-qualified mortgage is or results from a breach of any representation, warranty or covenant made by the Seller under the Mortgage Loan Purchase Agreement, or (ii) the Depositor, if the affected Mortgage Loan's status as a non-qualified mortgage is a breach of no representation or warranty. Any such repurchase or substitution shall be made in the same manner as set forth in Sections 2.03(a). The Trustee shall reconvey to the Depositor or the Seller, as the case may be, the Mortgage Loan to be released pursuant hereto in the same manner, and on the same terms and conditions, as it would a Mortgage Loan repurchased by the Seller for breach of a representation or warranty.

                  SECTION 2.04. [Reserved].

                  SECTION 2.05. Representations, Warranties and Covenants of the
                                Master Servicer.

                  The Master Servicer hereby represents, warrants and covenants to the Trustee, for the benefit of each of the Trustee and the Certificateholders, and to the Depositor that as of the Closing Date or as of such date specifically provided herein:

                  (i) The Master Servicer is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio and is duly authorized and qualified to transact any and all business contemplated by this Agreement to be conducted by the Master Servicer in any state in which a Mortgaged Property is located or is otherwise not required under applicable law to effect such qualification and, in any event, is in compliance with the doing business laws of any such State, to the extent necessary to ensure its ability to enforce each Mortgage Loan and to service the Mortgage Loans in accordance with the terms of this Agreement;

                  (ii) The Master Servicer has the full corporate power and authority to service each Mortgage Loan, and to execute, deliver and perform, and to enter into and consummate the transactions contemplated by this Agreement and has duly authorized by all necessary corporate action on the part of the Master Servicer the execution, delivery and performance of this Agreement; and this Agreement, assuming the due authorization, execution and delivery thereof by the other parties hereto, constitutes a legal, valid and binding obligation of the Master Servicer, enforceable against the Master Servicer in accordance with its terms, except to the extent that (a) the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought;

                  (iii) The execution and delivery of this Agreement by the Master Servicer, the servicing of the Mortgage Loans by the Master Servicer hereunder, the consummation of any other of the transactions herein contemplated, and the fulfillment of or compliance with the terms hereof are in the ordinary course of business of the Master Servicer and will not (A) result in a breach of any term or provision of the charter or by-laws of the Master Servicer or (B) conflict with, result in a breach, violation or acceleration of, or result in a default under, the terms of any other material agreement or instrument to which the Master Servicer is a party or by which it may be bound, or any statute, order or regulation applicable to the Master Servicer of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Master Servicer; and the Master Servicer is not a party to, bound by, or in breach or violation of any indenture or other agreement or instrument, or subject to or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it, which materially and adversely affects or, to the Master Servicer's knowledge, would in the future materially and adversely affect, (x) the ability of the Master Servicer to perform its obligations under this Agreement or (y) the business, operations, financial condition, properties or assets of the Master Servicer taken as a whole;

                  (iv) The Master Servicer is an approved seller/servicer for Fannie Mae or Freddie Mac in good standing and is a HUD approved mortgagee pursuant to Section 203 of the National Housing Act;

                  (v) No litigation is pending against the Master Servicer that would materially and adversely affect the execution, delivery or enforceability of this Agreement or the ability of the Master Servicer to service the Mortgage Loans or to perform any of its other obligations hereunder in accordance with the terms hereof;

                  (vi) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Master Servicer of, or compliance by the Master Servicer with, this Agreement or the consummation of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations or orders, if any, that have been obtained prior to the Closing Date;

                  (vii) The Master Servicer covenants that its computer and other systems used in servicing the Mortgage Loans operate in a manner such that the Master Servicer can service the Mortgage Loans in accordance with the terms of this Agreement; and

                  (viii) The Master Servicer is a member of MERS in good standing, and will comply in all material respects with the rules and procedures of MERS in connection with the servicing of the Mortgage Loans that are registered with MERS.

                  It is understood and agreed that the representations, warranties and covenants set forth in this Section 2.05 shall survive delivery of the Mortgage Files to the Trustee and shall inure to the benefit of the Trustee, the Depositor and the Certificateholders. Upon discovery by any of the Depositor, the Master Servicer or the Trustee of a breach of any of the foregoing representations, warranties and covenants which materially and adversely affects the value of any Mortgage Loan or the interests therein of the Certificateholders, the party discovering such breach shall give prompt written notice (but in no event later than two Business Days following such discovery) to the Trustee.

                  SECTION 2.06. Issuance of Class R-I Interest and REMIC I
                                Regular Interests, Class R-II Interest and REMIC II Regular Interests.

                  The Trustee acknowledges the assignment to it of the Mortgage Loans and the delivery to it of the Mortgage Files, subject to the provisions of
Section 2.01 and Section 2.02, together with the assignment to it of all other assets included in REMIC I delivered on the date hereof, receipt of which is hereby acknowledged. The interests evidenced by the Class R-I Interest, together with the REMIC I Regular Interests, constitute the entire beneficial ownership interest in REMIC I.

                  The Trustee acknowledges the assignment to it of the REMIC I Regular Interests, receipt of which is hereby acknowledged. The interests evidenced by the Class R-II Interest, together with the REMIC II Regular Interests, constitute the entire beneficial ownership interest in REMIC II.

                  SECTION 2.07. Conveyance of REMIC II Regular Interests;
                                Acceptance of REMIC III by the Trustee.

                  The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey to the Trustee without recourse all the right, title and interest of the Depositor in and to the REMIC II Regular Interests for the benefit of the Certificateholders. The Trustee acknowledges receipt of the REMIC II Regular Interests and declares that it holds and will hold the same in trust for the exclusive use and benefit of all present and future Certificateholders. The rights of the Certificateholders to receive distributions from the proceeds of REMIC III in respect of the Certificates, and all ownership interests of the Certificateholders in and to such distributions, shall be as set forth in this Agreement.

                  SECTION 2.08. Issuance of Certificates.

                  The Trustee acknowledges the assignment to it of the REMIC I Regular Interests and REMIC II Regular Interests and, concurrently therewith and in exchange therefor, pursuant to the written request of the Depositor executed by an officer of the Depositor, the Trustee has executed, authenticated and delivered to or upon the order of the Depositor, the Certificates in authorized denominations evidencing the entire beneficial ownership interest in REMIC III.

                                   ARTICLE III

                          ADMINISTRATION AND SERVICING
                              OF THE MORTGAGE LOANS

                  SECTION 3.01. Master Servicer to Act as Master Servicer.

                  The Master Servicer shall service and administer the Mortgage Loans on behalf of the Trustee and in the best interests of and for the benefit of the Certificateholders (as determined by the Master Servicer in its reasonable judgment) in accordance with the terms of this Agreement and the respective Mortgage Loans and, to the extent consistent with such terms, in the same manner in which it services and administers similar mortgage loans for its own portfolio, giving due consideration to customary and usual standards of practice of prudent mortgage lenders or loan servicers administering similar mortgage loans until the Mortgage Loan becomes a Specially Serviced Mortgage Loan, and then following the Loss Mitigation Procedures with respect to Mortgage Loans which are not Specially Serviced Mortgaged Loans but, in each case, without regard to:

                  (i) any relationship that the Master Servicer, any Sub-Servicer or any Affiliate of the Master Servicer or any Sub-Servicer may have with the related Mortgagor;

                  (ii) the ownership of any Certificate by the Master Servicer or any Affiliate of the Master Servicer;

                  (iii) the Master Servicer's obligation to make P&I Advances or Servicing Advances; or

                  (iv) the Master Servicer's or any Sub-Servicer's right to receive compensation for its services hereunder or with respect to any particular transaction.

                  To the extent consistent with the foregoing, the Master Servicer shall also seek to maximize the timely and complete recovery of principal and interest on the Mortgage Notes. Subject only to the above-described servicing standards and the terms of this Agreement and of the respective Mortgage Loans, the Master Servicer shall have full power and authority, acting alone or through Sub-Servicers as provided in Section 3.02, to do or cause to be done any and all things in connection with such servicing and administration which it may deem necessary or desirable. Without limiting the generality of the foregoing, the Master Servicer in its own name or in the name of a Sub-Servicer is hereby authorized and empowered by the Trustee when the Master Servicer believes it appropriate in its best judgment in accordance with the servicing standards set forth above, to execute and deliver, on behalf of the Certificateholders and the Trustee, and upon notice to the Trustee, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Mortgage Loans and the Mortgaged Properties and to institute foreclosure proceedings or obtain a deed-in-lieu of foreclosure so as to convert the ownership of such properties, and to hold or cause to be held title to such properties, on behalf of the Trustee and Certificateholders. The Master Servicer shall service and administer the Mortgage Loans in accordance with applicable state and federal law and shall provide to the Mortgagors any reports required to be provided to them thereby. The Master Servicer shall also comply in the performance of this Agreement with all reasonable rules and requirements of each insurer under each Primary Mortgage Insurance Policy and any standard hazard insurance policy. Subject to Section 3.17, the Trustee shall execute, at the written request of the Master Servicer, and furnish to the Master Servicer and any Sub-Servicer such documents as are necessary or appropriate to enable the Master Servicer or any Sub-Servicer to carry out their servicing and administrative duties hereunder, and the Trustee hereby grants to the Master Servicer a power of attorney in the form of Exhibit L attached hereto to carry out such duties. The Trustee shall deliver such power of attorney in the form of Exhibit L to the Special Servicer for each Specially Serviced Mortgage Loan at the time the Mortgage Loan becomes a Specially Serviced Mortgage Loan. The Trustee shall not be liable for the actions of the Master Servicer, the Special Servicer or any Sub-Servicers under such powers of attorney.

                  In accordance with the standards of the preceding paragraph, the Master Servicer shall advance or cause to be advanced funds as necessary for the purpose of effecting the timely payment of taxes and assessments on the Mortgaged Properties, which advances shall be Servicing Advances reimbursable in the first instance from related collections from the Mortgagors pursuant to
Section 3.09, and further as provided in Section 3.11. Any cost incurred by the Master Servicer or by Sub- Servicers in effecting the timely payment of taxes and assessments on a Mortgaged Property shall not, for the purpose of calculating distributions to Certificateholders, be added to the unpaid principal balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit.

                  The Master Servicer further is authorized and empowered, on behalf of the Certificateholders and the Trustee, in its own name or in the name of the Sub-Servicer, when the Master Servicer or the Sub-Servicer, as the case may be, believes it is appropriate in its best judgment to register any Mortgage Loan on the MERS(R) System, or cause the removal from the registration of any Mortgage Loan on the MERS(R) System, to execute and deliver, on behalf of the Trustee and the Certificateholders or any of them, any and all instruments of assignment and other comparable instruments with respect to such assignment or re-recording of a Mortgage in the name of MERS, solely as nominee for the Trustee and its successors and assigns. Any reasonable expenses incurred in connection with the actions described in the preceding sentence or as a result of MERS discontinuing or becoming unable to continue operations in connection with the MERS(R) System, shall be subject to withdrawal by the Master Servicer, or the Special Servicer, as the case may be, from the Collection Account.

                  Notwithstanding anything in this Agreement to the contrary, the Master Servicer may not make any future advances with respect to a Mortgage Loan (except as provided in Section 4.03) and the Master Servicer shall not permit any modification, waiver or amendment of any term of any Mortgage Loan, unless (i) the Master Servicer provides an Opinion of Counsel that such action will not both (A) effect an exchange or reissuance of such Mortgage Loan under
Section 1001 of the Code (or final, temporary or proposed Treasury regulations promulgated thereunder) and (B) cause REMIC I to fail to qualify as a REMIC under the Code or the imposition of any tax on "prohibited transactions" or "contributions after the startup date" under the REMIC Provisions or (ii) such modification, waiver or amendment is made in accordance with the terms of
Section 3.07.

                  The Master Servicer may delegate its responsibilities under this Agreement; provided, however, that no such delegation shall release the Master Servicer from the responsibilities or liabilities arising under this Agreement.

                  SECTION 3.02. Sub-Servicing Agreements Between the Master
                                Servicer and Sub-Servicers.

                  (a) The Master Servicer may enter into Sub-Servicing Agreements (provided that such agreements would not result in a withdrawal or a downgrading by the Rating Agency of the rating on any Class of Certificates) with Sub-Servicers, for the servicing and administration of the Mortgage Loans.

                  Each Sub-Servicer shall be (i) authorized to transact business in the state or states in which the related Mortgaged Properties it is to service are situated, if and to the extent required by applicable law to enable the Sub-Servicer to perform its obligations hereunder and under the Sub-Servicing Agreement, (ii) an institution approved as a mortgage loan originator by the Federal Housing Administration or an institution the deposit accounts of which are insured by the FDIC and (iii) a Freddie Mac or Fannie Mae approved mortgage servicer. Each Sub-Servicing Agreement must impose on the Sub-Servicer requirements conforming to the provisions set forth in Section 3.08 and provide for servicing of the Mortgage Loans consistent with the terms of this Agreement. The Master Servicer will examine each Sub-Servicing Agreement and will be familiar with the terms thereof. The terms of any Sub-Servicing Agreement will not be inconsistent with any of the provisions of this Agreement. The Master Servicer and the Sub-Servicers may enter into and make amendments to the Sub-Servicing Agreements or enter into different forms of Sub-Servicing Agreements; PROVIDED, HOWEVER, that any such amendments or different forms shall be consistent with and not violate the provisions of this Agreement, and that no such amendment or different form shall be made or entered into which could be reasonably expected to be materially adverse to the interests of the Certificateholders, without the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any variation without the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights from the provisions set forth in Section 3.08 relating to insurance or priority requirements of Sub-Servicing Accounts, or credits and charges to the Sub-Servicing Accounts or the timing and amount of remittances by the Sub-Servicers to the Master Servicer, are conclusively deemed to be inconsistent with this Agreement and therefore prohibited. The Master Servicer shall deliver to the Trustee copies of all Sub-Servicing Agreements, and any amendments or modifications thereof, promptly upon the Master Servicer's execution and delivery of such instruments.

                  (b) As part of its servicing activities hereunder, the Master Servicer (except as otherwise provided in the last sentence of this paragraph), for the benefit of the Trustee and the Certificateholders, shall enforce the obligations of each Sub-Servicer under the related Sub-Servicing Agreement, including, without limitation, any obligation to make advances in respect of delinquent payments as required by a Sub-Servicing Agreement. Such enforcement, including, without limitation, the legal prosecution of claims, termination of Sub-Servicing Agreements, and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer, in its good faith business judgment, would require were it the owner of the related Mortgage Loans. The Master Servicer shall pay the costs of such enforcement at its own expense, and shall be reimbursed therefor only (i) from a general recovery resulting from such enforcement, to the extent, if any, that such recovery exceeds all amounts due in respect of the related Mortgage Loans, or (ii) from a specific recovery of costs, expenses or attorneys' fees against the party against whom such enforcement is directed.

                  (c) The parties hereto acknowledge that the Special Servicer has been retained by the Master Servicer to service the Specially Serviced Mortgage Loans pursuant to the Special Servicing Agreement. As compensation for its services, the Special Servicer will be paid the Servicing Fee with respect to each Specially Serviced Mortgage Loan. Notwithstanding anything in this
Section 3.02 to the contrary, the conditions governing the termination of the Special Servicer shall be set forth in the Special Servicing Agreement. In the event that Litton Loan Servicing LP is no longer the Special Servicer, and no other Special Servicer is appointed pursuant to the Special Servicing Agreement, the Master Servicer will serve in such capacity.

                  SECTION 3.03. Successor Sub-Servicers.

                  The Master Servicer shall be entitled to terminate any Sub-Servicing Agreement and the rights and obligations of any Sub-Servicer pursuant to any Sub-Servicing Agreement in accordance with the terms and conditions of such Sub-Servicing Agreement. In the event of termination of any Sub-Servicer, all servicing obligations of such Sub-Servicer shall be assumed simultaneously by the Master Servicer without any act or deed on the part of such Sub-Servicer or the Master Servicer, and the Master Servicer either shall service directly the related Mortgage Loans or shall enter into a Sub-Servicing Agreement with a successor Sub-Servicer which qualifies under Section 3.02.

                  Except for the Special Servicing Agreement, any Sub-Servicing Agreement shall include the provision that such agreement may be immediately terminated by the Trustee without fee, in accordance with the terms of this Agreement, in the event that the Master Servicer shall, for any reason, no longer be the Master Servicer (including termination due to a Master Servicer Event of Default).

                  SECTION 3.04. Liability of the Master Servicer.

                  Notwithstanding any Sub-Servicing Agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Master Servicer and a Sub-Servicer or reference to actions taken through a Sub-Servicer or otherwise, the Master Servicer shall remain obligated and primarily liable to the Trustee and the Certificateholders for the servicing and administering of the Mortgage Loans in accordance with the provisions of Section
3.01 without diminution of such obligation or liability by virtue of such Sub-Servicing Agreements or arrangements or by virtue of indemnification from the Sub-Servicer and to the same extent and under the same terms and conditions as if the Master Servicer alone were servicing and administering the Mortgage Loans. Notwithstanding the foregoing, the Special Servicing Agreement shall require that the Special Servicer be primarily obligated and liable to the Trustee and the Certificateholders for the servicing and administering of the Specially Serviced Mortgage Loans and the Master Servicer shall have no responsibility or liability therefor. The Master Servicer shall be entitled to enter into any agreement with a Sub-Servicer for indemnification of the Master Servicer by such Sub-Servicer and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.

                  SECTION 3.05. No Contractual Relationship Between
                                Sub-Servicers and Trustee or Certificateholders.

                  Any Sub-Servicing Agreement that may be entered into and any transactions or services relating to the Mortgage Loans involving a Sub-Servicer in its capacity as such shall be deemed to be between the Sub-Servicer and the Master Servicer alone, and the Trustee and Certificateholders shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect to the Sub-Servicer except as set forth in Section
3.06. The Master Servicer shall be solely liable for all fees owed by it to any Sub-Servicer, irrespective of whether the Master Servicer's compensation pursuant to this Agreement is sufficient to pay such fees.

                  SECTION 3.06. Assumption or Termination of Sub-Servicing
                                Agreements by Trustee.

                  In the event the Master Servicer shall for any reason no longer be the master servicer (including by reason of the occurrence of a Master Servicer Event of Default), the Trustee or its designee shall thereupon assume all of the rights and obligations of the Master Servicer under each Sub-Servicing Agreement that the Master Servicer may have entered into, unless the Trustee elects to terminate any Sub-Servicing Agreement in accordance with its terms as provided in Section 3.03. Upon such assumption, the Trustee, its designee or the successor servicer for the Trustee appointed pursuant to Section
7.02 shall be deemed, subject to Section 3.03, to have assumed all of the Master Servicer's interest therein and to have replaced the Master Servicer as a party to each Sub-Servicing Agreement to the same extent as if each Sub-Servicing Agreement had been assigned to the assuming party, except that (i) the Master Servicer shall not thereby be relieved of any liability or obligations under any Sub-Servicing Agreement and (ii) none of the Trustee, its designee or any successor Master Servicer shall be deemed to have assumed any liability or obligation of the Master Servicer that arose before it ceased to be the Master Servicer.

                  The Master Servicer at its expense shall, upon request of the Trustee, deliver to the assuming party all documents and records relating to each Sub-Servicing Agreement and the Mortgage Loans then being serviced and an accounting of amounts collected and held by or on behalf of it, and otherwise use its best efforts to effect the orderly and efficient transfer of the Sub-Servicing Agreements to the assuming party.

                  SECTION 3.07. Collection of Certain Mortgage Loan Payments.

                  The Master Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans, and shall, to the extent such procedures shall be consistent with this Agreement, the terms and provisions of any related Primary Mortgage Insurance Policy and any applicable insurance policies, follow such collection procedures as it would follow with respect to mortgage loans comparable to the Mortgage Loans and held for its own account. Consistent with the foregoing, the Master Servicer may in its discretion (i) waive any late payment charge or, if applicable, penalty interest, only upon determining that the coverage of such

Mortgage Loan by the related Primary Mortgage Insurance Policy, if any, will not be affected, or (ii) extend the due dates for Monthly Payments due on a Mortgage Note for a period of not greater than 180 days; provided that any extension pursuant to clause (ii) above shall not affect the amortization schedule of any Mortgage Loan for purposes of any computation hereunder, except as provided below. In the event of any such arrangement pursuant to clause (ii) above, the Master Servicer shall make timely advances on such Mortgage Loan during such extension pursuant to Section 4.03 and in accordance with the amortization schedule of such Mortgage Loan without modification thereof by reason of such arrangements. Notwithstanding the foregoing, in the event that any Mortgage Loan is in default or, in the judgment of the Master Servicer, such default is reasonably foreseeable, the Master Servicer, consistent with the standards set forth in Section 3.01, may also accept payment from the related Mortgagor of an amount less than the Stated Principal Balance in final satisfaction of such Mortgage Loan (such payment, a "Short Pay-off") or consent to the postponement of strict compliance with any such term or otherwise grant indulgence to any Mortgagor; PROVIDED, HOWEVER, that in determining which course of action permitted by this sentence it shall pursue, the Master Servicer shall adhere to the Loss Mitigation Procedures. The Master Servicer's analysis supporting any forbearance and the conclusion that any forbearance meets the standards of
Section 3.01 shall be reflected in writing in the Mortgage File.

                  SECTION 3.08. Sub-Servicing Accounts.

                  In those cases where a Sub-Servicer is servicing a Mortgage Loan pursuant to a Sub- Servicing Agreement, the Sub-Servicer will be required to establish and maintain one or more accounts (collectively, the "Sub-Servicing Account"). The Sub-Servicing Account shall be an Eligible Account and shall comply with all requirements of this Agreement relating to the Collection Account. The Sub-Servicer shall deposit in the clearing account (which account must be an Eligible Account) in which it customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities on a daily basis, and in no event more than two Business Days after the Sub-Servicer's receipt thereof, all proceeds of Mortgage Loans received by the Sub- Servicer less its servicing compensation to the extent permitted by the Sub-Servicing Agreement, and shall thereafter deposit such amounts in the Sub-Servicing Account, in no event more than one Business Day after the deposit of such funds into the clearing account. The Sub-Servicer shall thereafter deposit such proceeds in the Collection Account or remit such proceeds to the Master Servicer for deposit in the Collection Account not later than two Business Days after the deposit of such amounts in the Sub-Servicing Account. For purposes of this Agreement, the Master Servicer shall be deemed to have received payments on the Mortgage Loans when the Sub-Servicer receives such payments.

                  SECTION 3.09. Collection of Taxes, Assessments and Similar
                                Items; Servicing Accounts.

                  The Master Servicer shall establish and maintain one or more accounts (the "Servicing Accounts"), into which all collections from the Mortgagors (or related advances from Sub-Servicers) for the payment of ground rents, taxes, assessments, primary mortgage insurance premiums, fire and hazard insurance premiums, water charges, sewer rents and comparable items for the account of the Mortgagors ("Escrow Payments") shall be deposited and retained. Servicing Accounts shall be Eligible Accounts. The Master Servicer shall deposit in the clearing account

(which account must be an Eligible Account) in which it customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities on a daily basis, and in no event more than two Business Days after the Master Servicer's receipt thereof, all Escrow Payments collected on account of the Mortgage Loans and shall thereafter deposit such Escrow Payments in the Servicing Accounts, in no event more than one Business Day after the deposit of such funds in the clearing account, for the purpose of effecting the payment of any such items as required under the terms of this Agreement. Withdrawals of amounts from a Servicing Account may be made only to (i) effect payment of Escrow Payments; (ii) reimburse the Master Servicer (or a Sub-Servicer to the extent provided in the related Sub-Servicing Agreement) out of related collections for any advances made pursuant to Section 3.01 (with respect to taxes and assessments) and Section 3.14 (with respect to hazard insurance); (iii) refund to Mortgagors any sums as may be determined to be overages; (iv) pay interest, if required and as described below, to Mortgagors on balances in the Servicing Account; (v) clear and terminate the Servicing Account at the termination of the Master Servicer's obligations and responsibilities in respect of the Mortgage Loans under this Agreement in accordance with Article IX; or (vi) recover amounts deposited in error. As part of its servicing duties, the Master Servicer or Sub-Servicers shall pay to the Mortgagors interest on funds in Servicing Accounts, to the extent required by law and, to the extent that interest earned on funds in the Servicing Accounts is insufficient, to pay such interest from its or their own funds, without any reimbursement therefor. To the extent that a Mortgage does not provide for Escrow Payments, the Master Servicer shall determine whether any such payments are made by the Mortgagor in a manner and at a time that avoids the loss of the Mortgaged Property due to a tax sale or the foreclosure of a tax lien. The Master Servicer assumes full responsibility for the payment of all such bills and shall effect payments of all such bills irrespective of the Mortgagor's faithful performance in the payment of same or the making of the Escrow Payments and shall make advances from its own funds to effect such payments.

                  SECTION 3.10. Collection Account and Distribution Account.

                  (a) On behalf of the Trust Fund, the Master Servicer shall establish and maintain one or more accounts (such account or accounts, the "Collection Account"), held in trust for the benefit of the Trustee and the Certificateholders. On behalf of the Trust Fund, the Master Servicer shall deposit or cause to be deposited in the clearing account (which account must be an Eligible Account) in which it customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities on a daily basis, and in no event more than two Business Days after the Master Servicer's receipt thereof, and shall thereafter deposit in the Collection Account, in no event more than one Business Day after the deposit of such funds into the clearing account, as and when received or as otherwise required hereunder, the following payments and collections received or made by it from and after the Cut-off Date (other than in respect of principal or interest on the related Mortgage Loans due on or before the Cut-off
         Date), or payments (other than Principal Prepayments) received by it on or prior to the Cut-off Date but allocable to a Due Period subsequent thereto:

                  (i) all payments on account of principal, including Principal Prepayments, on the Mortgage Loans;

                  (ii) all payments on account of interest (net of the related Servicing Fee) on each Mortgage Loan;

                  (iii) all Insurance Proceeds and Liquidation Proceeds (other than proceeds collected in respect of any particular REO Property and amounts paid by the Master Servicer in connection with a purchase of Mortgage Loans and REO Properties pursuant to Section 9.01);

                  (iv) any amounts required to be deposited pursuant to Section
         3.12 in connection with any losses realized on Permitted Investments with respect to funds held in the Collection Account;

                  (v) any amounts required to be deposited by the Master Servicer pursuant to the second paragraph of Section 3.14(a) in respect of any blanket policy deductibles;

                  (vi) all proceeds of any Mortgage Loan repurchased or purchased in accordance with Section 2.03 or Section 9.01; and

                  (vii) all amounts required to be deposited in connection with shortfalls in principal amount of Qualified Substitute Mortgage Loans pursuant to Section 2.03.

                  For purposes of the immediately preceding sentence, the Cut-off Date with respect to any Qualified Substitute Mortgage Loan shall be deemed to be the date of substitution.

                  The foregoing requirements for deposit in the Collection Accounts shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of late payment charges or assumption fees need not be deposited by the Master Servicer in the Collection Account. In the event the Master Servicer shall deposit in the Collection Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Collection Account, any provision herein to the contrary notwithstanding.

                  (b) On behalf of the Trust Fund, the Trustee shall establish and maintain one or more accounts (such account or accounts, the "Distribution Account"), held in trust for the benefit of the Certificateholders. On behalf of the Trust Fund, the Master Servicer shall deliver to the Trustee in immediately available funds for deposit in the Distribution Account on or before 12:00 p.m. New York time (i) on the Master Servicer Remittance Date, that portion of the Available Distribution Amount (calculated without regard to the references in clause (2) of the definition thereof to amounts that may be withdrawn from the Distribution Account) for the related Distribution Date then on deposit in the Collection Account and the amount of any funds reimbursable to an Advancing Person pursuant to Section 3.26, and (ii) on each Business Day as of the commencement of which the balance on deposit in the Collection Account exceeds $75,000 following any withdrawals pursuant to the next succeeding sentence, the amount of such excess, but only if the Collection Account constitutes an Eligible Account solely pursuant to clause (ii) of the definition of "Eligible Account." If the balance on deposit in the Collection Account exceeds $75,000 as of the commencement of business on any Business Day and the Collection Account constitutes an Eligible Account solely pursuant to clause (ii) of the definition of "Eligible Account," the Master Servicer shall, on or before 3:00 p.m. New York time on such Business Day, withdraw from the Collection Account any and all amounts payable or reimbursable to the Depositor, the Master Servicer, the Trustee, the Seller or any Sub-Servicer pursuant to Section 3.11 and shall pay such amounts to the Persons entitled thereto.

                  (c) Funds in the Collection Account and the Distribution Account may be invested in Permitted Investments in accordance with the provisions set forth in Section 3.12. The Master Servicer shall give notice to the Trustee and the Depositor of the location of the Collection Account maintained by it when established and prior to any change thereof. The Trustee shall give notice to the Master Servicer and the Depositor of the location of the Distribution Account when established and prior to any change thereof.

                  (d) Funds held in the Collection Account at any time may be delivered by the Master Servicer to the Trustee for deposit in an account (which may be the Distribution Account and must satisfy the standards for the Distribution Account as set forth in the definition thereof) and for all purposes of this Agreement shall be deemed to be a part of the Collection Account; PROVIDED, HOWEVER, that the Trustee shall have the sole authority to withdraw any funds held pursuant to this subsection (d). In the event the Master Servicer shall deliver to the Trustee for deposit in the Distribution Account any amount not required to be deposited therein, it may at any time request that the Trustee withdraw such amount from the Distribution Account and remit to it any such amount, any provision herein to the contrary notwithstanding. In addition, the Master Servicer shall deliver to the Trustee from time to time for deposit, and upon written notification from the Master Servicer, the Trustee shall so deposit, in the Distribution Account:

                  (i) any P&I Advances, as required pursuant to Section 4.03, unless delivered directly to the Trustee by an Advancing Person;

                  (ii) any amounts required to be deposited pursuant to Section 3.23(d) or (f) in connection with any REO Property;

                  (iii) any amounts to be paid by the Master Servicer in connection with a purchase of Mortgage Loans and REO Properties pursuant to Section 9.01; and

                  (iv) any amounts required to be deposited pursuant to Section
         3.24 in connection with any Prepayment Interest Shortfalls.

                  (e) The Master Servicer shall deposit in the Collection Account any amounts required to be deposited pursuant to Section 3.12(b) in connection with losses realized on Permitted Investments with respect to funds held in the Collection Account.

                  SECTION 3.11. Withdrawals from the Collection Account and
                                Distribution Account.

                  (a) The Master Servicer shall, from time to time, make withdrawals from the Collection Account for any of the following purposes or as described in Section 4.03:

                  (i) to remit to the Trustee for deposit in the Distribution Account the amounts required to be so remitted pursuant to Section 3.10(b) or permitted to be so remitted pursuant to the first sentence of Section 3.10(d);

                  (ii) subject to Section 3.16(d), to reimburse the Master Servicer for P&I Advances, but only to the extent of amounts received which represent Late Collections (net of the related Servicing Fees) of Monthly Payments on Mortgage Loans with respect to which such P&I Advances were made in accordance with the provisions of Section 4.03;

                  (iii) subject to Section 3.16(d), to pay the Master Servicer or any Sub-Servicer (A) any unpaid Servicing Fees, (B) any unreimbursed Servicing Advances with respect to each Mortgage Loan, but only to the extent of any Liquidation Proceeds, Insurance Proceeds or other amounts as may be collected by the Master Servicer from a Mortgagor, or otherwise received with respect to such Mortgage Loan and (C) any nonrecoverable Servicing Advances following the final liquidation of a Mortgage Loan, but only to the extent that Late Collections, Liquidation Proceeds and Insurance Proceeds received with respect to such Mortgage Loan are insufficient to reimburse the Master Servicer or any Sub-Servicer for such Servicing Advances;

                  (iv) to pay to the Master Servicer as servicing compensation (in addition to the Servicing Fee) on the Master Servicer Remittance Date any interest or investment income earned on funds deposited in the Collection Account;

                  (v) to pay to the Master Servicer, the Depositor or the Seller, as the case may be, with respect to each Mortgage Loan that has previously been purchased or replaced pursuant to Section 2.03 all amounts received thereon subsequent to the date of purchase or substitution, as the case may be;

                  (vi) to reimburse the Master Servicer for any P&I Advance previously made which the Master Servicer has determined to be a Nonrecoverable P&I Advance in accordance with the provisions of Section 4.03;

                  (vii) to reimburse the Master Servicer or the Depositor for expenses incurred by or reimbursable to the Master Servicer or the Depositor, as the case may be, pursuant to Section 6.03;

                  (viii) to reimburse the Master Servicer or the Trustee, as the case may be, for expenses reasonably incurred in respect of the breach or defect giving rise to the purchase obligation under Section 2.03 of this Agreement that were included in the Purchase Price of the Mortgage Loan, including any expenses arising out of the enforcement of the purchase obligation;

                  (ix) to pay, or to reimburse the Master Servicer for advances in respect of expenses incurred in connection with any Mortgage Loan pursuant to Section 3.16(b); and

                  (x) to clear and terminate the Collection Account pursuant to
         Section 9.01.

                  The Master Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Collection Account, to the extent held by or on behalf of it, pursuant to subclauses (ii), (iii), (iv), (v), (vi), (viii) and
(ix) above. The Master Servicer shall provide written notification to the Trustee, on or prior to the next succeeding Master Servicer Remittance Date, upon making any withdrawals from the Collection Account pursuant to subclause
(vii) above.

                  (b) The Trustee shall, from time to time, make withdrawals from the Distribution Account, for any of the following purposes, without priority:

                  (i) to make distributions to Certificateholders in accordance with Section 4.01;

                  (ii) to pay to itself amounts to which each is entitled pursuant to Section 8.05 and any Extraordinary Trust Fund Expenses;

                  (iii) to pay itself any interest income earned on funds deposited in the Distribution Account pursuant to Section 3.12(c);

                  (iv) to reimburse itself pursuant to Section 7.02 or pursuant to Section 7.01 to the extent such amounts in Section 7.01 were not reimbursed by the Master Servicer;

                  (v) to pay any amounts in respect of taxes pursuant to 10.01(g)(iii);

                  (vi) to pay to an Advancing Person reimbursements for P&I Advances and/or Servicing Advances pursuant to Section 3.26;

                  (vii) to reimburse itself for any P&I Advance made by it under
         Section 7.01 (if not reimbursed by the Master Servicer) to the same extent the Master Servicer would be entitled to reimbursement under
         Section 3.11(a); and

                  (viii) to clear and terminate the Distribution Account pursuant to Section 9.01.

                  SECTION 3.12. Investment of Funds in the Collection Account
                                and the Distribution Account.

                  (a) The Master Servicer may direct any depository institution maintaining the Collection Account (for purposes of this Section 3.12, an "Investment Account"), and the Trustee, in its individual capacity, may direct any depository institution maintaining the Distribution Account (for purposes of this Section 3.12, also an "Investment Account"), to invest the funds in such Investment Account in one or more Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand, (i) no later than the Business Day immediately preceding the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if a Person other than the Trustee is the obligor thereon, and (ii) no later than the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if the Trustee is the obligor thereon. All such Permitted Investments shall be held to maturity, unless payable on demand. Any investment of funds in an Investment Account shall be made in the name of the Trustee (in its capacity as such) or in the name of a nominee of the Trustee. The Trustee shall be entitled to sole possession (except with respect to investment direction of funds held in the Collection Account and any income and gain realized thereon) over each such investment, and any certificate or other instrument evidencing any such investment shall be delivered directly to the Trustee or its agent, together with any document of transfer necessary to transfer title to such investment to the Trustee or its nominee. In the event amounts on deposit in an Investment Account are at any time invested in a Permitted Investment payable on demand, the Trustee shall:

                  (x) consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Permitted Investment may otherwise mature hereunder in an amount equal to the lesser of (1) all amounts then payable thereunder and (2) the amount required to be withdrawn on such date; and

                  (y) demand payment of all amounts due thereunder promptly upon determination by a Responsible Officer of the Trustee that such Permitted Investment would not constitute a Permitted Investment in respect of funds thereafter on deposit in the Investment Account.

                  (b) All income and gain realized from the investment of funds deposited in the Collection Account, shall be for the benefit of the Master Servicer or the Special Servicer, as applicable, and shall be subject to its withdrawal in accordance with Section 3.11. The Master Servicer or the Special Servicer, as applicable, shall deposit in the Collection Account the amount of any loss of principal incurred in respect of any such Permitted Investment made with funds in such accounts immediately upon realization of such loss.

                  (c) All income and gain realized from the investment of funds deposited in the Distribution Account held by or on behalf of the Trustee, shall be for the benefit of the Trustee and shall be subject to its withdrawal at any time. The Trustee shall deposit in the Distribution Account, the amount of any loss of principal incurred in respect of any such Permitted Investment made with funds in such accounts immediately upon realization of such loss.

                  (d) Except as otherwise expressly provided in this Agreement, if any default occurs in the making of a payment due under any Permitted Investment, or if a default occurs in any other performance required under any Permitted Investment, the Trustee may and, subject to Section 8.01 and Section 8.02(a)(v), upon the request of the Holders of Certificates representing more than 50% of the Voting Rights allocated to any Class of Certificates, shall take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings.

                  SECTION 3.13. Maintenance of the Primary Mortgage Insurance
                                Policies; Collections Thereunder.

                  The Master Servicer will maintain or cause the related Sub-Servicer, if any, to maintain in full force and effect, if required under the Mortgage Loan Purchase Agreement and to the extent available, a Primary Mortgage Insurance Policy with respect to each Mortgage Loan so insured as of the Closing Date (or, in the case of a Qualified Substitute Mortgage Loan, on the date of substitution). Such coverage will be maintained with respect to each such Mortgage Loan for so long as it is outstanding, subject to any applicable laws or until the related Loan-to-Value Ratio is reduced to less than or equal to 80% based on Mortgagor payments. The Master Servicer shall cause the premium for each Primary Mortgage Insurance Policy to be paid on a timely basis and shall pay such premium out of its own funds if it is not otherwise paid. The Master Servicer or the related Sub-Servicer, if any, will not cancel or refuse to renew any such Primary Mortgage Insurance Policy in effect on the Closing Date (or, in the case of a Qualified Substitute Mortgage Loan, on the date of substitution) that is required to be kept in force under this Agreement unless a replacement Primary Mortgage Insurance Policy for such canceled or non-renewed policy is obtained from and maintained with a Qualified Insurer.

                  The Master Servicer shall not take, or permit any Sub-Servicer to take, any action which would result in non-coverage under any applicable Primary Mortgage Insurance Policy of any loss which, but for the actions of the Master Servicer or Sub-Servicer, would have been covered thereunder. The Master Servicer will comply in the performance of this Agreement with all reasonable rules and requirements of each insurer under each Primary Mortgage Insurance Policy. In connection with any assumption and modification agreement or substitution of liability agreement entered into or to be entered into pursuant to Section 3.15, the Master Servicer shall promptly notify the insurer under the related Primary Mortgage Insurance Policy, if any, of such assumption in accordance with the terms of such policies and shall take all actions which may be required by such insurer as a condition to the continuation of coverage under the Primary Mortgage Insurance Policy. If any such Primary Mortgage Insurance Policy is terminated as a result of such assumption, the Master Servicer or the related Sub-Servicer shall obtain a replacement Primary Mortgage Insurance Policy as provided above.

                  In connection with its activities as administrator and servicer of the Mortgage Loans, the Master Servicer agrees to prepare and present, on behalf of itself, the Trustee and the Certificateholders, claims to the insurer under any Primary Mortgage Insurance Policy in a timely fashion in accordance with the terms of such policies and, in this regard, to take such action as shall be necessary to permit recovery under any Primary Mortgage Insurance Policy respecting a defaulted Mortgage Loan. Any amounts collected by the Master Servicer under any Primary Mortgage Insurance Policy shall be deposited in the Collection Account, subject to withdrawal pursuant to Section 3.11; and any amounts collected by the Master Servicer under any Primary Mortgage Insurance Policy in respect of any REO Property shall be deposited in the Collection Account, subject to withdrawal pursuant to Section 3.23. In those cases in which a Mortgage Loan is serviced by a Sub-Servicer, the Sub-Servicer, on behalf of itself, the Trustee, and the Certificateholders, will present claims to the insurer under any Primary Mortgage Insurance Policy and all collections thereunder shall be deposited initially in the Sub-Servicing Account.

                  SECTION 3.14. Maintenance of Hazard Insurance and Errors and
                                Omissions and Fidelity Coverage.

                  (a) The Master Servicer shall cause to be maintained for each Mortgage Loan fire insurance with extended coverage on the related Mortgaged Property in an amount which is at least equal to the least of (i) the current principal balance of such Mortgage Loan, (ii) the amount necessary to fully compensate for any damage or loss to the improvements that are a part of such property on a replacement cost basis and (iii) the maximum insurable value of the improvements which are a part of such Mortgaged Property, in each case in an amount not less than such amount as is necessary to avoid the application of any coinsurance clause contained in the related hazard insurance policy. The Master Servicer shall also cause to be maintained fire insurance with extended coverage on each REO Property in an amount which is at least equal to the lesser of (i) the maximum insurable value of the improvements which are a part of such property and (ii) the outstanding principal balance of the related Mortgage Loan at the time it became an REO Property, plus accrued interest at the Mortgage Rate and related Servicing Advances. The Master Servicer will comply in the performance of this Agreement with all reasonable rules and requirements of each insurer under any such hazard policies. Any amounts to be collected by the Master Servicer under any such policies (other than amounts to be applied to the restoration or repair of the property subject to the related Mortgage or amounts to be released to the Mortgagor in accordance with the procedures that the Master Servicer would follow in servicing loans held for its own account, subject to the terms and conditions of the related Mortgage and Mortgage Note) shall be deposited in the Collection Account, subject to withdrawal pursuant to
Section 3.11, if received in respect of a Mortgage Loan, or in the REO Account, subject to withdrawal pursuant to Section 3.23, if received in respect of an REO Property. Any cost incurred by the Master Servicer in maintaining any such insurance shall not, for the purpose of calculating distributions to Certificateholders, be added to the unpaid principal balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit. It is understood and agreed that no earthquake or other additional insurance is to be required of any Mortgagor other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. If the Mortgaged Property or REO Property is at any time in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the Master Servicer will cause to be maintained a flood insurance policy in respect thereof. Such flood insurance shall be in an amount equal to the lesser of (i) the unpaid principal balance of the related Mortgage Loan and (ii) the maximum amount of such insurance available for the related Mortgaged Property under the national flood insurance program (assuming that the area in which such Mortgaged Property is located is participating in such program).

                  In the event that the Master Servicer shall obtain and maintain a blanket policy with an insurer having a General Policy Rating of B+:V or better in Best's Key Rating Guide (or such other rating that is comparable to such rating) insuring against hazard losses on all of the Mortgage Loans, it shall conclusively be deemed to have satisfied its obligations as set forth in the first two sentences of this Section 3.14, it being understood and agreed that such policy may contain a deductible clause, in which case the Master Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property or REO Property a policy complying with the first two sentences of this Section 3.14, and there shall have been one or more losses which would have been covered by such policy, deposit to the Collection Account from its own funds the amount not otherwise payable under the blanket policy because of such deductible clause. In connection with its activities as administrator and servicer of the Mortgage Loans, the Master Servicer agrees to prepare and present, on behalf of itself, the Trustee and Certificateholders, claims under any such blanket policy in a timely fashion in accordance with the terms of such policy.

                  (b) The Master Servicer shall keep in force during the term of this Agreement a policy or policies of insurance covering errors and omissions for failure in the performance of the Master Servicer's obligations under this Agreement, which policy or policies shall be in such form and amount that would meet the requirements of Fannie Mae or Freddie Mac if it were the purchaser of the Mortgage Loans, unless the Master Servicer has obtained a waiver of such requirements from Fannie Mae or Freddie Mac. The Master Servicer shall also maintain a fidelity bond in the form and amount that would meet the requirements of Fannie Mae or Freddie Mac, unless the Master Servicer has obtained a waiver of such requirements from Fannie Mae or Freddie Mac. The Master Servicer shall provide the Trustee (upon the Trustee's reasonable request) with copies of any such insurance policies and fidelity bond. The Master Servicer shall be deemed to have complied with this provision if an Affiliate of the Master Servicer has such errors and omissions and fidelity bond coverage and, by the terms of such insurance policy or fidelity bond, the coverage afforded thereunder extends to the Master Servicer. Any such errors and omissions policy and fidelity bond shall by its terms not be cancellable without thirty days' prior written notice to the Trustee. The Master Servicer shall also cause each Sub-Servicer to maintain a policy of insurance covering errors and omissions and a fidelity bond which would meet such requirements.

                  SECTION 3.15. Enforcement of Due-On-Sale Clauses; Assumption
                                Agreements.

                  The Master Servicer will, to the extent it has knowledge of any conveyance or prospective conveyance of any Mortgaged Property by any Mortgagor (whether by absolute conveyance or by contract of sale, and whether or not the Mortgagor remains or is to remain liable under the Mortgage Note and/or the Mortgage), exercise its rights to accelerate the maturity of such Mortgage Loan under the "due-on-sale" clause, if any, applicable thereto; PROVIDED, HOWEVER, that the Master Servicer shall not exercise any such rights if prohibited by law from doing so. If the Master Servicer reasonably believes it is unable under applicable law to enforce such "due-on-sale" clause, or if any of the other conditions set forth in the proviso to the preceding sentence apply, the Master Servicer will enter into an assumption and modification agreement from or with the person to whom such property has been conveyed or is proposed to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and, to the extent permitted by applicable state law, the Mortgagor remains liable thereon. The Master Servicer is also authorized to enter into a substitution of liability agreement with such person, pursuant to which the original Mortgagor is released from liability and such person is substituted as the Mortgagor and becomes liable under the Mortgage Note, provided that no such substitution shall be effective unless such person satisfies the underwriting criteria of the Master Servicer. In connection with any assumption or substitution, the Master Servicer shall apply such underwriting standards and follow such practices and procedures as shall be normal and usual in its general mortgage servicing activities and as it applies to other mortgage loans owned solely by it. The Master Servicer shall not take or enter into any assumption and modification agreement, however, unless (to the extent practicable in the circumstances) it shall have received confirmation, in writing, of the continued effectiveness of any hazard insurance policy, or a new policy meeting the requirements of Section 3.14 is obtained. Any fee collected by the Master Servicer in respect of an assumption or substitution of liability agreement will be retained by the Master Servicer as additional servicing compensation. In connection with any such assumption, no material term of the Mortgage Note (including but not limited to the related Mortgage Rate and the amount of the Monthly Payment) may be amended or modified, except as otherwise required pursuant to the terms thereof. The Master Servicer shall notify the Trustee that any such substitution or assumption agreement has been completed by forwarding to the Trustee the executed original of such substitution or assumption agreement, which document shall be added to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof.

                  Notwithstanding the foregoing paragraph or any other provision of this Agreement, the Master Servicer shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Mortgage Loan by operation of law or by the terms of the Mortgage Note or any assumption which the Master Servicer may be restricted by law from preventing, for any reason whatever. For purposes of this Section 3.15, the term "assumption" is deemed to also include a sale (of the Mortgaged Property) subject to the Mortgage that is not accompanied by an assumption or substitution of liability agreement.

                  SECTION 3.16. Realization Upon Defaulted Mortgage Loans.

                  (a) The Master Servicer shall, consistent with the servicing standard set forth in Section 3.01, foreclose upon or otherwise comparably convert the ownership of properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to Section 3.07. The Master Servicer shall be responsible for all costs and expenses incurred by it in any such proceedings; PROVIDED, HOWEVER, that such costs and expenses will be recoverable as Servicing Advances by the Master Servicer as contemplated in Section 3.11 and Section 3.23. The foregoing is subject to the provision that, in any case in which Mortgaged Property shall have suffered damage from an Uninsured Cause, the Master Servicer shall not be required to expend its own funds toward the restoration of such property unless it shall determine in its discretion that such restoration will increase the proceeds of liquidation of the related Mortgage Loan after reimbursement to itself for such expenses.

                  (b) Notwithstanding the foregoing provisions of this Section
         3.16 or any other provision of this Agreement, with respect to any Mortgage Loan as to which the Master Servicer has received actual notice of, or has actual knowledge of, the presence of any toxic or hazardous substance on the related Mortgaged Property, the Master Servicer shall not, on behalf of the Trustee, either (i) obtain title to such Mortgaged Property as a result of or in lieu of foreclosure or otherwise, or (ii) otherwise acquire possession of, or take any other action with respect to, such Mortgaged Property, if, as a result of any such action, the Trustee, the Trust Fund, the Master Servicer or the Certificateholders would be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or "operator" of such Mortgaged Property within the meaning of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, or any comparable law, unless the Master Servicer has also previously determined, based on its reasonable judgment and a report prepared by a Person who regularly conducts environmental audits using customary industry standards, that:

                  (1) such Mortgaged Property is in compliance with applicable environmental laws or, if not, that it would be in the best economic interest of the Trust Fund to take such actions as are necessary to bring the Mortgaged Property into compliance therewith; and

                  (2) there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous substances, hazardous materials, hazardous wastes, or petroleum-based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation, or that if any such materials are present for which such action could be required, that it would be in the best economic interest of the Trust Fund to take such actions with respect to the affected Mortgaged Property.

                  The cost of the environmental audit report contemplated by this Section 3.23 shall be advanced by the Master Servicer, subject to the Master Servicer's right to be reimbursed therefor from the Collection Account as provided in Section 3.11(a)(ix), such right of reimbursement being prior to the rights of Certificateholders to receive any amount in the Collection Account received in respect of the affected Mortgage Loan or other Mortgage Loans.

                  If the Master Servicer determines, as described above, that it is in the best economic interest of the Trust Fund to take such actions as are necessary to bring any such Mortgaged Property into compliance with applicable environmental laws, or to take such action with respect to the containment, clean-up or remediation of hazardous substances, hazardous materials, hazardous wastes or petroleum based materials affecting any such Mortgaged Property, then the Master Servicer shall take, consistent with the servicing standard set forth in Section 3.01, such action as it deems to be in the best economic interest of the Trust Fund. The cost of any such compliance, containment, cleanup or remediation shall be advanced by the Master Servicer, subject to the Master Servicer's right to be reimbursed therefor from the Collection Account as provided in Section 3.11(a)(ix), such right of reimbursement being prior to the rights of Certificateholders to receive any amount in the Collection Account received in respect of the affected Mortgage Loan or other Mortgage Loans.

                  (c) [Reserved].

                  (d) Proceeds received in connection with any Final Recovery Determination, as well as any recovery resulting from a partial collection of Insurance Proceeds or Liquidation Proceeds, in respect of any Mortgage Loan, will be applied in the following order of priority: first, to reimburse the Master Servicer or any Sub-Servicer for any related unreimbursed Servicing Advances and P&I Advances, pursuant to Section 3.11(a)(ii) or (a)(iii)(A) or
(B); second, to accrued and unpaid interest on the Mortgage Loan, to the date of the Final Recovery Determination, or to the Due Date prior to the Distribution Date on which such amounts are to be distributed if not in connection with a Final Recovery Determination; and third, as a recovery of principal of the Mortgage Loan. If the amount of the recovery so allocated to interest is less than the full amount of accrued and unpaid interest due on such Mortgage Loan, the amount of such recovery will be allocated by the Master Servicer as follows: first, to unpaid Servicing Fees; and second, to the balance of the interest then due and owing. The portion of the recovery so allocated to unpaid Servicing Fees shall be reimbursed to the Master Servicer or any Sub-Servicer pursuant to
Section 3.11(a)(iii)(A).

                  SECTION 3.17. Trustee to Cooperate; Release of Mortgage Files.

                  (a) Upon the payment in full of any Mortgage Loan, or the receipt by the Master Servicer or the Special Servicer, as the case may be, of a notification that payment in full shall be escrowed in a manner customary for such purposes, the Master Servicer will immediately notify the Trustee by delivery of two copies of a Request for Release in the form of Exhibit E (which shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Collection Account pursuant to Section
3.10 have been or will be so deposited) of a Servicing Officer and shall request delivery to it of the Mortgage File. Upon receipt of such copies of the Request for Release, the Trustee shall promptly release the related Mortgage File to the Master Servicer and the Master Servicer is authorized to cause the removal from the registration on the MERS(R) System of any such Mortgage, if applicable,. If a Mortgage Loan has been paid in full or liquidated, the Trustee may return the related Mortgage File to the Master Servicer or the Special Servicer, as the case may be, without receiving a Request for Release. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Collection Account or the Distribution Account.

                  (b) From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan, including, for this purpose, collection under any insurance policy relating to the Mortgage Loans, the Trustee shall, upon request of the Master Servicer or the Special Servicer, as the case may be, and delivery to the Trustee of a Request for Release, release the related Mortgage File to the Master Servicer or the Special Servicer, as the case may be, and the Trustee shall, at the direction of the Master Servicer, execute such documents as shall be necessary to the prosecution of any such proceedings. Such Request for Release shall obligate the Master Servicer or the Special Servicer, as the case may be, to return each and every Mortgage File to the Trustee when the need therefor by the Master Servicer or the Special Servicer, as the case may be, no longer exists, unless the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Collection Account or the Mortgage File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Master Servicer or the Special Servicer, as the case may be, has delivered to the Trustee a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Mortgage File or such document was delivered and the purpose or purposes of such delivery. Upon receipt of two copies of a new Request for Release stating that such Mortgage Loan was liquidated and that all amounts received or to be received in connection with such liquidation that are required to be deposited into the Collection Account have been so deposited, or that such Mortgage Loan has become an REO Property, the related Mortgage File shall not be required to be returned to the Trustee.

                  (c) Upon written certification of a Servicing Officer, the Trustee shall execute and deliver to the Master Servicer or the Special Servicer, as the case may be, any court pleadings, requests for trustee's sale or other documents reasonably necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity. Each such certification shall include a request that such pleadings or documents be executed by the Trustee and a statement as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trustee will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee's sale.

                  SECTION 3.18. Servicing Compensation.

                  As compensation for the activities of the Master Servicer hereunder, the Master Servicer shall be entitled to the Servicing Fee with respect to each Mortgage Loan payable solely from payments of interest in respect of such Mortgage Loan, subject to Section 3.24. In addition, the Master Servicer shall be entitled to recover unpaid Servicing Fees out of Insurance Proceeds or Liquidation Proceeds to the extent permitted by Section 3.11(a)(iii)(A) and out of amounts derived from the operation and sale of an REO Property to the extent permitted by Section 3.23. Except with respect to the Special Servicer, the right to receive the Servicing Fee may not be transferred in whole or in part except in connection with the transfer of all of the Master Servicer's responsibilities and obligations under this Agreement.

                  As compensation for its services, the Special Servicer will be paid the Servicing Fee with respect to each Specially Serviced Mortgage Loan.

                  Additional servicing compensation in the form of assumption fees, late payment charges and other similar fees and charges shall be retained by the Master Servicer (subject to Section 3.24) only to the extent such fees or charges are received by the Master Servicer. The Master Servicer shall also be entitled pursuant to Section 3.11(a)(iv) to withdraw from the Collection Account, and pursuant to Section 3.23(b) to withdraw from any REO Account, as additional servicing compensation, interest or other income earned on deposits therein, subject to Section 3.12 and Section 3.24. The Master Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder (including premiums due under the Primary Insurance Policies, if any, premiums for the insurance required by Section 3.14, to the extent such premiums are not paid by the related Mortgagors or by a Sub-Servicer, servicing compensation of each Sub-Servicer, and to the extent provided herein in Section 8.05, the fees and expenses of the Trustee) and shall not be entitled to reimbursement therefor except as specifically provided herein.

                  SECTION 3.19. Reports to the Trustee; Collection Account
                                Statements.

                  Not later than fifteen days after each Distribution Date, the Master Servicer shall forward to the Trustee a statement prepared by the Master Servicer setting forth the status of the Collection Account as of the close of business on the last day of the calendar month relating to such Distribution Date and showing, for the period covered by such statement, the aggregate amount of deposits into and withdrawals from the Collection Account of each category of deposit specified in Section 3.10(a) and each category of withdrawal specified in Section 3.11. Such statement may be in the form of the then current Fannie Mae Monthly Accounting Report for its Guaranteed Mortgage Pass-Through Program with appropriate additions and changes, and shall also include information as to the aggregate of the outstanding principal balances of all of the Mortgage Loans as of the last day of the calendar month immediately preceding such Distribution Date. Copies of such statement (and any comparable statement from the Special Servicer) shall be provided by the Trustee to any Certificateholder and to any Person identified to the Trustee as a prospective transferee of a Certificate, upon the request and at the expense of the requesting party, provided such statement is delivered by the Master Servicer or the Special Servicer, as applicable, to the Trustee.

                  SECTION 3.20. Statement as to Compliance.

                  On or before March 15th of each calendar year commencing in 2005, the Master Servicer will deliver to the Trustee, the Depositor and the Rating Agency, an Officers' Certificate (in the form attached hereto as Exhibit
I) stating, as to each signatory thereof, that (i) a review of the activities of the Master Servicer during the preceding year and of performance under this Agreement has been made under such officers' supervision and (ii) to the best of such officers' knowledge, based on such review, the Master Servicer has fulfilled all of its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof. Copies of any such statement shall be provided by the Trustee to any Certificateholder and to any Person identified to the Trustee as a prospective transferee of a Certificate, upon the request and at the expense of the requesting party, provided that such statement is delivered by the Master Servicer to the Trustee.

                  SECTION 3.21. Independent Public Accountants' Servicing
                                Report.

                  Not later than March 15th of each calendar year commencing in 2005, the Master Servicer, at its expense, shall cause a nationally recognized firm of independent certified public accountants to furnish to the Master Servicer a report stating that (i) it has obtained a letter of representation regarding certain matters from the management of the Master Servicer which includes an assertion that the Master Servicer has complied with certain minimum residential mortgage loan servicing standards, identified in the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers Association of America, with respect to the servicing of residential mortgage loans during the most recently completed fiscal year and (ii) on the basis of an examination conducted by such firm in accordance with standards established by the American Institute of Certified Public Accountants, such representation is fairly stated in all material respects, subject to such exceptions and other qualifications that may be appropriate. In rendering its report such firm may rely, as to matters relating to the direct servicing of residential mortgage loans by Sub- Servicers, upon comparable reports of firms of independent certified public accountants rendered on the basis of examinations conducted in accordance with the same standards (rendered within one year of such report) with respect to those Sub-Servicers. Immediately upon receipt of such report, the Master Servicer shall furnish a copy of such report to the Trustee, the Depositor and the Rating Agency. Copies of such statement shall be provided by the Trustee to any Certificateholder upon request at the Master Servicer's expense, provided that such statement is delivered by the Master Servicer to the Trustee. In the event such firm of independent certified public accountants requires the Trustee to agree to the procedures performed by such firm, the Master Servicer shall direct the Trustee in writing to so agree; it being understood and agreed that the Trustee will deliver such letter of agreement in conclusive reliance upon the direction of the Master Servicer, and the Trustee has not made any independent inquiry or investigation as to, and shall have no obligation or liability in respect of, the sufficiency, validity or correctness of such procedures.

                  SECTION 3.22. Access to Certain Documentation.

                  The Master Servicer shall provide to the Office of the Controller of the Currency, the Office of Thrift Supervision, the FDIC, and any other federal or state banking or insurance regulatory authority that may exercise authority over any Certificateholder, access to the documentation regarding the Mortgage Loans required by applicable laws and regulations. Such access shall be afforded without charge, but only upon reasonable request and during normal business hours at the offices of the Master Servicer designated by it. In addition, access to the documentation regarding the Mortgage Loans required by applicable laws and regulations will be provided to such Certificateholder, the Trustee and to any Person identified to the Master Servicer as a prospective transferee of a Certificate, upon reasonable request during normal business hours at the offices of the Master Servicer designated by it at the expense of the Person requesting such access.

                  SECTION 3.23. Title, Management and Disposition of REO
                                Property.

                  (a) The deed or certificate of sale of any REO Property shall be taken in the name of the Trustee, or its nominee, in trust for the benefit of the Certificateholders. The Master Servicer, on behalf of the Trust Fund and consistent with the servicing standard set forth in Section 3.01, shall either sell any REO Property before the close of the third taxable year following the year the Trust Fund acquires ownership of such REO Property for purposes of
Section 860G(a)(8) of the Code or request from the Internal Revenue Service, no later than 60 days before the day on which the three- year grace period would otherwise expire, an extension of the three-year grace period, unless the Master Servicer shall have delivered to the Trustee and the Depositor an Opinion of Counsel, addressed to the Trustee and the Depositor, to the effect that the holding by the Trust Fund of such REO Property subsequent to three years after its acquisition will not result in the imposition on REMIC I of taxes on "prohibited transactions" thereof, as defined in Section 860F of the Code, or cause REMIC I to fail to qualify as a REMIC under Federal law at any time that any Certificates are outstanding. The Master Servicer shall, consistent with the servicing standard set forth in Section 3.01, manage, conserve, protect and operate each REO Property for the Certificateholders solely for the purpose of its prompt disposition and sale in a manner which does not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of
Section 860G(a)(8) of the Code or result in the receipt by REMIC I of any "income from non-permitted assets" within the meaning of Section 860F(a)(2)(B) of the Code, or any "net income from foreclosure property" which is subject to taxation under the REMIC Provisions.

                  (b) The Master Servicer shall segregate and hold all funds collected and received in connection with the operation of any REO Property separate and apart from its own funds and general assets and shall establish and maintain with respect to REO Properties an account held in trust for the Trustee for the benefit of the Certificateholders (the "REO Account"), which shall be an Eligible Account. The Master Servicer shall be permitted to allow the Collection Account to serve as the REO Account, subject to separate ledgers for each REO Property. The Master Servicer shall be entitled to retain or withdraw any interest income paid on funds deposited in the REO Account.

                  (c) The Master Servicer shall have full power and authority, subject only to the servicing standard set forth in Section 3.01 and the specific requirements and prohibitions of this Agreement, to do any and all things in connection with any REO Property as are consistent with the manner in which the Master Servicer manages and operates similar property owned by the Master Servicer or any of its Affiliates, all on such terms and for such period as the Master Servicer deems to be in the best interests of Certificateholders. In connection therewith, the Master Servicer shall deposit, or cause to be deposited in the clearing account (which account must be an Eligible Account) in which it customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities on a daily basis, and in no event more than two Business Days after the Master Servicer's receipt thereof, and shall thereafter deposit in the REO Account, in no event more than one Business Day after the deposit of such funds into the clearing account, all revenues received by it with respect to an REO Property and shall withdraw therefrom funds necessary for the proper operation, management and maintenance of such REO Property including, without limitation:

                  (i) all insurance premiums due and payable in respect of such REO Property;

                  (ii) all real estate taxes and assessments in respect of such REO Property that may result in the imposition of a lien thereon; and

                  (iii) all costs and expenses necessary to maintain such REO Property.

                  To the extent that amounts on deposit in the REO Account with respect to an REO Property are insufficient for the purposes set forth in clauses (i) through (iii) above with respect to such REO Property, the Master Servicer shall, consistent with the servicing standard set forth in Section 3.01, advance from its own funds such amount as is necessary for such purposes if, but only if, the Master Servicer would make such advances if the Master Servicer owned the REO Property and if in the Master Servicer's judgment, the payment of such amounts will be recoverable from the rental or sale of the REO Property.

                  Notwithstanding the foregoing, none of the Master Servicer or the Trustee shall:

                  (i) authorize the Trust Fund to enter into, renew or extend any New Lease with respect to any REO Property, if the New Lease by its terms will give rise to any income that does not constitute Rents from Real Property;

                  (ii) authorize any amount to be received or accrued under any New Lease other than amounts that will constitute Rents from Real Property;

                  (iii) authorize any construction on any REO Property, other than the completion of a building or other improvement thereon, and then only if more than ten percent of the construction of such building or other improvement was completed before default on the related Mortgage Loan became imminent, all within the meaning of Section 856(e)(4)(B) of the Code; or

                  (iv) authorize any Person to Directly Operate any REO Property on any date more than 90 days after its date of acquisition by the Trust Fund; unless, in any such case, the Master Servicer has obtained an Opinion of Counsel, provided to the Trustee, to the effect that such action will not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code at any time that it is held by the Trust Fund, in which case the Master Servicer may take such actions as are specified in such Opinion of Counsel.

                  The Master Servicer may contract with any Independent Contractor for the operation and management of any REO Property, provided that:

                  (i) the terms and conditions of any such contract shall not be inconsistent herewith;

                  (ii) any such contract shall require, or shall be administered to require, that the Independent Contractor pay all costs and expenses incurred in connection with the operation and management of such REO Property, including those listed above and remit all related revenues (net of such costs and expenses) to the Master Servicer as soon as practicable, but in no event later than thirty days following the receipt thereof by such Independent Contractor;

                  (iii) none of the provisions of this Section 3.23(c) relating to any such contract or to actions taken through any such Independent Contractor shall be deemed to relieve the Master Servicer of any of its duties and obligations to the Trustee on behalf of the Certificateholders with respect to the operation and management of any such REO Property; and

                  (iv) the Master Servicer shall be obligated with respect thereto to the same extent as if it alone were performing all duties and obligations in connection with the operation and management of such REO Property.

                  The Master Servicer shall be entitled to enter into any agreement with any Independent Contractor performing services for it related to its duties and obligations hereunder for indemnification of the Master Servicer by such Independent Contractor, and nothing in this Agreement shall be deemed to limit or modify such indemnification. The Master Servicer shall be solely liable for all fees owed by it to any such Independent Contractor, irrespective of whether the Master Servicer's compensation pursuant to Section 3.18 is sufficient to pay such fees.

                  (d) In addition to the withdrawals permitted under Section 3.23(c), the Master Servicer may from time to time make withdrawals from the REO Account for any REO Property: (i) to pay itself or any Sub-Servicer unpaid Servicing Fees in respect of the related Mortgage Loan; and (ii) to reimburse itself or any Sub-Servicer for unreimbursed Servicing Advances and P&I Advances made in respect of such REO Property or the related Mortgage Loan. Any income from the related REO Property received during any calendar months prior to a Final Recovery Determination, net of any withdrawals made pursuant to Section 3.23(c) or this Section 3.23(d), shall be withdrawn by the Master Servicer from each REO Account maintained by it and deposited into the Distribution Account in accordance with Section 3.10(d)(ii) on the Master Servicer Remittance Date relating to a Final Recovery Determination with respect to such Mortgage Loan, for distribution on the related Distribution Date in accordance with Section 4.01.

                  (e) Subject to the time constraints set forth in Section 3.23(a) and consistent with the servicing standard set forth in Section 3.01, each REO Disposition shall be carried out by the Master Servicer at such price and upon such terms and conditions as the Master Servicer shall deem necessary or advisable, as shall be normal and usual in its general servicing activities for similar properties.

                  (f) The proceeds from the REO Disposition, net of any amount required by law to be remitted to the Mortgagor under the related Mortgage Loan and net of any payment or reimbursement to the Master Servicer or any Sub-Servicer as provided above, shall be deposited in the Distribution Account in accordance with Section 3.10(d)(ii) on the Master Servicer Remittance Date in the month following the receipt thereof for distribution on the related Distribution Date in accordance with Section 4.01. Any REO Disposition shall be for cash only (unless changes in the REMIC Provisions made subsequent to the Startup Day allow a sale for other consideration).

                  (g) The Master Servicer shall file information returns with respect to the receipt of mortgage interest received in a trade or business, reports of foreclosures and abandonments of any Mortgaged Property and cancellation of indebtedness income with respect to any Mortgaged Property as required by Sections 6050H, 6050J and 6050P of the Code, respectively. Such reports shall be in form and substance sufficient to meet the reporting requirements imposed by such Sections 6050H, 6050J and 6050P of the Code.

                  SECTION 3.24. Obligations of the Master Servicer in Respect of
                                Prepayment Interest Shortfalls.

                  The Master Servicer shall deliver to the Trustee for deposit into the Distribution Account on or before 12:00 p.m. New York time on the Master Servicer Remittance Date from its own funds an amount equal to the lesser of (i) the aggregate of the Prepayment Interest Shortfalls for the related Distribution Date resulting from full or partial Principal Prepayments during the related Prepayment Period and (ii) (A) the amount of the aggregate Servicing Fee paid to the Master Servicer and the Special Servicer for the most recently ended calendar month, minus (B) Compensating Interest paid by the Special Servicer pursuant to the Special Servicing Agreement for the related Distribution Date.

                  SECTION 3.25. Obligations of the Master Servicer in Respect of
                                Monthly Payments.

                  In the event that a shortfall in any collection on or liability with respect to any Mortgage Loan results from or is attributable to adjustments to Stated Principal Balances that were made by the Master Servicer in a manner not consistent with the terms of the related Mortgage Note and this Agreement, the Master Servicer, upon discovery or receipt of notice thereof, immediately shall deliver to the Trustee for deposit in the Distribution Account from its own funds the amount of any such shortfall and shall indemnify and hold harmless the Trust Fund, the Trustee, the Depositor and any successor master servicer in respect of any such liability. Such indemnities shall survive the termination or discharge of this Agreement.

                  SECTION 3.26. Advance Facility.

                  (a) Either (i) the Master Servicer or (ii) the Trustee, on behalf of the Trust Fund, with the consent of the Master Servicer, is hereby authorized to enter into a facility with any Person which provides that such Person (an "Advancing Person") may fund P&I Advances and/or Servicing Advances to the Trust Fund under this Agreement, although no such facility shall reduce or otherwise affect the Master Servicer's obligation to fund such P&I Advances and/or Servicing Advances. If the Master Servicer enters into such an Advance Facility pursuant to this Section 3.26, upon reasonable request of the Advancing Person, the Trustee shall execute a letter of acknowledgment, confirming its receipt of notice of the existence of such Advance Facility. If the Trustee enters into such an Advance Facility pursuant to this Section 3.26, the Master Servicer shall also be a party to such Advance Facility. To the extent that an Advancing Person funds any P&I Advance or any Servicing Advance and provides the Trustee with notice acknowledged by the Master Servicer that such Advancing Person is entitled to reimbursement, such Advancing Person shall be entitled to receive reimbursement pursuant to this Agreement for such amount to the extent provided in Section 3.26(b). Such notice from the Advancing Person must specify the amount of the reimbursement, the Section of this Agreement that permits the applicable P&I Advance or Servicing Advance to be reimbursed and the section(s) of the Advance Facility that entitle the Advancing Person to request reimbursement from the Trustee, rather than the Master Servicer, and include the Master Servicer's acknowledgment thereto or proof of an Event of Default under the Advance Facility. The Trustee shall have no duty or liability with respect to any calculation of any reimbursement to be paid to an Advancing Person and shall be entitled to rely without independent investigation on the Advancing Person's notice provided pursuant to this Section
3.26. An Advancing Person whose obligations hereunder are limited to the funding of P&I Advances and/or Servicing Advances shall not be required to meet the qualifications of a Master Servicer or a Sub- Servicer pursuant to Section 3.02 hereof and will not be deemed to be a Sub-Servicer under this Agreement.

                  (b) If an advancing facility is entered into, then the Master Servicer shall not be permitted to reimburse itself therefor under Section 3.11(a)(ii), Section 3.11(a)(iii) and Section 3.11(a)(vi) prior to the remittance to the Trust Fund, but instead the Master Servicer shall include such amounts in the applicable remittance to the Trustee made pursuant to Section 3.11(a). The Trustee is hereby authorized to pay to the Advancing Person, reimbursements for P&I Advances and Servicing Advances from the Distribution Account to the same extent the Master Servicer would have been permitted to reimburse itself for such P&I Advances and/or Servicing Advances in accordance with Section 3.11(a)(ii), Section 3.11(a)(iii) and Section 3.11(a)(vi), as the case may be, had the Master Servicer itself funded such P&I Advance or Servicing Advance. The Trustee is hereby authorized to pay directly to the Advancing Person such portion of the Servicing Fee as the parties to any advancing facility agree in writing.

                  (c) All P&I Advances and Servicing Advances made pursuant to the terms of this Agreement shall be deemed made and shall be reimbursed on a "first in-first out" (FIFO) basis.

                  (d) Any amendment to this Section 3.26 or to any other provision of this Agreement that may be necessary or appropriate to effect the terms of an Advance Facility as described generally in this Section 3.26, including amendments to add provisions relating to a successor master servicer, may be entered into by the Trustee and the Master Servicer without the consent of any Certificateholder, notwithstanding anything to the contrary in this Agreement.

                                   ARTICLE IV

                         PAYMENTS TO CERTIFICATEHOLDERS

                  SECTION 4.01. Distributions.

                  (a)(1) On each Distribution Date, the Trustee shall withdraw from the Distribution Account an amount equal to the Available Distribution Amount and distribute the following amounts, in the following order of priority to the related Class or Classes from the related Available Distribution Amount:

                  (i) concurrently, to the Holders of the related Class A Certificates and the related Class XS Certificates, and on the first Distribution Date from the Subgroup IIA-1 Available Distribution Amount to the Class R Certificates, the Interest Distribution Amount for each such Class for such Distribution Date, on a PRO RATA basis based on the entitlement of each such Class to such interest in an aggregate amount equal to the Senior Interest Distribution Amount;

                  (ii) concurrently, (A) to the Holders of the Class PO-1 Certificates, to the extent of the Class PO Principal Distribution Amount for such Class of Certificates, in reduction of the Certificate Principal Balance of such Class, until the Certificate Principal Balance of such Class has been reduced to zero, (B) to the Holders of the Class PO-2 Certificates, to the extent of the Class PO Principal Distribution Amount for such Class of Certificates, in reduction of the Certificate Principal Balance of such Class, until the Certificate Principal Balance of such Class has been reduced to zero,
(C) to the Holders of the Class PO-3 Certificates, to the extent of the Class PO Principal Distribution Amount for such Class of Certificates, in reduction of the Certificate Principal Balance of such Class, until the Certificate Principal Balance of such Class has been reduced to zero, and (D) to the Holders of the Class PO-4 Certificates, to the extent of the Class PO Principal Distribution Amount for such Class of Certificates, in reduction of the Certificate Principal Balance of such Class, until the Certificate Principal Balance of such Class has been reduced to zero;

                  (iii) concurrently, (A) to the Holders of the Class IA-1 Certificates, to the extent of the Senior Principal Distribution Amount for such Certificates, in reduction of the Certificate Principal Balance thereof, until the Certificate Principal Balance of such Class has been reduced to zero, (B) to the Holders of the Class IA-2 Certificates, to the extent of the Senior Principal Distribution Amount for such Certificates, in reduction of the Certificate Principal Balance thereof, until the Certificate Principal Balance of such Class has been reduced to zero, (C) to the Holders of the Class IA-3 Certificates, to the extent of the Senior Principal Distribution Amount for such Certificates, in reduction of the Certificate Principal Balance thereof, until the Certificate Principal Balance of such Class has been reduced to zero, (D) to the Holders of the Class IIA-1 Certificates and, with respect to the first Distribution Date only, the Class R Certificates, to the extent of the Senior Principal Distribution Amount for such Certificates, in reduction of the Certificate Principal Balances thereof, until the Certificate Principal Balance of each such Class has been reduced to zero, (E) to the Holders of the Class IIA-2 Certificates, to the extent of the Senior Principal Distribution Amount for such Certificates, in reduction of the Certificate Principal Balance thereof, until the Certificate Principal Balance of such Class has been reduced to zero, (F) to the Holders of the Class IIA-3 Certificates, to the extent of the Senior Principal Distribution Amount for such Certificates, in reduction of the Certificate Principal Balance thereof, until the Certificate Principal Balance of such Class has been reduced to zero, (G) to the Holders of the Class IIIA-1 Certificates, to the extent of the Senior Principal Distribution Amount for such Certificates, in reduction of the Certificate Principal Balance thereof, until the Certificate Principal Balance of such Class has been reduced to zero, (H) to the Holders of the Class IIIA-2 Certificates, to the extent of the Senior Principal Distribution Amount for such Certificates, in reduction of the Certificate Principal Balance thereof, until the Certificate Principal Balance of such Class has been reduced to zero, and (I) to the Holders of the Class IVA-1 Certificates, to the extent of the Senior Principal Distribution Amount for such Certificates, in reduction of the Certificate Principal Balance thereof, until the Certificate Principal Balance of such Class has been reduced to zero;

                  (iv) to the Holders of the Subordinate Certificates (other than the Class of Subordinate Certificates with the highest numerical designation then outstanding), the Interest Distribution Amount for each such Class for such Distribution Date, distributable in the order of priority from the Class of Subordinate Certificates with the lowest numerical designation to the Class of Subordinate Certificates with the highest numerical designation;

                  (v) concurrently, (A) to the Holders of the Class PO-1 Certificates, in reduction of the Certificate Principal Balance of such Class, in an amount equal to the excess, if any, of the Class PO-1 Percentage of the Stated Principal Balance of each Class PO Mortgage Loan as to which a Final Liquidation has occurred, over the amount distributed in respect of such Class PO Mortgage Loan to the Class PO-1 Certificates pursuant to clause (ii) above,
(B) to the Holders of the Class PO- 2 Certificates, in reduction of the Certificate Principal Balance of such Class, in an amount equal to the excess, if any, of the Class PO-2 Percentage of the Stated Principal Balance of each Class PO Mortgage Loan as to which a Final Liquidation has occurred, over the amount distributed in respect of such Class PO Mortgage Loan to the Class PO-2 Certificates pursuant to clause (ii) above, (C) to the Holders of the Class PO-3 Certificates, in reduction of the Certificate Principal Balance of such Class, in an amount equal to the excess, if any, of the Class PO-3 Percentage of the Stated Principal Balance of each Class PO Mortgage Loan as to which a Final Liquidation has occurred, over the amount distributed in respect of such Class PO Mortgage Loan to the Class PO-3 Certificates pursuant to clause (ii) above, and (D) to the Holders of the Class PO-4 Certificates, in reduction of the Certificate Principal Balance of such Class, in an amount equal to the excess, if any, of the Class PO-4 Percentage of the Stated Principal Balance of each Class PO Mortgage Loan as to which a Final Liquidation has occurred, over the amount distributed in respect of such Class PO Mortgage Loan to the Class PO-4 Certificates pursuant to clause (ii) above;

                  (vi) to the Holders of the Subordinate Certificates of the Class with the highest numerical designation then outstanding, the Interest Distribution Amount for such Class for such Distribution Date;

                  (vii) to the Holders of the Subordinate Certificates, an aggregate amount equal to the Subordinate Principal Distribution Amount for such Distribution Date, allocable among the Classes of Subordinate Certificates in reduction of the Certificate Principal Balances thereof PRO RATA in accordance with the respective amounts payable as to each such Class pursuant to the priorities and amounts set forth in Section 4.01(b)(i);

                  (viii) to the Excess Diverted Interest Reserve Account, the Excess Diverted Interest Reserve Amount, if any; and

                  (ix) to the Holders of the Class R Certificates, any remaining amounts.

                  Immediately prior to the distributions to the Holders of the Certificates on each Distribution Date, any adjustments to the Certificate Principal Balances of the Certificates required by this paragraph shall be made. An amount equal to the lesser of (x) the amount of Subsequent Recoveries included in the Available Funds for such Distribution Date and (y) the aggregate amount of related Realized Losses, other than Excess Bankruptcy Losses, Excess Fraud Losses, Excess Special Hazard Losses and Extraordinary Losses, previously allocated to the Certificates and that remain "outstanding" as set forth below shall be applied as follows: first, to increase the Certificate Principal Balance of the Class of Certificates with the highest payment priority to which such Realized Losses were previously allocated, to the extent of any such Realized Losses previously allocated to such Class and remaining "outstanding"; second, to increase the Certificate Principal Balance of the Class of Certificates with the next highest payment priority to which such Realized Losses were previously allocated, to the extent of any such Realized Losses previously allocated to such Class and remaining "outstanding"; and so forth. For purposes of the foregoing, with respect to any Class of Certificates, the amount of previously allocated Realized Losses that have been offset by an increase in Certificate Principal Balance as provided above shall be deemed no longer "outstanding" but not by more than the amount of Realized Losses previously allocated to that Class of Certificates pursuant to Section 4.04. Holders of any Class of Certificates with respect to which there shall have been a Certificate Principal Balance increase pursuant to this paragraph will not be entitled to any distribution in respect of interest on the amount of such increase for any Interest Accrual Period preceding the Distribution Date on which such increase occurs. Any such increases shall be applied to the Certificate Principal Balance of each Certificate of such Class in accordance with its respective Percentage Interest.

                  (2) Notwithstanding the foregoing clauses (iii) and (vii) of
Section 4.01(a)(1), if on any Distribution Date any of Subgroup IA-1, Subgroup IA-2, Subgroup IA-3, Subgroup IIA-1, Subgroup IIA-2, Subgroup IIA-3, Subgroup IIIA-1, Subgroup IIIA-2 or Loan Group IV is an Undercollateralized Subgroup and the other such Subgroup or Subgroups is an Overcollateralized Subgroup, then the Available Distribution Amount for the Subgroup or Subgroups related to the Overcollateralized Subgroup or Subgroups, to the extent remaining following distributions of interest and principal to the related Senior Certificates pursuant to Section 4.01(a)(1)(i)-(iii) above, as applicable, shall be paid in the following priority: (1) first, to the Senior Certificates related to each Undercollateralized Subgroup pro rata, based on the Undercollateralized Amount for each such Undercollateralized Subgroup, until such Undercollateralized Amounts are reduced to zero; and (2) second, to the Subordinate Certificates, as principal distributed pursuant to Section 4.01(a)(1) above.

                  (3) All references above to the Certificate Principal Balance of any Class of Certificates shall be to the Certificate Principal Balance of such Class prior to the allocation of Extraordinary Trust Fund Expenses and Realized Losses, in each case allocated to such Class of Certificates, on such Distribution Date pursuant to Section 4.04.

                  (b)(i) On each Distribution Date, the aggregate distributions of principal made on such date in respect of the Subordinate Certificates pursuant to Section 4.01(a)(1)(vii) above shall be applied among the various Classes thereof, in the order of priority from the Class of Subordinate Certificates with the lowest numerical designation to the Class of Subordinate Certificates with the highest numerical designation, in each case to the extent of remaining available funds up to the amount allocable to such Class for such Distribution Date and in each case until the Certificate Principal Balance of each such Class is reduced to zero, in an amount with respect to each such Class equal to the sum of (X) the related Class B Percentage of the amounts described in clauses (i) through (v) of clause (a) of the definition of Subordinate Principal Distribution Amount, (Y) the portion of the amounts described in clauses (b) and (c) of the definition of Subordinate Principal Distribution Amount allocable to such Class pursuant to Section 4.01(b)(ii) below and (Z) the excess, if any, of the amount required to be distributed to such Class pursuant to this Section 4.01(b)(i) for the immediately preceding Distribution Date, over the aggregate distributions of principal made in respect of such Class of Certificates on such immediately preceding Distribution Date pursuant to Section
4.01 to the extent that any such excess is not attributable to Realized Losses which were allocated to Subordinate Certificates with a lower priority pursuant to Section 4.04.

                  (ii) On any Distribution Date, the portion of (a) all net Liquidation Proceeds and Insurance Proceeds with respect to any Mortgage Loans that were the subject of a Final Recovery Determination in the related Prepayment Period and (b) all Principal Prepayments received in respect of the Mortgage Loans in the related Prepayment Period, allocable to principal and not included in the Senior Principal Distribution Amount and the Class PO Principal Distribution Amount, will be allocated on a PRO RATA basis among the following Classes of Subordinate Certificates (each, an "Eligible Class") in proportion to the respective outstanding Certificate Principal Balances thereof: (i) the Class B-1 Certificates (or if the Certificate Principal Balance of the Class B-1 Certificates has been reduced to zero, the Class of Subordinate Certificates outstanding with the lowest numerical designation, in which case the next applicable clause below will be the clause following the clause relating to such outstanding class of Subordinate Certificates), (ii) the Class B-2 Certificates, if on such Distribution Date the aggregate percentage interest in the Trust Fund evidenced by the Class B-2 Certificates, the Class B-3 Certificates, the Class B-4 Certificates, the Class B-5 Certificates and the Class B-6 Certificates equals or exceeds 2.95% before giving effect to distributions on such Distribution Date, (iii) the Class B-3 Certificates, if on such Distribution Date the aggregate percentage interest in the Trust Fund evidenced by the Class B-3 Certificates, the Class B-4 Certificates, the Class B-5 Certificates and the Class B-6 Certificates equals or exceeds 1.90% before giving effect to distributions on such Distribution Date, (iv) the Class B-4 Certificates, if on such Distribution Date the aggregate percentage interest in the Trust Fund evidenced by the Class B-4 Certificates, the Class B-5 Certificates and the Class B-6 Certificates equals or exceeds 1.25% before giving effect to distributions on such Distribution Date, (v) the Class B-5 Certificates, if on such Distribution Date the aggregate percentage interest in the Trust Fund evidenced by the Class B-5 Certificates and the Class B-6 Certificates equals or exceeds 0.90% before giving effect to distributions on such Distribution Date and (vi) the Class B-6 Certificates, if on such Distribution Date the percentage interest in the Trust Fund evidenced by the Class B-6 Certificates equals or exceeds 0.60% before giving effect to distributions on such Distribution Date. Notwithstanding the foregoing, if the application of the foregoing on any Distribution Date as provided in Section 4.01 would result in a distribution in respect of principal to any Class or Classes of Subordinate Certificates in an amount greater than the remaining Certificate Principal Balance thereof (any such

Class, a "Maturing Class") then: (a) the amount to be allocated to each Maturing Class shall be reduced to a level that, when applied as described above, would exactly reduce the Certificate Principal Balance of such Class to zero and (b) the total amount of the reductions pursuant to clause (a) above in the amount to be allocated to the Maturing Class or Classes shall be allocated among the remaining Eligible Classes on a PRO RATA basis in proportion to the respective outstanding Certificate Principal Balances thereof prior to the allocation thereto of any of the amounts described in the preceding sentence. Furthermore, if a Class of Subordinate Certificates is not an Eligible Class, any amounts allocable to principal and distributable pursuant to this Section 4.01(b)(ii) will be distributed among the Classes of Subordinate Certificates that are Eligible Classes in the manner set forth above.

                  (c) All distributions made with respect to each Class of Certificates on each Distribution Date shall be allocated PRO RATA among the outstanding Certificates in such Class based on their respective Percentage Interests. Payments in respect of each Class of Certificates on each Distribution Date will be made to the Holders of the respective Class of record on the related Record Date (except as otherwise provided in Section 9.01 respecting the final distribution on such Class), based on the aggregate Percentage Interest represented by their respective Certificates, and shall be made by wire transfer of immediately available funds to the account of any such Holder at a bank or other entity having appropriate facilities therefor, if such Holder shall have so notified the Trustee in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date or otherwise by check mailed by first class mail to the address of such Holder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the Corporate Trust Office or such other location specified in the notice to Certificateholders of such final distribution.

                  Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, as Holder thereof, and the Depository shall be responsible for crediting the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such distribution to the Certificate Owners that it represents and to each indirect participating brokerage firm (a "brokerage firm" or "indirect participating firm") for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the Certificate Owners that it represents. None of the Trustee, the Depositor or the Master Servicer shall have any responsibility therefor except as otherwise provided by this Agreement or applicable law.

                  (d) The rights of the Certificateholders to receive distributions in respect of the Certificates, and all interests of the Certificateholders in such distributions, shall be as set forth in this Agreement. None of the Holders of any Class of Certificates, the Trustee or the Master Servicer shall in any way be responsible or liable to the Holders of any other Class of Certificates in respect of amounts properly previously distributed on the Certificates.

                  (e) Except as otherwise provided in Section 9.01, whenever the Trustee expects that the final distribution with respect to any Class of Certificates will be made on the next Distribution Date, the Trustee shall, no later than five days after the related Determination Date, mail on such date to each Holder of such Class of Certificates a notice to the effect that:

                  (i) the Trustee expects that the final distribution with respect to such Class of Certificates will be made on such Distribution Date, but only upon presentation and surrender of such Certificates at the office of the Trustee therein specified, and

                  (ii) no interest shall accrue on such Certificates from and after the end of the related Interest Accrual Period.

                  Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held in trust by the Trustee and credited to the account of the appropriate nontendering Holder or Holders. If any Certificates as to which notice has been given pursuant to this Section 4.01(e) shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non- tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Trustee shall, directly or through an agent, mail a final notice to remaining non-tendering Certificateholders concerning surrender of their Certificates and shall continue to hold any remaining funds for the benefit of non-tendering Certificateholders. The costs and expenses of maintaining the funds in trust and of contacting such Certificateholders shall be paid out of the assets remaining in such trust fund. If within one year after the final notice any such Certificates shall not have been surrendered for cancellation, the Trustee shall pay to Citigroup Global Markets Inc. all such amounts, and all rights of non-tendering Certificateholders in or to such amounts shall thereupon cease. No interest shall accrue or be payable to any Certificateholder on any amount held in trust by the Trustee as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with this Section 4.01(e).

                  SECTION 4.02. Statements to Certificateholders.

                  On each Distribution Date, based, as applicable, on information provided to it by the Master Servicer and the Special Servicer, the Trustee shall prepare and make available to each Holder of the Regular Certificates, the Master Servicer, the Special Servicer and the Rating Agencies, a statement as to the distributions to be made on such Distribution Date containing the following information:

                  (i) the amount of the distribution made on such Distribution Date to the Holders of Certificates of each such Class allocable to principal;

                  (ii) the amount of the distribution made on such Distribution Date to the Holders of Certificates of each such Class allocable to interest;

                  (iii) the aggregate amount of servicing compensation received by the Master Servicer in respect of related Due Period and such other customary information as the Trustee deems necessary or desirable, or which a Certificateholder reasonably requests, to enable
         Certificateholders to prepare their tax returns;

                  (iv) the aggregate amount of P&I Advances for each Loan Group for such Distribution Date;

                  (v) the aggregate Stated Principal Balance of the Mortgage Loans and any REO Properties in each Loan Group at the close of business on such Distribution Date;

                  (vi) the number, aggregate principal balance, weighted average remaining term to maturity and weighted average Mortgage Rate of the Mortgage Loans in each Loan Group as of the related Due Date;

                  (vii) the number and aggregate unpaid principal balance of Mortgage Loans in each Loan Group that are (a) delinquent 30 to 59 days, (b) delinquent 60 to 89 days, (c) delinquent 90 or more days in each case, as of the last day of the preceding calendar month, (d) as to which foreclosure proceedings have been commenced and (e) with respect to which the related Mortgagor has filed for protection under applicable bankruptcy laws, with respect to whom bankruptcy proceedings are pending or with respect to whom bankruptcy protection is in force;

                  (viii) with respect to any Mortgage Loan in either Loan Group that became an REO Property during the preceding calendar month, the loan number of such Mortgage Loan, the unpaid principal balance and the Stated Principal Balance of such Mortgage Loan as of the date it became an REO Property;

                  (ix) the book value and the Stated Principal Balance of any REO Property as of the close of business on the last Business Day of the calendar month preceding the Distribution Date;

                  (x) the aggregate amount of Principal Prepayments made during the related Prepayment Period;

                  (xi) the aggregate amount of Realized Losses with respect to the Mortgage Loans in each Loan Group incurred during the related Prepayment Period (or, in the case of Bankruptcy Losses allocable to interest, in respect of the related Due Period), separately identifying whether such Realized Losses constituted Fraud Losses, Special Hazard Losses or Bankruptcy Losses;

                  (xii) the aggregate amount of Extraordinary Trust Fund Expenses withdrawn from the Collection Account or the Distribution Account for such Distribution Date;

                  (xiii) the aggregate Certificate Principal Balance or Notional Amount of each such Class of Certificates, after giving effect to the distributions, and allocations of Realized Losses and Extraordinary Trust Fund Expenses, made on such Distribution Date, separately identifying any reduction thereof due to allocations of Realized Losses and Extraordinary Trust Fund Expenses;

                  (xiv) the Certificate Factor for each such Class of Certificates applicable to such Distribution Date;

                  (xv) the Interest Distribution Amount in respect of each such Class of Certificates (other than the Class PO Certificates) for such Distribution Date (separately identifying any reductions in the case of Subordinate Certificates resulting from the allocation of Realized Losses allocable to interest and Extraordinary Trust Fund Expenses on such Distribution Date) and the respective portions thereof, if any, remaining unpaid following the distributions made in respect of such Certificates on such Distribution Date;

                  (xvi) the aggregate amount of any Prepayment Interest Shortfalls for such Distribution Date, to the extent not covered by payments by the Master Servicer pursuant to Section 3.24 and the aggregate amount of any Prepayment Interest Excess for such Distribution Date;

                  (xvii) the aggregate amount of Relief Act Interest Shortfalls for such Distribution Date;

                  (xviii) the then-applicable Bankruptcy Amount, Fraud Loss Amount, and Special Hazard Amount;

                  (xix) the Weighted Average Stripped Interest Rate with respect to each Loan Group for such Distribution Date;

                  (xx) with respect to any Mortgage Loan as to which foreclosure proceedings have been concluded, the loan number and unpaid principal balance of such Mortgage Loan as of the date of such conclusion of foreclosure proceedings; and

                  (xxi) the number of Mortgage Loans, the unpaid principal balance of such Mortgage Loans as of the date of such Final Liquidation and the amount of proceeds (including Liquidation Proceeds and Insurance Proceeds) collected in respect of such Mortgage Loans.

                  The Trustee will make such statement (and, at its option, any additional files containing the same information in an alternative format) available each month to Certificateholders, the Master Servicer and the Rating Agencies via the Trustee's internet website. The Trustee's internet website shall initially be located at "www.usbank.com/abs". Assistance in using the website can be obtained by calling the Trustee's customer service desk at (800) 934-6802. Parties that are unable to use the above distribution options are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such. The Trustee shall have the right to change the way such statements are distributed in order to make such distribution more convenient and/or more accessible to the above parties and the Trustee shall provide timely and adequate notification to all above parties regarding any such changes.

                  In the case of information furnished pursuant to subclauses
(i) through (iii) above, the amounts shall be expressed as a dollar amount per Single Certificate of the relevant Class.

                  Within a reasonable period of time after the end of each calendar year, the Trustee shall forward, upon written request, to each Person who at any time during the calendar year was a Holder of a Regular Certificate a statement containing the information set forth in subclauses (i) through (iii) above, aggregated for such calendar year or applicable portion thereof during which such person was a Certificateholder. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trustee pursuant to any requirements of the Code as from time to time are in force.

                  On each Distribution Date, the Trustee shall make available to the Depositor, each Holder of a Residual Certificate and the Master Servicer, a copy of the reports forwarded to the Regular Certificateholders on such Distribution Date and a statement setting forth the amounts, if any, actually distributed with respect to the Residual Certificates, respectively, on such Distribution Date.

                  Within a reasonable period of time after the end of each calendar year, the Trustee shall forward to each Person who at any time during the calendar year was a Holder of a Residual Certificate a statement setting forth the amount, if any, actually distributed with respect to the Residual Certificates, as appropriate, aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be prepared by the Trustee and furnished to such Holders pursuant to the rules and regulations of the Code as are in force from time to time.

                  Upon request, the Trustee shall forward to each Certificateholder, during the term of this Agreement, such periodic, special, or other reports or information, whether or not provided for herein, as shall be reasonable with respect to the Certificateholder, or otherwise with respect to the purposes of this Agreement, all such reports or information to be provided at the expense of the Certificateholder in accordance with such reasonable and explicit instructions and directions as the Certificateholder may provide. For purposes of this Section 4.02, the Trustee's duties are limited to the extent that the Trustee receives timely reports, including Remittance Reports, as required from the Master Servicer and the Special Servicer.

                  On each Distribution Date, the Trustee shall make available to Bloomberg Financial Markets, L.P. ("Bloomberg") cusip level factors for each class of Certificates as of such Distribution Date, using a format and media mutually acceptable to the Trustee and Bloomberg.

                  SECTION 4.03. Remittance Reports; P&I Advances.

                  (a) On the second Business Day following each Determination Date, the Master Servicer shall deliver to the Trustee by telecopy (or by such other means as the Master Servicer and the Trustee may agree from time to time) a Remittance Report with respect to the related Distribution Date. Such Remittance Report will include (i) the amount of P&I Advances to be made by the Master Servicer in respect of the related Distribution Date, the aggregate amount of P&I Advances outstanding after giving effect to such P&I Advances, and the aggregate amount of Nonrecoverable P&I Advances in respect of such Distribution Date and (ii) such other information with respect to the Mortgage Loans as the Trustee may reasonably require to perform the calculations necessary to make the distributions contemplated by Section 4.01 and to prepare the statements to Certificateholders contemplated by Section 4.02. The Trustee shall not be responsible to recompute, recalculate or verify any information provided to it by the Master Servicer or the Special Servicer.

                  (b) The amount of P&I Advances to be made by the Master Servicer or the Special Servicer for any Distribution Date shall equal, subject to Section 4.03(d), the sum of (i) the aggregate amount of Monthly Payments (with each interest portion thereof net of the related Servicing Fee), due on the related Due Date in respect of the Mortgage Loans or the Specially Serviced Mortgage Loans, as applicable, which Monthly Payments were delinquent as of the close of business on the related Determination Date and (ii) with respect to each REO Property, which REO Property was acquired during or prior to the related Due Period and as to which REO Property an REO Disposition did not occur during the related Due Period, an amount equal to the excess, if any, of the REO Imputed Interest on such REO Property for the most recently ended calendar month, over the net income from such REO Property transferred to the Distribution Account pursuant to Section 3.23 for distribution on such Distribution Date.

                  On or before 12:00 p.m. New York time on the Master Servicer Remittance Date, the Master Servicer shall remit in immediately available funds to the Trustee for deposit in the Distribution Account an amount equal to the aggregate amount of P&I Advances, if any, to be made in respect of the Mortgage Loans and REO Properties for the related Distribution Date either (i) from its own funds or (ii) from the Collection Account, to the extent of funds held therein for future distribution (in which case, it will cause to be made an appropriate entry in the records of Collection Account that amounts held for future distribution have been, as permitted by this Section 4.03, used by the Master Servicer in discharge of any such P&I Advance) or (iii) in the form of any combination of (i) and (ii) aggregating the total amount of P&I Advances to be made by the Master Servicer with respect to the Mortgage Loans and REO Properties. Any amounts held for future distribution and so used shall be appropriately reflected in the Master Servicer's records and replaced by the Master Servicer by deposit in the Collection Account on or before any future Master Servicer Remittance Date to the extent that the Available Distribution Amount for the related Distribution Date (determined without regard to P&I Advances to be made on the Master Servicer Remittance Date) shall be less than the total amount that would be distributed to the Classes of Certificateholders pursuant to Section 4.01 on such Distribution Date if such amounts held for future distributions had not been so used to make P&I Advances. The Trustee will provide notice to the Master Servicer by telecopy by the close of business on the Master Servicer Remittance Date in the event that the amount remitted by the Master Servicer to the Trustee on such Master Servicer Remittance Date is less than the P&I Advances required to be made by the Master Servicer for the related Distribution Date.

                  (c) The obligation of the Master Servicer to make such P&I Advances is mandatory, notwithstanding any other provision of this Agreement but subject to (d) below, and, with respect to any Mortgage Loan or REO Property, shall continue until a Final Recovery Determination in connection therewith or the removal thereof from REMIC I pursuant to any applicable provision of this Agreement, except as otherwise provided in this Section.

                  (d) Notwithstanding anything herein to the contrary, no P&I Advance shall be required to be made hereunder by the Master Servicer if such P&I Advance would, if made, constitute a Nonrecoverable P&I Advance. The determination by the Master Servicer that it has made a Nonrecoverable P&I Advance or that any proposed P&I Advance, if made, would constitute a Nonrecoverable P&I Advance, shall be evidenced by an Officers' Certificate of the Master Servicer delivered to the Depositor and the Trustee.

                  (e) With respect to each of the obligations of the Master Servicer set forth in this Section 4.03 and the Specially Serviced Mortgage Loans, the Special Servicing Agreement provides that such obligations will be assumed directly by the Special Servicer pursuant to the terms of the Special Servicing Agreement and any references to the Master Servicer in Section 4.03 in this Agreement shall refer, in the Special Servicing Agreement, to the Special Servicer with respect to the Specially Serviced Mortgage Loans.

                  SECTION 4.04. Allocation of Extraordinary Trust Fund Expenses
                                and Realized Losses.

                  (a) Prior to each Distribution Date, the Master Servicer shall determine as to each Mortgage Loan and REO Property: (i) the total amount of Realized Losses, if any, incurred in connection with any Final Recovery Determinations made during the related Prepayment Period; (ii) whether and the extent to which such Realized Losses constituted Fraud Losses or Special Hazard Losses; and (iii) the respective portions of such Realized Losses allocable to interest and allocable to principal. Prior to each Distribution Date, the Master Servicer shall also determine as to each Mortgage Loan: (A) the total amount of Realized Losses, if any, incurred in connection with any Deficient Valuations made during the related Prepayment Period; and (B) the total amount of Realized Losses, if any, incurred in connection with Debt Service Reductions in respect of Monthly Payments due during the related Due Period. The information described in the two preceding sentences that is to be supplied by the Master Servicer shall be evidenced by an Officers' Certificate delivered to the Trustee by the Master Servicer prior to the Determination Date immediately following the end of
(x) in the case of Bankruptcy Losses allocable to interest, the Due Period during which any such Realized Loss was incurred, and (y) in the case of all other Realized Losses, the Prepayment Period during which any such Realized Loss was incurred.

                  (b) All Realized Losses on the Mortgage Loans (other than Excess Losses) shall be allocated by the Trustee on each Distribution Date as follows: first, to the Class B-6 Certificates; second, to the Class B-5 Certificates; third, to the Class B-4 Certificates; fourth, to the Class B-3 Certificates; fifth, to the Class B-2 Certificates; and sixth, to the Class B-1 Certificates, in each case until the Certificate Principal Balance thereof has been reduced to zero. Thereafter, upon the reduction of the Certificate Principal Balances of the Subordinate Certificates to zero, if Realized Losses are on a Mortgage Loan or Mortgage Loan Component (other than a Class PO Mortgage Loan), such Realized Losses will be allocated on any Distribution Date first, to any amounts on deposit in the Excess Diverted Interest Reserve Account and second, to the Class IA-1 Certificates, if the Realized Loss is on a Group I Mortgage Loan or Group I Mortgage Loan Component in Subgroup IA-1, to the Class IA-2 Certificates, if the Realized Loss is on a Group I Mortgage Loan Component in Subgroup IA-2, to the Class IA-3 Certificates, if the Realized Loss is on a Group I Mortgage Loan or Group I Mortgage Loan Component in Subgroup IA-3, to the Class IIA-1 Certificates, if the Realized Loss is on a Group II Mortgage Loan or Group II Mortgage Loan Component in Subgroup IIA-1, to the Class IIA-2 Certificates, if the Realized Loss is on a Group

II Mortgage Loan Component in Subgroup IIA-2, to the Class IIA-3 Certificates, if the Realized Loss is on a Group II Mortgage Loan or Group II Mortgage Loan Component in Subgroup IIA-3, to the Class IIIA-1 Certificates, if the Realized Loss is on a Group III Mortgage Loan or Group III Mortgage Loan Component in Subgroup IIIA-1, to the Class IIIA-2 Certificates, if the Realized Loss is on a Group III Mortgage Loan or Group III Mortgage Loan Component in Subgroup IIIA-2, and to the Class IVA-1 Certificates, if the Realized Loss is on a Group IV Mortgage Loan, in each case, to the extent not covered by the Subordinate Certificates. If Realized Losses are on a Class PO Mortgage Loan, such Realized Losses will be allocated first, to any amounts on deposit in the Excess Diverted Interest Reserve Account, second, to the Class PO-1 Certificates, if the Realized Loss is on a Group I Mortgage Loan, to the Class PO-2 Certificates, if the Realized Loss is on a Group II Mortgage Loan, to the Class PO-3 Certificates, if the Realized Loss is on a Group III Mortgage Loan, or to the Class PO-4 Certificates, if the Realized Loss is on a Group IV Mortgage Loan, in each case, in an amount equal to the related Class PO Percentage of the Realized Losses and third, the remainder of the Realized Losses will be allocated on any Distribution Date to the Class IA-1 Certificates, if the Realized Loss is on a Group I Mortgage Loan or Group I Mortgage Loan Component in Subgroup IA-1, to the Class IA-2 Certificates, if the Realized Loss is on a Group I Mortgage Loan Component in Subgroup IA-2, to the Class IA-3 Certificates, if the Realized Loss is on a Group I Mortgage Loan or Group I Mortgage Loan Component in Subgroup IA-3, to the Class IIA-1 Certificates, if the Realized Loss is on a Group II Mortgage Loan or Group II Mortgage Loan Component in Subgroup IIA-1, to the Class IIA-2 Certificates, if the Realized Loss is on a Group II Mortgage Loan Component in Subgroup IIA-2, to the Class IIA-3 Certificates, if the Realized Loss is on a Group II Mortgage Loan or Group II Mortgage Loan Component in Subgroup IIA-3, to the Class IIIA-1 Certificates, if the Realized Loss is on a Group III Mortgage Loan or Group III Mortgage Loan Component in Subgroup IIIA-1, to the Class IIIA-2 Certificates, if the Realized Loss is on a Group III Mortgage Loan or Group III Mortgage Loan Component in Subgroup IIIA-2, and to the Class IVA-1 Certificates, if the Realized Loss is on a Group IV Mortgage Loan, in each case, to the extent not covered by the Subordinate Certificates. If a Realized Loss is allocated to the Excess Diverted Interest Reserve Account or unpaid interest shortfalls exist on the Class A Certificates related to the Undercollateralizated Subgroup or Subgroups, the Trustee shall pay the sum of the Subgroup IA-1 Excess Diverted Interest Reserve Deposit, the Subgroup IA-2 Excess Diverted Interest Reserve Deposit, the Subgroup IA-3 Excess Diverted Interest Reserve Deposit, the Subgroup IIA-1 Excess Diverted Interest Reserve Deposit, the Subgroup IIA-2 Excess Diverted Interest Reserve Deposit, the Subgroup IIA-3 Excess Diverted Interest Reserve Deposit, the Subgroup IIIA-1 Excess Diverted Interest Reserve Deposit, the Subgroup IIIA-2 Excess Diverted Interest Reserve Deposit and the Group IV Excess Diverted Interest Reserve Deposit first, concurrently, on a PRO RATA basis (based on the aggregate unpaid interest shortfall in the related Subgroups) to the Available Distribution Amount for the Subgroups to which the unpaid interest shortfall relates until the aggregate amount of such interest shortfalls are reduced to zero and second, concurrently, on a PRO RATA basis (based on the aggregate principal balance of Realized Losses in the related Subgroups) to the Available Distribution Amount for the Subgroups to which the Realized Loss relates until the aggregate principal balance of such Realized Losses are reduced to zero.

                  Excess Losses on a Mortgage Loan or Mortgage Loan Component (other than a Class PO Mortgage Loan) shall be allocated on any Distribution Date by allocating the related Senior Percentage of the Excess Loss to the Class IA-1 Certificates, if the Realized Loss is on a Group I Mortgage Loan or Group I Mortgage Loan Component in Subgroup IA-1, to the Class IA-2

Certificates, if the Realized Loss is on a Group I Mortgage Loan Component in Subgroup IA-2, to the Class IA-3 Certificates, if the Realized Loss is on a Group I Mortgage Loan or Group I Mortgage Loan Component in Subgroup IA-3, to the Class IIA-1 Certificates, if the Realized Loss is on a Group II Mortgage Loan or Group II Mortgage Loan Component in Subgroup IIA-1, to the Class IIA-2 Certificates, if the Realized Loss is on a Group II Mortgage Loan Component in Subgroup IIA- 2, to the Class IIA-3 Certificates, if the Realized Loss is on a Group II Mortgage Loan or Group II Mortgage Loan Component in Subgroup IIA-3, to the Class IIIA-1 Certificates, if the Realized Loss is on a Group III Mortgage Loan or Group III Mortgage Loan Component in Subgroup IIIA-1, to the Class IIIA-2 Certificates, if the Realized Loss is on a Group III Mortgage Loan or Group III Mortgage Loan Component in Subgroup IIIA-2, and to the Class IVA-1 Certificates, if the Realized Loss is on a Group IV Mortgage Loan, and the Subgroup IA-1 Subordinate Percentage, the Subgroup IA-2 Subordinate Percentage, the Subgroup IA-3 Subordinate Percentage, the Subgroup IIA-1 Subordinate Percentage, the Subgroup IIA-2 Subordinate Percentage, the Subgroup IIA-3 Subordinate Percentage, the Subgroup IIIA-1 Subordinate Percentage, the Subgroup IIIA-2 Subordinate Percentage or the Group IV Subordinate Percentage, as applicable, of the Excess Loss to the Subordinate Certificates. Excess Losses on a Class PO Mortgage Loan will be allocated to the Class PO-1 Certificates, if the Realized Loss is on a Group I Mortgage Loan, to the Class PO-2 Certificates, if the Realized Loss is on a Group II Mortgage Loan, to the Class PO-3 Certificates, if the Realized Loss is on a Group III Mortgage Loan, and to the Class PO-4 Certificates, if the Realized Loss is on a Group IV Mortgage Loan, in an amount equal to the related Class PO Percentage of the Excess Losses and the remainder of the Excess Losses will be allocated on any Distribution Date (i) the related Senior Percentage of the Excess Loss to the Class IA-1 Certificates, if the Realized Loss is on a Mortgage Loan or Mortgage Loan Component in Subgroup IA-1, to the Class IA-2 Certificates, if the Realized Loss is on a Mortgage Loan Component in Subgroup IA-2, to the Class IA-3 Certificates, if the Realized Loss is on a Mortgage Loan or Mortgage Loan Component in Subgroup IA-3, to the Class IIA-1 Certificates, if the Realized Loss is on a Mortgage Loan or Mortgage Loan Component in Subgroup IIA-1, to the Class IIA-2 Certificates, if the Realized Loss is on a Mortgage Loan Component in Subgroup IIA-2, to the Class IIA-3 Certificates, if the Realized Loss is on a Mortgage Loan or Mortgage Loan Component in Subgroup IIA-3, to the Class IIIA-1 Certificates, if the Realized Loss is on a Mortgage Loan or Mortgage Loan Component in Subgroup IIIA-1, to the Class IIIA-2 Certificates, if the Realized Loss is on a Mortgage Loan or Mortgage Loan Component in Subgroup IIIA-2 and to the Class IVA-1 Certificates, if the Realized Loss is on a Group IV Mortgage Loan and (ii) the Subgroup IA-1 Subordinate Percentage, the Subgroup IA-2 Subordinate Percentage, the Subgroup IA-3 Subordinate Percentage, the Subgroup IIA-1 Subordinate Percentage, the Subgroup IIA-2 Subordinate Percentage, the Subgroup IIA-3 Subordinate Percentage, the Subgroup IIIA-1 Subordinate Percentage, the Subgroup IIIA-2 Subordinate Percentage or the Group IV Subordinate Percentage, as applicable, of the Excess Loss to the Subordinate Certificates.

                  Extraordinary Trust Fund Expenses shall be allocated on any Distribution Date as follows: first, to the Class B-6 Certificates; second, to the Class B-5 Certificates; third, to the Class B-4 Certificates; fourth, to the Class B-3 Certificates; fifth, to the Class B-2 Certificates; and sixth, to the Class B-1 Certificates, in each case until the Certificate Principal Balance of the related Class has been reduced to zero. Thereafter, the Extraordinary Trust Fund Expenses will be allocated on any Distribution Date among the Group I Senior Certificates (other than the Class XS-1 Certificates), the Group II Senior Certificates (other than the Class XS-2 Certificates), the Group III Senior

Certificates (other than the Class XS-3 Certificates) or the Group IV Senior Certificates (other than the Class XS-4 Certificates) , as applicable, on a PRO RATA basis.

                  As used herein, an allocation of a Realized Loss or Extraordinary Trust Fund Expense on a "PRO RATA basis" among two or more specified Classes of Certificates means an allocation on a PRO RATA basis, among the various Classes so specified, to each such Class of Certificates on the basis of their then outstanding Certificate Principal Balances prior to giving effect to distributions to be made on such Distribution Date. All Realized Losses and all other losses allocated to a Class of Certificates hereunder will be allocated among the Certificates of such Class in proportion to the Percentage Interests evidenced thereby.

                  (c) Notwithstanding anything to the contrary herein, in no event shall the Certificate Principal Balance of a Certificate be reduced more than once in respect of any particular amount both (i) allocable to such Certificate in respect of Realized Losses or Extraordinary Trust Fund Expenses pursuant to Section 4.04 and (ii) payable to the Holder of such Certificate pursuant to Section 4.01(a) as a portion of the related Senior Principal Distribution Amount, the related Class PO Principal Distribution Amount or the Subordinate Principal Distribution Amount, as the case may be.

                  (d) Allocation of Realized Losses and Extraordinary Trust Fund Expenses to REMIC I Regular Interests and REMIC II Regular Interests. Realized Losses and Excess Losses shall be applied after all distributions have been made on each Distribution Date to the REMIC I Regular Interests as follows:

                  WITH RESPECT TO REALIZED LOSSES AND EXCESS LOSSES ON MORTGAGE LOANS IN LOAN GROUP I:

                  (a) Realized Losses and Excess Losses on Class PO Mortgage Loans shall be allocated to REMIC I Regular Interest I-LT-1 and REMIC I Regular Interest I-LT-PO1, in the same proportion as the Non-Class PO Percentage and the Class PO-Percentage, respectively;

                  (b) Realized Losses and Excess Losses on Mortgage Loans with an Expense Adjusted Mortgage Rate greater than or equal to 5.50% per annum and less than 6.50% per annum shall be allocated to REMIC I Regular Interest I-LT-1 and REMIC I Regular Interest I-LT-2, in the same proportion as the Applicable Fraction divides such Mortgage Loan;

                  (c) Realized Losses and Excess Losses on Mortgage Loans with an Expense Adjusted Mortgage Rate greater than or equal to 6.50% per annum and less than 6.75% per annum shall be allocated to REMIC I Regular Interest I-LT-2 and REMIC I Regular Interest I-LT-3, in the same proportion as the Applicable Fraction divides such Mortgage Loan; and

                  (d) Realized Losses and Excess Losses on Mortgage Loans with an Expense Adjusted Mortgage Rate greater than or equal to 6.75% per annum shall be allocated to REMIC I Regular Interest I-LT-3.

                  WITH RESPECT TO REALIZED LOSSES AND EXCESS LOSSES ON MORTGAGE LOANS IN LOAN GROUP II:

                  (a) Realized Losses and Excess Losses on Class PO Mortgage Loans shall be allocated to REMIC I Regular Interest I-LT-4 and REMIC I Regular Interest I-LT-PO2, in the same proportion as the Non-Class PO Percentage and the Class PO-Percentage, respectively;

                  (b) Realized Losses and Excess Losses on Mortgage Loans with an Expense Adjusted Mortgage Rate greater than or equal to 5.50% per annum and less than 6.00% per annum shall be allocated to REMIC I Regular Interest I-LT-4 and REMIC I Regular Interest I-LT-5, in the same proportion as the Applicable Fraction divides such Mortgage Loan;

                  (c) Realized Losses and Excess Losses on Mortgage Loans with an Expense Adjusted Mortgage Rate greater than or equal to 6.00% per annum and less than 6.75% per annum shall be allocated to REMIC I Regular Interest I-LT-5 and REMIC I Regular Interest I-LT-6, in the same proportion as the Applicable Fraction divides such Mortgage Loan; and

                  (d) Realized Losses and Excess Losses on Mortgage Loans with an Expense Adjusted Mortgage Rate greater than or equal to 6.75% per annum shall be allocated to REMIC I Regular Interest I-LT-6.

                  WITH RESPECT TO REALIZED LOSSES AND EXCESS LOSSES ON MORTGAGE LOANS IN LOAN GROUP III:

                  (a) Realized Losses and Excess Losses on Class PO Mortgage Loans shall be allocated to REMIC I Regular Interest I-LT-7 and REMIC I Regular Interest I-LT-PO3, in the same proportion as the Non-Class PO Percentage and the Class PO-Percentage, respectively;

                  (b) Realized Losses and Excess Losses on Mortgage Loans with an Expense Adjusted Mortgage Rate greater than or equal to 5.00% per annum and less than 5.50% per annum shall be allocated to REMIC I Regular Interest I-LT-7 and REMIC I Regular Interest I-LT-8, in the same proportion as the Applicable Fraction divides such Mortgage Loan; and

                  (c) Realized Losses and Excess Losses on Mortgage Loans with an Expense Adjusted Mortgage Rate greater than or equal to 5.50% per annum shall be allocated to REMIC I Regular Interest I-LT-8.

         WITH RESPECT TO REALIZED LOSSES AND EXCESS LOSSES ON MORTGAGE LOANS IN LOAN GROUP IV:

                  (a) Realized Losses and Excess Losses on Class PO Mortgage Loans shall be allocated to REMIC I Regular Interest I-LT-9 and REMIC I Regular Interest I-LT-PO4, in the same proportion as the Non-Class PO Percentage and the Class PO-Percentage, respectively; and

                  (b) Realized Losses and Excess Losses on Mortgage Loans with an Expense Adjusted Mortgage Rate greater than or equal to 6.75% shall be allocated to REMIC I Regular Interest I-LT-9.

Realized Losses and Excess Losses shall be applied after all distributions have been made on each Distribution Date to the REMIC II Regular Interests first, to each REMIC II Regular Interest ending with the designation "A", as applicable, so that the Uncertificated Balance of each such REMIC II Regular Interest is equal to 0.01% of the excess of (x) the aggregate Scheduled Principal Balance of the Mortgage Loans and Mortgage Loan Components in the Corresponding Subgroup over (y) the current Certificate Principal Balance of the Class A Certificate in the Corresponding Subgroup (except that if any such excess is a larger number than in the preceding distribution period, the least amount of Realized Losses and Excess Losses shall be applied to such REMIC II Regular Interests such that the REMIC II Subordinated Balance Ratio is maintained); and second, any remaining Realized Losses and Excess Losses from each Loan Group shall be allocated to each REMIC II Regular Interest ending with the designation "B", as applicable (except that if a Realized Loss is recognized with respect to a Class PO Mortgage Loan in any of the Group I Mortgage Loans, Group II Mortgage Loans, Group III Mortgage Loans or Group IV Mortgage Loans, the applicable portion of such Realized Loss will be allocated to REMIC II Regular Interest II-LT-PO1, REMIC II Regular Interest II-LT-PO2, REMIC II Regular Interest II-LT-PO3 and REMIC II Regular Interest II-LT-PO4, respectively).

                  SECTION 4.05. Compliance with Withholding Requirements.

                  Notwithstanding any other provision of this Agreement, the Trustee shall comply with all federal withholding requirements respecting payments to Certificateholders of interest or original issue discount that the Trustee reasonably believes are applicable under the Code. The consent of Certificateholders shall not be required for such withholding. In the event the Trustee does withhold any amount from interest or original issue discount payments or advances thereof to any Certificateholder pursuant to federal withholding requirements, the Trustee shall indicate the amount withheld to such Certificateholders.

                  SECTION 4.06. Distributions on the REMIC I Regular Interests
                                and REMIC II Regular Interests.

                  Distributions of principal shall be deemed to be made to the REMIC I Regular Interests, in each case from the related Loan Group, as follows:

                  WITH RESPECT TO THE MORTGAGE LOANS IN LOAN GROUP I:

                  (a) Principal received on Class PO Mortgage Loans shall be allocated to REMIC I Regular Interest I-LT-1 and REMIC I Regular Interest I-LT-PO1, in the same proportion as the Non-Class PO Percentage and the Class PO-Percentage, respectively;

                  (b) Principal received on Mortgage Loans with an Expense Adjusted Mortgage Rate greater than or equal to 5.50% per annum and less than 6.50% per annum shall be allocated to REMIC I Regular Interest I-LT-1 and REMIC I Regular Interest I-LT-2, in the same proportion as the Applicable Fraction divides such Mortgage Loan;

                  (c) Principal received on Mortgage Loans with an Expense Adjusted Mortgage Rate greater than or equal to 6.50% per annum and less than 6.75% per annum shall be allocated to REMIC I Regular Interest I-LT-2 and REMIC I Regular Interest I-LT-3, in the same proportion as the Applicable Fraction divides such Mortgage Loan; and

                  (d) Principal received on Mortgage Loans with an Expense Adjusted Mortgage Rate greater than or equal to 6.75% per annum shall be allocated to REMIC I Regular Interest I-LT- 3.

                  WITH RESPECT TO THE MORTGAGE LOANS IN LOAN GROUP II:

                  (a) Principal received on Class PO Mortgage Loans shall be allocated to REMIC I Regular Interest I-LT-4 and REMIC I Regular Interest I-LT-PO2, in the same proportion as the Non-Class PO Percentage and the Class PO-Percentage, respectively;

                  (b) Principal received on Mortgage Loans with an Expense Adjusted Mortgage Rate greater than or equal to 5.50% per annum and less than 6.00% per annum shall be allocated to REMIC I Regular Interest I-LT-4 and REMIC I Regular Interest I-LT-5, in the same proportion as the Applicable Fraction divides such Mortgage Loan;

                  (c) Principal received on Mortgage Loans with an Expense Adjusted Mortgage Rate greater than or equal to 6.00% per annum and less than 6.75% per annum shall be allocated to REMIC I Regular Interest I-LT-5 and REMIC I Regular Interest I-LT-6, in the same proportion as the Applicable Fraction divides such Mortgage Loan; and

                  (d) Principal received on Mortgage Loans with an Expense Adjusted Mortgage Rate greater than or equal to 6.75% per annum shall be allocated to REMIC I Regular Interest I-LT- 6.

                  WITH RESPECT TO THE MORTGAGE LOANS IN LOAN GROUP III:

                  (a) Principal received on Class PO Mortgage Loans shall be allocated to REMIC I Regular Interest I-LT-7 and REMIC I Regular Interest I-LT-PO3, in the same proportion as the Non-Class PO Percentage and the Class PO-Percentage, respectively;

                  (b) Principal received on Mortgage Loans with an Expense Adjusted Mortgage Rate greater than or equal to 5.00% per annum and less than 5.50% per annum shall be allocated to REMIC I Regular Interest I-LT-7 and REMIC I Regular Interest I-LT-8, in the same proportion as the Applicable Fraction divides such Mortgage Loan; and

                  (c) Principal received on Mortgage Loans with an Expense Adjusted Mortgage Rate greater than or equal to 5.50% per annum shall be allocated to REMIC I Regular Interest I-LT- 8.

         WITH RESPECT TO THE MORTGAGE LOANS IN LOAN GROUP IV:

                  (a) Principal received on Class PO Mortgage Loans shall be allocated to REMIC I Regular Interest I-LT-9 and REMIC I Regular Interest I-LT-PO4, in the same proportion as the Non-Class PO Percentage and the Class PO-Percentage, respectively; and

                  (b) Principal received on Mortgage Loans with an Expense Adjusted Mortgage Rate greater than or equal to 6.75% shall be allocated to REMIC I Regular Interest I-LT-9.

                  Distributions of principal shall be deemed to be made to the REMIC II Regular Interests, in each case from the related Loan Group, first, to each REMIC II Regular Interest ending with the designation "A", as applicable, so that the Uncertificated Balance of each such REMIC II Regular Interest is equal to 0.01% of the excess of (x) the aggregate Scheduled Principal Balance of the Mortgage Loans and Mortgage Loan Components in the Corresponding Subgroup over (y) the current Certificate Principal Balance of the Class A Certificate in the Corresponding Subgroup (except that if any such excess is a larger number than in the preceding distribution period, the least amount of principal shall be distributed to such REMIC II Regular Interests such that the REMIC II Subordinated Balance Ratio is maintained); and second, any remaining principal in each Loan Group to each REMIC II Regular Interest ending with the designation "B", as applicable, as applicable (provided that a portion of the remaining principal equal to the Class PO Principal Distribution Amount attributable to the Group I Mortgage Loans, the Class PO Principal Distribution Amount attributable to the Group II Mortgage Loans, the Class PO Principal Distribution Amount attributable to the Group III Mortgage Loans and the Class PO Principal Distribution Amount attributable to the Group IV Mortgage Loans will be distributed to REMIC II Regular Interest II-LT-PO1, REMIC II Regular Interest II-LT-PO2, REMIC II Regular Interest II- LTPO3 and REMIC I Regular Interest LT-PO4, respectively).

                  SECTION 4.07. Commission Reporting.

                  (a) The Trustee and the Master Servicer shall reasonably cooperate with the Depositor in connection with satisfying the reporting requirements under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Trustee shall prepare and file (via the Securities and Exchange Commission's Electronic Data Gathering and Retrieval System) on behalf of the Trust Fund any Forms 8-K and 10-K (and the Master Servicer shall sign any Form 10-K) customary for similar securities as required by the Exchange Act and the Rules and Regulations of the Securities and Exchange Commission thereunder.

                  (b) Each Form 8-K shall be filed by the Trustee within 15 days after each Distribution Date, with a copy of the statement to the Certificateholders for such Distribution Date as an exhibit thereto. Prior to March 30th of each year (or such earlier date as may be required by the Exchange Act and the Rules and Regulations of the Securities and Exchange Commission), the Trustee shall file a Form 10-K, in substance as required by applicable law or applicable Security and Exchange Commission staff's interpretations. Such Form 10-K shall include as exhibits the Master Servicer's annual statement of compliance described under Section 3.20 and the accountant's report described under Section 3.21, in each case to the extent they have been timely delivered to the Trustee. The Trustee shall have no liability with respect to (a) any failure to properly prepare or file such periodic reports resulting from or relating to the Trustee's inability or failure to obtain any information not resulting from its own negligence, willful misconduct or bad faith or (b) any inaccuracy in such periodic reports resulting from incorrect information provided to the Trustee by the Master Servicer in a Remittance Report or otherwise. The Form 10-K shall also include a certification in the form attached hereto as Exhibit J-1 (the "Certification"), which shall be signed by the senior officer of the Master Servicer in charge of servicing.

                  (c) In addition, the Trustee shall sign a certification (in the form attached hereto as Exhibit J-2) for the benefit of the Master Servicer and its officers, directors and Affiliates regarding certain aspects of the Certification (the "Trustee Certification") (provided, however, that the Trustee shall not undertake an analysis of the accountant's report attached as an exhibit to the Form 10-K). Such certification shall be delivered to the Master Servicer no later than the 20th day prior to the latest date on which the Form 10-K is permitted to be filed, without regard to extension (or if such day is not a Business Day, the immediately preceding Business Day) and the Master Servicer shall deliver the Certification to be filed to the Trustee no later than the 10th day prior to the latest date on which the Form 10-K is permitted to be filed, without regard to extension (or if such day is not a Business Day, the immediately preceding Business Day).

                  In addition, (i) the Trustee shall, subject to the provisions of Sections 8.01 and 8.02 hereof, indemnify and hold harmless the Depositor, the Master Servicer and each of its officers, directors and Affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon (a) a breach of the Trustee's obligations under this Section 4.07(c), (b) the Trustee's negligence, bad faith or willful misconduct in connection therewith or (c) any inaccuracy in the Trustee Certification and (ii) the Master Servicer shall indemnify and hold harmless the Depositor, the Trustee and their respective officers, directors and Affiliates from and against any actual losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon (a) the failure of the Master Servicer to timely deliver the Certification or (b) any material misstatement in the Certification. If the indemnification provided for herein is unavailable or insufficient to hold harmless the Depositor, then (i) the Trustee agrees that it shall contribute to the amount paid or payable by the Depositor as a result of the losses, claims, damages or liabilities of the Depositor in such proportion as is appropriate to reflect the relative fault of the Depositor on the one hand and the Trustee on the other in connection with a breach of the Trustee's obligations under this Section 4.07(c) or the Trustee's negligence, bad faith or willful misconduct in connection therewith and (ii) the Master Servicer agrees that it shall contribute to the amount paid or payable by the Depositor as a result of the losses, claims, damages or liabilities of the Depositor in such proportion as is appropriate to reflect the relative fault of the Depositor on the one hand and the Master Servicer on the other in connection with a breach of the Master Servicer's obligations under this Section 4.07(c) or the Master Servicer's negligence, bad faith or willful misconduct in connection therewith.

                  (d) Upon any filing with the Securities and Exchange Commission, the Trustee shall promptly deliver to the Depositor and the Master Servicer a copy of any executed report, statement or information.

                  (e) Prior to January 30th of the first year in which the Trustee is able to do so under applicable law, the Trustee shall file a Form 15 Suspension Notification with respect to the Trust Fund.

                  (f) To the extent that, following the Closing Date, the Depositor certifies that reports and certifications differing from those required under this Section 4.07 comply with the reporting requirements under the Exchange Act, the Trustee and the Master Servicer hereby agree that they will reasonably cooperate to amend the provisions of this Section 4.07 in order to comply with such amended reporting requirements and such amendment of this
Section 4.07. Any such amendment may result in the reduction of the reports filed by the Depositor under the Exchange Act. Notwithstanding the foregoing, the parties hereto shall not be obligated to enter into any amendment pursuant to this Section 4.07 that adversely affects its obligations and immunities under this Agreement.

                  SECTION 4.08. Excess Diverted Interest Reserve Account

                  (a) No later than the Closing Date, the Trustee shall establish and maintain with itself, a separate, segregated trust account titled, "Excess Diverted Interest Reserve Account, "U.S. Bank National Association, as Trustee, in trust for the registered holders of Citigroup Mortgage Loan Trust Inc., Mortgage Pass-Through Certificates, Series 2004-NCM1."

                  (b) On each Distribution Date as to which there is an Excess Diverted Interest Reserve Amount payable to a Class of Class A Certificates, the Trustee shall deposit into the Excess Diverted Interest Reserve Account the amount of such Excess Diverted Interest Reserve Amount, rather than distributing such amounts to the Class R Certificateholders. On each such Distribution Date, the Trustee shall hold all such amounts for the benefit of the Holders of the Class A Certificates, and will distribute such amounts to the Holders of the Class A Certificates, in the amounts and priorities set forth in Section 4.01.

                  (c) For federal and state income tax purposes, the Excess Diverted Interest Reserve Account will be a "qualified reserve fund" within the meaning of Code Section 860(G)(7)(B).

                  (d) At the written direction of the Holders of a majority in Percentage Interest in the Class R Certificates, the Trustee shall direct any depository institution maintaining the Excess Diverted Interest Reserve Account to invest the funds in such account in one or more Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand, (i) no later than the Business Day immediately preceding the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if a Person other than the Trustee or an Affiliate manages or advises such investment, and (ii) no later than the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if the Trustee or an Affiliate manages or advises such investment. Interest earned on such investment shall be deposited into the Excess Diverted Interest Reserve Account.

                  (f) For federal tax return and information reporting, the right of the Holders of the Class A Certificates to receive payments from the Excess Diverted Interest Reserve Account in respect of any Excess Diverted Interest Reserve Amount shall be assigned a value of zero.

                  (g) On the final Distribution Date, all Excess Diverted Interest Reserve Amounts remaining in the Excess Diverted Interest Reserve Account, if any, shall be paid to the Holders of the Class R Certificates.

                                    ARTICLE V

                                THE CERTIFICATES

                  SECTION 5.01. The Certificates.

                  (a) The Certificates in the aggregate will represent the entire beneficial ownership interest in the Mortgage Loans and all other assets included in REMIC I. At the Closing Date, the aggregate Certificate Principal Balance of the Certificates will equal the aggregate Stated Principal Balance of the Mortgage Loans.

                  The Certificates will be substantially in the forms annexed hereto as Exhibits A-1 through A-24. The Certificates of each Class will be issuable in registered form only, in denominations of authorized Percentage Interests as described in the definition thereof. Each Certificate will share ratably in all rights of the related Class.

                  Upon original issue, the Certificates shall be executed, authenticated and delivered by the Trustee to or upon the order of the Depositor. The Certificates shall be executed and attested by manual or facsimile signature on behalf of the Trustee by an authorized signatory. Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Trustee shall bind the Trustee, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement or be valid for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form provided herein executed by the Trustee by manual signature, and such certificate of authentication shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

                  (b) The Class A Certificates, the Class XS Certificates, the Class PO Certificates, the Class B-1 Certificates, the Class B-2 Certificates and the Class B-3 Certificates shall initially be issued as one or more Certificates held by the Book-Entry Custodian or, if appointed to hold such Certificates as provided below, the Depository and registered in the name of the Depository or its nominee and, except as provided below, registration of such Certificates may not be transferred by the Trustee except to another Depository that agrees to hold such Certificates for the respective Certificate Owners with Ownership Interests therein. The Certificate Owners shall hold their respective Ownership Interests in and to such Certificates through the book-entry facilities of the Depository and, except as provided below, shall not be entitled to definitive, fully registered Certificates ("Definitive Certificates") in respect of such Ownership Interests. All transfers by Certificate Owners of their respective Ownership Interests in the Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owner. Each Depository Participant shall only transfer the Ownership Interests in the Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures. The Trustee is hereby initially appointed as the Book-Entry Custodian and hereby agrees to act as such in accordance herewith and in accordance with the agreement that it has with the Depository authorizing it to act as such. The Book-Entry Custodian may, and if it is no longer qualified to act as such, the Book- Entry Custodian shall, appoint, by a written instrument delivered to the Depositor, the Master Servicer, the Trustee (if the Trustee is not the Book-Entry Custodian) and any other transfer agent (including the Depository or any successor Depository) to act as Book-Entry Custodian under such conditions as the predecessor Book-Entry Custodian and the Depository or any successor Depository may prescribe, provided that the predecessor Book-Entry Custodian shall not be relieved of any of its duties or responsibilities by reason of any such appointment of other than the Depository. If the Trustee resigns or is removed in accordance with the terms hereof, the successor trustee or, if it so elects, the Depository shall immediately succeed to its predecessor's duties as Book-Entry Custodian. The Depositor shall have the right to inspect, and to obtain copies of, any Certificates held as Book- Entry Certificates by the Book-Entry Custodian.

                  The Trustee, the Master Servicer and the Depositor may for all purposes (including the making of payments due on the Book-Entry Certificates) deal with the Depository as the authorized representative of the Certificate Owners with respect to the Book-Entry Certificates for the purposes of exercising the rights of Certificateholders hereunder. The rights of Certificate Owners with respect to the Book-Entry Certificates shall be limited to those established by law and agreements between such Certificate Owners and the Depository Participants and brokerage firms representing such Certificate Owners. Multiple requests and directions from, and votes of, the Depository as Holder of the Book-Entry Certificates with respect to any particular matter shall not be deemed inconsistent if they are made with respect to different Certificate Owners. The Trustee may establish a reasonable record date in connection with solicitations of consents from or voting by Certificateholders and shall give notice to the Depository of such record date.

                  If (i)(A) the Depositor advises the Trustee in writing that the Depository is no longer willing or able to properly discharge its responsibilities as Depository and (B) the Depositor is unable to locate a qualified successor or (ii) after the occurrence of a Master Servicer Event of Default, Certificate Owners representing in the aggregate not less than 51% of the Ownership Interests of the Book-Entry Certificates advise the Trustee through the Depository, in writing, that the continuation of a book-entry system through the Depository is no longer in the best interests of the Certificate Owners, the Trustee shall notify all Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of Definitive Certificates to Certificate Owners requesting the same. Upon surrender to the Trustee of the Book-Entry Certificates by the Book-Entry Custodian or the Depository, as applicable, accompanied by registration instructions from the Depository for registration of transfer, the Trustee shall issue the Definitive Certificates. Such Definitive Certificates will be issued in minimum denominations of $100,000, except that any beneficial ownership that was represented by a Book-Entry Certificate in an amount less than $100,000 immediately prior to the issuance of a Definitive Certificate shall be issued in a minimum denomination equal to the amount represented by such Book-Entry Certificate. None of the Depositor, the Master Servicer nor the Trustee shall be liable for any delay in the delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates all references herein to obligations imposed upon or to be performed by the Depository shall be deemed to be imposed upon and performed by the Trustee, to the extent applicable with respect to such Definitive Certificates, and the Trustee shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder.

                  SECTION 5.02. Registration of Transfer and Exchange of
                                Certificates.

                  (a) The Trustee shall cause to be kept at one of the offices or agencies to be appointed by the Trustee in accordance with the provisions of
Section 8.12 a Certificate Register for the Certificates in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided.

                  (b) The provisions of this Section 5.02(b), the provisions of
Section 5.02(c) and the provisions of Section 5.02(d) shall apply to (i) all Transfers of Ownership Interests in Definitive Certificates and (ii) all Transfers of Ownership Interests in the Book-Entry Certificates.

                  No transfer, sale, pledge or other disposition of any Certificate or any Ownership Interest therein shall be made unless such disposition is exempt from the registration requirements of the Securities Act of 1933, as amended (the "1933 Act"), and any applicable state securities laws or is made in accordance with the 1933 Act and such laws.

                  In the event of any such transfer of any Ownership Interest in any Definitive Certificate, except with respect to the initial transfer of any Definitive Certificate by the Depositor (i) unless such transfer is made in reliance upon Rule 144A under the 1933 Act (as evidenced by the investment letter delivered to the Trustee, in substantially the form of the Form of Rule 144A Investment Letter included as part of Exhibit F hereto), the Trustee and the Depositor shall require a written Opinion of Counsel (which may be in-house counsel) acceptable to and in form and substance reasonably satisfactory to the Trustee and the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act or is being made pursuant to the 1933 Act, which Opinion of Counsel shall not be an expense of the Trustee or the Depositor or (ii) the Trustee shall require the transferor to execute a transferor certificate (in substantially the form attached hereto as Exhibit G) and the transferee to execute an investment letter (in substantially the form attached hereto as Exhibit F) acceptable to and in form and substance reasonably satisfactory to the Depositor and the Trustee certifying to the Depositor and the Trustee the facts surrounding such transfer, which transferor certificate and investment letter shall not be an expense of the Trustee or the Depositor. The Holder of a Definitive Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Depositor and the Trust Fund against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

                  In the event of any such transfer of any Ownership Interest in any Book-Entry Certificate, except with respect to the initial transfer of any such Certificate by the Depositor, such transfer shall be required to be made in reliance upon Rule 144A under the 1933 Act, and the transferor will be deemed to have made each of the representations and warranties set forth on Exhibit G hereto in respect of such interest as if it was evidenced by a Definitive Certificate and the transferee will be deemed to have made each of the representations and warranties set forth in the Form of Rule 144A Investment Letter included as part of Exhibit F hereto in respect of such interest as if it was evidenced by a Definitive Certificate. The Certificate Owner of any such Ownership Interest in any such Book-Entry Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Depositor and the Trust Fund against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

                  (c) No transfer of any Residual Certificate (an "ERISA Restricted Certificate") or any interest therein shall be made to any Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any Person acquiring such Certificates with "Plan Assets" of a Plan within the meaning of the Department of Labor regulation promulgated at 29 C.F.R. ss. 2510.3-101 ("Plan Assets") unless the Depositor, the Trustee and the Master Servicer are provided with an Opinion of Counsel which establishes to the satisfaction of the Depositor, the Trustee and the Master Servicer that the purchase of such Certificates is permissible under applicable law, will not constitute or result in any prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Depositor, the Master Servicer, the Trustee or the Trust Fund to any obligation or liability (including obligations or liabilities under ERISA or Section 4975 of the Code) in addition to those undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Depositor, the Master Servicer, the Trustee or the Trust Fund. An Opinion of Counsel shall not be required in connection with the initial transfer of any such Certificate by the Depositor to an affiliate of the Depositor (in which case, the Depositor or any affiliate thereof shall have deemed to have represented that such affiliate is not a Plan or a Person investing Plan Assets) and the Trustee shall be entitled to conclusively rely upon a representation (which, upon the request of the Trustee, shall be a written representation) from the Depositor of the status of such transferee as an affiliate of the Depositor. Each transferee of an ERISA Restricted Certificate, except with respect to an initial transfer of any such Certificate by the Depositor to an affiliate of the Depositor, not providing the Opinion of Counsel required above shall sign and deliver to the Trustee a letter to the Depositor, the Trustee and the Master Servicer representing that it is not a Plan or a Person investing Plan Assets.

                  Each beneficial owner of a Class B-1 Certificate, Class B-2 Certificate or Class B-3 Certificate or any interest therein will be deemed to have represented, by virtue of its acquisition or holding of that Certificate or interest therein, that either (i) it is not a Plan or investing with "Plan Assets", (ii) it has acquired and is holding such certificate in reliance on Prohibited Transaction Exemption, as amended ("Exemption"), and that it understands that there are certain conditions to the availability of the Exemption, including that the certificate must be rated, at the time of purchase, not lower than "BBB-" (or its equivalent) by S&P, Fitch or Moody's and the certificate is so rated or (iii) (1) it is an insurance company, (2) the source of funds used to acquire or hold the certificate or interest therein is an "insurance company general account," as such term is defined in Prohibited Transaction Class Exemption ("PTCE") 95-60, and (3) the conditions in Sections I and III of PTCE 95-60 have been satisfied.

                  Each beneficial owner of a Class B-4, Class B-5 or Class B-6 Certificate or any interest therein shall be deemed to have represented, by virtue of its acquisition or holding of that certificate or interest therein, that either (i) it is not a Plan or investing with Plan Assets or (ii)(1) it is an insurance company, (2) the source of funds used to acquire or hold the certificate or interest therein is an "insurance company general account" as such term is defined in PTCE 95-60, and (3) the conditions in Sections I and III of PTCE 95-60 have been satisfied.

                  If any ERISA Restricted Certificate or Subordinate Certificate subject to the restrictions set forth in the preceding two paragraphs or any interest therein is acquired or held in violation of the provisions of the preceding two paragraphs, the next preceding permitted beneficial owner will be treated as the beneficial owner of that Certificate retroactive to the date of transfer to the purported beneficial owner. Any purported beneficial owner whose acquisition or holding of any such Certificate or interest therein was effected in violation of the provisions of the preceding two paragraphs shall indemnify and hold harmless the Depositor, the Master Servicer, the Trustee and the Trust Fund from and against any and all liabilities, claims, costs or expenses incurred by those parties as a result of that acquisition or holding.

                  (d) (i) Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably authorized the Trustee or its designee under clause (iii)(A) below to deliver payments to a Person other than such Person and to negotiate the terms of any mandatory sale under clause (iii)(B) below and to execute all instruments of Transfer and to do all other things necessary in connection with any such sale. The rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

                                    (A) Each Person holding or acquiring any
                           Ownership Interest in a Residual Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee.

                                    (B) In connection with any proposed Transfer
                           of any Ownership Interest in a Residual Certificate, the Trustee shall require delivery to it and shall not register the Transfer of any Residual Certificate until its receipt of an affidavit and agreement (a "Transfer Affidavit and Agreement"), in the form attached hereto as Exhibit H, from the proposed Transferee, in form and substance satisfactory to the Trustee, representing and warranting, among other things, that such Transferee is a Permitted Transferee, that it is not acquiring its Ownership Interest in the Residual Certificate that is the subject of the proposed Transfer as a nominee, trustee or agent for any Person that is not a Permitted Transferee, that for so long as it retains its Ownership Interest in a Residual Certificate, it will endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of this Section 5.02(d) and agrees to be bound by them.

                                    (C) Notwithstanding the delivery of a
                           Transfer Affidavit and Agreement by a proposed Transferee under clause (B) above, if a Responsible Officer of the Trustee who is assigned to this transaction has actual knowledge that the proposed Transferee is not a Permitted Transferee, no Transfer of an Ownership Interest in a Residual Certificate to such proposed Transferee shall be effected.

                                    (D) Each Person holding or acquiring any
                           Ownership Interest in a Residual Certificate shall agree (x) to require a Transfer Affidavit and Agreement from any other Person to whom such Person attempts to transfer its Ownership Interest in a Residual Certificate and (y) not to transfer its Ownership Interest unless it provides a transferor affidavit (a "Transferor Affidavit"), in the form attached hereto as Exhibit H, to the Trustee stating that, among other things, it has no actual knowledge that such other Person is not a Permitted Transferee.

                                    (E) Each Person holding or acquiring an
                           Ownership Interest in a Residual Certificate, by purchasing an Ownership Interest in such Certificate, agrees to give the Trustee written notice that it is a "pass-through interest holder" within the meaning of temporary Treasury regulation Section 1.67-3T(a)(2)(i)(A) immediately upon acquiring an Ownership Interest in a Residual Certificate, if it is, or is holding an Ownership Interest in a Residual Certificate on behalf of, a "pass-through interest holder."

                           (ii) The Trustee will register the Transfer of any
                  Residual Certificate only if it shall have received the Transfer Affidavit and Agreement and all of such other documents as shall have been reasonably required by the Trustee as a condition to such registration. In addition, no Transfer of a Residual Certificate shall be made unless the Trustee shall have received a representation letter from the Transferee of such Certificate to the effect that such Transferee is a Permitted Transferee.

                           (iii) (A) If any purported Transferee shall become a Holder of a Residual Certificate in violation of the provisions of this Section 5.02(d), then the last preceding Permitted Transferee shall be restored, to the extent permitted by law, to all rights as holder thereof retroactive to the date of registration of such Transfer of such Residual Certificate. The Trustee shall be under no liability to any Person for any registration of Transfer of a Residual Certificate that is in fact not permitted by this
                           Section 5.02(d) or for making any payments due on such Certificate to the holder thereof or for taking any other action with respect to such holder under the provisions of this Agreement.

                                    (B) If any purported Transferee shall become
                           a holder of a Residual Certificate in violation of the restrictions in this Section 5.02(d) and to the extent that the retroactive restoration of the rights of the holder of such Residual Certificate as described in clause (iii)(A) above shall be invalid, illegal or unenforceable, then the Trustee shall have the right, without notice to the holder or any prior holder of such Residual Certificate, to sell such Residual Certificate to a purchaser selected by the Trustee on such terms as the Trustee may choose. Such purported Transferee shall promptly endorse and deliver each Residual Certificate in accordance with the instructions of the Trustee. Such purchaser may be the Trustee itself or any Affiliate of the Trustee. The proceeds of such sale, net of the commissions (which may include commissions payable to the Trustee or its Affiliates), expenses and taxes due, if any, will be remitted by the Trustee to such purported Transferee. The terms and conditions of any sale under this clause (iii)(B) shall be determined in the sole discretion of the Trustee, and the Trustee shall not be liable to any Person having an Ownership Interest in a Residual Certificate as a result of its exercise of such discretion.

                           (iv) The Trustee shall make available to the Internal
                  Revenue Service and those Persons specified by the REMIC Provisions all information necessary to compute any tax imposed (A) as a result of the Transfer of an Ownership Interest in a Residual Certificate to any Person who is a Disqualified Organization, including the information described in Treasury regulations sections 1.860D-1(b)(5) and 1.860E-2(a)(5) with respect to the "excess inclusions" of such Residual Certificate and (B) as a result of any regulated investment company, real estate investment trust, common trust fund, partnership, trust, estate or organization described in
                  Section 1381 of the Code that holds an Ownership Interest in a Residual Certificate having as among its record holders at any time any Person which is a Disqualified Organization. Reasonable compensation for providing such information may be accepted by the Trustee.

                           (v) The provisions of this Section 5.02(d) set forth
                  prior to this subsection (v) may be modified, added to or eliminated, provided that there shall have been delivered to the Trustee at the expense of the party seeking to modify, add to or eliminate any such provision the following:

                                    (A) written notification from each Rating
                           Agency to the effect that the modification, addition to or elimination of such provisions will not cause such Rating Agency to downgrade its then-current ratings of any Class of Certificates; and

                                    (B) an Opinion of Counsel, in form and
                           substance satisfactory to the Trustee, to the effect that such modification of, addition to or elimination of such provisions will not cause any Trust REMIC to cease to qualify as a REMIC and will not cause (x) any Trust REMIC, as the case may be, to be subject to an entity-level tax caused by the Transfer of any Residual Certificate to a Person that is not a Permitted Transferee or (y) a Person other than the prospective transferee to be subject to a REMIC-tax caused by the Transfer of a Residual Certificate to a Person that is not a Permitted Transferee.

                  (e) Subject to the preceding subsections, upon surrender for registration of transfer of any Certificate at any office or agency of the Trustee maintained for such purpose pursuant to Section 8.12, the Trustee shall execute, authenticate and deliver, in the name of the designated Transferee or Transferees, one or more new Certificates of the same Class of a like aggregate Percentage Interest.

                  (f) At the option of the Holder thereof, any Certificate may be exchanged for other Certificates of the same Class with authorized denominations and a like aggregate Percentage Interest, upon surrender of such Certificate to be exchanged at any office or agency of the Trustee maintained for such purpose pursuant to Section 8.12. Whenever any Certificates are so surrendered for exchange the Trustee shall execute, authenticate and deliver the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Trustee) be duly endorsed by, or be accompanied by a written instrument of transfer in the form satisfactory to the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing.

                  (g) No service charge to the Certificateholders shall be made for any transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  (h) All Certificates surrendered for transfer and exchange shall be canceled and destroyed by the Trustee in accordance with its customary procedures.

                  SECTION 5.03. Mutilated, Destroyed, Lost or Stolen
                                Certificates.

                  If (i) any mutilated Certificate is surrendered to the Trustee, or the Trustee receive evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of actual knowledge by the Trustee that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of the same Class and of like denomination and Percentage Interest. Upon the issuance of any new Certificate under this Section, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith. Any replacement Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in REMIC I, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

                  SECTION 5.04. Persons Deemed Owners.

                  The Depositor, the Master Servicer, the Trustee and any agent of any of them may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.01 and for all other purposes whatsoever, and none of the Depositor, the Master Servicer, the Trustee or any agent of any of them shall be affected by notice to the contrary.

                  SECTION 5.05. Certain Available Information.

                  On or prior to the date of the first sale of any Private Certificate to an Independent third party, the Depositor shall provide to the Trustee ten copies of any private placement memorandum or other disclosure document used by the Depositor in connection with the offer and sale of the Private Certificates. In addition, if any such private placement memorandum or disclosure document is revised, amended or supplemented at any time following the delivery thereof to the Trustee, the Depositor promptly shall inform the Trustee of such event and shall deliver to the Trustee ten copies of the private placement memorandum or disclosure document, as revised, amended or supplemented. The Trustee shall maintain at its Corporate Trust Office and shall make available free of charge during normal business hours for review by any Holder of a Certificate or any Person identified to the Trustee as a prospective transferee of a Certificate, originals or copies of the following items: (i) in the case of a Holder or prospective transferee of a Private Certificate, the private placement memorandum or other disclosure document relating to such Certificates in the form most recently provided to the Trustee; and (ii) in all cases, (A) this Agreement and any amendments hereof entered into pursuant to
Section 11.01, (B) all monthly statements required to be delivered to Certificateholders of the relevant Class pursuant to Section 4.02 since the Closing Date, and all other notices, reports, statements and written communications delivered to the Certificateholders of the relevant Class pursuant to this Agreement since the Closing Date, (C) all certifications delivered by a Responsible Officer of the Trustee since the Closing Date pursuant to Section 10.01(h), (D) any and all Officers' Certificates delivered to the Trustee by the Master Servicer since the Closing Date to evidence the Master Servicer's determination that any P&I Advance was, or if made, would be a Nonrecoverable P&I Advance and (E) any and all Officers' Certificates delivered to the Trustee by the Master Servicer since the Closing Date pursuant to Section 4.04(a). Copies and mailing of any and all of the foregoing items will be available from the Trustee upon request at the expense of the person requesting the same.

                                   ARTICLE VI

                      THE DEPOSITOR AND THE MASTER SERVICER

                  SECTION 6.01. Liability of the Depositor and the Master
                                Servicer.

                  The Depositor and the Master Servicer each shall be liable in accordance herewith only to the extent of the obligations specifically imposed by this Agreement and undertaken hereunder by the Depositor and the Master Servicer herein.

                  SECTION 6.02. Merger or Consolidation of the Depositor or the
                                Master Servicer.

                  Subject to the following paragraph, the Depositor will keep in full effect its existence, rights and franchises as a corporation under the laws of the jurisdiction of its incorporation. Subject to the following paragraph, the Master Servicer will keep in full effect its existence, rights and franchises as a corporation under the laws of the jurisdiction of its incorporation and its qualification as an approved conventional seller/servicer for Fannie Mae or Freddie Mac in good standing. The Depositor and the Master Servicer each will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its respective duties under this Agreement.

                  The Depositor or the Master Servicer may be merged or consolidated with or into any Person, or transfer all or substantially all of its assets to any Person, in which case any Person resulting from any merger or consolidation to which the Depositor or the Master Servicer shall be a party, or any Person succeeding to the business of the Depositor or the Master Servicer, shall be the successor of the Depositor or the Master Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; PROVIDED, HOWEVER, that the successor or surviving Person to the Master Servicer shall be qualified to service mortgage loans on behalf of Fannie Mae or Freddie Mac; and provided further that the Rating Agency's ratings of the Class A Certificates in effect immediately prior to such merger or consolidation will not be qualified, reduced or withdrawn as a result thereof (as evidenced by a letter to such effect from the Rating Agency).

                  SECTION 6.03. Limitation on Liability of the Depositor, the
                                Master Servicer and Others.

                  None of the Depositor, the Master Servicer or any of the directors, officers, employees or agents of the Depositor or the Master Servicer shall be under any liability to the Trust Fund or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; PROVIDED, HOWEVER, that this provision shall not protect the Depositor, the Master Servicer or any such person against any breach of warranties, representations or covenants made herein, or against any specific liability imposed on the Master Servicer pursuant hereto, or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Depositor, the Master Servicer and any director, officer, employee or agent of the Depositor or the Master Servicer may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any Person respecting any matters arising hereunder. The Depositor, the Master Servicer and any director, officer, employee or agent of the Depositor or the Master Servicer shall be indemnified and held harmless by the Trust Fund against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense to any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) or any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder. Neither the Depositor nor the Master Servicer shall be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under this Agreement and, in its opinion, does not involve it in any expense or liability; PROVIDED, HOWEVER, that each of the Depositor and the Master Servicer may in its discretion undertake any such action which it may deem necessary or desirable with respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, unless the Depositor or the Master Servicer acts without the consent of Holders of Certificates entitled to at least 51% of the Voting Rights (which consent shall not be necessary in the case of litigation or other legal action by either to enforce their respective rights or defend themselves hereunder), the legal expenses and costs of such action and any liability resulting therefrom (except any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder) shall be expenses, costs and liabilities of the Trust Fund, and the Depositor (subject to the limitations set forth above) and the Master Servicer shall be entitled to be reimbursed therefor from the Collection Account as and to the extent provided in Section 3.11, any such right of reimbursement being prior to the rights of the Certificateholders to receive any amount in the Collection Account.

                  SECTION 6.04. Limitation on Resignation of the Master
                                Servicer.

                  The Master Servicer shall not resign from the obligations and duties hereby imposed on it except (i) upon determination that its duties hereunder are no longer permissible under applicable law or (ii) with the written consent of the Trustee, which consent may not be unreasonably withheld, with written confirmation from the Rating Agency (which confirmation shall be furnished to the Depositor and the Trustee) that such resignation will not cause the Rating Agency to reduce the then current rating of the Class A Certificates and provided that a qualified successor has agreed to assume the duties and obligations of the Master Servicer hereunder. Any such determination pursuant to clause (i) of the preceding sentence permitting the resignation of the Master Servicer shall be evidenced by an Opinion of Counsel to such effect obtained at the expense of the Master Servicer and delivered to the Trustee. No resignation of the Master Servicer shall become effective until the Trustee or a successor servicer shall have assumed the Master Servicer's responsibilities, duties, liabilities (other than those liabilities arising prior to the appointment of such successor) and obligations under this Agreement.

                  Except as expressly provided herein, the Master Servicer shall not assign nor transfer any of its rights, benefits or privileges hereunder to any other Person, nor delegate to or subcontract with, nor authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by the Master Servicer hereunder. If, pursuant to any provision hereof, the duties of the Master Servicer are transferred to a successor master servicer, the entire amount of the Servicing Fee and other compensation payable to the Master Servicer pursuant hereto shall thereafter be payable to such successor master servicer.

                  SECTION 6.05. Rights of the Depositor in Respect of the Master
                                Servicer.

                  The Master Servicer shall afford (and any Sub-Servicing Agreement shall provide that each Sub-Servicer shall afford) the Depositor and the Trustee, upon reasonable notice, during normal business hours, access to all records maintained by the Master Servicer (and any such Sub-Servicer) in respect of the Master Servicer's rights and obligations hereunder and access to officers of the Master Servicer (and those of any such Sub-Servicer) responsible for such obligations. Upon request, the Master Servicer shall furnish to the Depositor and the Trustee its (and any such Sub-Servicer's) most recent financial statements of the parent company of the Master Servicer and such other information relating to the Master Servicer's capacity to perform its obligations under this Agreement that it possesses. To the extent such information is not otherwise available to the public, the Depositor and the Trustee shall not disseminate any information obtained pursuant to the preceding two sentences without the Master Servicer's written consent, except as required pursuant to this Agreement or to the extent that it is appropriate to do so (i) in working with legal counsel, auditors, taxing authorities or other governmental agencies, rating agencies or reinsurers or (ii) pursuant to any law, rule, regulation, order, judgment, writ, injunction or decree of any court or governmental authority having jurisdiction over the Depositor, the Trustee or the Trust Fund, and in either case, the Depositor or the Trustee, as the case may be, shall use its best efforts to assure the confidentiality of any such disseminated non-public information. The Depositor may, but is not obligated to, enforce the obligations of the Master Servicer under this Agreement and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of the Master Servicer under this Agreement or exercise the rights of the Master Servicer under this Agreement; provided that the Master Servicer shall not be relieved of any of its obligations under this Agreement by virtue of such performance by the Depositor or its designee. The Depositor shall not have any responsibility or liability for any action or failure to act by the Master Servicer and is not obligated to supervise the performance of the Master Servicer under this Agreement or otherwise.

                                   ARTICLE VII

                                     DEFAULT

                  SECTION 7.01. Master Servicer Events of Default.

                  "Master Servicer Event of Default," wherever used herein, means any one of the following events:

                  (i) any failure by the Master Servicer to remit to the Trustee for distribution to the Certificateholders any payment (other than a P&I Advance required to be made from its own funds on any Master Servicer Remittance Date pursuant to Section 4.03) required to be made under the terms of the Certificates and this Agreement which continues unremedied for a period of one Business Day after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Depositor or the Trustee (in which case notice shall be provided by telecopy), or to the Master Servicer, the Depositor and the Trustee by the Holders of Certificates entitled to at least 25% of the Voting Rights; or

                  (ii) any failure on the part of the Master Servicer duly to observe or perform in any material respect any of the covenants or agreements on the part of the Master Servicer contained in the Certificates or in this Agreement which continues unremedied for a period of 30 days after the earlier of (i) the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Depositor or the Trustee, or to the Master Servicer, the Depositor and the Trustee by the Holders of Certificates entitled to at least 25% of the Voting Rights and (ii) actual knowledge of such failure by a Servicing Officer of the Master Servicer; or

                  (iii) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and if such proceeding is being contested by the Master Servicer in good faith such decree or order shall have remained in force undischarged or unstayed for a period of 60 consecutive days or results in the entry of an order for relief or any such adjudication or appointment; or

                  (iv) the Master Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Master Servicer or of or relating to all or substantially all of its property; or

                  (v) the Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

                  (vi) any failure of the Master Servicer to make any P&I Advance on any Master Servicer Remittance Date required to be made from its own funds pursuant to Section 4.03 which continues unremedied for a period of one Business Day after the date upon which written notice of such failure (which notice the Trustee must provide by 3:00 p.m. New York time on the Business Day following the Master Servicer Remittance
         Date), requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee.

                  If a Master Servicer Event of Default described in clauses (i) through (v) of this Section shall occur, then, and in each and every such case, so long as such Master Servicer Event of Default shall not have been remedied, the Depositor or the Trustee may, and at the written direction of the Holders of Certificates entitled to at least 51% of Voting Rights, the Trustee shall, by notice in writing to the Master Servicer and the Special Servicer (and to the Depositor if given by the Trustee or to the Trustee if given by the Depositor), terminate all of the rights and obligations of the Master Servicer in its capacity as a Master Servicer under this Agreement, to the extent permitted by law, and in and to the Mortgage Loans and the proceeds thereof. If a Master Servicer Event of Default described in clause (vi) hereof shall occur, the Trustee shall, by notice in writing to the Master Servicer and the Depositor, terminate all of the rights and obligations of the Master Servicer in its capacity as Master Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof. On or after the receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer under this Agreement, whether with respect to the Certificates (other than as a Holder of any Certificate) or the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee pursuant to and under this Section and, without limitation, the Trustee is hereby authorized and empowered, as attorney-in-fact or otherwise, to execute and deliver on behalf of and at the expense of the Master Servicer, any and all documents and other instruments and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. The Master Servicer agrees, at its sole cost and expense, promptly (and in any event no later than ten Business Days subsequent to such notice) to provide the Trustee with all documents and records requested by it to enable it to assume the Master Servicer's functions under this Agreement, and to cooperate with the Trustee in effecting the termination of the Master Servicer's responsibilities and rights under this Agreement, including, without limitation, the transfer within one Business Day to the Trustee for administration by it of all cash amounts which at the time shall be or should have been credited by the Master Servicer to the Collection Account held by or on behalf of the Master Servicer, the Distribution Account or any REO Account or Servicing Account held by or on behalf of the Master Servicer or thereafter be received with respect to the Mortgage Loans or any REO Property serviced by the Master Servicer (PROVIDED, HOWEVER, that the Master Servicer shall continue to be entitled to receive all amounts accrued or owing to it under this Agreement on or prior to the date of such termination, whether in respect of P&I Advances or otherwise, and shall continue to be entitled to the benefits of Section 6.03, notwithstanding any such termination, with respect to events occurring prior to such termination). For purposes of this Section 7.01, the Trustee shall not be deemed to have knowledge of a Master Servicer Event of Default unless a Responsible Officer of the Trustee assigned to and working in the Trustee's Corporate Trust Office has actual knowledge thereof or unless written notice of any event which is in fact such a Master Servicer Event of Default is received by the Trustee and such notice references the Certificates, the Trust Fund or this Agreement.

                  The Trustee shall be entitled to be reimbursed by the Master Servicer (or by the Trust Fund if the Master Servicer is unable to fulfill its obligations hereunder) for all costs associated with the transfer of servicing from the predecessor master servicer, including without limitation, any costs or expenses associated with the complete transfer of all servicing data and the completion, correction or manipulation of such servicing data as may be required by the Trustee to correct any errors or insufficiencies in the servicing data or otherwise to enable the Trustee to service the Mortgage Loans properly and effectively.

                  SECTION 7.02. Trustee to Act; Appointment of Successor.

                  On and after the time the Master Servicer receives a notice of termination, the Trustee shall be the successor in all respects to the Master Servicer in its capacity as Master Servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto and arising thereafter placed on the Master Servicer (except for any representations or warranties of the Master Servicer under this Agreement, the responsibilities, duties and liabilities contained in Section 2.03(c) and its obligation to deposit amounts in respect of losses pursuant to Section 3.12) by the terms and provisions hereof including, without limitation, the Master Servicer's obligations to make P&I Advances pursuant to Section 4.03; PROVIDED, HOWEVER, that if the Trustee is prohibited by law or regulation from obligating itself to make advances regarding delinquent mortgage loans, then the Trustee shall not be obligated to make P&I Advances pursuant to Section 4.03; and provided further, that any failure to perform such duties or responsibilities caused by the Master Servicer's failure to provide information required by Section 7.01 shall not be considered a default by the Trustee as successor to the Master Servicer hereunder. As compensation therefor, the Trustee shall be entitled to the Servicing Fees and all funds relating to the Mortgage Loans to which the Master Servicer would have been entitled if it had continued to act hereunder (other than amounts which were due or would become due to the Master Servicer prior to its termination or resignation). Notwithstanding the above and subject to the next paragraph, the Trustee may, if it shall be unwilling to so act, or shall, if it is unable to so act or if it is prohibited by law from making advances regarding delinquent mortgage loans, or if the Holders of Certificates entitled to at least 51% of the Voting Rights so request in writing to the Trustee, promptly appoint or petition a court of competent jurisdiction to appoint, an established mortgage loan servicing institution acceptable to the Rating Agency and having a net worth of not less than $15,000,000 as the successor to the Master Servicer under this Agreement in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer under this Agreement. No appointment of a successor to the Master Servicer under this Agreement shall be effective until the assumption by the successor of all of the Master Servicer's responsibilities, duties and liabilities hereunder. In connection with such appointment and assumption described herein, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; PROVIDED, HOWEVER, that no such compensation shall be in excess of that permitted the Master Servicer as such hereunder. The Depositor, the Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. Pending appointment of a successor to the Master Servicer under this Agreement, the Trustee shall act in such capacity as hereinabove provided.

                  Upon removal or resignation of the Master Servicer, the Trustee, with the cooperation of the Depositor, (x) shall solicit bids for a successor Master Servicer as described below and (y) pending the appointment of a successor Master Servicer as a result of soliciting such bids, shall serve as Master Servicer of the Mortgage Loans serviced by such predecessor Master Servicer. The Trustee shall solicit, by public announcement, bids from housing and home finance institutions, banks and mortgage servicing institutions meeting the qualifications set forth above (including the Trustee or any affiliate thereof). Such public announcement shall specify that the successor Master Servicer shall be entitled to the servicing compensation agreed upon between the Trustee, the successor Master Servicer and the Depositor; PROVIDED, HOWEVER, that no such fee shall exceed the related Servicing Fee. Within thirty days after any such public announcement, the Trustee, with the cooperation of the Depositor, shall negotiate in good faith and effect the sale, transfer and assignment of the servicing rights and responsibilities hereunder to the qualified party submitting the highest satisfactory bid as to the price they will pay to obtain such servicing. The Trustee upon receipt of the purchase price shall pay such purchase price to the Master Servicer being so removed, after deducting from any sum received by the Trustee from the successor to the Master Servicer in respect of such sale, transfer and assignment all costs and expenses of any public announcement and of any sale, transfer and assignment of the servicing rights and responsibilities reasonably incurred hereunder. After such deductions, the remainder of such sum shall be paid by the Trustee to the Master Servicer at the time of such sale.

                  (b) In connection with the termination or resignation of the Master Servicer hereunder, either (i) the successor Master Servicer, including the Trustee if the Trustee is acting as successor Master Servicer, shall represent and warrant that it is a member of MERS in good standing and shall agree to comply in all material respects with the rules and procedures of MERS in connection with the servicing of the Mortgage Loans that are registered with MERS, in which case the predecessor Master Servicer shall cooperate with the successor Master Servicer in causing MERS to revise its records to reflect the transfer of servicing to the successor Master Servicer as necessary under MERS' rules and regulations, or (ii) the predecessor Master Servicer shall cooperate with the successor Master Servicer in causing MERS to execute and deliver an assignment of Mortgage in recordable form to transfer the Mortgage from MERS to the Trustee and to execute and deliver such other notices, documents and other instruments as may be necessary or desirable to effect a transfer of such Mortgage Loan or servicing of such Mortgage Loan on the MERS(R) System to the successor Master Servicer. The predecessor Master Servicer shall file or cause to be filed any such assignment in the appropriate recording office. The predecessor Master Servicer (if a Person other than the Trustee is acting as successor Master Servicer) shall bear any and all fees of MERS, costs of preparing any assignments of Mortgage, and fees and costs of filing any assignments of Mortgage that may be required under this Section 7.02(b).

                  SECTION 7.03. Notification to Certificateholders.

                  (a) Upon any termination of the Master Servicer pursuant to
Section 7.01 above or any appointment of a successor to the Master Servicer pursuant to Section 7.02 above, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register.

                  (b) Not later than the later of 60 days after the occurrence of any event, which constitutes or which, with notice or lapse of time or both, would constitute a Master Servicer Event of Default or five days after a Responsible Officer of the Trustee becomes aware of the occurrence of such an event, the Trustee shall transmit by mail to all Holders of Certificates notice of each such occurrence, unless such default or Master Servicer Event of Default shall have been cured or waived.

                  SECTION 7.04. Waiver of Master Servicer Events of Default.

                  Subject to Section 11.09(d), the Holders representing at least 66% of the Voting Rights evidenced by all Classes of Certificates affected by any default or Master Servicer Event of Default hereunder may waive such default or Master Servicer Event of Default; PROVIDED, HOWEVER, that a default or Master Servicer Event of Default under clause (i) or (vi) of Section 7.01 may be waived only by all of the Holders of the Regular Certificates. Upon any such waiver of a default or Master Servicer Event of Default, such default or Master Servicer Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose hereunder. No such waiver shall extend to any subsequent or other default or Master Servicer Event of Default or impair any right consequent thereon except to the extent expressly so waived.

                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE

                  SECTION 8.01. Duties of Trustee.

                  The Trustee, prior to the occurrence of a Master Servicer Event of Default and after the curing of all Master Servicer Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. During a Master Servicer Event of Default, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs. Any permissive right of the Trustee enumerated in this Agreement shall not be construed as a duty.

                  The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to it, which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform to the requirements of this Agreement. If any such instrument is found not to conform to the requirements of this Agreement in a material manner, it shall take such action as it deems appropriate to have the instrument corrected, and if the instrument is not corrected to its satisfaction, it will provide notice thereof to the Certificateholders.

                  No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own misconduct; PROVIDED, HOWEVER, that:

                  (i) Prior to the occurrence of a Master Servicer Event of Default, and after the curing of all such Master Servicer Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee that conform to the requirements of this Agreement;

                  (ii) The Trustee shall not be personally liable for any error of judgment made in good faith by a Responsible Officer or Responsible Officers unless it shall be proved that it was negligent in ascertaining the pertinent facts;

                  (iii) The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Holders of Certificates entitled to at least 25% of the Voting Rights relating to the time, method and place of conducting any proceeding for any remedy available to the it or exercising any trust or power conferred upon it, under this Agreement; and

                  (iv) The Trustee shall not be required to take notice or be deemed to have notice or knowledge of any default unless a Responsible Officer of the Trustee shall have received written notice thereof or a Responsible Officer of the Trustee shall have actual knowledge thereof. In the absence of receipt of such notice or actual knowledge, the Trustee may conclusively assume there is no default.

                  SECTION 8.02. Certain Matters Affecting the Trustee.

                  (a) Except as otherwise provided in Section 8.01:

                  (i) The Trustee and any director, officer, employee or agent of the Trustee may request and rely upon and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

                  (ii) The Trustee may consult with counsel and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

                  (iii) The Trustee shall not be under any obligation to exercise any of the trusts or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; provided that, subject to Section 8.02(a)(ix), nothing contained in this clause (iii) shall relieve the Trustee of the obligation, upon the occurrence of a Master Servicer Event of Default (which has not been cured or waived), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs;

                  (iv) The Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

                  (v) Prior to the occurrence of a Master Servicer Event of Default hereunder and after the curing of all Master Servicer Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by the Holders of Certificates entitled to at least 25% of the Voting Rights; PROVIDED, HOWEVER, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee not reasonably assured to the Trustee by such Certificateholders, the Trustee may require reasonable indemnity against such cost, expense, or liability from such Certificateholders as a condition to taking any such action;

                  (vi) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, affiliates, accountants or attorneys, and the Trustee shall not be responsible for any negligence or willful misconduct on the part of such agents, affiliates, accountants or attorneys appointed by it with due care;

                  (vii) The Trustee shall not be personally liable for any loss resulting from the investment of funds held in the Collection Account at the direction of the Master Servicer pursuant to Section 3.12;

                  (viii) Any request or direction of the Depositor, the Master Servicer or the Certificateholders mentioned herein shall be sufficiently evidenced in writing;

                  (ix) the Trustee shall not be required to risk or expend its own funds or otherwise incur any financial liability in the performance of any of its duties or in the exercise of any of its rights or powers hereunder if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not assured to it;

                  (x) the rights of the Trustee to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of such act;

                  (xi) anything to the contrary in this Agreement notwithstanding, in no event shall the Trustee be liable for special, indirect or consequential loss or damage of any kind whatsoever (including, but not limited to, lost profits) even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action; and

                  (xii) the Trustee shall have no duty to see to any recording, filing or depositing of this Agreement or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording or filing or depositing of any thereof.

                  (b) All rights of action under this Agreement or under any of the Certificates, enforceable by the Trustee, may be enforced by it without the possession of any of the Certificates, or the production thereof at the trial or other proceeding relating thereto, and any such suit, action or proceeding instituted by the Trustee shall be brought in its name for the benefit of all the Holders of such Certificates, subject to the provisions of this Agreement.

                  SECTION 8.03. Trustee not Liable for Certificates or Mortgage
                                Loans.

                  The recitals contained herein and in the Certificates (other than the signature of the Trustee, the authentication of the Trustee on the Certificates, the acknowledgments of the Trustee contained in Article II and the representations and warranties of the Trustee in Section 8.13) shall be taken as the statements of the Depositor and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations or warranties as to the validity or sufficiency of this Agreement (other than as specifically set forth with respect to such party in Section 8.13) or of the Certificates (other than the signature of the Trustee and authentication of the Certificate Registrar on the Certificates) or of any Mortgage Loan or related document or of MERS or the MERS(R) System. The Trustee shall not be accountable for the use or application by the Depositor of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Depositor, the Master Servicer or the Special Servicer in respect of the Mortgage Loans or deposited in or withdrawn from the Collection Account by the Master Servicer or the Special Servicer, other than any funds held by or on behalf of the Trustee in accordance with Section 3.10.

                  SECTION 8.04. Trustee May Own Certificates.

                  The Trustee in its individual capacity or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not Trustee.

                  SECTION 8.05. Trustee's Fees and Expenses.

                  (a) The Trustee shall withdraw from the Distribution Account on each Distribution Date and pay to itself the Trustee Fee and any income and gain realized from the investment of funds deposited in the Distribution Account.

                  The Trustee and any director, officer, employee or agent of the Trustee shall be indemnified by the Trust Fund and held harmless against any loss, liability or expense (not including expenses, disbursements and advances incurred or made by the Trustee, including the compensation and the expenses and disbursements of its agents and counsel, in the ordinary course of the Trustee's performance in accordance with the provisions of this Agreement) incurred by the Trustee in connection with any claim or legal action or any pending or threatened claim or legal action arising out of or in connection with the acceptance or administration of its obligations and duties under this Agreement, other than any loss, liability or expense (i) for which the Trustee is indemnified by the Master Servicer or the Special Servicer, (ii) that constitutes a specific liability of the Trustee pursuant to Section 10.01(c) or
(iii) any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder or as a result of a breach of the Trustee's obligations under Article X hereof. Any amounts payable to the Trustee, or any director, officer, employee or agent of the Trustee in respect of the indemnification provided by this paragraph (a), or pursuant to any other right of reimbursement from the Trust Fund that the Trustee or any director, officer, employee or agent of the Trustee may have hereunder in its capacity as such, may be withdrawn by the Trustee from the Distribution Account at any time.

                  (b) The Master Servicer agrees to indemnify the Trustee from, and hold it harmless against, any loss, liability or expense resulting from a breach of the Master Servicer's obligations and duties under this Agreement. Such indemnity shall survive the termination or discharge of this Agreement and the resignation or removal of the Trustee. Any payment under this Section 8.05(b) made by the Master Servicer to the Trustee shall be from the Master Servicer's own funds, without reimbursement from the Trust Fund therefor.

                  (c) The Master Servicer shall pay any annual rating agency fees of the Rating Agencies for ongoing surveillance from its own funds without right of reimbursement.

                  SECTION 8.06. Eligibility Requirements for Trustee.

                  The Trustee hereunder shall at all times be a corporation or an association (other than the Depositor, the Seller, the Master Servicer or any Affiliate of the foregoing) organized and doing business under the laws of any state or the United States of America, and authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority. If such corporation or association publishes reports of conditions at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of conditions so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.07.

                  SECTION 8.07. Resignation and Removal of the Trustee.

                  The Trustee may at any time resign and be discharged from the trust hereby created by giving written notice thereof to the Depositor, the Master Servicer and the Certificateholders. Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor trustee by written instrument, in duplicate, which instrument shall be delivered to the resigning Trustee and to the successor trustee. A copy of such instrument shall be delivered to the Certificateholders, the Trustee and the Master Servicer by the Depositor. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

                  If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.06 and shall fail to resign after written request therefor by the Depositor, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, which instrument shall be delivered to the Trustee so removed, and to the successor trustee. A copy of such instrument shall be delivered to the Certificateholders, the Trustee and the Master Servicer by the Depositor.

                  The Holders of Certificates entitled to at least 51% of the Voting Rights may at any time remove the Trustee and appoint a successor trustee by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Depositor, one complete set to the Trustee so removed and one complete set to the successor so appointed. A copy of such instrument shall be delivered to the Certificateholders and the Master Servicer by the Depositor.

                  Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section shall not become effective until acceptance of appointment by the successor trustee as provided in Section 8.08.

                  SECTION 8.08. Successor Trustee.

                  Any successor trustee appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the Depositor and the Trustee, and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee herein. The predecessor trustee shall deliver to the successor trustee all Mortgage Files and related documents and statements, as well as all moneys, held by it hereunder and the Depositor and the predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties and obligations.

                  No successor trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 8.06 and the appointment of such successor trustee shall not result in a downgrading of any Class of Certificates by the Rating Agency, as evidenced by a letter from the Rating Agency.

                  Upon acceptance of appointment by a successor trustee as provided in this Section, the Depositor shall mail notice of the succession of such trustee hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register. If the Depositor fails to mail such notice within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Depositor.

                  SECTION 8.09. Merger or Consolidation of Trustee.

                  Any corporation or association into which the Trustee may be merged or converted or with which it may be consolidated or any corporation or association resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or association succeeding to the business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation or association shall be eligible under the provisions of Section 8.06, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

                  SECTION 8.10. Appointment of Co-Trustee or Separate Trustee.

                  Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of REMIC I or property securing the same may at the time be located, the Master Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as cotrustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of REMIC I, and to vest in such Person or Persons, in such capacity, such title to REMIC I, or any part thereof, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Master Servicer and the Trustee may consider necessary or desirable. If the Master Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request to do so, or in case a Master Servicer Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.06 hereunder and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 8.08 hereof.

                  In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 8.10 all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed by the Trustee (whether as Trustee hereunder or as successor to the Master Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to REMIC I or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

                  Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trust conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

                  Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

                  SECTION 8.11. [intentionally omitted].

                  SECTION 8.12. Appointment of Office or Agency.

                  The Trustee will appoint an office or agency in the City of St. Paul, Minnesota where the Certificates may be surrendered for registration of transfer or exchange, and presented for final distribution, and where notices and demands to or upon the Trustee in respect of the Certificates and this Agreement may be served.

                  SECTION 8.13. Representations and Warranties.

                  The Trustee hereby represents and warrants to the Master Servicer and the Depositor, as of the Closing Date, that:

                  (i) It is duly organized, validly existing and in good standing under the laws of the United States.

                  (ii) The execution and delivery of this Agreement by it, and the performance and compliance with the terms of this Agreement by it, will not violate its articles of association or bylaws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets.

                  (iii) It has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

                  (iv) This Agreement, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid, legal and binding obligation of it, enforceable against it in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, receivership, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

                  (v) It is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in its good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the it to perform its obligations under this Agreement or the financial condition of it.

                  (vi) No litigation is pending or, to the best of its knowledge, threatened against it which would prohibit it from entering into this Agreement or, in its good faith reasonable judgment, is likely to materially and adversely affect either the ability of it to perform its obligations under this Agreement or the financial condition of it.

                  SECTION 8.14. Special Servicing Agreement.

                  The Trustee is hereby directed to enter into the Special Servicing Agreement and to perform the duties and obligations provided for therein. In entering into the Special Servicing Agreement, and in performing any duties or obligations or taking any actions thereunder, the Trustee will be doing so as Trustee under this Agreement, and will be entitled to all of the rights, protections and indemnities provided in this Agreement in connection with its serving as Trustee hereunder. In furtherance of the foregoing, the Special Servicing Agreement shall be deemed to constitute a part of this Agreement for purposes of this Article VIII.

                                   ARTICLE IX

                                   TERMINATION

                  SECTION 9.01. Termination Upon Repurchase or Liquidation of
                                the Trust Fund.

                  (a) Subject to Section 9.02, the respective obligations and responsibilities under this Agreement of the Depositor, the Master Servicer and the Trustee with respect to the Mortgage Loans (other than the obligations of the Master Servicer to the Trustee pursuant to Section 8.05 and of the Master Servicer to provide for and the Trustee to make payments to the Holders of the related Class(es) of Certificates as hereinafter set forth) shall terminate upon payment to the Certificateholders and the deposit of all amounts held by or on behalf of the Trustee and required hereunder to be so paid or deposited on the Distribution Date coinciding with or following the earlier to occur of (i) the purchase by the Master Servicer of all Mortgage Loans and related REO Property remaining in REMIC I, (ii) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in REMIC I; PROVIDED, HOWEVER, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof. The purchase by the Master Servicer of all the Mortgage Loans and related REO Property remaining in REMIC I shall be at a price (the "Termination Price") equal to the greater of (A) the aggregate Purchase Price of all the Mortgage Loans included in REMIC I, plus the appraised value of each REO Property, if any, included in REMIC I, such appraisal to be conducted by an appraiser mutually agreed upon by the Master Servicer and the Trustee in their reasonable discretion and (B) the aggregate fair market value of all of the assets in REMIC I (as determined by the Master Servicer, with the consent of the Trustee, as of the close of business on the third Business Day next preceding the date upon which notice of any such termination is furnished to Certificateholders pursuant to the third paragraph of this Section 9.01).

                  (b) The Master Servicer shall have the right to purchase all of the Mortgage Loans and each REO Property remaining in REMIC I pursuant to clause (i) of the preceding paragraph no later than the Determination Date in the month immediately preceding the Distribution Date on which the Certificates will be retired; provided, however, that the Master Servicer, as provided above, may elect to purchase all of the Mortgage Loans and each REO Property remaining in REMIC I pursuant to clause (i) above only if the aggregate Stated Principal Balance of the Mortgage Loans (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and each REO Property remaining in REMIC I at the time of such election is reduced to less than 5% of the aggregate Stated Principal Balance of the Mortgage Loans at the Cut- off Date. For federal income tax purposes, the purchase by the Master Servicer of all Mortgage Loans and all REO Properties in REMIC I is intended to facilitate a redemption of the Certificates pursuant to a "cleanup call" within the meaning of Treasury regulation section 1.860G-2(j). Notwithstanding the foregoing, the Master Servicer shall have the right to transfer, sell or assign its rights to purchase all of the Mortgage Loans and each REO Property remaining in REMIC I.

                  (c) Notice of the liquidation of the Certificates shall be given promptly by the Trustee by letter to Certificateholders mailed (a) in the event such notice is given in connection with the purchase of the Mortgage Loans and each REO Property remaining in REMIC I by the Master Servicer, not earlier than the 15th day and not later than the 25th day of the month next preceding the month of the final distribution on the Certificates or (b) otherwise during the month of such final distribution on or before the Determination Date in such month, in each case specifying (i) the Distribution Date upon which REMIC I will terminate and final payment of the Certificates will be made upon presentation and surrender of the Certificates at the office of the Trustee therein designated, (ii) the amount of any such final payment, (iii) that no interest shall accrue in respect of the Certificates from and after the Interest Accrual Period relating to the final Distribution Date therefor and (iv) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office of the Trustee. In the event such notice is given in connection with the purchase of all of the Mortgage Loans and each REO Property remaining in REMIC I by the Master Servicer, the Master Servicer shall deliver to the Trustee for deposit in the Distribution Account not later than the related Master Servicer Remittance Date of the month in which such distribution will be made an amount in immediately available funds equal to the Termination Price. Upon certification to the Trustee by a Servicing Officer of the making of such final deposit, the Trustee shall promptly release or cause to be released to the Master Servicer the Mortgage Files for the remaining Mortgage Loans in REMIC I, and the Trustee shall execute all assignments, endorsements and other instruments necessary to effectuate such transfer.

                  (d) Upon presentation of the Certificates by the Certificateholders on the final Distribution Date, the Trustee shall distribute to each Certificateholder so presenting and surrendering its Certificates the amount otherwise distributable on such Distribution Date in accordance with
Section 4.01 in respect of the Certificates so presented and surrendered. Any funds not distributed to any Holder or Holders of Certificates being retired on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held in trust by the Trustee and credited to the account of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to this Section 9.01 shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Trustee shall, directly or through an agent, mail a final notice to remaining related non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining the funds in trust and of contacting such Certificateholders shall be paid out of the assets remaining in the trust funds. If within one year after the final notice any such Certificates shall not have been surrendered for cancellation, the Trustee shall pay to Citigroup Global Markets Inc. all such amounts, and all rights of non-tendering Certificateholders in or to such amounts shall thereupon cease. No interest shall accrue or be payable to any Certificateholder on any amount held in trust by the Trustee as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with this Section 9.01.

                  Immediately following the deposit of funds in trust hereunder in respect of the Certificates, the Trust Fund shall terminate.

                  SECTION 9.02. Additional Termination Requirements.

                  (a) In the event that the Master Servicer purchases all the Mortgage Loans and each REO Property, the Trust Fund shall be terminated in accordance with the following additional requirements (or in connection with the final payment on or other liquidation of the last Mortgage Loan or REO Property remaining in REMIC I, the additional requirement specified in clause (i) below):

                  (i) The Trustee shall specify the first day in the 90-day liquidation period in a statement attached to REMIC I's final Tax Return pursuant to Treasury regulation Section 1.860F-1, and such termination shall satisfy all requirements of a qualified liquidation under Section 860F of the Code and any regulations thereunder, as evidenced by an Opinion of Counsel obtained at the expense of the Master Servicer;

                  (ii) During such 90-day liquidation period, and at or prior to the time of making of the final payment on the Certificates, the Trustee shall sell all of the assets of REMIC I to the Master Servicer for cash; and

                  (iii) At the time of the making of the final payment on the Certificates, the Trustee shall distribute or credit, or cause to be distributed or credited, to the Holders of the Residual Certificates all cash on hand in REMIC I (other than cash retained to meet claims), and the Trust Fund shall terminate at that time.

                  (b) At the expense of the Master Servicer (or in the event of termination under Section 9.01(a)(ii), at the expense of the Trustee), the Trustee shall prepare or cause to be prepared the documentation required in connection with the adoption of a plan of liquidation for each Trust REMIC pursuant to this Section 9.02.

                  (c) By their acceptance of Certificates, the Holders thereof hereby agree to authorize the Trustee to specify the 90-day liquidation period for each Trust REMIC, which authorization shall be binding upon all successor Certificateholders.

                                    ARTICLE X

                                REMIC PROVISIONS

                  SECTION 10.01. REMIC Administration.

                  (a) The Trustee shall elect to treat each Trust REMIC as a REMIC under the Code and, if necessary, under applicable state law. Such election shall be made by the Trustee on Form 1066 or other appropriate federal tax or information return or any appropriate state return for the taxable year ending on the last day of the calendar year in which the Certificates are issued. For the purposes of the REMIC elections in respect of each Trust REMIC, the REMIC I Regular Interests shall be designated as the Regular Interests in REMIC I and the Class R-I Interest shall be designated as the sole class of Residual Interests in REMIC I, the REMIC II Regular Interests shall be designated as the Regular Interests in REMIC II and the Class R-II Interest shall be designated as the sole class of Residual Interests in REMIC II and the Certificates (other than the Class R Certificates) shall be designated as the Regular Interests in REMIC III and the Class R-III Interest shall be designated as the sole class of Residual Interests in REMIC III. The Trustee shall not permit the creation of any "interests" (within the meaning of Section 860G of the Code) in any Trust REMIC other than the interests represented by the Certificates.

                  (b) The Closing Date is hereby designated as the "Startup Day" within the meaning of Section 860G(a)(9) of the Code of each Trust REMIC.

                  (c) The Trustee shall pay out of its own funds, without any right of reimbursement, any and all expenses relating to any tax audit of the Trust Fund (including, but not limited to, any professional fees or any administrative or judicial proceedings with respect to any Trust REMIC that involve the Internal Revenue Service or state tax authorities), other than the expense of obtaining any tax related Opinion of Counsel as specified herein. The Trustee, as agent for each Trust REMIC's tax matters person, shall (i) act on behalf of the Trust Fund in relation to any tax matter or controversy involving any Trust REMIC and (ii) represent the Trust Fund in any administrative or judicial proceeding relating to an examination or audit by any governmental taxing authority with respect thereto. The holder of the largest Percentage Interest of Residual Certificates shall be designated, in the manner provided under Treasury regulations section 1.860F-4(d) and Treasury regulations section 301.6231(a)(7)-1, as the tax matters person of each Trust REMIC. By their acceptance thereof, the holder of the largest Percentage Interest of the Residual Certificates hereby agrees to irrevocably appoint the Trustee or an Affiliate as its agent to perform all of the duties of the tax matters person for the Trust Fund.

                  (d) The Trustee shall prepare, sign and file all of the Tax Returns in respect of each Trust REMIC. The expenses of preparing and filing such returns shall be borne by the Trustee without any right of reimbursement therefor. The Master Servicer shall provide on a timely basis to the Trustee or its designee such information with respect to the assets of the Trust Fund as is in its possession and reasonably required by the Trustee to enable it to perform its obligations under this Article.

                  (e) The Trustee shall perform on behalf of each Trust REMIC all reporting and other tax compliance duties that are the responsibility of such Trust REMIC under the Code, the REMIC Provisions or other compliance guidance issued by the Internal Revenue Service or any state or local taxing authority. Among its other duties, as required by the Code, the REMIC Provisions or other such compliance guidance, the Trustee shall provide (i) to any Transferor of a Residual Certificate such information as is necessary for the application of any tax relating to the transfer of a Residual Certificate to any Person who is not a Permitted Transferee, (ii) to the Certificateholders such information or reports as are required by the Code or the REMIC Provisions including reports relating to interest, original issue discount and market discount or premium (using the Prepayment Assumption as required) and (iii) to the Internal Revenue Service the name, title, address and telephone number of the person who will serve as the representative of each Trust REMIC. The Master Servicer shall provide on a timely basis to the Trustee such information with respect to the assets of the Trust Fund, including, without limitation, the Mortgage Loans, as is in its possession and reasonably required by the Trustee to enable it to perform its obligations under this subsection. In addition, the Depositor shall provide or cause to be provided to the Trustee, within ten (10) days after the Closing Date, all information or data that the Trustee reasonably determines to be relevant for tax purposes as to the valuations and issue prices of the Certificates, including, without limitation, the price, yield, prepayment assumption and projected cash flow of the Certificates.

                  (f) The Master Servicer and the Trustee shall take such action and shall cause each Trust REMIC to take such action as shall be necessary to create or maintain the status thereof as a REMIC under the REMIC Provisions. The Master Servicer and the Trustee shall not take any action, cause the Trust Fund to take any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of any Trust REMIC as a REMIC or (ii) result in the imposition of a tax upon the Trust Fund (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code) (either such event, an "Adverse REMIC Event") unless the Trustee has received an Opinion of Counsel, addressed to the Trustee (at the expense of the party seeking to take such action but in no event at the expense of the Trustee, to the extent the Trustee is taking such action on behalf of the Certificateholders) to the effect that the contemplated action will not, with respect to any Trust REMIC, endanger such status or result in the imposition of such a tax, nor shall the Master Servicer take or fail to take any action (whether or not authorized hereunder) as to which the Trustee has advised it in writing that it has received an Opinion of Counsel to the effect that an Adverse REMIC Event could occur with respect to such action. In addition, prior to taking any action with respect to any Trust REMIC or the respective assets of each, or causing any Trust REMIC to take any action, which is not contemplated under the terms of this Agreement, the Master Servicer will consult with the Trustee or its designee, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur with respect to any Trust REMIC, and the Master Servicer shall not take any such action or cause any Trust REMIC to take any such action as to which the Trustee has advised it in writing that an Adverse REMIC Event could occur. The Trustee may consult with counsel to make such written advice, and the cost of same shall be borne by the party seeking to take the action not permitted by this Agreement, but in no event shall such cost be an expense of the Trustee (to the extent the Trustee is taking such action on behalf of the Certificateholders). At all times as may be required by the Code, the Trustee will ensure that substantially all of the assets of each Trust REMIC will consist of "qualified mortgages" as defined in Section 860G(a)(3) of the Code and "permitted investments" as defined in Section 860G(a)(5) of the Code.

                  (g) In the event that any tax is imposed on "prohibited transactions" of any Trust REMIC as defined in Section 860F(a)(2) of the Code, on the "net income from foreclosure property" of REMIC I as defined in Section 860G(c) of the Code, on any contributions to any Trust REMIC after the Startup Day therefor pursuant to Section 860G(d) of the Code, or any other tax is imposed by the Code or any applicable provisions of state or local tax laws, such tax shall be charged (i) to the Trustee pursuant to Section 10.03 hereof, if such tax arises out of or results from a breach by the Trustee of any of its obligations under this Article X, (ii) to the Master Servicer pursuant to
Section 10.03 hereof, if such tax arises out of or results from a breach by the Master Servicer of any of its obligations under Article III or this Article X, or otherwise (iii) against amounts on deposit in the Distribution Account and shall be paid by withdrawal therefrom.

                  (h) On or before April 15th of each calendar year, commencing April 15, 2005, the Trustee shall deliver to the Master Servicer and each Rating Agency a certificate from a Responsible Officer of the Trustee stating the Trustee's compliance with this Article X (without regard to the actions of any Person other than the Trustee).

                  (i) The Trustee shall, for federal income tax purposes, maintain books and records with respect to each Trust REMIC on a calendar year and on an accrual basis.

                  (j) Following the Startup Day, the Trustee shall not accept any contributions of assets to any Trust REMIC other than in connection with any Qualified Substitute Mortgage Loan delivered in accordance with Section 2.03 unless it shall have received an Opinion of Counsel to the effect that the inclusion of such assets in such Trust REMIC will not cause any Trust REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding or subject any Trust REMIC to any tax under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

                  (k) Neither the Trustee nor the Master Servicer shall enter into any arrangement by which any Trust REMIC will receive a fee or other compensation for services nor permit any Trust REMIC to receive any income from assets other than "qualified mortgages" as defined in Section 860G(a)(3) of the Code or "permitted investments" as defined in Section 860G(a)(5) of the Code.

                  SECTION 10.02. Prohibited Transactions and Activities.

                  None of the Depositor, the Master Servicer or the Trustee shall sell, dispose of or substitute for any of the Mortgage Loans (except in connection with (i) the foreclosure of a Mortgage Loan, including but not limited to, the acquisition or sale of a Mortgaged Property acquired by deed in lieu of foreclosure, (ii) the bankruptcy of any Trust REMIC, (iii) the termination of any Trust REMIC pursuant to Article IX of this Agreement, (iv) a substitution pursuant to Article II of this Agreement or (v) a purchase of Mortgage Loans pursuant to Article II or III of this Agreement), nor acquire any assets for any Trust REMIC (other than REO Property acquired in respect of a defaulted Mortgage Loan), nor sell or dispose of any investments in the Collection Account or the Distribution

Account for gain, nor accept any contributions to any Trust REMIC after the Closing Date (other than a Qualified Substitute Mortgage Loan delivered in accordance with Section 2.03), unless it has received an Opinion of Counsel, addressed to the Trustee (at the expense of the party seeking to cause such sale, disposition, substitution, acquisition or contribution but in no event at the expense of the Trustee, to the extent the Trustee is taking such action on behalf of the Certificateholders) that such sale, disposition, substitution, acquisition or contribution will not (a) affect adversely the status of any Trust REMIC as a REMIC or (b) cause any Trust REMIC to be subject to a tax on "prohibited transactions" or "contributions" pursuant to the REMIC Provisions.

                  SECTION 10.03. Master Servicer and Trustee Indemnification.

                  (a) The Trustee agrees to indemnify the Trust Fund, the Depositor and the Master Servicer for any taxes and costs including, without limitation, any reasonable attorneys fees imposed on or incurred by the Trust Fund, the Depositor or the Master Servicer as a result of a breach of the Trustee's covenants set forth in this Article X.

                  (b) The Master Servicer agrees to indemnify the Trust Fund, the Depositor and the Trustee for any taxes and costs including, without limitation, any reasonable attorneys' fees imposed on or incurred by the Trust Fund, the Depositor or the Trustee, as a result of a breach of the Master Servicer's covenants set forth in this Article X.

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

                  SECTION 11.01. Amendment.

                  This Agreement may be amended from time to time by the Depositor, the Master Servicer and the Trustee without the consent of any of the Certificateholders, (i) to cure any ambiguity or defect, (ii) to correct, modify or supplement any provisions herein (including to give effect to the expectations of Certificateholders), (iii) to amend the provisions of Section
4.07 or (iv) to make any other provisions with respect to matters or questions arising under this Agreement which shall not be inconsistent with the provisions of this Agreement, provided that such action shall not adversely affect in any material respect the interests of any Certificateholder, as evidenced by either
(a) an Opinion of Counsel delivered to the Trustee or (b) written notice from the Rating Agencies that such action will not result in the reduction or withdrawal of the rating of any outstanding Class of Certificates with respect to which it is a Rating Agency. No amendment shall be deemed to adversely affect in any material respect the interests of any Certificateholder who shall have consented thereto, and no Opinion of Counsel shall be required to address the effect of any such amendment on any such consenting Certificateholder.

                  This Agreement may also be amended from time to time by the Depositor, the Master Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interests of the Holders of any Class of Certificates in a manner, other than as described in (i), without the consent of the Holders of Certificates of such Class evidencing at least 66% of the Voting Rights allocated to such Class, or (iii) modify the consents required by the immediately preceding clauses (i) and (ii) without the consent of the Holders of all Certificates then outstanding. Notwithstanding any other provision of this Agreement, for purposes of the giving or withholding of consents pursuant to this Section 11.01, Certificates registered in the name of the Depositor or the Master Servicer or any Affiliate thereof shall be entitled to Voting Rights with respect to matters affecting such Certificates.

                  Notwithstanding any contrary provision of this Agreement, the Trustee shall not consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel to the effect that such amendment will not result in the imposition of any tax on any Trust REMIC pursuant to the REMIC Provisions or cause any Trust REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding.

                  Promptly after the execution of any such amendment the Trustee shall furnish a copy of such amendment to each Certificateholder.

                  It shall not be necessary for the consent of Certificateholders under this Section 11.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

         Nothing in this Agreement shall require the Trustee to enter into an amendment without receiving an Opinion of Counsel (which Opinion shall not be an expense of the Trustee or the Trust Fund) satisfactory to the Trustee that such amendment is permitted and is not prohibited by this Agreement and that all requirements for amending this Agreement have been complied with.

         The cost of any Opinion of Counsel to be delivered pursuant to this
Section 11.01 shall be borne by the Person seeking the related amendment, but in no event shall such Opinion of Counsel be an expense of the Trustee, to the extent the Trustee is taking such action on behalf of the Certificateholders.

                  Notwithstanding the foregoing, the Trustee may, but shall not be obligated to, enter into any amendment pursuant to this Section that affects its rights, duties and immunities under this Agreement or otherwise.

                  SECTION 11.02. Recordation of Agreement; Counterparts.

                  To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer at the expense of the Certificateholders, but only upon direction of the Trustee accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

                  For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

                  SECTION 11.03. Limitation on Rights of Certificateholders.

                  The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust Fund, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

                  No Certificateholder shall have any right to vote (except as expressly provided for herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of any of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

                  No Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless (i) such Holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, as hereinbefore provided, and (ii) the Holders of Certificates entitled to at least 25% of the Voting Rights shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 15 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding. It is understood and intended, and expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatsoever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

                  SECTION 11.04. Governing Law.

                  This Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

                  SECTION 11.05. Notices.

                  All directions, demands and notices hereunder shall be in writing and shall be deemed to have been duly given when received if personally delivered at or mailed by first class mail, postage prepaid, or by express delivery service or delivered in any other manner specified herein, to (a) in the case of the Depositor, 390 Greenwich Street, New York, New York 10013,
Attention: Mortgage Finance Group (telecopy number (212) 723-8604), or such other address or telecopy number as may hereafter be furnished to the Master Servicer and the Trustee in writing by the Depositor, (b) in the case of the Master Servicer, National City Mortgage Co., 3232 Newmark Drive, Miamisburg, OH 45342, Attention: Mary Beth Criswell (telecopy number 937-910-3725), or such other address or telecopy number as may hereafter be furnished to the Trustee and the Depositor in writing by the Master Servicer, and (c) in the case of the Trustee, U.S. Bank National Association, 60 Livingston Avenue, EP-MN-WS3D, St. Paul, Minnesota, 55107-2292, Attention: Structured Finance/CMLTI 2004-NCM1 (telecopy number (651) 495-8090), or such other address or telecopy number as may hereafter be furnished to the Master Servicer and the Depositor in writing by the Trustee. Any notice required or permitted to be given to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given when mailed, whether or not the Certificateholder receives such notice. A copy of any notice required to be telecopied hereunder also shall be mailed to the appropriate party in the manner set forth above.

                  SECTION 11.06. Severability of Provisions.

                  If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

                  SECTION 11.07. Notice to Rating Agency.

                  The Trustee shall use its best efforts promptly to provide notice to the Rating Agency with respect to each of the following of which it has actual knowledge:

                  (a) Any material change or amendment to this Agreement;

                  (b) The occurrence of any Master Servicer Event of Default that has not been cured or waived;

                  (c) The resignation or termination of the Master Servicer or the Trustee;

                  (d) The repurchase or substitution of Mortgage Loans pursuant to or as contemplated by Section 2.03;

                  (e) The final payment to the Holders of any Class of Certificates;

                  (f) Any change in the location of the Collection Account or the Distribution Account;

                  (g) Any event that would result in the inability of the Trustee, were it to succeed as Master Servicer, to make advances regarding delinquent Mortgage Loans; and

                  (h) The filing of any claim under the Master Servicer's blanket bond and errors and omissions insurance policy required by
         Section 3.14 or the cancellation or material modification of coverage under any such instrument.

                  In addition, the Trustee shall promptly furnish to the Rating Agency copies of each report to Certificateholders described in Section 4.02 and the Master Servicer, as required pursuant to Section 3.20 and Section 3.21, shall promptly furnish to the Rating Agency copies of the following:

                  1. Each annual statement as to compliance described in Section 3.20; and

                  2. Each annual independent public accountants' servicing report described in Section 3.21.

                  Any such notice pursuant to this Section 11.07 shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by first class mail, postage prepaid, or by express delivery service to Moody's Investors Service, Inc., 99 Church Street, New York, New York 10007,
Attention: Residential Mortgage Surveillance Group, and Fitch Ratings, One State Street Plaza, New York, New York 10007, or such other addresses as each such Rating Agency may designate in writing to the parties hereto.

                  SECTION 11.08. Article and Section References.

                  All article and section references used in this Agreement, unless otherwise provided, are to articles and sections in this Agreement.

                  SECTION 11.09. Grant of Security Interest.

                  It is the express intent of the parties hereto that the conveyance of the Mortgage Loans by the Depositor to the Trustee be, and be construed as, a sale of the Mortgage Loans by the Depositor and not a pledge of the Mortgage Loans by the Depositor to secure a debt or other obligation of the Depositor. However, in the event that, notwithstanding the aforementioned intent of the parties, the Mortgage Loans are held to be property of the Depositor, then, (a) it is the express intent of the parties that such conveyance be deemed a pledge of the Mortgage Loans by the Depositor to the Trustee to secure a debt or other obligation of the Depositor and (b)(1) this Agreement shall also be deemed to be a security agreement within the meaning of Articles 8 and 9 of the Uniform Commercial Code as in effect from time to time in the State of New York;
(2) the conveyance provided for in Section 2.01 hereof shall be deemed to be a grant by the Depositor to the Trustee of a security interest in all of the Depositor's right, title and interest in and to the Mortgage Loans and all amounts payable to the holders of the Mortgage Loans in accordance with the terms thereof and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including without limitation all amounts, other than investment earnings, from time to time held or invested in the Collection Account and the Distribution Account, whether in the form of cash, instruments, securities or other property; (3) the obligations secured by such security agreement shall be deemed to be all of the Depositor's obligations under this Agreement, including the obligation to provide to the Certificateholders the benefits of this Agreement relating to the Mortgage Loans and the Trust Fund; and (4) notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Trustee for the purpose of perfecting such security interest under applicable law. Accordingly, the Depositor hereby grants to the Trustee a security interest in the Mortgage Loans and all other property described in clause (2) of the preceding sentence, for the purpose of securing to the Trustee the performance by the Depositor of the obligations described in clause (3) of the preceding sentence. Notwithstanding the foregoing, the parties hereto intend the conveyance pursuant to Section 2.01 to be a true, absolute and unconditional sale of the Mortgage Loans and assets constituting the Trust Fund by the Depositor to the Trustee.

                  IN WITNESS WHEREOF, the Depositor, the Master Servicer and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized, in each case as of the day and year first above written.


                                             CITIGROUP MORTGAGE LOAN TRUST INC.,
                                             as Depositor


                                             By: /s/ Matthew R. Bollo
                                                --------------------------------
                                             Name:   Matthew R. Bollo
                                             Title:  Assistant Vice President


                                             NATIONAL CITY MORTGAGE CO.,
                                             as Master Servicer


                                             By: /s/ Kelly C. Johnson
                                                --------------------------------
                                             Name:   Kelly C. Johnson
                                             Title:  Senior Vice President


                                             U.S. BANK NATIONAL
                                             ASSOCIATION, as Trustee


                                             By: /s/ Shannon M. Rantz
                                                --------------------------------
                                             Name:   Shannon M. Rantz
                                             Title:  Vice President

STATE OF NEW YORK                   )
                                    ) ss.:
COUNTY OF NEW YORK                  )


                  On the 29th day of June 2004, before me, a notary public in and for said State, personally appeared Matthew R. Bollo, known to me to be a(n) A.V.P. of Citigroup Mortgage Loan Trust Inc., one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



                                                   /s/ Mansi Desai
                                                 -------------------
                                                    Notary Public

[Notarial Seal]

STATE OF OHIO           )
                        ) ss.:
COUNTY OF MONTGOMERY    )


                  On the 28th day of June 2004, before me, a notary public in and for said State, personally appeared Kelly C. Johnson, known to me to be a Senior Vice President of National City Mortgage Co., one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



                                                          /s/ Doris E. Faris
                                                      ------------------------
                                                            Notary Public

[Notarial Seal]

STATE OF MINNESOTA                  )
                                    ) ss.:
COUNTY OF RAMSEY                    )


                  On the 29th day of June 2004, before me, a notary public in and for said State, personally appeared Shannon M. Rantz, known to me to be a Vice President of U.S. Bank National Association, one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such entity executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



                                                   /s/ Trisha L. Willett
                                                  -----------------------
                                                      Notary Public

[Notarial Seal]

                                   EXHIBIT A-1
                                   -----------

                         FORM OF CLASS IA-1 CERTIFICATE

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").



Series 2004-NCM1                                           Aggregate Certificate Principal Balance of the
                                                           Class IA-1 Certificates as of the Issue Date:
Pass-Through Rate: 5.50% per annum                         $79,594,000.00

Cut-off Date and date of Pooling and                       Denomination: $79,594,000.00
Servicing Agreement: June 1, 2004
                                                           Master Servicer: National City Mortgage Co.
First Distribution Date: July 26, 2004
                                                           Trustee: U.S. Bank National Association
No. 1
                                                           Issue Date: June 29, 2004

                                                           CUSIP: 17307G FP 8

         DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.




                                      A-1-1

                        MORTGAGE PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a portion of a Trust Fund (the "Trust Fund") consisting primarily of a pool of conventional one- to four-family, fixed-rate, first lien mortgage loans (the "Mortgage Loans") formed and sold by

                       CITIGROUP MORTGAGE LOAN TRUST INC.

         THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CITIGROUP MORTGAGE LOAN TRUST INC., THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

                  This certifies that Cede & Co. is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class IA-1 Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class IA-1 Certificates in REMIC I created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Citigroup Mortgage Loan Trust Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Master Servicer and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class IA-1 Certificates on such Distribution Date pursuant to the Agreement.

                  All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trustee in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.

                  This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Pass-Through Certificates of the Series specified on the face hereof (herein called the


                                      A-1-2

"Certificates") and representing a Percentage Interest in the Class of Certificates equal to the denomination specified on the face hereof divided by the aggregate Certificate Principal Balance of the Class of Certificates specified on the face hereof.

                  The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Trustee, and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  The Depositor, the Master Servicer, the Trustee and any agent of the Depositor, the Master Servicer or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trustee nor any such agent shall be affected by notice to the contrary.

                  The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Trustee and required to


                                      A-1-3
be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan and REO Property remaining in REMIC I and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from REMIC I of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from REMIC I all the Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Loans at the time of purchase being less than 5% of the aggregate Stated Principal Bbalance of the Mortgage Loans as of the Cut-off Date.

                  The recitals contained herein shall be taken as statements of the Depositor, and the Trustee assumes no responsibility for their correctness.

                  Unless the certificate of authentication hereon has been executed by the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.




                                      A-1-4

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: June __, 2004


                                            U.S. BANK NATIONAL ASSOCIATION,
                                            as Trustee


                                            By:______________________________
                                                    Authorized Officer



                          CERTIFICATE OF AUTHENTICATION
                          -----------------------------

         This is one of the Certificates referred to in the within-mentioned Agreement.



                                            U.S. BANK NATIONAL ASSOCIATION,
                                            as Trustee


                                            By:______________________________
                                                   Authorized Signatory

                                  ABBREVIATIONS
                                  -------------

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common                   UNIF GIFT MIN ACT - Custodian
                                                                     ---------

TEN ENT - as tenants by the entireties               (Cust) (Minor) under
                                                     Uniform Gifts
JT TEN - as joint tenants with right                              to Minors Act
         if survivorship and not as                               _____________
          tenants in common                                          (State)

         Additional abbreviations may also be used though not in the above list.



                                   ASSIGNMENT
                                   ----------

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee) a Percentage Interest equal to ____% evidenced by the within Mortgage Pass-Through Certificates and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

         I (we) further direct the Trustee to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:
_______________________________________________________________________________
______________________________________________________________________________.

Dated:

                                          _____________________________________
                                          Signature by or on behalf of assignor



                                          _____________________________________
                                          Signature Guaranteed



                                      A-1-6

                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to
_______________________________________________________________________________
_______________________________________________________________ for the account of ___________________________, account number ___________________________, or, if mailed by check, to_________________________________________________________
______________________________________________________________________________.
Applicable statements should be mailed to______________________________________
______________________________________________________________________________.
This information is provided by _________________________________, the assignee named above, or ________________________________________, as its agent.



                                      A-1-7

                                   EXHIBIT A-2
                                   -----------

                         FORM OF CLASS IA-2 CERTIFICATE

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").



Series 2004-NCM1                                           Aggregate Certificate Principal Balance of the
                                                           Class IA-2 Certificates as of the Issue Date:
Pass-Through Rate: 6.50% per annum                         $ 62,176,000.00

Cut-off Date and date of Pooling and                       Denomination: $ 62,176,000.00
Servicing Agreement: June 1, 2004
                                                           Master Servicer: National City Mortgage Co.
First Distribution Date: July 26, 2004
                                                           Trustee: U.S. Bank National Association
No. 1
                                                           Issue Date: July 26, 2004

                                                           CUSIP:17307G FQ 6

         DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.



                                      A-2-1

                        MORTGAGE PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a portion of a Trust Fund (the "Trust Fund") consisting primarily of a pool of conventional one- to four-family, fixed-rate, first lien mortgage loans (the "Mortgage Loans") formed and sold by

                       CITIGROUP MORTGAGE LOAN TRUST INC.

         THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CITIGROUP MORTGAGE LOAN TRUST INC., THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

                  This certifies that Cede & Co. is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class IA-2 Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class IA-2 Certificates in REMIC I created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Citigroup Mortgage Loan Trust Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Master Servicer and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class IA-2 Certificates on such Distribution Date pursuant to the Agreement.

                  All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trustee in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.

                  This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Pass-Through Certificates of the Series specified on the face hereof (herein called the


                                      A-2-2

"Certificates") and representing a Percentage Interest in the Class of Certificates equal to the denomination specified on the face hereof divided by the aggregate Certificate Principal Balance of the Class of Certificates specified on the face hereof.

                  The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  The Depositor, the Master Servicer, the Trustee and any agent of the Depositor, the Master Servicer or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trustee nor any such agent shall be affected by notice to the contrary.

                  The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Trustee and required to


                                      A-2-3
be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan and REO Property remaining in REMIC I and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from REMIC I of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from REMIC I all the Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Loans at the time of purchase being less than 5% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date.

                  The recitals contained herein shall be taken as statements of the Depositor, and the Trustee assumes no responsibility for their correctness.

                  Unless the certificate of authentication hereon has been executed by the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.



                                      A-2-4

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: June __, 2004


                                            U.S. BANK NATIONAL ASSOCIATION,
                                            as Trustee


                                            By:______________________________
                                                    Authorized Officer



                          CERTIFICATE OF AUTHENTICATION
                          -----------------------------

         This is one of the Certificates referred to in the within-mentioned Agreement.


                                            U.S. BANK NATIONAL ASSOCIATION,
                                            as Trustee


                                            By:______________________________
                                                    Authorized Signatory



                                      A-2-5

                                  ABBREVIATIONS
                                  -------------

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common                   UNIF GIFT MIN ACT - Custodian
                                                                     ---------

TEN ENT - as tenants by the entireties               (Cust) (Minor) under
                                                     Uniform Gifts
JT TEN - as joint tenants with right                              to Minors Act
         if survivorship and not as                               _____________
          tenants in common                                          (State)

         Additional abbreviations may also be used though not in the above list.



                                   ASSIGNMENT
                                   ----------

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee) a Percentage Interest equal to ____% evidenced by the within Mortgage Pass-Through Certificates and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

         I (we) further direct the Trustee to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:
_______________________________________________________________________________
______________________________________________________________________________.

Dated:

                                          _____________________________________
                                          Signature by or on behalf of assignor



                                          _____________________________________
                                          Signature Guaranteed



                                      A-2-6

                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to
_______________________________________________________________________________
_______________________________________________________________ for the account of ___________________________, account number ___________________________, or, if mailed by check, to_________________________________________________________
______________________________________________________________________________.
Applicable statements should be mailed to______________________________________
______________________________________________________________________________.
This information is provided by _________________________________, the assignee named above, or ________________________________________, as its agent.



                                      A-2-7

                                   EXHIBIT A-3
                                   -----------

                         FORM OF CLASS IA-3 CERTIFICATE

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").


Series 2004-NCM1                                           Aggregate Certificate Principal Balance of the
                                                           Class IA-3 Certificates as of the Issue Date:
Pass-Through Rate: 6.75% per annum                         $11,105,000.00

Cut-off Date and date of Pooling and
Servicing Agreement: June 1, 2004                          Denomination: $11,105,000.00

First Distribution Date: July 26, 2004                     Master Servicer: National City Mortgage Co.

No. 1                                                      Trustee: U.S. Bank National Association

                                                           Issue Date: June 29, 2004

                                                           CUSIP: 17307G FR 4

         DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.



                                      A-3-1

                        MORTGAGE PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a portion of a Trust Fund (the "Trust Fund") consisting primarily of a pool of conventional one- to four-family, fixed-rate, first lien mortgage loans (the "Mortgage Loans") formed and sold by

                       CITIGROUP MORTGAGE LOAN TRUST INC.

         THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CITIGROUP MORTGAGE LOAN TRUST INC., THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

                  This certifies that Cede & Co. is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class IA-3 Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class IA-3 Certificates in REMIC I created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Citigroup Mortage Loan Trust, Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Master Servicer and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class IA-3 Certificates on such Distribution Date pursuant to the Agreement.

                  All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trustee in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.

                  This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Pass-Through Certificates of the Series specified on the face hereof (herein called the


                                      A-3-2

"Certificates") and representing a Percentage Interest in the Class of Certificates equal to the denomination specified on the face hereof divided by the aggregate Certificate Principal Balance of the Class of Certificates specified on the face hereof.

                  The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  The Depositor, the Master Servicer, the Trustee and any agent of the Depositor, the Master Servicer or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trustee nor any such agent shall be affected by notice to the contrary.

                  The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Trustee and required to


                                      A-3-3
be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan and REO Property remaining in REMIC I and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from REMIC I of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from REMIC I all the Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Loans at the time of purchase being less than 5% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date.

                  The recitals contained herein shall be taken as statements of the Depositor, and the Trustee assumes no responsibility for their correctness.

                  Unless the certificate of authentication hereon has been executed by the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.



                                      A-3-4

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: June __, 2004


                                            U.S. BANK NATIONAL ASSOCIATION,
                                            as Trustee


                                            By:______________________________
                                                    Authorized Officer



                          CERTIFICATE OF AUTHENTICATION
                          -----------------------------

         This is one of the Certificates referred to in the within-mentioned Agreement.


                                            U.S. BANK NATIONAL ASSOCIATION,
                                            as Trustee

                                            By:______________________________
                                                    Authorized Signatory




                                      A-3-5

                                  ABBREVIATIONS
                                  -------------

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common                   UNIF GIFT MIN ACT - Custodian
                                                                     ---------

TEN ENT - as tenants by the entireties               (Cust) (Minor) under
                                                     Uniform Gifts
JT TEN - as joint tenants with right                              to Minors Act
         if survivorship and not as                               _____________
          tenants in common                                          (State)

         Additional abbreviations may also be used though not in the above list.



                                   ASSIGNMENT
                                   ----------

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee) a Percentage Interest equal to ____% evidenced by the within Mortgage Pass-Through Certificates and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

         I (we) further direct the Trustee to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:
_______________________________________________________________________________
______________________________________________________________________________.

Dated:

                                          _____________________________________
                                          Signature by or on behalf of assignor



                                          _____________________________________
                                          Signature Guaranteed



                                      A-3-6

                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to
_______________________________________________________________________________
_______________________________________________________________ for the account of ___________________________, account number ___________________________, or, if mailed by check, to_________________________________________________________
______________________________________________________________________________.
Applicable statements should be mailed to______________________________________
______________________________________________________________________________.
This information is provided by _________________________________, the assignee named above, or ________________________________________, as its agent.



                                      A-3-7

                                   EXHIBIT A-4
                                   -----------

                         FORM OF CLASS IIA-1 CERTIFICATE

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").


Series 2004-NCM1                                           Aggregate Certificate Principal Balance of the
                                                           Class IIA-1 Certificates as of the Issue Date:
Pass-Through Rate: 5.50% per annum                         $126,231,000.00

Cut-off Date and date of Pooling and
Servicing Agreement: June 1, 2004                          Denomination: $126,231,000.00

First Distribution Date: July 26, 2004                     Master Servicer: National City Mortgage Co.

No. 1                                                      Trustee: U.S. Bank National Association

                                                           Issue Date: June 29, 2004

                                                           CUSIP: 17307G FS 2

         DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.



                                      A-4-1

                        MORTGAGE PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a portion of a Trust Fund (the "Trust Fund") consisting primarily of a pool of conventional one- to four-family, fixed-rate, first lien mortgage loans (the "Mortgage Loans") formed and sold by

                       CITIGROUP MORTGAGE LOAN TRUST INC.

         THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CITIGROUP MORTGAGE LOAN TRUST INC., THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

                  This certifies that Cede & Co. is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class IIA-1 Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class IIA-1 Certificates in REMIC I created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Citigroup Mortage Loan Trust, Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Master Servicer and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class IIA-1 Certificates on such Distribution Date pursuant to the Agreement.

                  All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trustee in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.

                  This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Pass-Through Certificates of the Series specified on the face hereof (herein called the


                                      A-4-2

"Certificates") and representing a Percentage Interest in the Class of Certificates equal to the denomination specified on the face hereof divided by the aggregate Certificate Principal Balance of the Class of Certificates specified on the face hereof.

                  The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  The Depositor, the Master Servicer, the Trustee and any agent of the Depositor, the Master Servicer or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trustee nor any such agent shall be affected by notice to the contrary.

                  The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Trustee and required to


                                      A-4-3
be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan and REO Property remaining in REMIC I and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from REMIC I of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from REMIC I all the Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Loans at the time of purchase being less than 5% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date.

                  The recitals contained herein shall be taken as statements of the Depositor, and the Trustee assumes no responsibility for their correctness.

                  Unless the certificate of authentication hereon has been executed by the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.



                                      A-4-4

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: June __, 2004


                                            U.S. BANK NATIONAL ASSOCIATION,
                                            as Trustee


                                            By:______________________________
                                                    Authorized Officer



                          CERTIFICATE OF AUTHENTICATION
                          -----------------------------

         This is one of the Certificates referred to in the within-mentioned Agreement.


                                            U.S. BANK NATIONAL ASSOCIATION,
                                            as Trustee

                                            By:______________________________
                                                   Authorized Signatory



                                      A-4-5

                                  ABBREVIATIONS
                                  -------------

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common                   UNIF GIFT MIN ACT - Custodian
                                                                     ---------

TEN ENT - as tenants by the entireties               (Cust) (Minor) under
                                                     Uniform Gifts
JT TEN - as joint tenants with right                              to Minors Act
         if survivorship and not as                               _____________
          tenants in common                                          (State)

         Additional abbreviations may also be used though not in the above list.



                                   ASSIGNMENT
                                   ----------

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee) a Percentage Interest equal to ____% evidenced by the within Mortgage Pass-Through Certificates and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

         I (we) further direct the Trustee to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:
_______________________________________________________________________________
______________________________________________________________________________.

Dated:

                                          _____________________________________
                                          Signature by or on behalf of assignor



                                          _____________________________________
                                          Signature Guaranteed



                                      A-4-6

                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to
_______________________________________________________________________________
_______________________________________________________________ for the account of ___________________________, account number ___________________________, or, if mailed by check, to_________________________________________________________
______________________________________________________________________________.
Applicable statements should be mailed to______________________________________
______________________________________________________________________________.
This information is provided by _________________________________, the assignee named above, or ________________________________________, as its agent.



                                      A-4-7

                                   EXHIBIT A-5
                                   -----------

                         FORM OF CLASS IIA-2 CERTIFICATE

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").


Series 2004-NCM1                                           Aggregate Certificate Principal Balance of the
                                                           Class IIA-2 Certificates as of the Issue Date:
Pass-Through Rate: 6.00% per annum                         $63,671,000.00

Cut-off Date and date of Pooling and
Servicing Agreement: June 1, 2004                          Denomination: $63,671,000.00

First Distribution Date: July 26, 2004                     Master Servicer: National City Mortgage Co.

No. 1                                                      Trustee: U.S. Bank National Association

                                                           Issue Date: June 29, 2004

                                                           CUSIP: 17307G FT 0

         DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.



                                      A-5-1

                        MORTGAGE PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a portion of a Trust Fund (the "Trust Fund") consisting primarily of a pool of conventional one- to four-family, fixed-rate, first lien mortgage loans (the "Mortgage Loans") formed and sold by

                       CITIGROUP MORTGAGE LOAN TRUST INC.

         THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CITIGROUP MORTGAGE LOAN TRUST INC., THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

                  This certifies that Cede & Co. is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class IIA-2 Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class IIA-2 Certificates in REMIC I created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Citigroup Mortage Loan Trust, Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Master Servicer and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class IIA-2 Certificates on such Distribution Date pursuant to the Agreement.

                  All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trustee in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.

                  This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Pass-Through Certificates of the Series specified on the face hereof (herein called the


                                      A-5-2

"Certificates") and representing a Percentage Interest in the Class of Certificates equal to the denomination specified on the face hereof divided by the aggregate Certificate Principal Balance of the Class of Certificates specified on the face hereof.

                  The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  The Depositor, the Master Servicer, the Trustee and any agent of the Depositor, the Master Servicer or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trustee nor any such agent shall be affected by notice to the contrary.

                  The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Trustee and required to


                                      A-5-3
be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan and REO Property remaining in REMIC I and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from REMIC I of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from REMIC I all the Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Loans at the time of purchase being less than 5% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date.

                  The recitals contained herein shall be taken as statements of the Depositor, and the Trustee assumes no responsibility for their correctness.

                  Unless the certificate of authentication hereon has been executed by the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.



                                      A-5-4

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: June __, 2004


                                            U.S. BANK NATIONAL ASSOCIATION,
                                            as Trustee


                                            By:______________________________
                                                    Authorized Officer



                          CERTIFICATE OF AUTHENTICATION
                          -----------------------------

         This is one of the Certificates referred to in the within-mentioned Agreement.


                                            U.S. BANK NATIONAL ASSOCIATION,
                                            as Trustee

                                            By:______________________________
                                                   Authorized Signatory



                                      A-5-5

                                  ABBREVIATIONS
                                  -------------

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common                   UNIF GIFT MIN ACT - Custodian
                                                                     ---------

TEN ENT - as tenants by the entireties               (Cust) (Minor) under
                                                     Uniform Gifts
JT TEN - as joint tenants with right                              to Minors Act
         if survivorship and not as                               _____________
          tenants in common                                          (State)

         Additional abbreviations may also be used though not in the above list.



                                   ASSIGNMENT
                                   ----------

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee) a Percentage Interest equal to ____% evidenced by the within Mortgage Pass-Through Certificates and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

         I (we) further direct the Trustee to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:
_______________________________________________________________________________
______________________________________________________________________________.

Dated:

                                          _____________________________________
                                          Signature by or on behalf of assignor



                                          _____________________________________
                                          Signature Guaranteed



                                      A-5-6

                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to
_______________________________________________________________________________
_______________________________________________________________ for the account of ___________________________, account number ___________________________, or, if mailed by check, to_________________________________________________________
______________________________________________________________________________.
Applicable statements should be mailed to______________________________________
______________________________________________________________________________.
This information is provided by _________________________________, the assignee named above, or ________________________________________, as its agent.




                                      A-5-7

                                   EXHIBIT A-6
                                   -----------

                         FORM OF CLASS IIA-3 CERTIFICATE

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").


Series 2004-NCM1                                           Aggregate Certificate Principal Balance of the
                                                           Class IIA-3 Certificates as of the Issue Date:
Pass-Through Rate: 6.75% per annum                         $38,164,000.00

Cut-off Date and date of Pooling and
Servicing Agreement: June 1, 2004                          Denomination: $38,164,000.00

First Distribution Date: July 26, 2004                     Master Servicer: National City Mortgage Co.

No. 1                                                      Trustee: U.S. Bank National Association

                                                           Issue Date: June 29, 2004

                                                           CUSIP: 17307G FU 7

         DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.



                                      A-6-1

                        MORTGAGE PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a portion of a Trust Fund (the "Trust Fund") consisting primarily of a pool of conventional one- to four-family, fixed-rate, first lien mortgage loans (the "Mortgage Loans") formed and sold by

                       CITIGROUP MORTGAGE LOAN TRUST INC.

         THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CITIGROUP MORTGAGE LOAN TRUST INC., THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

                  This certifies that Cede & Co. is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class IIA-3 Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class IIA-3 Certificates in REMIC I created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Citigroup Mortage Loan Trust, Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Master Servicer and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class IIA-3 Certificates on such Distribution Date pursuant to the Agreement.

                  All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trustee in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.

                  This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Pass-Through Certificates of the Series specified on the face hereof (herein called the


                                      A-6-2

"Certificates") and representing a Percentage Interest in the Class of Certificates equal to the denomination specified on the face hereof divided by the aggregate Certificate Principal Balance of the Class of Certificates specified on the face hereof.

                  The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  The Depositor, the Master Servicer, the Trustee and any agent of the Depositor, the Master Servicer or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trustee nor any such agent shall be affected by notice to the contrary.

                  The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Trustee and required to


                                      A-6-3
be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan and REO Property remaining in REMIC I and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from REMIC I of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from REMIC I all the Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Loans at the time of purchase being less than 5% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date.

                  The recitals contained herein shall be taken as statements of the Depositor, and the Trustee assumes no responsibility for their correctness.

                  Unless the certificate of authentication hereon has been executed by the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.



                                      A-6-4

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: June __, 2004


                                            U.S. BANK NATIONAL ASSOCIATION,
                                            as Trustee


                                            By:______________________________
                                                    Authorized Officer



                          CERTIFICATE OF AUTHENTICATION
                          -----------------------------

         This is one of the Certificates referred to in the within-mentioned Agreement.


                                            U.S. BANK NATIONAL ASSOCIATION,
                                            as Trustee

                                            By:______________________________
                                                   Authorized Signatory



                                      A-6-5

                                  ABBREVIATIONS
                                  -------------

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common                   UNIF GIFT MIN ACT - Custodian
                                                                     ---------

TEN ENT - as tenants by the entireties               (Cust) (Minor) under
                                                     Uniform Gifts
JT TEN - as joint tenants with right                              to Minors Act
         if survivorship and not as                               _____________
          tenants in common                                          (State)

         Additional abbreviations may also be used though not in the above list.



                                   ASSIGNMENT
                                   ----------

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee) a Percentage Interest equal to ____% evidenced by the within Mortgage Pass-Through Certificates and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

         I (we) further direct the Trustee to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:
_______________________________________________________________________________
______________________________________________________________________________.

Dated:

                                          _____________________________________
                                          Signature by or on behalf of assignor



                                          _____________________________________
                                          Signature Guaranteed



                                      A-6-6

                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to
_______________________________________________________________________________
_______________________________________________________________ for the account of ___________________________, account number ___________________________, or, if mailed by check, to_________________________________________________________
______________________________________________________________________________.
Applicable statements should be mailed to______________________________________
______________________________________________________________________________.
This information is provided by _________________________________, the assignee named above, or ________________________________________, as its agent.



                                      A-6-7

                                   EXHIBIT A-7
                                   -----------

                        FORM OF CLASS IIIA-1 CERTIFICATE

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").


Series 2004-NCM1                                           Aggregate Certificate Principal Balance of the
                                                           Class IIIA-1 Certificates as of the Issue Date:
Pass-Through Rate: 5.00% per annum                         $43,432,000.00

Cut-off Date and date of Pooling and
Servicing Agreement: June 1, 2004                          Denomination: $43,432,000.00

First Distribution Date: July 26, 2004                     Master Servicer: National City Mortgage Co.

No. 1                                                      Trustee: U.S. Bank National Association

                                                           Issue Date: June 29, 2004

                                                           CUSIP: 17307G FV 5

         DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.



                                      A-7-1

                        MORTGAGE PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a portion of a Trust Fund (the "Trust Fund") consisting primarily of a pool of conventional one- to four-family, fixed-rate, first lien mortgage loans (the "Mortgage Loans") formed and sold by

                       CITIGROUP MORTGAGE LOAN TRUST INC.

         THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CITIGROUP MORTGAGE LOAN TRUST INC., THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

                  This certifies that Cede & Co. is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class IIIA-1 Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class IIIA-1 Certificates in REMIC I created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Citigroup Mortage Loan Trust, Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Master Servicer and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class IIIA-1 Certificates on such Distribution Date pursuant to the Agreement.

                  All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trustee in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.

                  This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Pass-Through Certificates of the Series specified on the face hereof (herein called the



                                      A-7-2

"Certificates") and representing a Percentage Interest in the Class of Certificates equal to the denomination specified on the face hereof divided by the aggregate Certificate Principal Balance of the Class of Certificates specified on the face hereof.

                  The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  The Depositor, the Master Servicer, the Trustee and any agent of the Depositor, the Master Servicer or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trustee nor any such agent shall be affected by notice to the contrary.

                  The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Trustee and required to



                                      A-7-3
be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan and REO Property remaining in REMIC I and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from REMIC I of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from REMIC I all the Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Loans at the time of purchase being less than 5% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date.

                  The recitals contained herein shall be taken as statements of the Depositor, and the Trustee assumes no responsibility for their correctness.

                  Unless the certificate of authentication hereon has been executed by the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.



                                      A-7-4

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: June __, 2004


                                            U.S. BANK NATIONAL ASSOCIATION,
                                            as Trustee


                                            By:______________________________
                                                    Authorized Officer



                          CERTIFICATE OF AUTHENTICATION
                          -----------------------------

         This is one of the Certificates referred to in the within-mentioned Agreement.


                                            U.S. BANK NATIONAL ASSOCIATION,
                                            as Trustee

                                            By:______________________________
                                                   Authorized Signatory




                                      A-7-5

                                  ABBREVIATIONS
                                  -------------

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common                   UNIF GIFT MIN ACT - Custodian
                                                                     ---------

TEN ENT - as tenants by the entireties               (Cust) (Minor) under
                                                     Uniform Gifts
JT TEN - as joint tenants with right                              to Minors Act
         if survivorship and not as                               _____________
          tenants in common                                          (State)

         Additional abbreviations may also be used though not in the above list.



                                   ASSIGNMENT
                                   ----------

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee) a Percentage Interest equal to ____% evidenced by the within Mortgage Pass-Through Certificates and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

         I (we) further direct the Trustee to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:
_______________________________________________________________________________
______________________________________________________________________________.

Dated:

                                          _____________________________________
                                          Signature by or on behalf of assignor



                                          _____________________________________
                                          Signature Guaranteed



                                      A-7-6

                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to
_______________________________________________________________________________
_______________________________________________________________ for the account of ___________________________, account number ___________________________, or, if mailed by check, to_________________________________________________________
______________________________________________________________________________.
Applicable statements should be mailed to______________________________________
______________________________________________________________________________.
This information is provided by _________________________________, the assignee named above, or ________________________________________, as its agent.




                                      A-7-7

                                   EXHIBIT A-8
                                   -----------

                        FORM OF CLASS IIIA-2 CERTIFICATE

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").


Series 2004-NCM1                                           Aggregate Certificate Principal Balance of the
                                                           Class IIIA-2 Certificates as of the Issue Date:
Pass-Through Rate: 5.75% per annum                         $14,138,000.00

Cut-off Date and date of Pooling and
Servicing Agreement: June 1, 2004                          Denomination: $14,138,000.00

First Distribution Date: July 26, 2004                     Master Servicer: National City Mortgage Co.

No. 1                                                      Trustee: U.S. Bank National Association

                                                           Issue Date: June 29, 2004

                                                           CUSIP: 17307G FW 3

         DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.



                                      A-8-1

                        MORTGAGE PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a portion of a Trust Fund (the "Trust Fund") consisting primarily of a pool of conventional one- to four-family, fixed-rate, first lien mortgage loans (the "Mortgage Loans") formed and sold by

                       CITIGROUP MORTGAGE LOAN TRUST INC.

         THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CITIGROUP MORTGAGE LOAN TRUST INC., THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

                  This certifies that Cede & Co. is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class IIIA-2 Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class IIIA-2 Certificates in REMIC I created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Citigroup Mortage Loan Trust, Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Master Servicer and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class IIIA-2 Certificates on such Distribution Date pursuant to the Agreement.

                  All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trustee in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.

                  This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Pass-Through Certificates of the Series specified on the face hereof (herein called the



                                      A-8-2

"Certificates") and representing a Percentage Interest in the Class of Certificates equal to the denomination specified on the face hereof divided by the aggregate Certificate Principal Balance of the Class of Certificates specified on the face hereof.

                  The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  The Depositor, the Master Servicer, the Trustee and any agent of the Depositor, the Master Servicer or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trustee nor any such agent shall be affected by notice to the contrary.

                  The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Trustee and required to


                                      A-8-3
be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan and REO Property remaining in REMIC I and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from REMIC I of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from REMIC I all the Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Loans at the time of purchase being less than 5% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date.

                  The recitals contained herein shall be taken as statements of the Depositor, and the Trustee assumes no responsibility for their correctness.

                  Unless the certificate of authentication hereon has been executed by the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.



                                      A-8-4

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: June __, 2004


                                            U.S. BANK NATIONAL ASSOCIATION,
                                            as Trustee


                                            By:______________________________
                                                     Authorized Officer



                          CERTIFICATE OF AUTHENTICATION
                          -----------------------------

         This is one of the Certificates referred to in the within-mentioned Agreement.


                                            U.S. BANK NATIONAL ASSOCIATION,
                                            as Trustee

                                            By:______________________________
                                                   Authorized Signatory



                                      A-8-5

                                  ABBREVIATIONS
                                  -------------

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common                   UNIF GIFT MIN ACT - Custodian
                                                                     ---------

TEN ENT - as tenants by the entireties               (Cust) (Minor) under
                                                     Uniform Gifts
JT TEN - as joint tenants with right                              to Minors Act
         if survivorship and not as                               _____________
          tenants in common                                          (State)

         Additional abbreviations may also be used though not in the above list.



                                   ASSIGNMENT
                                   ----------

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee) a Percentage Interest equal to ____% evidenced by the within Mortgage Pass-Through Certificates and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

         I (we) further direct the Trustee to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:
_______________________________________________________________________________
______________________________________________________________________________.

Dated:

                                          _____________________________________
                                          Signature by or on behalf of assignor



                                          _____________________________________
                                          Signature Guaranteed



                                      A-8-6

                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to
_______________________________________________________________________________
_______________________________________________________________ for the account of ___________________________, account number ___________________________, or, if mailed by check, to_________________________________________________________
______________________________________________________________________________.
Applicable statements should be mailed to______________________________________
______________________________________________________________________________.
This information is provided by _________________________________, the assignee named above, or ________________________________________, as its agent.



                                      A-8-7

                                   EXHIBIT A-9
                                   -----------

                         FORM OF CLASS IVA-1 CERTIFICATE

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").


Series 2004-NCM1                                           Aggregate Certificate Principal Balance of the
                                                           Class IVA-1 Certificates as of the Issue Date:
Pass-Through Rate: 6.75% per annum                         $13,656,000.00

Cut-off Date and date of Pooling and
Servicing Agreement: June 1, 2004                          Denomination: $13,656,000.00

First Distribution Date: July 26, 2004                     Master Servicer: National City Mortgage Co.

No. 1                                                      Trustee: U.S. Bank National Association

                                                           Issue Date: June 29, 2004

                                                           CUSIP: 17307G FX 1

         DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.



                                      A-9-1

                        MORTGAGE PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a portion of a Trust Fund (the "Trust Fund") consisting primarily of a pool of conventional one- to four-family, fixed-rate, first lien mortgage loans (the "Mortgage Loans") formed and sold by

                       CITIGROUP MORTGAGE LOAN TRUST INC.

         THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CITIGROUP MORTGAGE LOAN TRUST INC., THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

                  This certifies that Cede & Co. is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class IVA-1 Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class IVA-1 Certificates in REMIC I created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Citigroup Mortage Loan Trust, Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Master Servicer and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class IVA-1 Certificates on such Distribution Date pursuant to the Agreement.

                  All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trustee in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.

                  This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Pass-Through Certificates of the Series specified on the face hereof (herein called the


                                      A-9-2

"Certificates") and representing a Percentage Interest in the Class of Certificates equal to the denomination specified on the face hereof divided by the aggregate Certificate Principal Balance of the Class of Certificates specified on the face hereof.

                  The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  The Depositor, the Master Servicer, the Trustee and any agent of the Depositor, the Master Servicer or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trustee nor any such agent shall be affected by notice to the contrary.

                  The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Trustee and required to



                                      A-9-3
be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan and REO Property remaining in REMIC I and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from REMIC I of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from REMIC I all the Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Loans at the time of purchase being less than 5% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date.

                  The recitals contained herein shall be taken as statements of the Depositor, and the Trustee assumes no responsibility for their correctness.

                  Unless the certificate of authentication hereon has been executed by the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.



                                      A-9-4

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: June __, 2004


                                            U.S. BANK NATIONAL ASSOCIATION,
                                            as Trustee


                                            By:______________________________
                                                    Authorized Officer



                          CERTIFICATE OF AUTHENTICATION
                          -----------------------------

         This is one of the Certificates referred to in the within-mentioned Agreement.


                                            U.S. BANK NATIONAL ASSOCIATION,
                                            as Trustee

                                            By:______________________________
                                                    Authorized Signatory




                                      A-9-5

                                  ABBREVIATIONS
                                  -------------

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common                   UNIF GIFT MIN ACT - Custodian
                                                                     ---------

TEN ENT - as tenants by the entireties               (Cust) (Minor) under
                                                     Uniform Gifts
JT TEN - as joint tenants with right                              to Minors Act
         if survivorship and not as                               _____________
          tenants in common                                          (State)

         Additional abbreviations may also be used though not in the above list.



                                   ASSIGNMENT
                                   ----------

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee) a Percentage Interest equal to ____% evidenced by the within Mortgage Pass-Through Certificates and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

         I (we) further direct the Trustee to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:
_______________________________________________________________________________
______________________________________________________________________________.

Dated:

                                          _____________________________________
                                          Signature by or on behalf of assignor



                                          _____________________________________
                                          Signature Guaranteed



                                      A-9-6

                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to
_______________________________________________________________________________
_______________________________________________________________ for the account of ___________________________, account number ___________________________, or, if mailed by check, to_________________________________________________________
______________________________________________________________________________.
Applicable statements should be mailed to______________________________________
______________________________________________________________________________.
This information is provided by _________________________________, the assignee named above, or ________________________________________, as its agent.



                                      A-9-7

                                  EXHIBIT A-10
                                  ------------

                         FORM OF CLASS XS-1 CERTIFICATE

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").



Series 2004-NCM1                                           Initial Notional Amount of the Class XS-1
                                                           Certificates as of the Issue Date:
Pass-Through Rate: 6.75% per annum                         $159,179.30

Cut-off Date and date of Pooling and
Servicing Agreement: June 1, 2004                          Denomination: $159,179.30

First Distribution Date: July 26, 2004                     Master Servicer: National City Mortgage Co.

No. 1                                                      Trustee: U.S. Bank National Association

                                                           Issue Date: June 29, 2004

                                                           CUSIP: 17307G FY 9



                                     A-10-1

                        MORTGAGE PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a portion of a Trust Fund (the "Trust Fund") consisting primarily of a pool of conventional one- to four-family, fixed-rate, first lien mortgage loans (the "Mortgage Loans") formed and sold by

                        CITIGROUP MORTAGE LOAN TRUST INC.

         THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CITIGROUP MORTAGE LOAN TRUST INC., THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

                  This certifies that Cede & Co. is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Notional Amount of the Class XS-1 Certificates as of the Issue
Date) in that certain beneficial ownership interest evidenced by all the Class XS-1 Certificates in REMIC I created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Citigroup Mortgage Loan Trust Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Master Servicer and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class XS-1 Certificates on such Distribution Date pursuant to the Agreement.

                  All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trustee in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.



                                     A-10-2

                  This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Pass-Through Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class of Certificates equal to the denomination specified on the face hereof divided by the aggregate Notional Amount of the Class of Certificates specified on the face hereof.

                  The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  The Depositor, the Master Servicer, the Trustee and any agent of the Depositor, the Master Servicer or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trustee nor any such agent shall be affected by notice to the contrary.



                                     A-10-3

                  The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan and REO Property remaining in REMIC I and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from REMIC I of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from REMIC I all the Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Loans at the time of purchase being less than 5% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date.

                  The recitals contained herein shall be taken as statements of the Depositor, and the Trustee assumes no responsibility for their correctness.

                  Unless the certificate of authentication hereon has been executed by the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.



                                     A-10-4

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: June __, 2004


                                            U.S. BANK NATIONAL ASSOCIATION,
                                            as Trustee


                                            By:______________________________
                                                    Authorized Officer



                          CERTIFICATE OF AUTHENTICATION
                          -----------------------------

         This is one of the Certificates referred to in the within-mentioned Agreement.


                                            U.S. BANK NATIONAL ASSOCIATION,
                                            as Trustee


                                            By:______________________________
                                                    Authorized Signatory

                                  ABBREVIATIONS
                                  -------------

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common                   UNIF GIFT MIN ACT - Custodian
                                                                     ---------

TEN ENT - as tenants by the entireties               (Cust) (Minor) under
                                                     Uniform Gifts
JT TEN - as joint tenants with right                              to Minors Act
         if survivorship and not as                               _____________
          tenants in common                                          (State)

         Additional abbreviations may also be used though not in the above list.



                                   ASSIGNMENT
                                   ----------

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee) a Percentage Interest equal to ____% evidenced by the within Mortgage Pass-Through Certificates and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

         I (we) further direct the Trustee to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:
_______________________________________________________________________________
______________________________________________________________________________.

Dated:

                                          _____________________________________
                                          Signature by or on behalf of assignor



                                          _____________________________________
                                          Signature Guaranteed



                                     A-10-6

                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to
_______________________________________________________________________________
_______________________________________________________________ for the account of ___________________________, account number ___________________________, or, if mailed by check, to_________________________________________________________
______________________________________________________________________________.
Applicable statements should be mailed to______________________________________
______________________________________________________________________________.
This information is provided by _________________________________, the assignee named above, or ________________________________________, as its agent.



                                     A-10-7

                                  EXHIBIT A-11
                                  ------------

                         FORM OF CLASS XS-2 CERTIFICATE

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").


Series 2004-NCM1                                           Initial Notional Amount of the Class XS-2
                                                           Certificates as of the Issue Date:
Pass-Through Rate: 6.75% per annum                         $571,138.32

Cut-off Date and date of Pooling and                       Denomination: $571,138.32
Servicing Agreement: June 1, 2004
                                                           Master Servicer: National City Mortgage Co.
First Distribution Date: July 26, 2004
                                                           Trustee: U.S. Bank National Association
No. 1
                                                           Issue Date: June 29, 2004

                                                           CUSIP: 17307G FZ 6



                                     A-11-1

                        MORTGAGE PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a portion of a Trust Fund (the "Trust Fund") consisting primarily of a pool of conventional one- to four-family, fixed-rate, first lien mortgage loans (the "Mortgage Loans") formed and sold by

                       Citigroup Mortgage Loan Trust Inc.

         THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CITIGROUP MORTGAGE LOAN TRUST INC., THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

                  This certifies that Cede & Co. is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Notional Amount of the Class XS-2 Certificates as of the Issue
Date) in that certain beneficial ownership interest evidenced by all the Class XS-2 Certificates in REMIC I created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Citigroup Mortgage Loan Trust Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Master Servicer and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class XS-2 Certificates on such Distribution Date pursuant to the Agreement.

                  All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trustee in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.

                  This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Pass-Through Certificates of the Series specified on the face hereof (herein called the


                                     A-11-2

"Certificates") and representing a Percentage Interest in the Class of Certificates equal to the denomination specified on the face hereof divided by the aggregate Notional Amount of the Class of Certificates specified on the face hereof.

                  The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  The Depositor, the Master Servicer, the Trustee and any agent of the Depositor, the Master Servicer or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trustee nor any such agent shall be affected by notice to the contrary.

                  The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Trustee and required to



                                     A-11-3
be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan and REO Property remaining in REMIC I and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from REMIC I of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from REMIC I all the Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Loans at the time of purchase being less than 5% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date.

                  The recitals contained herein shall be taken as statements of the Depositor, and the Trustee assumes no responsibility for their correctness.

                  Unless the certificate of authentication hereon has been executed by the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.



                                     A-11-4

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: June __, 2004


                                            U.S. BANK NATIONAL ASSOCIATION,
                                            as Trustee


                                            By:______________________________
                                                     Authorized Officer



                          CERTIFICATE OF AUTHENTICATION
                          -----------------------------

         This is one of the Certificates referred to in the within-mentioned Agreement.


                                            U.S. BANK NATIONAL ASSOCIATION,
                                            as Trustee

                                            By:______________________________
                                                    Authorized Signatory




                                     A-11-5

                                  ABBREVIATIONS
                                  -------------

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common                   UNIF GIFT MIN ACT - Custodian
                                                                     ---------

TEN ENT - as tenants by the entireties               (Cust) (Minor) under
                                                     Uniform Gifts
JT TEN - as joint tenants with right                              to Minors Act
         if survivorship and not as                               _____________
          tenants in common                                          (State)

         Additional abbreviations may also be used though not in the above list.



                                   ASSIGNMENT
                                   ----------

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee) a Percentage Interest equal to ____% evidenced by the within Mortgage Pass-Through Certificates and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

         I (we) further direct the Trustee to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:
_______________________________________________________________________________
______________________________________________________________________________.

Dated:

                                          _____________________________________
                                          Signature by or on behalf of assignor



                                          _____________________________________
                                          Signature Guaranteed



                                     A-11-6

                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to
_______________________________________________________________________________
_______________________________________________________________ for the account of ___________________________, account number ___________________________, or, if mailed by check, to_________________________________________________________
______________________________________________________________________________.
Applicable statements should be mailed to______________________________________
______________________________________________________________________________.
This information is provided by _________________________________, the assignee named above, or ________________________________________, as its agent.



                                     A-11-7

                                  EXHIBIT A-12
                                  ------------

                         FORM OF CLASS XS-3 CERTIFICATE

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").


Series 2004-NCM1                                           Initial Notional Amount of the Class XS-3
                                                           Certificates as of the Issue Date: $125,705.23
Pass-Through Rate: 5.75% per annum
                                                           Denomination: $125,705.23
Cut-off Date and date of Pooling and
Servicing Agreement: June 1, 2004                          Master Servicer: National City Mortgage Co.

First Distribution Date: July 26, 2004                     Trustee: U.S. Bank National Association

No. 1                                                      Issue Date: June 29, 2004

                                                           CUSIP: 17307G GA 0



                                     A-12-1

                        MORTGAGE PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a portion of a Trust Fund (the "Trust Fund") consisting primarily of a pool of conventional one- to four-family, fixed-rate, first lien mortgage loans (the "Mortgage Loans") formed and sold by

                       CITIGROUP MORTGAGE LOAN TRUST INC.

         THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CITIGROUP MORTGAGE LOAN TRUST INC., THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

                  This certifies that Cede & Co. is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Notional Amount of the Class XS-3 Certificates as of the Issue
Date) in that certain beneficial ownership interest evidenced by all the Class XS-3 Certificates in REMIC I created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Citigroup Mortgage Loan Trust Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Master Servicer and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class XS-3 Certificates on such Distribution Date pursuant to the Agreement.

                  All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trustee in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.

                  This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Pass-Through Certificates of the Series specified on the face hereof (herein called the



                                     A-12-2

"Certificates") and representing a Percentage Interest in the Class of Certificates equal to the denomination specified on the face hereof divided by the aggregate Notional Amount of the Class of Certificates specified on the face hereof.

                  The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  The Depositor, the Master Servicer, the Trustee and any agent of the Depositor, the Master Servicer or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trustee nor any such agent shall be affected by notice to the contrary.

                  The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Trustee and required to



                                     A-12-3
be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan and REO Property remaining in REMIC I and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from REMIC I of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from REMIC I all the Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Loans at the time of purchase being less than 5% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date.

                  The recitals contained herein shall be taken as statements of the Depositor, and the Trustee assumes no responsibility for their correctness.

                  Unless the certificate of authentication hereon has been executed by the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.



                                     A-12-4

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: June __, 2004


                                            U.S. BANK NATIONAL ASSOCIATION,
                                            as Trustee


                                            By:______________________________
                                                     Authorized Officer



                          CERTIFICATE OF AUTHENTICATION
                          -----------------------------

         This is one of the Certificates referred to in the within-mentioned Agreement.


                                            U.S. BANK NATIONAL ASSOCIATION,
                                            as Trustee


                                            By:______________________________
                                                   Authorized Signatory



                                     A-12-5

                                  ABBREVIATIONS
                                  -------------

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common                   UNIF GIFT MIN ACT - Custodian
                                                                     ---------

TEN ENT - as tenants by the entireties               (Cust) (Minor) under
                                                     Uniform Gifts
JT TEN - as joint tenants with right                              to Minors Act
         if survivorship and not as                               _____________
          tenants in common                                          (State)

         Additional abbreviations may also be used though not in the above list.



                                   ASSIGNMENT
                                   ----------

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee) a Percentage Interest equal to ____% evidenced by the within Mortgage Pass-Through Certificates and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

         I (we) further direct the Trustee to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:
_______________________________________________________________________________
______________________________________________________________________________.

Dated:

                                          _____________________________________
                                          Signature by or on behalf of assignor



                                          _____________________________________
                                          Signature Guaranteed



                                     A-12-6

                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to
_______________________________________________________________________________
_______________________________________________________________ for the account of ___________________________, account number ___________________________, or, if mailed by check, to_________________________________________________________
______________________________________________________________________________.
Applicable statements should be mailed to______________________________________
______________________________________________________________________________.
This information is provided by _________________________________, the assignee named above, or ________________________________________, as its agent.



                                     A-12-7

                                  EXHIBIT A-13
                                  ------------

                         FORM OF CLASS XS-4 CERTIFICATE

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").


Series 2004-NCM1                                           Initial Notional Amount of the Class XS-4
                                                           Certificates as of the Issue Date: $240,856.81
Pass-Through Rate: 6.75% per annum
                                                           Denomination: $240,856.81
Cut-off Date and date of Pooling and
Servicing Agreement: June 1, 2004                          Master Servicer: National City Mortgage Co.

First Distribution Date: July 26, 2004                     Trustee: U.S. Bank National Association

No. 1                                                      Issue Date: June 29, 2004

                                                           CUSIP: 17307G GB 8



                                     A-13-1

                        MORTGAGE PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a portion of a Trust Fund (the "Trust Fund") consisting primarily of a pool of conventional one- to four-family, fixed-rate, first lien mortgage loans (the "Mortgage Loans") formed and sold by

                       CITIGROUP MORTGAGE LOAN TRUST INC.

         THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CITIGROUP MORTGAGE LOAN TRUST INC., THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

                  This certifies that Cede & Co. is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Notional Amount of the Class XS-4 Certificates as of the Issue
Date) in that certain beneficial ownership interest evidenced by all the Class XS-4 Certificates in REMIC I created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Citigroup Mortgage Loan Trust Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Master Servicer and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class XS-4 Certificates on such Distribution Date pursuant to the Agreement.

                  All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trustee in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.

                  This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Pass-Through Certificates of the Series specified on the face hereof (herein called the


                                     A-13-2

"Certificates") and representing a Percentage Interest in the Class of Certificates equal to the denomination specified on the face hereof divided by the aggregate Notional Amount of the Class of Certificates specified on the face hereof.

                  The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  The Depositor, the Master Servicer, the Trustee and any agent of the Depositor, the Master Servicer or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trustee nor any such agent shall be affected by notice to the contrary.

                  The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Trustee and required to


                                     A-13-3
be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan and REO Property remaining in REMIC I and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from REMIC I of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from REMIC I all the Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Loans at the time of purchase being less than 5% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date.

                  The recitals contained herein shall be taken as statements of the Depositor, and the Trustee assumes no responsibility for their correctness.

                  Unless the certificate of authentication hereon has been executed by the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.



                                     A-13-4

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: June __, 2004


                                            U.S. BANK NATIONAL ASSOCIATION,
                                            as Trustee


                                            By:______________________________
                                                    Authorized Officer



                          CERTIFICATE OF AUTHENTICATION
                          -----------------------------

         This is one of the Certificates referred to in the within-mentioned Agreement.


                                            U.S. BANK NATIONAL ASSOCIATION,
                                            as Trustee


                                            By:______________________________
                                                   Authorized Signatory



                                     A-13-5

                                  ABBREVIATIONS
                                  -------------

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common                   UNIF GIFT MIN ACT - Custodian
                                                                     ---------

TEN ENT - as tenants by the entireties               (Cust) (Minor) under
                                                     Uniform Gifts
JT TEN - as joint tenants with right                              to Minors Act
         if survivorship and not as                               _____________
          tenants in common                                          (State)

         Additional abbreviations may also be used though not in the above list.



                                   ASSIGNMENT
                                   ----------

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee) a Percentage Interest equal to ____% evidenced by the within Mortgage Pass-Through Certificates and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

         I (we) further direct the Trustee to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:
_______________________________________________________________________________
______________________________________________________________________________.

Dated:

                                          _____________________________________
                                          Signature by or on behalf of assignor



                                          _____________________________________
                                          Signature Guaranteed



                                     A-13-6

                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to
_______________________________________________________________________________
_______________________________________________________________ for the account of ___________________________, account number ___________________________, or, if mailed by check, to_________________________________________________________
______________________________________________________________________________.
Applicable statements should be mailed to______________________________________
______________________________________________________________________________.
This information is provided by _________________________________, the assignee named above, or ________________________________________, as its agent.



                                     A-13-7

                                  EXHIBIT A-14
                                  ------------

                         FORM OF CLASS PO-1 CERTIFICATE

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").


Series 2004-NCM1                                           Aggregate Certificate Principal Balance of the
                                                           Class PO-1 Certificates as of the Issue Date:
Cut-off Date and date of Pooling and                       $820,853.09
Servicing Agreement: June 1, 2004
                                                           Denomination: $820,853.09
First Distribution Date: July 26, 2004
                                                           Master Servicer: National City Mortgage Co.
No. 1
                                                           Trustee: U.S. Bank National Association

                                                           Issue Date: June 29, 2004

                                                           CUSIP: 17307G GC 6


         DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.


                                     A-14-1

                        MORTGAGE PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a portion of a Trust Fund (the "Trust Fund") consisting primarily of a pool of conventional one- to four-family, fixed-rate, first lien mortgage loans (the "Mortgage Loans") formed and sold by

                       CITIGROUP MORTGAGE LOAN TRUST INC.

         THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CITIGROUP MORTGAGE LOAN TRUST INC., THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

                  This certifies that Cede & Co. is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class PO-1 Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class PO-1 Certificates in REMIC I created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Citigroup Mortgage Loan Trust Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Master Servicer and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class PO-1 Certificates on such Distribution Date pursuant to the Agreement.

                  All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trustee in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.

                  This Certificate does not have a Pass-Through Rate and is not entitled to any distributions of interest.


                                     A-14-2

                  This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Pass-Through Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class of Certificates equal to the denomination specified on the face hereof divided by the aggregate Certificate Principal Balance of the Class of Certificates specified on the face hereof.

                  The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  The Depositor, the Master Servicer, the Trustee and any agent of the Depositor, the Master Servicer or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trustee nor any such agent shall be affected by notice to the contrary.



                                     A-14-3

                  The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan and REO Property remaining in REMIC I and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from REMIC I of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from REMIC I all the Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Loans at the time of purchase being less than 5% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date.

                  The recitals contained herein shall be taken as statements of the Depositor, and the Trustee assumes no responsibility for their correctness.

                  Unless the certificate of authentication hereon has been executed by the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.


                                     A-14-4

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: June __, 2004


                                            U.S. Bank National Association,
                                            as Trustee


                                            By:______________________________
                                                    Authorized Officer



                          CERTIFICATE OF AUTHENTICATION
                          -----------------------------

         This is one of the Certificates referred to in the within-mentioned Agreement.


                                            U.S. Bank National Association,
                                            as Trustee


                                            By:______________________________
                                                   Authorized Signatory



                                     A-14-5

                                  ABBREVIATIONS
                                  -------------

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common                   UNIF GIFT MIN ACT - Custodian
                                                                     ---------

TEN ENT - as tenants by the entireties               (Cust) (Minor) under
                                                     Uniform Gifts
JT TEN - as joint tenants with right                              to Minors Act
         if survivorship and not as                               _____________
          tenants in common                                          (State)

         Additional abbreviations may also be used though not in the above list.



                                   ASSIGNMENT
                                   ----------

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee) a Percentage Interest equal to ____% evidenced by the within Mortgage Pass-Through Certificates and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

         I (we) further direct the Trustee to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:
_______________________________________________________________________________
______________________________________________________________________________.

Dated:

                                          _____________________________________
                                          Signature by or on behalf of assignor



                                          _____________________________________
                                          Signature Guaranteed



                                     A-14-6

                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to
_______________________________________________________________________________
_______________________________________________________________ for the account of ___________________________, account number ___________________________, or, if mailed by check, to_________________________________________________________
______________________________________________________________________________.
Applicable statements should be mailed to______________________________________
______________________________________________________________________________.
This information is provided by _________________________________, the assignee named above, or ________________________________________, as its agent.



                                     A-14-7

                                  EXHIBIT A-15
                                  ------------

                         FORM OF CLASS PO-2 CERTIFICATE

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").


Series 2004-NCM1                                           Certificate Principal Balance of the Class
                                                           PO-2 Certificates as of the Issue Date:
Cut-off Date and date of Pooling and                       $3,338,891.59
Servicing Agreement: June 1, 2004
                                                           Denomination: $3,338,891.59
First Distribution Date: July 26, 2004
                                                           Master Servicer: National City Mortgage Co.
No. 1
                                                           Trustee: U.S. Bank National Association

                                                           Issue Date: June 29, 2004

                                                           CUSIP: 17307G GD 4

         DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.



                                     A-15-1

                        MORTGAGE PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a portion of a Trust Fund (the "Trust Fund") consisting primarily of a pool of conventional one- to four-family, fixed-rate, first lien mortgage loans (the "Mortgage Loans") formed and sold by

                       CITIGROUP MORTGAGE LOAN TRUST INC.

         THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CITIGROUP MORTGAGE LOAN TRUST INC., THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

                  This certifies that Cede &Co. is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class PO-2 Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class PO-2 Certificates in REMIC I created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Citigroup Mortgage Loan Trust Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Master Servicer and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class PO-2 Certificates on such Distribution Date pursuant to the Agreement.

                  All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trustee in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.

                  This Certificate does not have a Pass-Through Rate and is not entitled to any distributions of interest.



                                     A-15-2

                  This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Pass-Through Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class of Certificates equal to the denomination specified on the face hereof divided by the aggregate Certificate Principal Balance of the Class of Certificates specified on the face hereof.

                  The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  The Depositor, the Master Servicer, the Trustee and any agent of the Depositor, the Master Servicer or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trustee nor any such agent shall be affected by notice to the contrary.



                                     A-15-3

                  The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan and REO Property remaining in REMIC I and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from REMIC I of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from REMIC I all the Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Loans at the time of purchase being less than 5% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date.

                  The recitals contained herein shall be taken as statements of the Depositor, and the Trustee assumes no responsibility for their correctness.

                  Unless the certificate of authentication hereon has been executed by the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.



                                     A-15-4

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: June __, 2004


                                            U.S. BANK NATIONAL ASSOCIATION,
                                            as Trustee


                                            By:______________________________
                                                    Authorized Officer



                          CERTIFICATE OF AUTHENTICATION
                          -----------------------------

         This is one of the Certificates referred to in the within-mentioned Agreement.


                                            U.S. BANK NATIONAL ASSOCIATION,
                                            as Trustee


                                            By:______________________________
                                                    Authorized Signatory




                                     A-15-5

                                  ABBREVIATIONS
                                  -------------

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common                   UNIF GIFT MIN ACT - Custodian
                                                                     ---------

TEN ENT - as tenants by the entireties               (Cust) (Minor) under
                                                     Uniform Gifts
JT TEN - as joint tenants with right                              to Minors Act
         if survivorship and not as                               _____________
          tenants in common                                          (State)

         Additional abbreviations may also be used though not in the above list.



                                   ASSIGNMENT
                                   ----------

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee) a Percentage Interest equal to ____% evidenced by the within Mortgage Pass-Through Certificates and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

         I (we) further direct the Trustee to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:
_______________________________________________________________________________
______________________________________________________________________________.

Dated:

                                          _____________________________________
                                          Signature by or on behalf of assignor



                                          _____________________________________
                                          Signature Guaranteed



                                     A-15-6

                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to
_______________________________________________________________________________
_______________________________________________________________ for the account of ___________________________, account number ___________________________, or, if mailed by check, to_________________________________________________________
______________________________________________________________________________.
Applicable statements should be mailed to______________________________________
______________________________________________________________________________.
This information is provided by _________________________________, the assignee named above, or ________________________________________, as its agent.



                                     A-15-7

                                  EXHIBIT A-16
                                  ------------

                         FORM OF CLASS PO-3 CERTIFICATE

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").


Series 2004-NCM1                                           Aggregate Certificate Principal Balance of the
                                                           Class PO-3 Certificates as of the Issue Date:
Cut-off Date and date of Pooling and                       $1,880,290.67
Servicing Agreement: June 1, 2004
                                                           Denomination: $1,880,290.67
First Distribution Date: July 26, 2004
                                                           Master Servicer: National City Mortgage Co.
No. 1
                                                           Trustee: U.S. Bank National Association

                                                           Issue Date: June 29, 2004

                                                           CUSIP: 17307G GE 2

         DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.



                                     A-16-1

                        MORTGAGE PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a portion of a Trust Fund (the "Trust Fund") consisting primarily of a pool of conventional one- to four-family, fixed-rate, first lien mortgage loans (the "Mortgage Loans") formed and sold by

                       CITIGROUP MORTGAGE LOAN TRUST INC.

         THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CITIGROUP MORTGAGE LOAN TRUST INC., THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

                  This certifies that Cede & Co. is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class PO-3 Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class PO-3 Certificates in REMIC I created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Citigroup Mortgage Loan Trust Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Master Servicer and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class PO-3 Certificates on such Distribution Date pursuant to the Agreement.

                  All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trustee in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.

                  This Certificate does not have a Pass-Through Rate and is not entitled to any distributions of interest.


                                     A-16-2

                  This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Pass-Through Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class of Certificates equal to the denomination specified on the face hereof divided by the aggregate Certificate Principal Balance of the Class of Certificates specified on the face hereof.

                  The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  The Depositor, the Master Servicer, the Trustee and any agent of the Depositor, the Master Servicer or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trustee nor any such agent shall be affected by notice to the contrary.


                                     A-16-3

                  The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan and REO Property remaining in REMIC I and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from REMIC I of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from REMIC I all the Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Loans at the time of purchase being less than 5% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date.

                  The recitals contained herein shall be taken as statements of the Depositor, and the Trustee assumes no responsibility for their correctness.

                  Unless the certificate of authentication hereon has been executed by the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.



                                     A-16-4

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: June __, 2004


                                            U.S. BANK NATIONAL ASSOCIATION,
                                            as Trustee


                                            By:______________________________
                                                    Authorized Officer



                          CERTIFICATE OF AUTHENTICATION
                          -----------------------------

         This is one of the Certificates referred to in the within-mentioned Agreement.


                                            U.S. BANK NATIONAL ASSOCIATION,
                                            as Trustee


                                            By:______________________________
                                                    Authorized Signatory

                                  ABBREVIATIONS
                                  -------------

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common                   UNIF GIFT MIN ACT - Custodian
                                                                     ---------

TEN ENT - as tenants by the entireties               (Cust) (Minor) under
                                                     Uniform Gifts
JT TEN - as joint tenants with right                              to Minors Act
         if survivorship and not as                               _____________
          tenants in common                                          (State)

         Additional abbreviations may also be used though not in the above list.



                                   ASSIGNMENT
                                   ----------

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee) a Percentage Interest equal to ____% evidenced by the within Mortgage Pass-Through Certificates and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

         I (we) further direct the Trustee to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:
_______________________________________________________________________________
______________________________________________________________________________.

Dated:

                                          _____________________________________
                                          Signature by or on behalf of assignor



                                          _____________________________________
                                          Signature Guaranteed



                                     A-16-6

                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to
_______________________________________________________________________________
_______________________________________________________________ for the account of ___________________________, account number ___________________________, or, if mailed by check, to_________________________________________________________
______________________________________________________________________________.
Applicable statements should be mailed to______________________________________
______________________________________________________________________________.
This information is provided by _________________________________, the assignee named above, or ________________________________________, as its agent.



                                     A-16-7

                                  EXHIBIT A-17
                                  ------------

                         FORM OF CLASS PO-4 CERTIFICATE

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").


Series 2004-NCM1                                           Aggregate Certificate Principal Balance of the
                                                           Class PO-4 Certificates as of the Issue Date:
Cut-off Date and date of Pooling and                       $1,098,536.87
Servicing Agreement: June 1, 2004
                                                           Denomination: $1,098,536.87
First Distribution Date: July 26, 2004
                                                           Master Servicer: National City Mortgage Co.
No. 1
                                                           Trustee: U.S. Bank National Association

                                                           Issue Date: June 29, 2004

                                                           CUSIP: 17307G GF 9

         DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.


                                     A-17-1

                        MORTGAGE PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a portion of a Trust Fund (the "Trust Fund") consisting primarily of a pool of conventional one- to four-family, fixed-rate, first lien mortgage loans (the "Mortgage Loans") formed and sold by

                       CITIGROUP MORTGAGE LOAN TRUST INC.

         THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CITIGROUP MORTGAGE LOAN TRUST INC., THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

                  This certifies that Cede & Co. is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class PO-4 Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class PO-4 Certificates in REMIC I created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Citigroup Mortgage Loan Trust Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Master Servicer and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class PO-4 Certificates on such Distribution Date pursuant to the Agreement.

                  All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trustee in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.

                  This Certificate does not have a Pass-Through Rate and is not entitled to any distributions of interest.


                                     A-17-2

                  This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Pass-Through Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class of Certificates equal to the denomination specified on the face hereof divided by the aggregate Certificate Principal Balance of the Class of Certificates specified on the face hereof.

                  The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  The Depositor, the Master Servicer, the Trustee and any agent of the Depositor, the Master Servicer or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trustee nor any such agent shall be affected by notice to the contrary.



                                     A-17-3

                  The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan and REO Property remaining in REMIC I and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from REMIC I of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from REMIC I all the Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Loans at the time of purchase being less than 5% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date.

                  The recitals contained herein shall be taken as statements of the Depositor, and the Trustee assumes no responsibility for their correctness.

                  Unless the certificate of authentication hereon has been executed by the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.



                                     A-17-4

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: June __, 2004


                                            U.S. BANK NATIONAL ASSOCIATION,
                                            as Trustee


                                            By:______________________________
                                                     Authorized Officer



                          CERTIFICATE OF AUTHENTICATION
                          -----------------------------

         This is one of the Certificates referred to in the within-mentioned Agreement.


                                            U.S. BANK NATIONAL ASSOCIATION,
                                            as Trustee


                                            By:______________________________
                                                   Authorized Signatory

                                  ABBREVIATIONS
                                  -------------

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common                   UNIF GIFT MIN ACT - Custodian
                                                                     ---------

TEN ENT - as tenants by the entireties               (Cust) (Minor) under
                                                     Uniform Gifts
JT TEN - as joint tenants with right                              to Minors Act
         if survivorship and not as                               _____________
          tenants in common                                          (State)

         Additional abbreviations may also be used though not in the above list.



                                   ASSIGNMENT
                                   ----------

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee) a Percentage Interest equal to ____% evidenced by the within Mortgage Pass-Through Certificates and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

         I (we) further direct the Trustee to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:
_______________________________________________________________________________
______________________________________________________________________________.

Dated:

                                          _____________________________________
                                          Signature by or on behalf of assignor



                                          _____________________________________
                                          Signature Guaranteed



                                     A-17-6

                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to
_______________________________________________________________________________
_______________________________________________________________ for the account of ___________________________, account number ___________________________, or, if mailed by check, to_________________________________________________________
______________________________________________________________________________.
Applicable statements should be mailed to______________________________________
______________________________________________________________________________.
This information is provided by _________________________________, the assignee named above, or ________________________________________, as its agent.



                                     A-17-7

                                  EXHIBIT A-18
                                  ------------

                          FORM OF CLASS B-1 CERTIFICATE

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

         THIS CERTIFICATE IS SUBORDINATE TO THE SENIOR CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

         ANY PURCHASER OF THIS CERTIFICATE SHALL BE DEEMED TO HAVE MADE THE REPRESENTATION SET FORTH IN SECTION 5.02(c) OF THE POOLING AND SERVICING AGREEMENT.



                                     A-18-1


Series 2004-NCM1                                           Aggregate Certificate Principal Balance of the
                                                           Class B-1 Certificates as of the Issue Date:
Pass-Through Rate: Variable                                $8,926,000.00

Cut-off Date and date of Pooling and                       Denomination:  $8,926,000.00
Servicing Agreement: June 1, 2004
                                                           Master Servicer: National City Mortgage Co.
First Distribution Date: July 26, 2004
                                                           Trustee: U.S. Bank National Association
No. 1
                                                           Issue Date: June 29, 2004

                                                           CUSIP: 17307G GG 7

         DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.



                                     A-18-2

                        MORTGAGE PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a portion of a Trust Fund (the "Trust Fund") consisting primarily of a pool of conventional one- to four-family, fixed-rate, first lien mortgage loans (the "Mortgage Loans") formed and sold by

                       CITIGROUP MORTGAGE LOAN TRUST INC.

         THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CITIGROUP MORTGAGE LOAN TRUST INC., THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

                  This certifies that Cede & Co. is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class B-1Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class B-1 Certificates in REMIC I created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Citigroup Mortgage Loan Trust Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Master Servicer and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class B-1 Certificates on such Distribution Date pursuant to the Agreement.

                  All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trustee in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.

                  This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Pass-Through Certificates of the Series specified on the face hereof (herein called the



                                     A-18-3

"Certificates") and representing a Percentage Interest in the Class of Certificates equal to the denomination specified on the face hereof divided by the aggregate Certificate Principal Balance of the Class of Certificates specified on the face hereof.

                  The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                  Any purchaser of this Certificate shall be deemed to have made the representation set forth in section 5.02 (c) of the Agreement.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  The Depositor, the Master Servicer, the Trustee and any agent of the Depositor, the Master Servicer or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trustee nor any such agent shall be affected by notice to the contrary.



                                     A-18-4

                  The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan and REO Property remaining in REMIC I and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from REMIC I of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from REMIC I all the Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Loans at the time of purchase being less than 5% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date.

                  The recitals contained herein shall be taken as statements of the Depositor, and the Trustee assumes no responsibility for their correctness.

                  Unless the certificate of authentication hereon has been executed by the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.



                                     A-18-5

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: June __, 2004


                                            U.S. BANK NATIONAL ASSOCIATION,
                                            as Trustee


                                            By:______________________________
                                                     Authorized Officer



                          CERTIFICATE OF AUTHENTICATION
                          -----------------------------

         This is one of the Certificates referred to in the within-mentioned Agreement.


                                            U.S. BANK NATIONAL ASSOCIATION,
                                            as Trustee


                                            By:______________________________
                                                   Authorized Signatory




                                     A-18-6

                                  ABBREVIATIONS
                                  -------------

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common                   UNIF GIFT MIN ACT - Custodian
                                                                     ---------

TEN ENT - as tenants by the entireties               (Cust) (Minor) under
                                                     Uniform Gifts
JT TEN - as joint tenants with right                              to Minors Act
         if survivorship and not as                               _____________
          tenants in common                                          (State)

         Additional abbreviations may also be used though not in the above list.



                                   ASSIGNMENT
                                   ----------

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee) a Percentage Interest equal to ____% evidenced by the within Mortgage Pass-Through Certificates and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

         I (we) further direct the Trustee to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:
_______________________________________________________________________________
______________________________________________________________________________.

Dated:

                                          _____________________________________
                                          Signature by or on behalf of assignor



                                          _____________________________________
                                          Signature Guaranteed



                                     A-18-7

                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to
_______________________________________________________________________________
_______________________________________________________________ for the account of ___________________________, account number ___________________________, or, if mailed by check, to_________________________________________________________
______________________________________________________________________________.
Applicable statements should be mailed to______________________________________
______________________________________________________________________________.
This information is provided by _________________________________, the assignee named above, or ________________________________________, as its agent.



                                     A-18-8

                                  EXHIBIT A-19
                                  ------------

                          FORM OF CLASS B-2 CERTIFICATE

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

         THIS CERTIFICATE IS SUBORDINATE TO THE SENIOR CERTIFICATES AND THE CLASS B-1 CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

         ANY PURCHASER OF THIS CERTIFICATE SHALL BE DEEMED TO HAVE MADE THE REPRESENTATION SET FORTH IN SECTION 5.02(c) OF THE POOLING AND SERVICING AGREEMENT.


                                     A-19-1


Series 2004-NCM1                                           Aggregate Certificate Principal Balance of the
                                                           Class B-2 Certificates as of the Issue Date:
Pass-Through Rate: Variable                                $5,066,000.00

Cut-off Date and date of Pooling and                       Denomination:  $5,066,000.00
Servicing Agreement: June 1, 2004
                                                           Master Servicer: National City Mortgage Co.
First Distribution Date: July 26, 2004
                                                           Trustee: U.S. Bank National Association
No. 1
                                                           Issue Date: June 29, 2004

                                                           CUSIP: 17307G GH 5

         DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.



                                     A-19-2

                        MORTGAGE PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a portion of a Trust Fund (the "Trust Fund") consisting primarily of a pool of conventional one- to four-family, fixed-rate, first lien mortgage loans (the "Mortgage Loans") formed and sold by

                       CITIGROUP MORTGAGE LOAN TRUST INC.

         THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CITIGROUP MORTGAGE LOAN TRUST INC., THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

                  This certifies that Cede & Co. is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class B-2 Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class B-2 Certificates in REMIC I created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Citigroup Mortgage Loan Trust Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Master Servicer and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class B-2 Certificates on such Distribution Date pursuant to the Agreement.

                  All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trustee in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.

                  This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Pass-Through Certificates of the Series specified on the face hereof (herein called the


                                     A-19-3

"Certificates") and representing a Percentage Interest in the Class of Certificates equal to the denomination specified on the face hereof divided by the aggregate Certificate Principal Balance of the Class of Certificates specified on the face hereof.

                  The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                  Any purchaser of this Certificate shall be deemed to have made the representation set forth in section 5.02(c) of the Agreement.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  The Depositor, the Master Servicer, the Trustee and any agent of the Depositor, the Master Servicer or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trustee nor any such agent shall be affected by notice to the contrary.


                                     A-19-4

                  The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan and REO Property remaining in REMIC I and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from REMIC I of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from REMIC I all the Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Loans at the time of purchase being less than 5% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date.

                  The recitals contained herein shall be taken as statements of the Depositor, and the Trustee assumes no responsibility for their correctness.

                  Unless the certificate of authentication hereon has been executed by the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.



                                     A-19-5

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: June __, 2004


                                            U.S. BANK NATIONAL ASSOCIATION,
                                            as Trustee


                                            By:______________________________
                                                    Authorized Officer



                          CERTIFICATE OF AUTHENTICATION
                          -----------------------------

         This is one of the Certificates referred to in the within-mentioned Agreement.


                                            U.S. BANK NATIONAL ASSOCIATION,
                                            as Trustee


                                            By:______________________________
                                                   Authorized Signatory



                                     A-19-6

                                  ABBREVIATIONS
                                  -------------

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common                   UNIF GIFT MIN ACT - Custodian
                                                                     ---------

TEN ENT - as tenants by the entireties               (Cust) (Minor) under
                                                     Uniform Gifts
JT TEN - as joint tenants with right                              to Minors Act
         if survivorship and not as                               _____________
          tenants in common                                          (State)

         Additional abbreviations may also be used though not in the above list.



                                   ASSIGNMENT
                                   ----------

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee) a Percentage Interest equal to ____% evidenced by the within Mortgage Pass-Through Certificates and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

         I (we) further direct the Trustee to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:
_______________________________________________________________________________
______________________________________________________________________________.

Dated:

                                          _____________________________________
                                          Signature by or on behalf of assignor



                                          _____________________________________
                                          Signature Guaranteed



                                     A-19-7

                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to
_______________________________________________________________________________
_______________________________________________________________ for the account of ___________________________, account number ___________________________, or, if mailed by check, to_________________________________________________________
______________________________________________________________________________.
Applicable statements should be mailed to______________________________________
______________________________________________________________________________.
This information is provided by _________________________________, the assignee named above, or ________________________________________, as its agent.



                                     A-19-8

                                  EXHIBIT A-20
                                  ------------

                          FORM OF CLASS B-3 CERTIFICATE

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

         THIS CERTIFICATE IS SUBORDINATE TO THE SENIOR CERTIFICATES, THE CLASS B-1 CERTIFICATES AND THE CLASS B-2 CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

         ANY PURCHASER OF THIS CERTIFICATE SHALL BE DEEMED TO HAVE MADE THE REPRESENTATION SET FORTH IN SECTION 5.02(c) OF THE AGREEMENT.



                                     A-20-1


Series 2004-NCM1                                           Aggregate Certificate Principal Balance of the
                                                           Class B-3 Certificates as of the Issue Date:
Pass-Through Rate: Variable                                $3,136,000.00

Cut-off Date and date of Pooling and                       Denomination: $3,136,000.00
Servicing Agreement: June 1, 2004
                                                           Master Servicer: National City Mortgage Co.
First Distribution Date: July 26, 2004
                                                           Trustee: U.S. Bank National Association
No. 1
                                                           Issue Date: June 29, 2004

                                                           CUSIP: 17307G GJ 1


         DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.


                                     A-20-2

                        MORTGAGE PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a portion of a Trust Fund (the "Trust Fund") consisting primarily of a pool of conventional one- to four-family, fixed-rate, first lien mortgage loans (the "Mortgage Loans") formed and sold by

                       CITIGROUP MORTGAGE LOAN TRUST INC.

         THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CITIGROUP MORTGAGE LOAN TRUST INC., THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

                  This certifies that Cede & Co. is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class B-3 Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class B-3 Certificates in REMIC I created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Citigroup Mortgage Loan Trust Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Master Servicer and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class B-3 Certificates on such Distribution Date pursuant to the Agreement.

                  All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trustee in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.

                  This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Pass-Through Certificates of the Series specified on the face hereof (herein called the


                                     A-20-3

"Certificates") and representing a Percentage Interest in the Class of Certificates equal to the denomination specified on the face hereof divided by the aggregate Certificate Principal Balance of the Class of Certificates specified on the face hereof.

                  The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                  Any purchaser of this Certificate shall be deemed to have made the representation set forth in section 5.02(c) of the Agreement.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  The Depositor, the Master Servicer, the Trustee and any agent of the Depositor, the Master Servicer or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trustee nor any such agent shall be affected by notice to the contrary.



                                     A-20-4

                  The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan and REO Property remaining in REMIC I and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from REMIC I of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from REMIC I all the Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Loans at the time of purchase being less than 5% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date.

                  The recitals contained herein shall be taken as statements of the Depositor, and the Trustee assumes no responsibility for their correctness.

                  Unless the certificate of authentication hereon has been executed by the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.



                                     A-20-5

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: June __, 2004


                                            U.S. BANK NATIONAL ASSOCIATION,
                                            as Trustee


                                            By:______________________________
                                                     Authorized Officer



                          CERTIFICATE OF AUTHENTICATION
                          -----------------------------

         This is one of the Certificates referred to in the within-mentioned Agreement.


                                            U.S. BANK NATIONAL ASSOCIATION,
                                            as Trustee,


                                            By:______________________________
                                                    Authorized Signatory



                                     A-20-6

                                  ABBREVIATIONS
                                  -------------

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common                   UNIF GIFT MIN ACT - Custodian
                                                                     ---------

TEN ENT - as tenants by the entireties               (Cust) (Minor) under
                                                     Uniform Gifts
JT TEN - as joint tenants with right                              to Minors Act
         if survivorship and not as                               _____________
          tenants in common                                          (State)

         Additional abbreviations may also be used though not in the above list.



                                   ASSIGNMENT
                                   ----------

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee) a Percentage Interest equal to ____% evidenced by the within Mortgage Pass-Through Certificates and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

         I (we) further direct the Trustee to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:
_______________________________________________________________________________
______________________________________________________________________________.

Dated:

                                          _____________________________________
                                          Signature by or on behalf of assignor



                                          _____________________________________
                                          Signature Guaranteed



                                     A-20-7

                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to
_______________________________________________________________________________
_______________________________________________________________ for the account of ___________________________, account number ___________________________, or, if mailed by check, to_________________________________________________________
______________________________________________________________________________.
Applicable statements should be mailed to______________________________________
______________________________________________________________________________.
This information is provided by _________________________________, the assignee named above, or ________________________________________, as its agent.



                                     A-20-8

                                  EXHIBIT A-21
                                  ------------

                          FORM OF CLASS B-4 CERTIFICATE

         SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

         THIS CERTIFICATE IS SUBORDINATE TO THE SENIOR CERTIFICATES, THE CLASS B-1 CERTIFICATES, THE CLASS B-2 CERTIFICATES AND THE CLASS B-3 CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

         THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS THAT ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT.

         NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR THE CODE WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.



                                     A-21-1


Series 2004-NCM1                                           Aggregate Certificate Principal Balance of the
                                                           Class B-4 Certificates as of the Issue Date:
Pass-Through Rate: Variable                                $ 1,688,000.00

Cut-off Date and date of Pooling and                       Denomination: $ 1,688,000.00
Servicing Agreement: June 1, 2004
                                                           Master Servicer: National City Mortgage Co.
First Distribution Date: July 26, 2004
                                                           Trustee: U.S. Bank National Association
No. 1
                                                           Issue Date: June 29, 2004

                                                           CUSIP: 17307G GK 8

         DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.



                                     A-21-2

                        MORTGAGE PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a portion of a Trust Fund (the "Trust Fund") consisting primarily of a pool of conventional one- to four-family, fixed-rate, first lien mortgage loans (the "Mortgage Loans") formed and sold by

                       CITIGROUP MORTGAGE LOAN TRUST INC.

         THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CITIGROUP MORTGAGE LOAN TRUST INC., THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

                  This certifies that Cede & Co. is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class B-4 Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class B-4 Certificates in REMIC I created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Citigroup Mortgage Loan Trust Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Master Servicer and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class B-4 Certificates on such Distribution Date pursuant to the Agreement.

                  All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trustee in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.

                  This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Pass-Through Certificates of the Series specified on the face hereof (herein called the


                                     A-21-3

"Certificates") and representing a Percentage Interest in the Class of Certificates equal to the denomination specified on the face hereof divided by the aggregate Certificate Principal Balance of the Class of Certificates specified on the face hereof.

                  The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  No transfer of this Certificate shall be made unless the transfer is made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "1933 Act"), and an effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. In the event that such a transfer of this Certificate is to be made without registration or qualification, the Trustee shall require receipt of (i) if such transfer is purportedly being made in reliance upon Rule 144A under the 1933 Act, written certifications from the Holder of the Certificate desiring to effect the transfer, and from such Holder's prospective transferee, substantially in the forms attached to the Agreement as Exhibit F-1, and (ii) in all other cases, an Opinion of Counsel satisfactory to it that such transfer may be made without such registration or qualification (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Trustee or the Master Servicer in their respective capacities as such), together with copies of the written certification(s) of the Holder of the Certificate desiring to effect the transfer and/or such Holder's prospective transferee upon which such Opinion of Counsel is based. None of the Depositor or the Trustee is obligated to register or qualify the Class of Certificates specified on the face hereof under the 1933 Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of such Certificates without



                                     A-21-4
registration or qualification. Any Holder desiring to effect a transfer of this Certificate shall be required to indemnify the Trustee, the Depositor and the Master Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

                  No transfer of this Certificate to a Plan subject to ERISA or
Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any Person using "Plan Assets" to acquire this Certificate shall be made except in accordance with Section 5.02(c) of the Agreement.

                  The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  The Depositor, the Master Servicer, the Trustee and any agent of the Depositor, the Master Servicer or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trustee nor any such agent shall be affected by notice to the contrary.

                  The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan and REO Property remaining in REMIC I and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from REMIC I of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from REMIC I all the Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Loans at the time of purchase being less than 5% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date.

                  The recitals contained herein shall be taken as statements of the Depositor, and the Trustee assumes no responsibility for their correctness.

                  Unless the certificate of authentication hereon has been executed by the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.



                                     A-21-5

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: June __, 2004


                                            U.S. BANK NATIONAL ASSOCIATION,
                                            as Trustee


                                            By:______________________________
                                                     Authorized Officer



                          CERTIFICATE OF AUTHENTICATION
                          -----------------------------

         This is one of the Certificates referred to in the within-mentioned Agreement.


                                            U.S. BANK NATIONAL ASSOCIATION,
                                            as Trustee


                                            By:______________________________
                                                    Authorized Signatory



                                     A-21-6

                                  ABBREVIATIONS
                                  -------------

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common                   UNIF GIFT MIN ACT - Custodian
                                                                     ---------

TEN ENT - as tenants by the entireties               (Cust) (Minor) under
                                                     Uniform Gifts
JT TEN - as joint tenants with right                              to Minors Act
         if survivorship and not as                               _____________
          tenants in common                                          (State)

         Additional abbreviations may also be used though not in the above list.



                                   ASSIGNMENT
                                   ----------

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee) a Percentage Interest equal to ____% evidenced by the within Mortgage Pass-Through Certificates and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

         I (we) further direct the Trustee to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:
_______________________________________________________________________________
______________________________________________________________________________.

Dated:

                                          _____________________________________
                                          Signature by or on behalf of assignor



                                          _____________________________________
                                          Signature Guaranteed



                                     A-21-7

                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to
_______________________________________________________________________________
_______________________________________________________________ for the account of ___________________________, account number ___________________________, or, if mailed by check, to_________________________________________________________
______________________________________________________________________________.
Applicable statements should be mailed to______________________________________
______________________________________________________________________________.
This information is provided by _________________________________, the assignee named above, or ________________________________________, as its agent.



                                     A-21-8

                                  EXHIBIT A-22
                                  ------------

                          FORM OF CLASS B-5 CERTIFICATE

         SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

         THIS CERTIFICATE IS SUBORDINATE TO THE SENIOR CERTIFICATES, THE CLASS B-1 CERTIFICATES, THE CLASS B-2 CERTIFICATES, THE CLASS B-3 CERTIFICATES AND THE CLASS B-4 CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

         THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS THAT ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT.

         NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR THE CODE WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.



                                     A-22-1


Series 2004-NCM1                                           Aggregate Certificate Principal Balance of the
                                                           Class B-5 Certificates as of the Issue Date:
Pass-Through Rate: Variable                                $1,448,000.00

Cut-off Date and date of Pooling and                       Denomination: $1,448,000.00
Servicing Agreement: June 1, 2004
                                                           Master Servicer: National City Mortgage Co.
First Distribution Date: July 26, 2004
                                                           Trustee: U.S. Bank National Association
No. 1
                                                           Issue Date: June 29, 2004

                                                           CUSIP: 17307G GL 6

         DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.



                                     A-22-2

                        MORTGAGE PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a portion of a Trust Fund (the "Trust Fund") consisting primarily of a pool of conventional one- to four-family, fixed-rate, first lien mortgage loans (the "Mortgage Loans") formed and sold by

                       CITIGROUP MORTGAGE LOAN TRUST INC.

         THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CITIGROUP MORTGAGE LOAN TRUST INC., THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

                  This certifies that Cede & Co. is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class B-5 Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class B-5 Certificates in REMIC I created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Citigroup Mortgage Loan Trust Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Master Servicer and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class B-5 Certificates on such Distribution Date pursuant to the Agreement.

                  All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trustee in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.

                  This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Pass-Through Certificates of the Series specified on the face hereof (herein called the


                                     A-22-3

"Certificates") and representing a Percentage Interest in the Class of Certificates equal to the denomination specified on the face hereof divided by the aggregate Certificate Principal Balance of the Class of Certificates specified on the face hereof.

                  The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Trustee, and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  No transfer of this Certificate shall be made unless the transfer is made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "1933 Act"), and an effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. In the event that such a transfer of this Certificate is to be made without registration or qualification, the Trustee shall require receipt of (i) if such transfer is purportedly being made in reliance upon Rule 144A under the 1933 Act, written certifications from the Holder of the Certificate desiring to effect the transfer, and from such Holder's prospective transferee, substantially in the forms attached to the Agreement as Exhibit F-1, and (ii) in all other cases, an Opinion of Counsel satisfactory to it that such transfer may be made without such registration or qualification (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Trustee or the Master Servicer in their respective capacities as such), together with copies of the written certification(s) of the Holder of the Certificate desiring to effect the transfer and/or such Holder's prospective transferee upon which such Opinion of Counsel is based. None of the Depositor or the Trustee is obligated to register or qualify the Class of Certificates specified on the face hereof under the 1933 Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of such Certificates without


                                     A-22-4
registration or qualification. Any Holder desiring to effect a transfer of this Certificate shall be required to indemnify the Trustee, the Depositor and the Master Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

                  No transfer of this Certificate to a Plan subject to ERISA or
Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any Person using "Plan Assets" to acquire this Certificate shall be made except in accordance with Section 5.02(c) of the Agreement.

                  The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  The Depositor, the Master Servicer, the Trustee and any agent of the Depositor, the Master Servicer or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trustee nor any such agent shall be affected by notice to the contrary.

                  The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan and REO Property remaining in REMIC I and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from REMIC I of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from REMIC I all the Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Loans at the time of purchase being less than 5% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date.

                  The recitals contained herein shall be taken as statements of the Depositor, and the Trustee assumes no responsibility for their correctness.

                  Unless the certificate of authentication hereon has been executed by the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.



                                     A-22-5

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: June __, 2004


                                            U.S. BANK NATIONAL ASSOCIATION,
                                            as Trustee


                                            By:______________________________
                                                    Authorized Officer



                          CERTIFICATE OF AUTHENTICATION
                          -----------------------------

         This is one of the Certificates referred to in the within-mentioned Agreement.


                                            U.S. BANK NATIONAL ASSOCIATION,
                                            as Trustee


                                            By:______________________________
                                                   Authorized Signatory



                                     A-22-6

                                  ABBREVIATIONS
                                  -------------

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common                   UNIF GIFT MIN ACT - Custodian
                                                                     ---------

TEN ENT - as tenants by the entireties               (Cust) (Minor) under
                                                     Uniform Gifts
JT TEN - as joint tenants with right                              to Minors Act
         if survivorship and not as                               _____________
          tenants in common                                          (State)

         Additional abbreviations may also be used though not in the above list.



                                   ASSIGNMENT
                                   ----------

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee) a Percentage Interest equal to ____% evidenced by the within Mortgage Pass-Through Certificates and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

         I (we) further direct the Trustee to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:
_______________________________________________________________________________
______________________________________________________________________________.

Dated:

                                          _____________________________________
                                          Signature by or on behalf of assignor



                                          _____________________________________
                                          Signature Guaranteed



                                     A-22-7

                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to
_______________________________________________________________________________
_______________________________________________________________ for the account of ___________________________, account number ___________________________, or, if mailed by check, to_________________________________________________________
______________________________________________________________________________.
Applicable statements should be mailed to______________________________________
______________________________________________________________________________.
This information is provided by _________________________________, the assignee named above, or ________________________________________, as its agent.



                                     A-22-8

                                  EXHIBIT A-23
                                  ------------

                          FORM OF CLASS B-6 CERTIFICATE

         SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

         THIS CERTIFICATE IS SUBORDINATE TO THE SENIOR CERTIFICATES, THE CLASS B-1 CERTIFICATES, THE CLASS B-2 CERTIFICATES, THE CLASS B-3 CERTIFICATES, THE CLASS B-4 CERTIFICATES AND THE CLASS B-5 CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

         THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS THAT ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT.

         NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR THE CODE WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.


                                     A-23-1


Series 2004-NCM1                                           Aggregate Certificate Principal Balance of the
                                                           Class B-6 Certificates as of the Issue Date:
Pass-Through Rate: Variable                                $2,894,858.00

Cut-off Date and date of Pooling and                       Denomination: $2,894,858.00
Servicing Agreement: June 1, 2004
                                                           Master Servicer: National City Mortgage Co.
First Distribution Date: July 26, 2004
                                                           Trustee: U.S. Bank National Association
No. 1
                                                           Issue Date: June 29, 2004

                                                           CUSIP: 17307G GM 4

         DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.



                                     A-23-2

                        MORTGAGE PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a portion of a Trust Fund (the "Trust Fund") consisting primarily of a pool of conventional one- to four-family, fixed-rate, first lien mortgage loans (the "Mortgage Loans") formed and sold by

                       CITIGROUP MORTGAGE LOAN TRUST INC.

         THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CITIGROUP MORTGAGE LOAN TRUST INC., THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

                  This certifies that Cede & Co. is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class B-6 Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class B-6 Certificates in REMIC I created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Citigroup Mortgage Loan Trust Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Master Servicer and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class B-5 Certificates on such Distribution Date pursuant to the Agreement.

                  All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trustee in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.

                  This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Pass-Through Certificates of the Series specified on the face hereof (herein called the



                                     A-23-3

"Certificates") and representing a Percentage Interest in the Class of Certificates equal to the denomination specified on the face hereof divided by the aggregate Certificate Principal Balance of the Class of Certificates specified on the face hereof.

                  The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Trustee, and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  No transfer of this Certificate shall be made unless the transfer is made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "1933 Act"), and an effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. In the event that such a transfer of this Certificate is to be made without registration or qualification, the Trustee shall require receipt of (i) if such transfer is purportedly being made in reliance upon Rule 144A under the 1933 Act, written certifications from the Holder of the Certificate desiring to effect the transfer, and from such Holder's prospective transferee, substantially in the forms attached to the Agreement as Exhibit F-1, and (ii) in all other cases, an Opinion of Counsel satisfactory to it that such transfer may be made without such registration or qualification (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Trustee or the Master Servicer in their respective capacities as such), together with copies of the written certification(s) of the Holder of the Certificate desiring to effect the transfer and/or such Holder's prospective transferee upon which such Opinion of Counsel is based. None of the Depositor or the Trustee is obligated to register or qualify the Class of Certificates specified on the face hereof under the 1933 Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of such Certificates without


                                     A-23-4
registration or qualification. Any Holder desiring to effect a transfer of this Certificate shall be required to indemnify the Trustee, the Depositor and the Master Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

                  No transfer of this Certificate to a Plan subject to ERISA or
Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any Person using "Plan Assets" to acquire this Certificate shall be made except in accordance with Section 5.02(c) of the Agreement.

                  The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  The Depositor, the Master Servicer, the Trustee and any agent of the Depositor, the Master Servicer or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trustee nor any such agent shall be affected by notice to the contrary.

                  The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan and REO Property remaining in REMIC I and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from REMIC I of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from REMIC I all the Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Loans at the time of purchase being less than 5% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date.

                  The recitals contained herein shall be taken as statements of the Depositor, and the Trustee assumes no responsibility for their correctness.

                  Unless the certificate of authentication hereon has been executed by the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.



                                     A-23-5

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: Junee __, 2004


                                            U.S. BANK NATIONAL ASSOCIATION,
                                            as Trustee


                                            By:______________________________
                                                     Authorized Officer



                          CERTIFICATE OF AUTHENTICATION
                          -----------------------------

         This is one of the Certificates referred to in the within-mentioned Agreement.


                                            U.S. BANK NATIONAL ASSOCIATION, as
                                            Trustee


                                            By:______________________________
                                                   Authorized Signatory

                                  ABBREVIATIONS
                                  -------------

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common                   UNIF GIFT MIN ACT - Custodian
                                                                     ---------

TEN ENT - as tenants by the entireties               (Cust) (Minor) under
                                                     Uniform Gifts
JT TEN - as joint tenants with right                              to Minors Act
         if survivorship and not as                               _____________
          tenants in common                                          (State)

         Additional abbreviations may also be used though not in the above list.



                                   ASSIGNMENT
                                   ----------

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee) a Percentage Interest equal to ____% evidenced by the within Mortgage Pass-Through Certificates and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

         I (we) further direct the Trustee to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:
_______________________________________________________________________________
______________________________________________________________________________.

Dated:

                                          _____________________________________
                                          Signature by or on behalf of assignor



                                          _____________________________________
                                          Signature Guaranteed



                                     A-23-7

                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to
_______________________________________________________________________________
_______________________________________________________________ for the account of ___________________________, account number ___________________________, or, if mailed by check, to_________________________________________________________
______________________________________________________________________________.
Applicable statements should be mailed to______________________________________
______________________________________________________________________________.
This information is provided by _________________________________, the assignee named above, or ________________________________________, as its agent.



                                     A-23-8

                                  EXHIBIT A-24
                                  ------------

                           FORM OF CLASS R CERTIFICATE

         THIS CERTIFICATE MAY NOT BE TRANSFERRED TO A NON-UNITED
         STATES PERSON.

         SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC"), AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

         ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE MAY BE MADE ONLY IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

         NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR THE CODE WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

         ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE MAY BE MADE ONLY IF THE PROPOSED TRANSFEREE PROVIDES (I) AN AFFIDAVIT TO THE TRUSTEE THAT (A) SUCH TRANSFEREE IS NOT (1) THE UNITED STATES OR ANY POSSESSION THEREOF, ANY STATE OR POLITICAL SUBDIVISION THEREOF, ANY FOREIGN GOVERNMENT, ANY INTERNATIONAL ORGANIZATION, OR ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING, (2) ANY ORGANIZATION (OTHER THAN A COOPERATIVE DESCRIBED IN SECTION 521 OF THE CODE) THAT IS EXEMPT FROM THE TAX IMPOSED BY CHAPTER 1 OF THE CODE UNLESS SUCH ORGANIZATION IS SUBJECT TO THE TAX IMPOSED BY SECTION 511 OF THE CODE, (3) ANY ORGANIZATION DESCRIBED IN SECTION 1381(A)(2)(C) OF THE CODE (ANY SUCH PERSON DESCRIBED IN THE FOREGOING CLAUSES (1), (2) OR (3) SHALL HEREINAFTER BE REFERRED TO AS A "DISQUALIFIED ORGANIZATION") OR (4) AN AGENT OF A DISQUALIFIED ORGANIZATION AND (B) NO PURPOSE OF SUCH TRANSFER IS TO IMPEDE THE ASSESSMENT OR COLLECTION OF TAX, AND (II) SUCH TRANSFEREE SATISFIES CERTAIN ADDITIONAL CONDITIONS RELATING TO THE FINANCIAL CONDITION OF THE PROPOSED TRANSFEREE. NOTWITHSTANDING THE REGISTRATION IN THE CERTIFICATE REGISTER OF ANY TRANSFER, SALE OR OTHER DISPOSITION OF THIS CERTIFICATE TO A DISQUALIFIED ORGANIZATION OR AN AGENT OF A


                                     A-24-1

         DISQUALIFIED ORGANIZATION, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE. EACH HOLDER OF THIS CERTIFICATE BY ACCEPTANCE HEREOF SHALL BE DEEMED TO HAVE CONSENTED TO THE PROVISIONS OF THIS PARAGRAPH AND THE PROVISIONS OF
         SECTION 5.02(d) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. ANY PERSON THAT IS A DISQUALIFIED ORGANIZATION IS PROHIBITED FROM ACQUIRING BENEFICIAL OWNERSHIP OF THIS CERTIFICATE.



Series 2004-NCM1                                           Aggregate Certificate Principal Balance of the
                                                           Class R Certificates as of the Issue Date:
Pass-Through Rate: 5.50%                                   $100.00

Cut-off Date and date of Pooling and                       Denomination: $100.00
Servicing Agreement: June 1, 2004
                                                           Master Servicer:  National City Mortgage Co.
First Distribution Date: July 26, 2004
                                                           Trustee:  U.S. Bank National Association
No. 1
                                                           Issue Date: June 29, 2004



                                     A-24-2

                        MORTGAGE PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a portion of a Trust Fund (the "Trust Fund") consisting primarily of a pool of conventional one- to four-family, fixed-rate, first lien mortgage loans (the "Mortgage Loans") formed and sold by

                       CITIGROUP MORTGAGE LOAN TRUST INC.

         THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CITIGROUP MORTGAGE LOAN TRUST INC., THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

                  This certifies that Citigroup Global Markets Inc. is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class R Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class R Certificates in REMIC I created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Citigroup Mortgage Loan Trust Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Master Servicer and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class R Certificates on such Distribution Date pursuant to the Agreement.

                  All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trustee in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.

                  This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Pass-Through Certificates of the Series specified on the face hereof (herein called the


                                     A-24-3

"Certificates") and representing a Percentage Interest in the Class of Certificates equal to the denomination specified on the face hereof divided by the aggregate Percentage Interest of the Class of Certificates specified on the face hereof.

                  The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  No transfer of this Certificate to a Plan subject to ERISA or
Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any Person using "Plan Assets" to acquire this Certificate shall be made except in accordance with Section 5.02(c) of the Agreement.

                  The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.



                                     A-24-4

                  Prior to registration of any transfer, sale or other disposition of this Certificate, the proposed transferee shall provide to the Trustee (i) an affidavit to the effect that such transferee is any Person other than a Disqualified Organization or the agent (including a broker, nominee or middleman) of a Disqualified Organization, and (ii) a certificate that acknowledges that (A) the Class R Certificates have been designated as a residual interest in a REMIC, (B) it will include in its income a PRO RATA share of the net income of the Trust Fund and that such income may be an "excess inclusion," as defined in the Code, that, with certain exceptions, cannot be offset by other losses or benefits from any tax exemption, and (C) it expects to have the financial means to satisfy all of its tax obligations including those relating to holding the Class R Certificates. Notwithstanding the registration in the Certificate Register of any transfer, sale or other disposition of this Certificate to a Disqualified Organization or an agent (including a broker, nominee or middleman) of a Disqualified Organization, such registration shall be deemed to be of no legal force or effect whatsoever and such Person shall not be deemed to be a Certificateholder for any purpose, including, but not limited to, the receipt of distributions in respect of this Certificate.

                  The Holder of this Certificate, by its acceptance hereof, shall be deemed to have consented to the provisions of Section 5.02 of the Agreement and to any amendment of the Agreement deemed necessary by counsel of the Depositor to ensure that the transfer of this Certificate to any Person other than a Permitted Transferee or any other Person will not cause the Trust Fund to cease to qualify as a REMIC or cause the imposition of a tax upon the REMIC.

                  The Depositor, the Master Servicer, the Trustee and any agent of the Depositor, the Master Servicer or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trustee nor any such agent shall be affected by notice to the contrary.

                  The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan and REO Property remaining in REMIC I and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from REMIC I of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from REMIC I all the Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Loans at the time of purchase being less than 5% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date.

                  The recitals contained herein shall be taken as statements of the Depositor, and the Trustee assumes no responsibility for their correctness.

                  Unless the certificate of authentication hereon has been executed by the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.


                                     A-24-5

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: June __, 2004


                                            U.S. BANK NATIONAL ASSOCIATION,
                                            as Trustee


                                            By:______________________________
                                                     Authorized Officer



                          CERTIFICATE OF AUTHENTICATION
                          -----------------------------

         This is one of the Certificates referred to in the within-mentioned Agreement.


                                            U.S. BANK NATIONAL ASSOCIATION,
                                            as Trustee


                                            By:______________________________
                                                   Authorized Signatory



                                     A-24-6

                                  ABBREVIATIONS
                                  -------------

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common                   UNIF GIFT MIN ACT - Custodian
                                                                     ---------

TEN ENT - as tenants by the entireties               (Cust) (Minor) under
                                                     Uniform Gifts
JT TEN - as joint tenants with right                              to Minors Act
         if survivorship and not as                               _____________
          tenants in common                                          (State)

         Additional abbreviations may also be used though not in the above list.



                                   ASSIGNMENT
                                   ----------

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee) a Percentage Interest equal to ____% evidenced by the within Mortgage Pass-Through Certificates and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

         I (we) further direct the Trustee to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:
_______________________________________________________________________________
______________________________________________________________________________.

Dated:

                                          _____________________________________
                                          Signature by or on behalf of assignor



                                          _____________________________________
                                          Signature Guaranteed



                                     A-24-7

                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to
_______________________________________________________________________________
_______________________________________________________________ for the account of ___________________________, account number ___________________________, or, if mailed by check, to_________________________________________________________
______________________________________________________________________________.
Applicable statements should be mailed to______________________________________
______________________________________________________________________________.
This information is provided by _________________________________, the assignee named above, or ________________________________________, as its agent.



                                     A-24-8

                                    EXHIBIT B
                                    ---------

                                   [Reserved]

                                   EXHIBIT C-1
                                   -----------

                     FORM OF TRUSTEE'S INITIAL CERTIFICATION

                                                        ____________, 2003

Citigroup Mortgage Loan Trust Inc.
390 Greenwich Street, 4th Floor
New York, New York 10013

National City Mortgage Co.
3232 Newmark Drive
Miamisburg, OH 45342
Attention: Mary Beth Criswell215 Forrest Street

         Re: Pooling and Servicing Agreement, dated as of June 1, 2004, among Citigroup Mortgage Loan Trust Inc., National City Mortgage Co. and U.S. Bank National Association as Trustee, Mortgage Pass-Through Certificates, Series 2004-NCM1
                  ----------------------------------------------------

Ladies and Gentlemen:

                  Attached is the Trustee's preliminary exceptions in accordance with Section 2.02 of the referenced Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement.

                  As to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan specifically identified in the exception report annexed thereto as not being covered by such certification), (i) all documents required to be delivered to it pursuant
Section 2.01 of the Agreement are in its possession, (ii) such documents have been reviewed by it and have not been mutilated, damaged or torn and relate to such Mortgage Loan and (iii) based on its examination and only as to the foregoing, the information set forth in the Mortgage Loan Schedule that corresponds to items (i), (iii) and (xiv) of the Mortgage Loan Schedule accurately reflects information set forth in the Mortgage File.

                  The Trustee is under no duty or obligation to inspect, review or examine any such documents, instruments, certificates or other papers to determine that they are genuine, enforceable, or appropriate for the represented purpose or that they have actually been recorded or that they are other than what they purport to be on their face.

                                            U.S. Bank National Association,
                                            as Trustee

                                            By:______________________________
                                            Name:
                                            Title:



                                      C-1-1

                                   EXHIBIT C-2

                      FORM OF TRUSTEE'S FINAL CERTIFICATION

                                                         [Date]

Citigroup Mortgage Loan Trust Inc.
390 Greenwich Street, 4th Floor
New York, NY 10013

National City Mortgage Co.
3232 Newmark Drive
Miamisburg, OH 45342
Attention: Mary Beth Criswell215 Forrest Street


                  Re: Pooling and Servicing Agreement, dated as of June 1, 2004, among Citigroup Mortgage Loan Trust Inc., National City Mortgage Co. and U.S. Bank National Association as Trustee, Mortgage Pass-Through Certificates, Series 2004-NCM1
                           ------------------------------

Ladies and Gentlemen:

                  In accordance with Section 2.01 of the above-captioned Pooling and Servicing Agreement, the undersigned, as Trustee, hereby certifies that as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or listed on the attachment hereto), it or a custodian on its behalf has received:

                  (i) the original recorded Mortgage, with evidence of recording thereon or a copy of the Mortgage certified by the public recording office in those jurisdictions where the public recording office retains the original and the original recorded power of attorney, if the Mortgage was executed pursuant to a power of attorney, with evidence of recording thereon or a copy of the power of attorney certified by the public recording office where the public recording office retains the original;

                  (ii) an original Assignment of the Mortgage executed by the Originator or the Originator's successor in interest in blank, together with any intervening assignments and showing a complete chain of title from the original mortgagee named under the Mortgage to the Originator or the Originator's successor in interest in blank or an Affiliate of the Originator;

                  (iii) the original lender's title insurance policy, together with all endorsements or riders which were issued with or subsequent to the issuance of such policy, insuring the priority of the Mortgage as a first lien on the Mortgaged Property represented therein as a fee interest vested in the Mortgagor, or in the event such original title policy is unavailable, a written commitment or uniform binder or preliminary report of title issued by the title


                                      C-2-1
         insurance or escrow company or an attorney's title opinion, if customary in the related jurisdiction where the Mortgaged Property is located.

                  The Trustee is under no duty or obligation to inspect, review or examine any such documents, instruments, certificates or other papers to determine that they are genuine, enforceable, or appropriate for the represented purpose or that they have actually been recorded or that they are other than what they purport to be on their face.

                  Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Pooling and Servicing Agreement.


                                            U.S. Bank National Association,
                                            as Trustee

                                            By:________________________________
                                            Name:
                                            Title:


                                      C-2-2

                                   EXHIBIT C-3

                   FORM OF TRUSTEE'S RECEIPT OF MORTGAGE NOTES

                                                        [date]

Citigroup Mortgage Loan Trust Inc.
390 Greenwich Street, 4th Floor
New York, NY 10013

National City Mortgage Co.
3232 Newmark Drive
Miamisburg, OH 45342
Attention: Mary Beth Criswell215 Forrest Street


                  Re: Pooling and Servicing Agreement, dated as of June 1, 2004, among Citigroup Mortgage Loan Trust Inc., National City Mortgage Co. and U.S. Bank National Association as Trustee, Mortgage Pass-Through Certificates, Series 2004-NCM1
                           ------------------------------

Ladies and Gentlemen:

                  In accordance with Section 2.01 of the above-captioned Pooling and Servicing Agreement, we hereby acknowledge the receipt of the original Mortgage Notes (a copy of which is attached hereto as Exhibit 1) with any exceptions thereto listed on Exhibit 2.

                                            U.S. Bank National Association,
                                            as Trustee

                                            By:________________________________
                                            Name:
                                            Title:



                                      C-3-1

                                    EXHIBIT D

                    FORM OF MORTGAGE LOAN PURCHASE AGREEMENT

================================================================================





                       CITIGROUP MORTGAGE LOAN TRUST INC.

                                  as Purchaser


                                       and


                           NATIONAL CITY MORTGAGE CO.,

                                    as Seller


                        MORTGAGE LOAN PURCHASE AGREEMENT



                            Fixed Rate Mortgage Loans



                       Citigroup Mortgage Loan Trust Inc.
                     Citigroup Mortgage Loan Trust 2004-NCM1
              Mortgage Pass-Through Certificates, Series 2004-NCM1




                            Dated as of June 28, 2004




================================================================================


                                                 TABLE OF CONTENTS

                                                                                                               PAGE
                                                     ARTICLE I

                                                    DEFINITIONS

Section 1.01      Definitions...................................................................................-1-

                                                    ARTICLE II

                                 SALE OF MORTGAGE LOANS; PAYMENT OF PURCHASE PRICE

Section 2.01      Sale of Mortgage Loans........................................................................-2-
Section 2.02      Obligations of Seller Upon Sale...............................................................-2-
Section 2.03      Payment of Purchase Price for the Mortgage Loans..............................................-5-

                                                    ARTICLE III

                                REPRESENTATIONS AND WARRANTIES; REMEDIES FOR BREACH

Section 3.01      Seller Representations and Warranties Relating to the Mortgage Loans..........................-5-
Section 3.02      Seller Representations and Warranties........................................................-16-

                                                    ARTICLE IV

                                                SELLER'S COVENANTS

Section 4.01      Covenants of the Seller......................................................................-19-

                                                     ARTICLE V

                                                    [RESERVED]


                                                    ARTICLE VI

                                                    TERMINATION

Section 6.01      Termination..................................................................................-19-



                                                    ARTICLE VII

                                             MISCELLANEOUS PROVISIONS

Section 7.01      Amendment....................................................................................-19-
Section 7.02      Governing Law................................................................................-20-
Section 7.03      Notices......................................................................................-20-
Section 7.04      Severability of Provisions...................................................................-20-
Section 7.05      Counterparts.................................................................................-20-
Section 7.06      Further Agreements...........................................................................-20-
Section 7.07      Intention of the Parties.....................................................................-21-
Section 7.08      Successors and Assigns; Assignment of this Agreement.........................................-21-
Section 7.09      Survival.  ..................................................................................-21-


Schedule I        Mortgage Loan Schedule

                  MORTGAGE LOAN PURCHASE AGREEMENT, dated as of June 28, 2004, (the "AGREEMENT"), between NATIONAL CITY MORTGAGE CO. ("National City" or the "Seller") and CITIGROUP MORTGAGE LOAN TRUST INC. (the "PURCHASER").

                              W I T N E S S E T H:
                              --------------------

                  WHEREAS, the Seller is the owner of either the notes or other evidence of indebtedness (the "MORTGAGE NOTES") or other evidence of ownership so indicated on Schedule I hereto and the other documents or instruments constituting the Mortgage File (collectively, the "MORTGAGE LOANS"); and

                  WHEREAS, the Seller, as of the date hereof, owns the mortgages (the "MORTGAGES") on the properties (the "MORTGAGED PROPERTIES") securing such Mortgage Loans, including rights (a) to any property acquired by foreclosure or deed in lieu of foreclosure or otherwise and (b) to the proceeds of any insurance policies covering the Mortgage Loans or the Mortgaged Properties or the obligors on the Mortgage Loans; and

                  WHEREAS, the parties hereto desire that the Seller sell the Mortgage Loans to the Purchaser and the Purchaser purchase the Mortgage Loans from the Seller pursuant to the terms of this Agreement; and

                  WHEREAS, pursuant to the terms of a Pooling and Servicing Agreement, dated as of June 1, 2004 (the "Pooling and Servicing Agreement"), among the Purchaser as depositor, National City as master servicer (in such capacity, the "Master Servicer") and U.S. Bank National Association as trustee (the "Trustee"), the Purchaser will convey the Mortgage Loans to the Trustee. The Citigroup Mortgage Loan Trust Inc., Citigroup Mortgage Loan Trust 2004-NCM1, Mortgage Pass-Through Certificates, Series 2004-NCM1 (the "Certificates") will evidence the entire beneficial ownership interest in the Trust Fund created pursuant to the Pooling and Servicing Agreement; and

                  WHEREAS, The Certificates, other than the Class B-4 Certificates, the Class B-5 Certificates and the Class B-6 Certificates which are referred to collectively as the "Private Certificates," will be offered to the public pursuant to a prospectus and prospectus supplement (together, the "Prospectus"), and the Private Certificates will be offered for sale in transactions exempt from the registration requirements of the Securities Act of 1933, as amended (the "SECURITIES ACT") pursuant to a private placement memorandum (the "Private Placement Memorandum").

                  NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

                  Section 1.01 DEFINITIONS. All capitalized terms used but not defined herein and below shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

                                   ARTICLE II

                SALE OF MORTGAGE LOANS; PAYMENT OF PURCHASE PRICE

                  Section 2.01 SALE OF MORTGAGE LOANS.

                  The Seller does hereby agree to and does hereby sell, assign, set over, and otherwise convey to the Purchaser, without recourse, on the Closing Date, all its right, title and interest, in and to (i) each Mortgage Loan and the related Cut-off Date Principal Balance thereof, including any Related Documents, (ii) all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date; (iii) security interests securing the Mortgage Loans and property which secured such Mortgage Loan and which has been acquired by foreclosure or deed in lieu of foreclosure; (iv) its interest in any insurance policies in respect of the Mortgage Loans; and (v) all proceeds of any of the foregoing.

                  Section 2.02 OBLIGATIONS OF SELLER UPON SALE.

                  (a) In connection with any transfer pursuant to Section 2.01 hereof, the Seller further agrees, at its own expense, on or prior to the Closing Date, (x) to indicate in its books and records that the Mortgage Loans have been sold to the Purchaser pursuant to this Agreement and (y) to deliver to the Purchaser and the Trustee a computer file containing a true and complete list of all the Mortgage Loans specifying, among other things, for each Mortgage Loan, as of the Cut-off Date, its account number and Cut-off Date Principal Balance. Such file (the "MORTGAGE LOAN SCHEDULE") which is included as Schedule 1 to the Pooling and Servicing Agreement, shall also be marked as Schedule I to this Agreement and is hereby incorporated into and made a part of this Agreement.

                  In connection with such transfer and assignment, the Seller, on behalf of the Purchaser, does hereby deliver or cause to be delivered to, and deposit with the Trustee, or its designated agent (the "Custodian"), the following documents or instruments with respect to each Mortgage Loan (a "Mortgage File") so transferred and assigned:

                  (i) the original Mortgage Note, endorsed either (A) in blank or (B) in the following form: "Pay to the order of U.S. Bank National Association, as Trustee under the Pooling and Servicing Agreement, dated as of June 1, 2004, among Citigroup Mortgage Loan Trust Inc., National City Mortgage Co. and U.S. Bank National Association, without recourse," or with respect to any lost Mortgage Note, an original lost note affidavit, together with a copy of the related Mortgage Note;

                  (ii) the original Mortgage (noting the presence of the MIN of the Mortgage Loan and language indicating that the Mortgage Loan is a MOM Loan if the Mortgage Loan is a MOM Loan) with evidence of recording thereon, and the original recorded power of attorney, if the Mortgage was executed pursuant to a power of attorney, with evidence of recording thereon or, if such Mortgage or power of attorney has been submitted for recording but has not been returned from the applicable public recording office, has been lost or is not otherwise available, a copy of such Mortgage or power of attorney, as the case may be, certified to be a true and complete copy of the original submitted for recording;

                  (iii) unless the Mortgage Loan is registered on the MERS(R) System, an original Assignment of Mortgage, in form and substance acceptable for recording, either (A) in blank or (B) to " U.S. Bank National Association, as Trustee under the Pooling and Servicing Agreement, dated as of June 1, 2004, among Citigroup Mortgage Loan Trust Inc., National City Mortgage Co. and U.S. Bank National Association, without recourse,"

                  (iv) an original or a certified copy of any intervening assignment of Mortgage showing a complete chain of assignments from the originator to the Person assigning the Mortgage to the Trustee (or to MERS, if the Mortgage Loan is registered on the MERS(R) System and noting the presence of the MIN) as contemplated by the immediately preceding clause (iii);

                  (v) the original mortgagee policy of title insurance or attorney's opinion of title and abstract of title; and

                  (vi) the original or copies of each assumption, modification, consolidation or extension agreement, with evidence of recording thereon.

                  With respect to a maximum of 1.0% of the Mortgage Loans, calculated by reference to the outstanding principal balance of the Mortgage Loans as of the Cut-off Date, if any original Mortgage Note referred to in clause (i) above cannot be located, the obligations of the Seller to deliver such documents shall be deemed to be satisfied upon delivery to the Purchaser of a photocopy of such Mortgage Note, if available, with a lost note affidavit in a form satisfactory to the Purchaser. If any of the original Mortgage Notes for which a lost note affidavit was delivered to the Purchaser is subsequently located, such original Mortgage Note shall be delivered to the Purchaser within three Business Days.

                  In connection with the assignment of any Mortgage Loan registered on the MERS(R) System, the Seller further agrees that it will cause, within 30 Business Days after the Closing Date, the MERS(R) System to indicate that such Mortgage Loans have been assigned to the Trustee in accordance with this Agreement for the benefit of the Certificateholders by including (or deleting, in the case of Mortgage Loans which are repurchased in accordance with this Agreement) in such computer files (a) the code in the field which identifies the specific Trustee and (b) the code in the field "Pool Field" which identifies the series of the Certificates issued in connection with such Mortgage Loans. The Seller further agrees that it will not alter the codes referenced in this paragraph with respect to any Mortgage Loan during the term of this Agreement unless and until such Mortgage Loan is repurchased in accordance with the terms of this Agreement.

                  If any of the documents referred to in Section 2.02(ii), (iii) or (iv) above has as of the Closing Date been submitted for recording but either
(x) has not been returned from the applicable public recording office or (y) has been lost or such public recording office has retained the original of such document, the obligations of the Seller to deliver such documents shall be deemed to be satisfied upon (1) delivery to the Trustee or the Custodian, no later than the Closing Date, of a copy of each such document certified by the Seller in the case of (x) above or the applicable public recording office in the case of (y) above to be a true and complete copy of the original that was submitted for recording and (2) if such copy is certified by the Seller, delivery to the Trustee or the

Custodian, promptly upon receipt thereof, of either the original or a copy of such document certified by the applicable public recording office to be a true and complete copy of the original. The Seller shall deliver or cause to be delivered to the Trustee or the Custodian promptly upon receipt thereof any other documents constituting a part of a Mortgage File received with respect to any Mortgage Loan, including, but not limited to, any original documents evidencing an assumption or modification of any Mortgage Loan.

                  Upon discovery or receipt of notice of any materially defective document in, or that a document is missing from, a Mortgage File, the Seller shall have 90 days to cure such defect or to deliver such missing document to the Trustee or the Custodian. If the Seller does not cure such defect or deliver such missing document within such time period, the Seller shall either repurchase or substitute for such Mortgage Loan in accordance with
Section 3.01 hereof.

                  The Purchaser hereby acknowledges its acceptance of all right, title and interest to the Mortgage Loans and other property, now existing and hereafter created, conveyed to it pursuant to Section 2.01.

                  The parties hereto intend that the transaction set forth herein be a sale by the Seller to the Purchaser of all the Seller's right, title and interest in and to the Mortgage Loans and other property described above. In the event the transaction set forth herein is deemed not to be a sale, the Seller hereby grants to the Purchaser a security interest in all of the Seller's right, title and interest in, to and under the Mortgage Loans and other property described above, whether now existing or hereafter created, to secure all of the Seller's obligations hereunder; and this Agreement shall constitute a security agreement under applicable law.

                  (b) The Seller shall cause the Assignments of Mortgage which were delivered in blank to be completed and (except with respect to any Mortgage Loan for which MERS is identified on the Mortgage or on a properly recorded assignment of the Mortgage as the mortgagee of record) shall cause all Assignments referred to in Section 2.02(iii) hereof and, to the extent necessary, in Section 2.02(iv) hereof to be recorded. The Seller shall be required to deliver or cause to be delivered such assignments for recording within 30 days of the Closing Date. The Seller shall furnish the Trustee, or its designated agent, with a copy of each assignment of Mortgage submitted for recording. In the event that any such Assignment is lost or returned unrecorded because of a defect therein, the Seller shall promptly have a substitute Assignment prepared or have such defect cured, as the case may be, and thereafter cause each such Assignment to be duly recorded.

                  Notwithstanding the foregoing, the Assignments of Mortgage shall not be required to be submitted for recording with respect to any Mortgage Loan in any jurisdiction where the Rating Agencies do not require recordation in order to receive the ratings on the rated Certificates at the time of their initial issuance; provided, however, the Assignments of Mortgage shall be submitted for recording in the manner described above, at no expense to the Trust Fund or the Trustee, upon the earliest to occur of: (i) reasonable direction by the Holders of Certificates entitled to at least [25]% of the Voting Rights, (ii) the occurrence of a Master Servicer Event of Termination,
(iii) the occurrence of a bankruptcy, insolvency or foreclosure relating to the Seller, (iv) the occurrence of a servicing transfer as described in Section 6.04 or in Article VII of the Pooling and Servicing Agreement, (v) with respect to any particular Mortgage Loan, upon the occurrence of a bankruptcy, insolvency or foreclosure relating to the Mortgagor under the related Mortgage and (vi) with respect to any particular Mortgage Loan that has defaulted, upon such defaulted Mortgage Loan becoming 90 days or more Delinquent or at such other time as the recordation of the Assignment of Mortgage relating to such defaulted Mortgage Loan shall customarily be effected, in connection with the foreclosure thereupon, by the Master Servicer in accordance with the servicing standards set forth in the Pooling and Servicing Agreement. In the event of (i) through (vi) set forth in the immediately preceding sentence, the Seller at its own expense shall deliver or cause to be delivered such assignments for recording as provided above, promptly and in any event within 30 days following such event.

                  Section 2.03 PAYMENT OF PURCHASE PRICE FOR THE MORTGAGE LOANS.

                  In consideration of the sale of the Mortgage Loans from the Seller to the Purchaser on the Closing Date, the Purchaser agrees to pay to the Seller on the Closing Date by transfer of immediately available funds, as directed by the Seller, an amount equal to $__________ in respect of the Mortgage Loans (the "PURCHASE PRICE"), net of an expense reimbursement amount of $__________ (the "EXPENSE REIMBURSEMENT AMOUNT"). The Expense Reimbursement Amount shall reimburse the Purchaser for the Purchaser's Securities and Exchange Commission registration statement fees and the Purchaser's registration statement administration fees allocable to the Trust. The Seller shall pay, and be billed directly for, all expenses incurred by the Purchaser in connection with the issuance of the Certificates, including, without limitation, printing fees incurred in connection with the Prospectus and the Private Placement Memorandum, blue sky registration fees and expenses, fees and reasonable expenses of Purchaser's counsel, fees of the rating agencies requested to rate the Certificates, accountant's fees and expenses and the fees and expenses of the Trustee and other out-of-pocket costs, if any. If the Purchaser shall determine that the Expense Reimbursement Amount is not sufficient to reimburse the Purchaser for all expenses incurred by it that are subject to reimbursement by the Seller hereunder as described above, the Seller shall promptly reimburse the Purchaser for such additional amounts upon written notice by the Purchaser to the Seller.

                                   ARTICLE III

               REPRESENTATIONS AND WARRANTIES; REMEDIES FOR BREACH

                  Section 3.01 SELLER REPRESENTATIONS AND WARRANTIES RELATING TO THE MORTGAGE LOANS. The Seller hereby represents and warrants to the Purchaser, with respect to the Mortgage Loans, that as of the Closing Date or as of such date specifically provided herein:

                  (a) MORTGAGE LOANS AS DESCRIBED. The information set forth in the related Mortgage Loan Schedule is complete, true and correct.

                  (b) PAYMENTS CURRENT. All payments required to be made up to the Cut-off Date for the Mortgage Loan under the terms of the Mortgage Note have been made and credited. No payment required under the Mortgage Loan has been 30 or more days delinquent at any time in the past 12 months preceding the Cut-off Date.

                  (c) NO OUTSTANDING CHARGES. There are no defaults in complying with the terms of the Mortgages, and all taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid, or an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable. The Seller has not advanced funds, or induced, solicited or knowingly received any advance of funds by a party other than the Mortgagor, directly or indirectly, for the payment of any amount required under the Mortgage Loan, except for interest accruing from the date of the Mortgage Note or date of disbursement of the Mortgage Loan proceeds, whichever is greater, to the day which precedes by one month the Due Date of the first installment of principal and interest.

                  (d) ORIGINAL TERMS UNMODIFIED. The terms of the Mortgage Note and Mortgage have not been impaired, waived, altered or modified in any respect, except by a written instrument which has been recorded, if necessary to protect the interests of the Purchaser and which has been delivered to the Custodian. The substance of any such waiver, alteration or modification has been approved by the issuer of any related PMI Policy and the title insurer, to the extent required by the policy, and its terms are reflected on the related Mortgage Loan Schedule. No instrument of waiver, alteration or modification has been executed, and no Mortgagor has been released, in whole or in part, except in connection with an assumption agreement approved by the issuer of any related PMI Policy and the title insurer, to the extent required by the policy, and which assumption agreement is part of the Mortgage Loan File delivered to the Custodian and the terms of which are reflected in the related Mortgage Loan Schedule.

                  (e) NO DEFENSES. The Mortgage Loan is not subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, nor will the operation of any of the terms of the Mortgage Note or the Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto, and no Mortgagor was a debtor in any state or federal bankruptcy or insolvency proceeding at the time the Mortgage Loan was originated.

                  (f) HAZARD INSURANCE. All buildings or other improvements upon the Mortgaged Property are insured by a generally acceptable insurer against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the Mortgaged Property is located pursuant to insurance policies conforming to the requirements of the Pooling and Servicing Agreement. If the Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available) a flood insurance policy meeting the requirements of the current guidelines of the Federal Flood Insurance Administration is in effect which policy conforms to the requirements of the Pooling and Servicing Agreement. All individual insurance policies contain a standard mortgagee clause naming the Seller and its successors and assigns as mortgagee, and all premiums thereon have been paid. The Mortgage obligates the Mortgagor thereunder to maintain the hazard insurance policy at the Mortgagor's cost and expense, and on the Mortgagor's failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at such Mortgagor's cost and expense, and to seek reimbursement therefor from the Mortgagor. Where required by state law or regulation, the Mortgagor has been given an opportunity to choose the carrier of the required hazard insurance, provided the policy is not a "master" or "blanket" hazard insurance policy covering the common facilities of a planned unit development. The hazard insurance policy is the valid and binding obligation of the insurer, is in full force and effect, and will be in full force and effect and inure to the benefit of the Purchaser upon the consummation of the transactions contemplated by this Agreement. The Seller has not engaged in, and has no knowledge of the Mortgagor, any Subservicer or any prior originator or subservicer having engaged in, any act or omission which would impair the coverage of any such policy, the benefits of the endorsement provided for herein, or the validity and binding effect of either, including without limitation, no unlawful fee, unlawful commission, unlawful kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other person or entity, and no such unlawful items have been received, retained or realized by the Seller.

                  (g) COMPLIANCE WITH APPLICABLE LAWS. Any and all requirements of any federal, state or local law including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity and disclosure laws applicable to the origination and servicing of the Mortgage Loan have been complied with and each Mortgage Loan at the time it was made complied in all material respects with all applicable predatory and abusive lending laws. The Seller shall maintain in its possession, available for the Purchaser's inspection, and shall deliver to the Purchaser upon demand, evidence of compliance with all such requirements.

                  (h) NO SATISFACTION OF MORTGAGE. The Mortgage has not been satisfied, canceled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission. The Seller has not waived the performance by the Mortgagor of any action, if the Mortgagor's failure to perform such action would cause the Mortgage Loan to be in default, nor has the Seller waived any default resulting from any action or inaction by the Mortgagor.

                  (i) LOCATION AND TYPE OF MORTGAGED PROPERTY. The Mortgaged Property is a fee simple property located in the state identified in the related Mortgage Loan Schedule and consists of a parcel of real property with a detached single family residence erected thereon, or a two- to four-family dwelling, or an individual condominium unit in a condominium project, or an individual unit in a planned unit development, provided, however, that any condominium project or planned unit development shall conform with the Seller's Underwriting Guidelines regarding such dwellings, and no residence or dwelling is a mobile home or a manufactured dwelling that is (A) not considered real property under applicable state law and (B) not affixed to a permanent foundation. No portion of the Mortgaged Property is used for commercial purposes other than a home office that would be acceptable under Fannie Mae standards.

                  (j) VALID FIRST LIEN. The Mortgage is a valid, subsisting, enforceable and perfected first lien on the Mortgaged Property, including all buildings and improvements on the Mortgaged Property, and all additions, alterations and replacements made at any time with respect to the foregoing. The lien of the Mortgage is subject only to:

         (1) the lien of current real property taxes and assessments not yet due and payable;

         (2) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording acceptable to mortgage lending institutions generally and specifically referred to in the lender's title insurance policy delivered to the originator of the Mortgage Loan and (i) referred to or to otherwise considered in the appraisal made for the originator of the Mortgage Loan or (ii) which do not adversely affect the Appraised Value of the Mortgaged Property set forth in such appraisal; and

         (3) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property.

Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, subsisting and enforceable first lien and first priority security interest on the property described therein and the Seller has full right to sell and assign the same to the Purchaser. The Mortgaged Property was not, as of the date of origination of the Mortgage Loan, subject to a mortgage, deed of trust, deed to secured debt or other security instrument creating a lien subordinate to the lien of the Mortgage, except as set forth in the Mortgage Loan Schedule.

                  (k) VALIDITY OF MORTGAGE DOCUMENTS. The Mortgage Note and the Mortgage are genuine, and each is the legal, valid and binding obligation of the maker thereof enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or other similar laws affecting generally the enforcement of creditors' rights. All parties to the Mortgage Note and the Mortgage and any other related agreement had legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note and the Mortgage and any other related agreement, and the Mortgage Note and the Mortgage have been duly and properly executed by such parties. To the best of the Seller's knowledge, the documents, instruments and agreements submitted for loan underwriting were not falsified. To the best of the Seller's knowledge, no fraud was committed in connection with the origination of the Mortgage Loan. The Seller has reviewed all of the documents constituting the Servicing File and has made such inquiries as it deems necessary to make and confirm the accuracy of the representations set forth herein. To the best of the Seller's knowledge, no misrepresentation, negligence, fraud or similar occurrence with respect to a Mortgage Loan has taken place on the part of any person, including without limitation the Mortgagor, any appraiser, any builder or developer, or any other party involved in the origination of the Mortgage Loan or in the application of any insurance in relation to such Mortgage Loan.

                  (l) FULL DISBURSEMENT OF PROCEEDS. The Mortgage Loan has been closed and the proceeds of the Mortgage Loan have been fully disbursed to or for the account of the Mortgagor and there is no requirement for future advances thereunder. With respect to the Mortgage Loan, any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any escrow funds therefor have been complied with (or if such requirements as to completion have not been met and any Mortgage Loan proceeds or other funds remain held in escrow, then (i) such funds are held by a party not affiliated with the Seller, (ii) the Purchaser shall not under any circumstances have any obligation with respect to such funds and (iii) if the related borrower shall not meet the conditions for the release of any such escrow funds, any such funds shall be applied on behalf of the borrower as a partial prepayment of the Mortgage Loan). All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage were paid, and the Mortgagor is not entitled to any refund of any amounts paid or due under the Mortgage Note or Mortgage.

                  (m) OWNERSHIP. The Seller is the sole owner of record and holder of the Mortgage Loan. The Mortgage Loan is not assigned or pledged, and the Seller has good and marketable title thereto, and has full right to transfer and sell the Mortgage Loan therein to the Purchaser free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest, and has full right and authority subject to no interest or participation of, or agreement with, any other party, to sell and assign each Mortgage Loan pursuant to this Agreement.

                  (n) DOING BUSINESS. All parties which have had any interest in the Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were)
(1) in compliance with any and all applicable doing business' and licensing requirements of the laws of the state wherein the Mortgaged Property is located, and (2) (a) organized under the laws of such state, (b) qualified to do business in such state, (c) federal savings and loan associations or national banks having principal offices in such state, or (d) not doing business in such state.

                  (o) LTV, PMI POLICY. No Mortgage Loan has a LTV equal to or greater than 100%. The original LTV of the Mortgage Loan either was not more than 80% or (i) the excess over 75% is and will be insured as to payment defaults by a PMI Policy until the LTV of such Mortgage Loan is reduced to 80%, or (ii) is subject to an LPMI Policy, which will stay in effect for the life of the Mortgage Loan. All provisions of such PMI Policy have been and are being complied with, such policy is in full force and effect, and all premiums due thereunder have been paid. No action, inaction, or event has occurred and no state of facts exists that has, or will result in the exclusion from, denial of, or defense to coverage. Any Mortgage Loan subject to a PMI Policy obligates the Mortgagor thereunder to maintain the PMI Policy and to pay all premiums and charges in connection therewith; provided, that, with respect to LPMI Loans, the Master Servicer is obligated thereunder to maintain the LPMI Policy and to pay all premiums and charges in connection therewith. The Mortgage Interest Rate for the Mortgage Loan as set forth on the related Mortgage Loan Schedule is net of any such insurance premium.

                  (p) TITLE INSURANCE. The Mortgage Loan is covered by either
(i) an attorney's opinion of title and abstract of title the form and substance of which is acceptable to mortgage lending institutions making mortgage loans in the area where the Mortgaged Property is located or (ii) an ALTA lender's title insurance policy or other generally acceptable form of policy of insurance acceptable to Fannie Mae or Freddie Mac, issued by a title insurer acceptable to Fannie Mae or Freddie Mac and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring the Seller, its successors and assigns, as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan (or to the extent that a Mortgage Note provides for negative amortization, the maximum amount of negative amortization in accordance with the Mortgage), subject only to the exceptions contained in clauses (1), (2) and (3) of paragraph (j) of this Section 3.01. Where required by state law or regulation, the Mortgagor has been given the opportunity to choose the carrier of the required mortgage title insurance. Additionally, such lender's title insurance policy affirmatively insures ingress and egress, and against encroachments by or upon the Mortgaged Property or any interest therein. The Seller is the sole insured of such lender's title insurance policy, and such lender's title insurance policy is in full force and effect and will be in force and effect upon the consummation of the transactions contemplated by this Agreement. No claims have been made under such lender's title insurance policy, and no prior holder of the Mortgage, including the Seller, has done, by act or omission, anything which would impair the coverage of such lender's title insurance policy including without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other person or entity, and no such unlawful items have been received, retained or realized by the Seller.

                  (q) NO DEFAULTS. To the best of the Seller's knowledge, there is no default, breach, violation or event of acceleration existing under the Mortgage or the Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and neither the Seller nor its predecessors have waived any default, breach, violation or event of acceleration.

                  (r) NO MECHANICS' LIENS. To the best of the Seller's knowledge, there are no mechanics' or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under the law could give rise to such liens) affecting the related Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage.

                  (s) LOCATION OF IMPROVEMENTS; NO ENCROACHMENTS. To the best of the Seller's knowledge, all improvements which were considered in determining the Appraised Value of the Mortgaged Property lay wholly within the boundaries and building restriction lines of the Mortgaged Property and no improvements on adjoining properties encroach upon the Mortgaged Property. No improvement located on or being part of the Mortgaged Property is in violation of any applicable zoning law or regulation.

                  (t) ORIGINATION; PAYMENT TERMS. Such Mortgage Loan was originated by the Seller, a credit union, a savings and loan association, a savings bank, a commercial bank, a mortgage banking company or a similar banking institution which is supervised and examined by a federal or state credit union or banking authority, or is a mortgagee approved by HUD, or is a correspondent approved by National City and has not been sold to any Person other than the Seller and the Purchaser, except as evidenced by an Assignment of Mortgage. The Mortgage Rate is the fixed interest rate set forth in the Mortgage Note. The Mortgage Note is payable each month in equal monthly installments of principal and interest, with interest calculated and payable in arrears, sufficient to amortize the Mortgage Loan fully by the stated maturity date, over an original term of not more than thirty years from commencement of amortization. There is no negative amortization.

                  (u) CUSTOMARY PROVISIONS. The Mortgage and the related Mortgage Note contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and

(ii) otherwise by judicial foreclosure. Upon default by a Mortgagor on a Mortgage Loan and foreclosure on, or trustee's sale of, the Mortgaged Property pursuant to the proper procedures, the holder of the Mortgage Loan will be able to deliver good and merchantable title to the Mortgaged Property. There is no homestead or other exemption available to a Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage.

                  (v) CONFORMANCE WITH UNDERWRITING GUIDELINES. The Mortgage Loan was underwritten in accordance with the Seller's underwriting guidelines in effect at the time the Mortgage Loan was originated. The Mortgage Note and Mortgage are on forms acceptable to Freddie Mac or Fannie Mae.

                  (w) OCCUPANCY OF THE MORTGAGED PROPERTY. As of the Closing Date the Mortgaged Property is lawfully occupied under applicable law. All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities. Except as otherwise stated on the Mortgage Loan Schedule, the Mortgagor represented at the time of origination of the Mortgage Loan that the Mortgagor would occupy the Mortgaged Property as the Mortgagor's primary residence.

                  (x) NO ADDITIONAL COLLATERAL. The Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage and the security interest of any applicable security agreement or chattel mortgage referred to in (j) above.

                  (y) DEEDS OF TRUST. In the event the Mortgage constitutes a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by the Purchaser to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Mortgagor.

                  (z) ACCEPTABLE INVESTMENT. The Seller has no knowledge of any circumstances or conditions with respect to the Mortgage, the Mortgaged Property, the Mortgagor or the Mortgagor's credit standing that can reasonably be expected to cause the Mortgage Loan to become delinquent, or adversely affect the value or marketability of the Mortgage Loan.

                  (aa) DELIVERY OF MORTGAGE DOCUMENTS. The Mortgage Note, the Mortgage, the Assignment of Mortgage and any other documents required to be delivered for the Mortgage Loan by the Seller under this Agreement have been delivered to the Custodian. The Seller is in possession of a complete, true and accurate Mortgage File, except for such documents the originals of which have been delivered to the Custodian.

                  (bb) CONDOMINIUMS/PLANNED UNIT DEVELOPMENTS. If the dwelling on the Mortgaged Property is a condominium unit or a planned unit development (other than a de minimus planned unit development) such condominium or planned unit development project meets Fannie Mae and Freddie Mac eligibility requirements.

                  (cc) TRANSFER OF MORTGAGE LOANS. The Assignment of Mortgage is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located.

                  (dd) DUE ON SALE. The Mortgage contains an enforceable provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the Mortgagor thereunder.

                  (ee) CONSOLIDATION OF FUTURE ADVANCES. Any future advances made prior to the related Cut-off Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term. The lien of the Mortgage securing the consolidated principal amount is expressly insured as having first lien priority by a title insurance policy, an endorsement to the policy insuring the mortgagee's consolidated interest or by other title evidence acceptable to Fannie Mae and Freddie Mac. The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan.

                  (ff) MORTGAGED PROPERTY UNDAMAGED. There is no proceeding pending or, to the best of the Seller's knowledge, threatened for the total or partial condemnation of the Mortgaged Property. The Mortgaged Property is in good repair and is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty or cause of damage so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended.

                  (gg) COLLECTION PRACTICES; ESCROW DEPOSITS. The origination practices used with respect to the Mortgage Loan were consistent with the Seller's usual and customary origination practices, the Seller's underwriting guidelines as described in the Prospectus and in all respects in compliance with all applicable laws and regulations. The servicing and collection practices used with respect to the Mortgage Loan have been consistent with the servicing standard set forth in Section 3.01 of the Pooling and Servicing Agreement and in all respects in compliance with all applicable laws and regulations. The Mortgage Loan has been serviced by the Seller and any predecessor servicer in accordance with the terms of the Mortgage Note. With respect to each Mortgage Loan for which funds are escrowed with the Seller for the payment of taxes and/or insurance, (A) with respect to escrow deposits and Escrow Payments, all such payments are in the possession of the Seller and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made, (B) all Escrow Payments have been collected in full compliance with state and federal law, (C) an escrow of funds is not prohibited by applicable law and has been established in an amount sufficient to pay for every item which remains unpaid and which has been assessed but is not yet due and payable and (D) no escrow deposits or Escrow Payments or other charges or payments due the Seller have been capitalized under the Mortgage or the Mortgage Note and no such escrow deposits or Escrow Payments are being held by the Seller for any work on a Mortgaged Property which has not been completed.

                  (hh) APPRAISAL. The Mortgage File contains an appraisal of the related Mortgage Property signed prior to the approval of the Mortgage Loan application by a qualified appraiser, duly appointed by the Seller, who had no interest, direct or indirect in the Mortgaged Property or in any loan made on the security thereof; and whose compensation is not affected by the approval or disapproval of the Mortgage Loan, and the appraisal and appraiser both satisfy the requirements of Title XI of the Federal Institutions Reform, Recovery, and Enforcement Act of 1989 and the regulations promulgated thereunder, all as in effect on the date the Mortgage Loan was originated. Such appraisal is on Form 1004 or Form 2055 and included an interior inspection.

                  (ii) SERVICEMEMBERS CIVIL RELIEF ACT. The Mortgagor has not notified the Seller, and the Seller has no knowledge of any relief requested or allowed to the Mortgagor under the Servicemembers Civil Relief Act.

                  (jj) ENVIRONMENTAL MATTERS. The Mortgaged Property is free from any and all toxic or hazardous substances and there exists no violation of any local, state or federal environmental law, rule or regulation. To the best of the Seller's knowledge, there is no pending action or proceeding directly involving any Mortgaged Property of which the Seller is aware in which compliance with any environmental law, rule or regulation is an issue; and to the best of the Seller's knowledge, nothing further remains to be done to satisfy in full all requirements of each such law, rule or regulation consisting a prerequisite to use and enjoyment of said property.

                  (kk) INSURANCE. The Seller has caused to be performed any and all acts required to preserve the rights and remedies of the Purchaser in any insurance policies applicable to the Mortgage Loans including, without limitation, any necessary notifications of insurers, assignments of policies or interests therein, and establishments of coinsured, joint loss payee and mortgagee rights in favor of the Purchaser; No action, inaction, or event has occurred and no state of fact exists or has existed that has resulted or will result in the exclusion from, denial of, or defense to coverage under any applicable pool insurance policy, special hazard insurance policy, PMI Policy or bankruptcy bond, irrespective of the cause of such failure of coverage. In connection with the placement of any such insurance, no commission, fee, or other compensation has been or will be received by the Seller or any designee of the Seller or any corporation in which the Seller or any officer, director, or employee had a financial interest at the time of placement of such insurance.

                  (ll) REGARDING THE MORTGAGOR. The Mortgagor is (A) one or more natural persons and/or (B) one or more trustees for an Illinois land trust or
(C) a trustee under a "living trust" and such "living trust" is in compliance with Fannie Mae guidelines for such trusts.

                  (mm) HIGH COST LOANS. No Mortgage Loan is subject to the requirements of the Home Ownership and Equity Protection Act of 1994 ("HOEPA") and no Mortgage Loan is in violation of any state law or ordinance similar to HOEPA. No mortgage loan in the trust is a "high cost," "high cost home," "covered" (excluding home loans defined as "covered home loans" pursuant to clause (1) of the definition of that term in the New Jersey Home Ownership Security Act of 2002), "high risk home" or "predatory" loan under any other applicable state, federal or local law (or a similarly classified loan using different terminology under a law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees).

                  (nn) SIMPLE INTEREST MORTGAGE LOANS. None of the Mortgage Loans are simple interest Mortgage Loans.

                  (oo) TAX SERVICE CONTRACT. The Seller has obtained a life of loan, transferable real estate Tax Service Contract on each Mortgage Loan with an Approved Tax Servicer Contract Provider and such contract is assignable without penalty, premium or cost to the Purchaser.

                  (pp) FLOOD CERTIFICATION CONTRACT. The Seller has obtained a life of loan, transferable flood certification contract with a nationally recognized flood zone service provider acceptable to Purchaser for each Mortgage Loan and such contract is assignable without penalty, premium or cost to the Purchaser.

                  (qq) FICO SCORES. Each Mortgage Loan has a non-zero FICO score.

                  (rr) PREPAYMENT PENALTIES ENFORCEABLE. With respect to each Mortgage Loan that has a prepayment fee feature, each such prepayment fee is enforceable and will be enforced by the Seller, and each prepayment penalty is permitted pursuant to federal, state and local law. Except as otherwise set forth in the Mortgage Loan Schedule, with respect to each Mortgage Loan that contains a prepayment fee, such prepayment fee is at least equal to the lesser of (A) the maximum amount permitted under applicable law and (B) six months interest at the related Mortgage Interest Rate on the amount prepaid in excess of 20% of the original principal balance of such Mortgage Loan.

                  (ss) RECORDATION. Each original Mortgage was recorded and all subsequent assignments of the original Mortgage (other than the assignment to the Purchaser) have been recorded in the appropriate jurisdictions wherein such recordation is necessary to perfect the lien thereof as against creditors of the related Mortgagor, or is in the process of being recorded.

                  (tt) LEASEHOLDS. If the Mortgage Loan is secured by a long-term residential lease, (1) the lessor under the lease holds a fee simple interest in the land; (2) the terms of such lease expressly permit the mortgaging of the leasehold estate, the assignment of the lease without the lessor's consent and the acquisition by the holder of the Mortgage of the rights of the lessee upon foreclosure or assignment in lieu of foreclosure or provide the holder of the Mortgage with substantially similar protections; (3) the terms of such lease do not (a) allow the termination thereof upon the lessee's default without the holder of the Mortgage being entitled to receive written notice of, and opportunity to cure, such default, (b) allow the termination of the lease in the event of damage or destruction as long as the Mortgage is in existence, (c) prohibit the holder of the Mortgage from being insured (or receiving proceeds of insurance) under the hazard insurance policy or policies relating to the Mortgaged Property or (d) permit any increase in rent other than pre-established increases set forth in the lease; (4) the original term of such lease is not less than 15 years; (5) the term of such lease does not terminate earlier than five years after the maturity date of the Mortgage Note; and (6) the Mortgaged Property is located in a jurisdiction in which the use of leasehold estates in transferring ownership in residential properties is a widely accepted practice.

                  (uu) PAYMENT IN FULL. No Mortgage Loan was paid in full on or prior to June 11, 2004.

                  (vv) SERVICER INFORMATION. The information delivered by the Seller to the Purchaser with respect to the Seller's loan loss, foreclosure and delinquency experience at the twelve (12) months ended December 31, 2002 and December 31, 2003 and at March 31, 2004 as presented in the Prospectus is true and correct in all material respects.

                  (ww) DOCUMENT DELIVERY. The Mortgage Note, the Mortgage, the Assignment of Mortgage and any other documents required to be delivered with respect to each Mortgage Loan pursuant hereto have been delivered in compliance with the specific requirements hereof. With respect to each Mortgage Loan, the Seller is in possession of a complete Mortgage File, except for such documents as have been delivered to the Custodian.

                  (xx) INTEREST RATE. Interest on each Mortgage Loan is calculated on the basis of a 360-day year consisting of twelve 30-day months.

                  (yy) ADVANCES; NO BUYDOWNS; NO GRADUATED PAYMENTS. Except for two Mortgage Loans (Seller's Mortgage Loan Nos. ______ and ______), each of which Mortgage Loans complies with Fannie Mae requirements, no Mortgage Loan (A) contains provisions pursuant to which Monthly payments are paid or partially paid with funds deposited in any separate account established by the Seller, the Mortgagor or (B) contains any other similar provisions which may constitute a "buydown" provision. The Mortgage Loan is not a graduated payment mortgage loan and the Mortgage Loan does not have a shared appreciation or other contingent interest feature. No Mortgage Loan has a balloon payment feature.

                  (zz) CONSTRUCTION LOAN. No Mortgage Loan was made in connection with (a) the construction or rehabilitation of a Mortgaged Property or (b) facilitating the trade in or exchange of a Mortgaged Property.

                  (aaa) PREDATORY PRACTICES; BENEFIT TO MORTGAGOR. No predatory, abusive or deceptive lending practices, including but not limited to, the extension of credit to a mortgagor without regard for the mortgagor's ability to repay the Mortgage Loan and the extension of credit to a mortgagor which has no apparent benefit to the mortgagor, were employed in connection with the origination of the Mortgage Loan.

                  (bbb) CONSUMER CREDIT STATUTES AND REGULATIONS. If applicable to the Seller or any subsequent Owner, the Mortgage Loan complies with all applicable consumer credit statutes and regulations, has been originated by a properly licensed entity, and in all other respects, complies with all of the material requirements of any such applicable laws.

                  (ccc) PREPAYMENT PENALTIES. Except as set forth on the related Mortgage Loan Schedule, none of the Mortgage Loans are subject to a prepayment penalty or charge. The information set forth in the Prepayment Charge Schedule is complete, true and correct in all material respects and each prepayment penalty or charge is permissible, enforceable and collectable under applicable federal and state law.

                  (ddd) MONEY LAUNDERING. The Seller has complied with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001

(collectively, the "Anti-Money Laundering Laws"); the Seller has established an anti-money laundering compliance program as required by the Anti-Money Laundering Laws, has conducted the requisite due diligence in connection with the origination of each Mortgage Loan for purposes of the Anti-Money Laundering Laws, including with respect to the legitimacy of the applicable Mortgagor and the origin of the assets used by the said Mortgagor to purchase the property in question, and maintains, and will maintain, sufficient information to identify the applicable Mortgagor for purposes of the Anti-Money Laundering Laws.

                  (eee) SERVICING. The Mortgage Loan has been serviced according to the Seller's servicing guidelines.

                  (fff) QUALIFIED MORTGAGE. The Mortgage Loan is a "qualified mortgage" within the meaning of Section 860G of the Code and Treas. Reg. Section 1.860G-2.

                  With respect to the representations and warranties set forth in this Section 3.01 that are made to the best of the Seller's knowledge or as to which the Seller has no knowledge, if it is discovered by the Depositor, the Seller, the Servicer or the Trustee, as set forth in Section 2.03 of the Pooling and Servicing Agreement, that the substance of such representation and warranty is inaccurate and such inaccuracy materially and adversely affects the value of the related Mortgage Loan or the interest therein of the Purchaser or the Purchaser's assignee, transferee or designee for the benefit of the Certificateholders then, notwithstanding the Seller's lack of knowledge with respect to the substance of such representation and warranty being inaccurate at the time the representation or warranty was made, such inaccuracy shall be deemed a breach of the applicable representation or warranty.

                  Upon discovery by the Depositor, the Seller, the Servicer, the Purchaser or any assignee, transferee or designee of the Purchaser of a breach of any of the representations and warranties contained in this Section 3.01 that materially and adversely affects the value of any Mortgage Loan or the interest therein of the Purchaser or the Purchaser's assignee, transferee or designee for the benefit of the Certificateholders, the party discovering the breach shall give prompt written notice to the others and in no event later than two Business Days from the date of such discovery. Within 90 days of the earlier of its discovery or its receipt of notice of any such breach of a representation or warranty, the Seller shall promptly cure such breach in all material respects, or in the event such defect or breach cannot be cured, the Seller shall repurchase the affected Mortgage Loan or cause the removal of such Mortgage Loan from the Trust Fund and substitute for it one or more Eligible Substitute Mortgage Loans, in either case, in accordance with Section 2.03 of the Pooling and Servicing Agreement.

                  Upon discovery or receipt of written notice by the Seller of any defective document in, or that a document is missing from, a Mortgage File, which materially adversely affects the value of such Mortgage Loan or the interest therein of the Purchaser, the Seller shall have 90 days to cure such defect, or in the event such defect cannot be cured, the Seller shall repurchase the affected Mortgage Loan or cause the removal of such Mortgage Loan from the Trust Fund and substitute for it one or more Qualified Substitute Mortgage Loans, in either case, within such time periods and in accordance with Section
2.03 of the Pooling and Servicing Agreement.

                  It is understood and agreed that the representations and warranties set forth in this Section 3.01 shall survive delivery of the respective Mortgage Files to the Trustee or its agent, on behalf of the Purchaser and shall inure to the benefit of the Certificateholders notwithstanding any restrictive or qualified endorsement or assignment.

                  It is understood and agreed that the obligations of the Seller set forth in this Section 3.01 to cure, repurchase or substitute for a defective Mortgage Loan constitute the sole remedies of the Purchaser, the Certificateholders or the Trustee on their behalf respecting a missing or defective document or a breach of the representations or warranties contained in this Section 3.01.

                  Section 3.02 SELLER REPRESENTATIONS AND WARRANTIES. The Seller hereby represents and warrants to the Purchaser that as of the Closing Date or as of such date specifically provided herein:

                  (i) The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio and has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in each state where a Mortgaged Property is located if the laws of such state require licensing or qualification in order to conduct business of the type conducted by the Seller, and in any event the Seller is in compliance with the laws of any such state to the extent necessary to ensure the enforceability of the related Mortgage Loan and the servicing of such Mortgage Loan in accordance with the terms of the Pooling and Servicing Agreement; the Seller has the full corporate power and authority to hold each Mortgage Loan, to sell each Mortgage Loan and to execute and deliver this Agreement and to perform in accordance herewith; the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by the Seller and the consummation of the transactions contemplated hereby have been duly and validly authorized; this Agreement evidences the valid, binding and enforceable obligation of the Seller; and all requisite corporate action has been taken by the Seller to make this Agreement valid and binding upon the Seller in accordance with its terms.

                  (ii) The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Seller, and the transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by the Seller pursuant to this Agreement are not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction.

                  (iii) Neither the execution and delivery of this Agreement, the acquisition of the Mortgage Loans by the Seller, the sale of the Mortgage Loans to the Purchaser or the transactions contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement, will conflict with or result in a breach of any of the terms, conditions or provisions of the Seller's charter or by-laws or any legal restriction or any agreement or instrument to which the Seller is now a party or by which it is bound, or constitute a default or result in an acceleration under any of the foregoing, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Seller or its property is subject, or impair the ability of the Purchaser to realize on the Mortgage Loans, or impair the value of the Mortgage Loans.

                  (iv) The Seller is an approved seller/servicer of conventional residential mortgage loans for Fannie Mae or Freddie Mac, with the facilities, procedures, and experienced personnel necessary for the sound servicing of mortgage loans of the same type as the Mortgage Loans. The Seller is in good standing to sell mortgage loans to and service mortgage loans for Fannie Mae or Freddie Mac, and no event has occurred, including but not limited to a change in insurance coverage, which would make the Seller unable to comply with Fannie Mae or Freddie Mac eligibility requirements or which would require notification to either Fannie Mae or Freddie Mac.

                  (v) The Seller does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement. The Seller is solvent and will not be rendered insolvent by the consummation of the transactions contemplated hereby. The sale of the Mortgage Loans is not undertaken to hinder, delay or defraud any of the Seller's creditors. The Seller acquired title to the Mortgage Loans in good faith, without notice of any adverse claims.

                  (vi) There is no action, suit, proceeding or investigation pending or to the best of the Seller's knowledge threatened against the Seller which, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Seller, or in any material impairment of the right or ability of the Seller to carry on its business substantially as now conducted, or in any material liability on the part of the Seller, or which would draw into question the validity of this Agreement or the Mortgage Loans or the sale of the Mortgage Loans of any action taken or to be taken in connection with the obligations of the Seller contemplated herein, or which would be likely to impair materially the ability of the Seller to perform under the terms of this Agreement.

                  (vii) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Seller of or compliance by the Seller with this Agreement or the sale of the Mortgage Loans as evidenced by the consummation of the transactions contemplated by this Agreement, or if required, such approval has been obtained prior to the Closing Date.

                  (viii) The Mortgage Loans were selected from among the outstanding fixed rate one- to four-family mortgage loans in the Seller's portfolio at the Cut-off Date underwritten to the Seller's underwriting guidelines as described in the Prospectus and as to which the representations and warranties set forth in Section 3.01 could be made and such selection was not made in a manner so as to affect adversely the interests of the Purchaser.

                  (ix) Neither this Agreement nor any statement, report or other document furnished or to be furnished pursuant to this Agreement or in connection with the transactions contemplated hereby contains any untrue statement of fact or omits to state a fact necessary to make the statements contained therein not misleading.

                  (x) The disposition of the Mortgage Loans shall be treated as a sale on the books and records of the Seller. The Seller has determined that the disposition of the Mortgage Loans pursuant to this Agreement will be afforded sale treatment for accounting and tax purposes. The

Seller shall maintain a complete set of books and records for the Mortgage Loans, which shall be clearly marked to reflect the ownership of each Mortgage Loan.

                  (xi) The Seller has delivered to the Purchaser financial statements as to its last three complete fiscal years and any later quarter ended more than 60 days prior to the execution of this Agreement. All such financial statements fairly present the pertinent results of operations and changes in financial position at the end of each such period of the Seller and its subsidiaries and have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as set forth in the notes thereto. There has been no change in the business, operations, financial condition, properties or assets of the Seller since the date of the Seller's financial statements that would have a material adverse effect on its ability to perform its obligations under this Agreement. The Seller has completed any forms requested by the Purchaser in a timely manner and in accordance with the provided instructions.

                  (xii) The Seller has not dealt with any broker, investment banker, agent or other person that may be entitled to any commission or compensation in connection with the sale of the Mortgage Loans, except for Citigroup Global Markets Inc. and the other underwriters identified in the Prospectus.

                  (xiii) The Seller's decision to originate any mortgage loan or to deny any mortgage loan application is an independent decision based upon Seller's underwriting guidelines, and is in no way made as a result of Purchaser's decision to purchase, or not to purchase, or the price Purchaser may offer to pay for, any such mortgage loan, if originated.

                  (xiv) The consideration received by the Seller upon the sale of the Mortgage Loans under this Agreement constitutes fair consideration and reasonably equivalent value for the Mortgage Loans.


                                   ARTICLE IV

                               SELLER'S COVENANTS

                  Section 4.01 COVENANTS OF THE SELLER.

                  (a) The Seller hereby covenants that except for the transfer hereunder, the Seller will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any lien on any Mortgage Loan, or any interest therein; the Seller will notify the Trustee, as assignee of the Purchaser, of the existence of any lien on any Mortgage Loan immediately upon discovery thereof, and the Seller will defend the right, title and interest of the Trustee, as assignee of the Purchaser, in, to and under the Mortgage Loans, against all claims of third parties claiming through or under the Seller; PROVIDED, HOWEVER, that nothing in this Section 4.01 shall prevent or be deemed to prohibit the Seller from suffering to exist upon any of the Mortgage Loans any liens for municipal or other local taxes and other governmental charges if such taxes or governmental charges shall not at the time be due and payable or if the Seller shall currently be contesting the validity thereof in good faith by appropriate proceedings and shall have set aside on its books adequate reserves with respect thereto.

                  (b) The Seller hereby covenants that neither it nor any affiliate of the Seller will directly solicit any Mortgagor hereunder to refinance the related Mortgage Loan. For the purposes of the foregoing, neither the Seller nor any affiliate of the Seller shall be deemed to directly solicit any Mortgagor if the Seller responds to a request from a Mortgagor regarding a refinancing or if the Mortgagor receives marketing materials which are generally disseminated.

                                    ARTICLE V

                                   [RESERVED]


                                   ARTICLE VI

                                   TERMINATION

                  Section 6.01 TERMINATION. The respective obligations and responsibilities of the Seller and the Purchaser created hereby shall terminate upon the termination of the Trust Fund as provided in Section 9.01 of the Pooling and Servicing Agreement.

                                   ARTICLE VII

                            MISCELLANEOUS PROVISIONS

                  Section 7.01 AMENDMENT. This Agreement may be amended from time to time by the Seller and the Purchaser, by written agreement signed by the Seller and the Purchaser.

                  Section 7.02 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

                  Section 7.03 NOTICES. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by registered mail, postage prepaid, addressed as follows:

                  if to the Seller:

                  National City Mortgage Co.
                  3232 Newmark Drive
                  Miamisburg, Ohio 45342
                  Attention: Kelly Johnson

or such other address as may hereafter be furnished to the Purchaser in writing by the Seller.

                  if to the Purchaser:

                  Citigroup Mortgage Loan Trust Inc.
                  390 Greenwich Street
                  New York, New York 10013
                  Attention: Mortgage Finance Group

or such other address as may hereafter be furnished to the Seller in writing by the Purchaser.

                  Section 7.04 SEVERABILITY OF PROVISIONS. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be held invalid for any reason whatsoever, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

                  Section 7.05 COUNTERPARTS. This Agreement may be executed in one or more counterparts by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original and such counterparts, together, shall constitute one and the same agreement.

                  Section 7.06 FURTHER AGREEMENTS. The Purchaser and the Seller each agree to execute and deliver to the other such additional documents, instruments or agreements as may be necessary or reasonable and appropriate to effectuate the purposes of this Agreement or in connection with the issuance of any securities representing interests in, or secured by, the Mortgage Loans.

                  Without limiting the generality of the foregoing, as a further inducement for the Purchaser to purchase the Mortgage Loans from the Seller, the Seller will cooperate with the Purchaser in connection with the sale of any of the securities representing interests in, or secured by, the Mortgage Loans. In that connection, the Seller will provide to the Purchaser any and all information and appropriate verification of information, whether through letters of its auditors and counsel or otherwise, as the Purchaser shall reasonably request and will provide to the Purchaser such additional representations and warranties, covenants, opinions of counsel, letters from auditors, and certificates of public officials or officers of the Seller as are reasonably required in connection with such transactions and the offering of investment grade securities rated by the Rating Agencies.

                  Section 7.07 INTENTION OF THE PARTIES. It is the intention of the parties that the Purchaser is purchasing, and the Seller is selling, the Mortgage Loans rather than the pledging of the Mortgage Loans by the Seller to secure a loan by the Purchaser to the Seller. Accordingly, the parties hereto each intend to treat the transaction for Federal income tax purposes and all other purposes as a sale by the Seller and a purchase by the Purchaser of the Mortgage Loans. The Purchaser will have the right to review the Mortgage Loans and the related Mortgage Files to determine the characteristics of the Mortgage Loans which will affect the Federal income tax consequences of owning the Mortgage Loans and the Seller will cooperate with all reasonable requests made by the Purchaser in the course of such review.

                  Section 7.08 SUCCESSORS AND ASSIGNS; ASSIGNMENT OF THIS AGREEMENT. This Agreement shall bind and inure to the benefit of and be enforceable by the Seller, the Purchaser and the Trustee. The obligations of the Seller under this Agreement cannot be assigned or delegated to a third party without the consent of the Purchaser and which consent shall be at the Purchaser's sole discretion, except that the Purchaser acknowledges and agrees that the Seller may assign its obligations hereunder to any Person into which the Seller is merged or any corporation resulting from any merger, conversion or consolidation to which the Seller is a party or any Person succeeding to the business of the Seller. The parties hereto acknowledge that the Purchaser is acquiring the Mortgage Loans for the purpose of contributing them to a trust that will issue a series of certificates representing undivided interests in such Mortgage Loans. As an inducement to the Purchaser to purchase the Mortgage Loans, the Seller acknowledges and consents to the assignment by the Purchaser to the Trustee of all of the Purchaser's rights against the Seller pursuant to this Agreement insofar as such rights relate to Mortgage Loans transferred to the Trustee and to the enforcement or exercise of any right or remedy against the Seller pursuant to this Agreement by the Trustee. Such enforcement of a right or remedy by the Trustee shall have the same force and effect as if the right or remedy had been enforced or exercised by the Purchaser directly.

                  Section 7.09 SURVIVAL. The representations and warranties set forth in Sections 3.01 and 3.02 hereof shall survive the purchase of the Mortgage Loans hereunder.

                  IN WITNESS WHEREOF, the Seller and the Purchaser have caused their names to be signed to this Mortgage Loan Purchase Agreement by their respective officers thereunto duly authorized as of the day and year first above written.

                                          CITIGROUP MORTGAGE LOAN TRUST
                                          INC. ,
                                          as Purchaser


                                          By:__________________________________
                                          Name:
                                          Title:


                                          NATIONAL CITY MORTGAGE CO., as
                                          Seller


                                          By:__________________________________
                                          Name:
                                          Title:

                                   SCHEDULE I

                             MORTGAGE LOAN SCHEDULE

                                    EXHIBIT F
                                    ---------

                            FORM OF INVESTMENT LETTER

                                                      [Date]

U.S. Bank National Association
60 Livingston Avenue
EP-MN-WS3D
St. Paul, Minnesota, 55107-2292
Attention: Structured Finance/CMLTI 2004-NCM1


         Re: Citigroup Mortgage Loan Trust, Series 2004-NCM1, Mortgage Pass-Through Certificates, Class ___, representing a ___% Percentage Interest
                  ---------------------------------------------------------

Ladies and Gentlemen:

                  In connection with the purchase from ______________________ (the "Transferor") on the date hereof of the captioned trust certificates (the "Certificates"), _______________ (the "Transferee") hereby certifies as follows:

                  1. The Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933 (the "1933 Act") and has completed either of the forms of certification to that effect attached hereto as Annex 1 or Annex 2. The Transferee is aware that the sale to it is being made in reliance on Rule 144A. The Transferee is acquiring the Certificates for its own account or for the account of a qualified institutional buyer, and understands that such Certificate may be resold, pledged or transferred only (i) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the 1933 Act.

                  2. The Transferee has been furnished with all information regarding (a) the Certificates and distributions thereon, (b) the nature, performance and servicing of the Mortgage Loans, (c) the Pooling and Servicing Agreement referred to below, and (d) any credit enhancement mechanism associated with the Certificates, that it has requested.

                  All capitalized terms used but not otherwise defined herein have the respective meanings assigned thereto in the Pooling and Servicing Agreement, dated as of June 1, 2004, among Citigroup Mortgage Loan Trust Inc. as Depositor, National City Mortgage Co. as Master Servicer and U.S. Bank National Association as Trustee, pursuant to which the Certificates were issued.

                                              [TRANSFEREE]

                                              By:__________________________
                                              Name:
                                              Title:

                                                            ANNEX 1 TO EXHIBIT F
                                                            --------------------

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A
            --------------------------------------------------------

          [For Transferees Other Than Registered Investment Companies]

                  The undersigned hereby certifies as follows to [name of Transferor] (the "Transferor") and U.S. Bank National Association, as Trustee, with respect to the mortgage pass-through certificates (the "Certificates") described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

                  1. As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice President or other executive officer of the entity purchasing the Certificates (the "Transferee").

                  2. In connection with purchases by the Transferee, the Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933 ("Rule 144A") because (i) the Transferee owned and/or invested on a discretionary basis $______________________1 in securities (except for the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Transferee satisfies the criteria in the category marked below.

         ___ CORPORATION, ETC. The Transferee is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or any organization described in Section 501(c)(3) of the Internal Revenue Code of 1986.

         ___ BANK. The Transferee (a) is a national bank or banking institution organized under the laws of any State, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

         ___ SAVINGS AND LOAN. The Transferee (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least

--------
         1 Transferee must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Transferee is a dealer, and, in that case, Transferee must own and/or invest on a discretionary basis at least $10,000,000 in securities. $25,000,000 as demonstrated in its latest annual financial statements, A COPY OF WHICH IS ATTACHED HERETO.

         ___ BROKER-DEALER. The Transferee is a dealer registered pursuant to
Section 15 of the Securities Exchange Act of 1934.

         ___ INSURANCE COMPANY. The Transferee is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, territory or the District of Columbia.

         ___ STATE OR LOCAL PLAN. The Transferee is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

         ___ ERISA PLAN. The Transferee is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

         ___ INVESTMENT ADVISOR. The Transferee is an investment advisor registered under the Investment Advisers Act of 1940.

                  3. The term "SECURITIES" as used herein DOES NOT INCLUDE (i) securities of issuers that are affiliated with the Transferee, (ii) securities that are part of an unsold allotment to or subscription by the Transferee, if the Transferee is a dealer, (iii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iv) bank deposit notes and certificates of deposit, (v) loan participations, (vi) repurchase agreements, (vii) securities owned but subject to a repurchase agreement and (viii) currency, interest rate and commodity swaps.

                  4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, the Transferee used the cost of such securities to the Transferee and did not include any of the securities referred to in the preceding paragraph. Further, in determining such aggregate amount, the Transferee may have included securities owned by subsidiaries of the Transferee, but only if such subsidiaries are consolidated with the Transferee in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Transferee's direction. However, such securities were not included if the Transferee is a majority-owned, consolidated subsidiary of another enterprise and the Transferee is not itself a reporting company under the Securities Exchange Act of 1934.

                  5. The Transferee acknowledges that it is familiar with Rule 144A and understands that the Transferor and other parties related to the Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Transferee may be in reliance on Rule 144A.

         ___      ___      Will the Transferee be purchasing the Certificates
         Yes      No       only for the Transferee's own account?

                  6. If the answer to the foregoing question is "no", the Transferee agrees that, in connection with any purchase of securities sold to the Transferee for the account of a third party

(including any separate account) in reliance on Rule 144A, the Transferee will only purchase for the account of a third party that at the time is a "qualified institutional buyer" within the meaning of Rule 144A. In addition, the Transferee agrees that the Transferee will not purchase securities for a third party unless the Transferee has obtained a current representation letter from such third party or taken other appropriate steps contemplated by Rule 144A to conclude that such third party independently meets the definition of "qualified institutional buyer" set forth in Rule 144A.

                  7. The Transferee will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Transferee's purchase of the Certificates will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Transferee is a bank or savings and loan as provided above, the Transferee agrees that it will furnish to such parties updated annual financial statements promptly after they become available.

Dated:

                                    ____________________________________
                                    Print Name of Transferee


                                    By:_________________________________
                                    Name:
                                    Title:

                                                            ANNEX 2 TO EXHIBIT F
                                                            --------------------

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A
            --------------------------------------------------------

           [For Transferees That Are Registered Investment Companies]

                  The undersigned hereby certifies as follows to [name of Transferor] (the "Transferor") and U.S. Bank National Association, as Trustee, with respect to the mortgage pass- through certificates (the "Certificates") described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

                  1. As indicated below, the undersigned is the President, Chief Financial Officer or Senior Vice President of the entity purchasing the Certificates (the "Transferee") or, if the Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933 ("Rule 144A") because the Transferee is part of a Family of Investment Companies (as defined below), is such an officer of the investment adviser (the "Adviser").

                  2. In connection with purchases by the Transferee, the Transferee is a "qualified institutional buyer" as defined in Rule 144A because
(i) the Transferee is an investment company registered under the Investment Company Act of 1940, and (ii) as marked below, the Transferee alone, or the Transferee's Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year. For purposes of determining the amount of securities owned by the Transferee or the Transferee's Family of Investment Companies, the cost of such securities was used.

         ____ The Transferee owned $___________________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

         ____ The Transferee is part of a Family of Investment Companies which owned in the aggregate $______________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

                  3. The term "FAMILY OF INVESTMENT COMPANIES" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

                  4. The term "SECURITIES" as used herein does not include (i) securities of issuers that are affiliated with the Transferee or are part of the Transferee's Family of Investment Companies, (ii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and
(vii) currency, interest rate and commodity swaps.

                  5. The Transferee is familiar with Rule 144A and understands that the parties to which this certification is being made are relying and will continue to rely on the statements made herein because one or more sales to the Transferee will be in reliance on Rule 144A. In addition, the Transferee will only purchase for the Transferee's own account.

                  6. The undersigned will notify the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Transferee's purchase of the Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

Dated:

                                         ___________________________________
                                         Print Name of Transferee or Advisor


                                         By:________________________________
                                         Name:
                                         Title:

                                         IF AN ADVISER:

                                         ___________________________________
                                         Print Name of Transferee

                    FORM OF TRANSFEREE REPRESENTATION LETTER
                    ----------------------------------------

                  The undersigned hereby certifies on behalf of the purchaser named below (the "Purchaser") as follows:

                  1. I am an executive officer of the Purchaser.

                  2. The Purchaser is a "qualified institutional buyer", as defined in Rule 144A, ("Rule 144A") under the Securities Act of 1933, as amended.

                  3. As of the date specified below (which is not earlier than the last day of the Purchaser's most recent fiscal year), the amount of "securities", computed for purposes of Rule 144A, owned and invested on a discretionary basis by the Purchaser was in excess of $100,000,000.

                                              Name of Purchaser

                                              _______________________________

                                              By:____________________________
                                              Name:
                                              Title:


Date of this certificate:

Date of information provided in paragraph 3

                                    EXHIBIT G
                                    ---------

                    FORM OF TRANSFEROR REPRESENTATION LETTER

                                                              [Date]

U.S. Bank National Association
60 Livingston Avenue
EP-MN-WS3D
St. Paul, Minnesota, 55107-2292
Attention: Structured Finance/CMLTI 2004-NCM1


         Re: Citigroup Mortgage Loan Trust, Series 2004-NCM1, Mortgage Pass-Through Certificates, Class ___, representing a ___% Class ___ Percentage Interest
                  -----------------------------

Ladies and Gentlemen:

                  In connection with the transfer by ________________ (the "Transferor") to ________________ (the "Transferee") of the captioned mortgage pass-through certificates (the "Certificates"), the Transferor hereby certifies as follows:

                  Neither the Transferor nor anyone acting on its behalf has (a) offered, pledged, sold, disposed of or otherwise transferred any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) has solicited any offer to buy or to accept a pledge, disposition or other transfer of any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (c) has otherwise approached or negotiated with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner,
(d) has made any general solicitation by means of general advertising or in any other manner, (e) has taken any other action, that (in the case of each of subclauses (a) through (e) above) would constitute a distribution of the Certificates under the Securities Act of 1933, as amended (the "1933 Act"), or would render the disposition of any Certificate a violation of Section 5 of the 1933 Act or any state securities law or would require registration or qualification pursuant thereto. The Transferor will not act, nor has it authorized or will it authorize any person to act, in any manner set forth in the foregoing sentence with respect to any Certificate. The Transferor will not sell or otherwise transfer any of the Certificates, except in compliance with the provisions of that certain Pooling and Servicing Agreement, dated as of June 1, 2004, among Citigroup Mortgage Loan Trust Inc. as Depositor, National City Mortgage Co. as Master Servicer and U.S. Bank National Association as Trustee (the "Pooling and Servicing Agreement"), pursuant to which Pooling and Servicing Agreement the Certificates were issued.

                  Capitalized terms used but not defined herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

                                              Very truly yours,

                                              [Transferor]

                                              By:___________________________
                                              Name:
                                              Title:

                                    EXHIBIT H

                 FORM OF RESIDUAL CERTIFICATE TRANSFER AFFIDAVIT


STATE OF ___________    )

COUNTY OF _________     )

                  __________________________, being duly sworn, deposes,
represents and warrants as follows:

                  1. I am a ______________________ of
____________________________ (the "Owner") a corporation duly organized and existing under the laws of ______________, the record owner of Citigroup Mortgage Loan Trust, Series 2004-NCM1, Mortgage Pass-Through Certificates, Class R Certificates, (the "Class R Certificates"), on behalf of whom I make this affidavit and agreement. Capitalized terms used but not defined herein have the respective meanings assigned thereto in the Pooling and Servicing Agreement pursuant to which the Class R Certificates were issued.

                  2. The Owner (i) is and will be a "Permitted Transferee" as of ____________, 20__ and (ii) is acquiring the Class R Certificates for its own account or for the account of another Owner from which it has received an affidavit in substantially the same form as this affidavit. A "Permitted Transferee" is any person other than a "disqualified organization" or a possession of the United States. For this purpose, a "disqualified organization" means the United States, any state or political subdivision thereof, any agency or instrumentality of any of the foregoing (other than an instrumentality all of the activities of which are subject to tax and, except for the Federal Home Loan Mortgage Corporation, a majority of whose board of directors is not selected by any such governmental entity) or any foreign government, international organization or any agency or instrumentality of such foreign government or organization, any rural electric or telephone cooperative, or any organization (other than certain farmers' cooperatives) that is generally exempt from federal income tax unless such organization is subject to the tax on unrelated business taxable income.

                  3. The Owner is aware (i) of the tax that would be imposed on transfers of the Class R Certificates to disqualified organizations under the Internal Revenue Code of 1986 that applies to all transfers of the Class R Certificates after March 31, 1988; (ii) that such tax would be on the transferor or, if such transfer is through an agent (which person includes a broker, nominee or middleman) for a non-Permitted Transferee, on the agent; (iii) that the person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnishes to such person an affidavit that the transferee is a Permitted Transferee and, at the time of transfer, such person does not have actual knowledge that the affidavit is false; and (iv) that each of the Class R Certificates may be a "noneconomic residual interest" within the meaning of proposed Treasury regulations promulgated under the Code and that the transferor of a "noneconomic residual interest" will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer is to impede the assessment or collection of tax.

                  4. The Owner is aware of the tax imposed on a "pass-through entity" holding the Class R Certificates if, at any time during the taxable year of the pass-through entity, a non-Permitted Transferee is the record holder of an interest in such entity. (For this purpose, a "pass-through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives.)

                  5. The Owner is aware that the Trustee will not register the transfer of any Class R Certificate unless the transferee, or the transferee's agent, delivers to the Trustee, among other things, an affidavit in substantially the same form as this affidavit. The Owner expressly agrees that it will not consummate any such transfer if it knows or believes that any of the representations contained in such affidavit and agreement are false.

                  6. The Owner consents to any additional restrictions or arrangements that shall be deemed necessary upon advice of counsel to constitute a reasonable arrangement to ensure that the Class R Certificates will only be owned, directly or indirectly, by an Owner that is a Permitted Transferee.

                  7. The Owner's taxpayer identification number is
_________________.

                  8. The Owner has reviewed the restrictions set forth on the face of the Class R Certificates and the provisions of Section 5.02(d) of the Pooling and Servicing Agreement under which the Class R Certificates were issued (in particular, clauses (iii)(A) and (iii)(B) of Section 5.02(d) which authorize the Trustee to deliver payments to a person other than the Owner and negotiate a mandatory sale by the Trustee in the event that the Owner holds such Certificate in violation of Section 5.02(d)); and that the Owner expressly agrees to be bound by and to comply with such restrictions and provisions.

                  9. The Owner is not acquiring and will not transfer the Class R Certificates in order to impede the assessment or collection of any tax.

                  10. The Owner anticipates that it will, so long as it holds the Class R Certificates, have sufficient assets to pay any taxes owed by the holder of such Class R Certificates, and hereby represents to and for the benefit of the person from whom it acquired the Class R Certificates that the Owner intends to pay taxes associated with holding such Class R Certificates as they become due, fully understanding that it may incur tax liabilities in excess of any cash flows generated by the Class R Certificates.

                  11. The Owner has no present knowledge that it may become insolvent or subject to a bankruptcy proceeding for so long as it holds the Class R Certificates.

                  12. The Owner has no present knowledge or expectation that it will be unable to pay any United States taxes owed by it so long as any of the Certificates remain outstanding.

                  13. The Owner is not acquiring the Class R Certificates with the intent to transfer the Class R Certificates to any person or entity that will not have sufficient assets to pay any taxes owed by the holder of such Class R Certificates, or that may become insolvent or subject to a bankruptcy proceeding, for so long as the Class R Certificates remain outstanding.

                  14. The Owner will, in connection with any transfer that it makes of the Class R Certificates, obtain from its transferee the representations required by Section 5.02(d) of the Pooling and Servicing Agreement under which the Class R Certificate were issued and will not consummate any such transfer if it knows, or knows facts that should lead it to believe, that any such representations are false.

                  15. The Owner will, in connection with any transfer that it makes of the Class R Certificates, deliver to the Trustee an affidavit, which represents and warrants that it is not transferring the Class R Certificates to impede the assessment or collection of any tax and that it has no actual knowledge that the proposed transferee: (i) has insufficient assets to pay any taxes owed by such transferee as holder of the Class R Certificates; (ii) may become insolvent or subject to a bankruptcy proceeding for so long as the Class R Certificates remains outstanding; and (iii) is not a "Permitted Transferee".

                  16. The Owner is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate or trust whose income from sources without the United States may be included in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States.

                  IN WITNESS WHEREOF, the Owner has caused this instrument to be executed on its behalf, pursuant to the authority of its Board of Directors, by its [Vice] President, attested by its [Assistant] Secretary, this ____ day of __________, 20__.

                                                   [OWNER]

                                                   By:__________________________
                                                   Name:
                                                   Title:  [Vice] President

ATTEST:

By:_________________________________
Name:
Title:  [Assistant] Secretary



                  Personally appeared before me the above-named , known or proved to me to be the same person who executed the foregoing instrument and to be a [Vice] President of the Owner, and acknowledged to me that [he/she] executed the same as [his/her] free act and deed and the free act and deed of the Owner.

                  Subscribed and sworn before me this ____ day of __________, 20___.



                                                  ____________________________
                                                           Notary Public

                                                  County of __________________
                                                  State of ___________________

                                                  My Commission expires:

                          FORM OF TRANSFEROR AFFIDAVIT
                          ----------------------------

STATE OF NEW YORK            )

COUNTY OF NEW YORK           )

                  __________________________, being duly sworn, deposes,
represents and warrants as follows:

                  1. I am a ____________________ of ____________________________
(the "Owner"), a corporation duly organized and existing under the laws of ______________, on behalf of whom I make this affidavit.

                  2. The Owner is not transferring the Class R Certificates (the "Residual Certificates") to impede the assessment or collection of any tax.

                  3. The Owner has no actual knowledge that the Person that is the proposed transferee (the "Purchaser") of the Residual Certificates: (i) has insufficient assets to pay any taxes owed by such proposed transferee as holder of the Residual Certificates; (ii) may become insolvent or subject to a bankruptcy proceeding for so long as the Residual Certificates remain outstanding and (iii) is not a Permitted Transferee.

                  4. The Owner understands that the Purchaser has delivered to the Trustee a transfer affidavit and agreement in the form attached to the Pooling and Servicing Agreement as Exhibit F-2. The Owner does not know or believe that any representation contained therein is false.

                  5. At the time of transfer, the Owner has conducted a reasonable investigation of the financial condition of the Purchaser as contemplated by Treasury Regulations Section 1.860E-1(c)(4)(i) and, as a result of that investigation, the Owner has determined that the Purchaser has historically paid its debts as they became due and has found no significant evidence to indicate that the Purchaser will not continue to pay its debts as they become due in the future. The Owner understands that the transfer of a Residual Certificate may not be respected for United States income tax purposes (and the Owner may continue to be liable for United States income taxes associated therewith) unless the Owner has conducted such an investigation.

                  6. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement.

                  IN WITNESS WHEREOF, the Owner has caused this instrument to be executed on its behalf, pursuant to the authority of its Board of Directors, by its [Vice] President, attested by its [Assistant] Secretary, this ____ day of ___________, 20__.

                                            [OWNER]

                                            By:_____________________________
                                            Name:
                                            Title:  [Vice] President

ATTEST:

By:______________________________
Name:
Title:  [Assistant] Secretary



                  Personally appeared before me the above-named , known or proved to me to be the same person who executed the foregoing instrument and to be a [Vice] President of the Owner, and acknowledged to me that [he/she] executed the same as [his/her] free act and deed and the free act and deed of the Owner.

                  Subscribed and sworn before me this ____ day of __________, 20___.



                                                  ____________________________
                                                           Notary Public

                                                  County of __________________
                                                  State of ___________________

                                                  My Commission expires:

                                    EXHIBIT I

                       FORM OF STATEMENT AS TO COMPLIANCE

                       Citigroup Mortgage Loan Trust Inc.,
              Mortgage Pass-Through Certificates, Series 2004-NCM1

                  I, _____________________, hereby certify that I am a duly appointed __________________________ of National City Mortgage Co. (the "Master Servicer"), and further certify as follows:

                  1. This certification is being made pursuant to the terms of the Pooling and Servicing Agreement, dated as of June 1, 2004, (the "Agreement"), among Citigroup Mortgage Loan Trust Inc., as depositor, the Master Servicer, as master servicer and U.S. Bank National Association, as trustee.

                  2. I have reviewed the activities of the Master Servicer during the preceding year and the Master Servicer's performance under the Agreement and to the best of my knowledge, based on such review, the Master Servicer has fulfilled all of its obligations under the Agreement throughout the year.

                  Capitalized terms not otherwise defined herein have the meanings set forth in the Agreement.


Dated: _____________

                  IN WITNESS WHEREOF, the undersigned has executed this Certificate as of _____________.


                                             By: _____________________________
                                             Name:
                                             Title:


                  I, _________________________, a (an) __________________ of the
Master Servicer, hereby certify that _________________ is a duly elected, qualified, and acting _______________________ of the Master Servicer and that the signature appearing above is his/her genuine signature.


                  IN WITNESS WHEREOF, the undersigned has executed this Certificate as of ______________.


                                             By: _____________________________
                                             Name:
                                             Title:

                                   EXHIBIT J-1

                              FORM OF CERTIFICATION
              TO BE PROVIDED BY THE MASTER SERVICER WITH FORM 10-K

                                  Certification

                  1. I have reviewed this annual report on Form 10-K, and all reports on Form 8-K containing distribution or servicing reports filed in respect of periods included in the year covered by this annual report, of Citigroup Mortgage Loan Trust Inc., Mortgage Pass-Through Certificates, Series 2004-NCM1;

                  2. Based on my knowledge, the information in these reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by this annual report;

                  3. Based on my knowledge, the distribution or servicing information required to be provided to the trustee by the servicer under the pooling and servicing, or similar, agreement, for inclusion in these reports is included in these reports;

                  4. I am responsible for reviewing the activities performed by the servicer under the pooling and servicing, or similar, agreement and based on my knowledge and upon the annual compliance review included in the report and required to be delivered to the trustee in accordance with the terms of the pooling and servicing, or similar, agreement, and except as disclosed in the reports, the servicer has fulfilled its obligations under the servicing agreement; and

                  5. The reports disclose all significant deficiencies relating to the servicer's compliance with the minimum servicing standards based upon the report provided by an independent public accountant, after conducting a review in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar procedure, as set forth in the pooling and servicing, or similar, agreement, that is included in these reports.

                  In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties: U.S. Bank National Association, as Trustee and Litton Loan Servicing LP, as special servicer.



                            By:____________________________________
                            Name:
                            Title:[_________], National City Mortgage Co.
                            Date:


                                      J-1-1

                                   EXHIBIT J-2

                            FORM CERTIFICATION TO BE
                 PROVIDED TO THE MASTER SERVICER BY THE TRUSTEE


                  Re:      Citigroup Mortgage Loan Trust Inc.,
                           Mortgage Pass-Through Certificates, Series 2004-NCM1

                  I, [identify the certifying individual], a [title] of U.S. Bank National Association, as Trustee of the Trust Fund, hereby certify to National City Mortgage Co. (the "Master Servicer"), and its officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

                  1. I have reviewed the annual report on Form 10-K for the fiscal year [___], and all reports on Form 8-K containing distribution reports filed in respect of periods included in the year covered by that annual report, of the Master Servicer relating to the above-referenced trust;

                  2. Based on my knowledge, the information in these distribution reports prepared by the Trustee, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by that annual report; and

                  3. Based on my knowledge, the distribution information required to be provided by the Trustee under the Pooling and Servicing Agreement is included in these reports.

                  In compiling the distribution information and making the foregoing certifications, the Trustee has relied upon information furnished to it by the Master Servicer and the Special Servicer under the Pooling and Servicing Agreement. The Trustee shall have no responsibility or liability for any inaccuracy in such reports resulting from information so provided to it by the Master Servicer or the Special Servicer.

                  Capitalized terms used but not defined herein have the meanings ascribed to them in the Pooling and Servicing Agreement, dated June 1, 2004 (the "Pooling and Servicing Agreement"), among Citigroup Mortgage Loan Trust Inc. as depositor, National City Mortgage Co. as master servicer and U.S. Bank National Association as trustee.



                                            U.S. Bank National Association,
                                            as Trustee

                                            By:________________________________
                                            Name:


                                      J-2-1

                                            Title:
                                            Date:



                                      J-2-2

                                    EXHIBIT K

                       FORM OF SPECIAL SERVICING AGREEMENT

                           SPECIAL SERVICING AGREEMENT
                           ---------------------------

         This SPECIAL SERVICING AGREEMENT (the "AGREEMENT") is made and entered into as of June 29, 2004, among National City Mortgage Co., as master servicer (the "COMPANY"), Litton Loan Servicing LP, as special servicer (the "SPECIAL SERVICER"), and U.S. Bank National Association, as trustee under the Pooling and Servicing Agreement as defined herein (the "Trustee").

                              PRELIMINARY STATEMENT
                              ---------------------

         WHEREAS, the Company is the Master Servicer of the Mortgage Loans and the Mortgage Loans are serviced in accordance with the Pooling and Servicing Agreement, dated as of June 1, 2004, among Citigroup Mortgage Loan Trust Inc. as depositor, the Company as Master Servicer, and U.S. Bank National Association as Trustee (the "Pooling and Servicing Agreement").

         WHEREAS, the Special Servicer and the Company have agreed that (i) with respect to Mortgage Loans that become 60 or more days contractually past due in accordance with the MBA reporting methodology (each such Mortgage Loan, a "DELINQUENT MORTGAGE LOAN"), the Company will provide to the Special Servicer certain information with respect to such Delinquent Mortgage Loan, and (ii) subject to the exceptions set forth herein, those Delinquent Mortgage Loans which become ninety (90) or more days contractually past due in accordance with the MBA reporting methodology or any REO Property (each such Delinquent Mortgage Loan or REO Property, a "SPECIALLY SERVICED MORTGAGE LOAN") shall be serviced by the Special Servicer.

         NOW THEREFORE, in consideration of the premises and mutual agreements hereinafter set forth, the Company, the Special Servicer and the Trustee hereby agree as follows:

                                   ARTICLE I
                                   ---------

                                   DEFINITIONS
                                   -----------

         Section 1.01 DEFINITIONS INCORPORATED BY REFERENCE.

         Capitalized terms used but not otherwise defined in this Agreement shall have the respective meaning ascribed thereto as set forth in the Pooling and Servicing Agreement.

                                   ARTICLE II
                                   ----------

          DESIGNATION OF SPECIALLY SERVICED MORTGAGE LOANS AND SPECIAL
          ------------------------------------------------------------
                              SERVICING PROCEDURES
                              --------------------

         Section 2.01 DETERMINATION OF SPECIALLY SERVICED MORTGAGE LOANS.

         The Special Servicer agrees to service all Delinquent Mortgage Loans that are more than ninety (90) days past due, except those Delinquent Mortgage Loans that shall not be transferred to the Special Servicer hereunder if the Company determines that such Delinquent Mortgage Loan is the subject of an active or completed workout negotiation which the Company reasonably expects to result in the cure of the payment delinquency associated therewith. The Special Servicer shall have no obligation to service any Mortgage Loans that were more than ninety (90) days past due and continued to be serviced by the Company; provided, however, the Company shall transfer to the Special Servicer any Mortgage Loan that was the subject of a workout by the Company and (i) the Mortgagor is in breach of such workout plan and (ii) the Mortgage Loan is more than ninety (90) days past due. The Company shall provide written notice to the Special Servicer with respect to each Delinquent Mortgage Loan that should be designated as a Specially Serviced Mortgage Loan as set forth in Section 2.02.

         Section 2.02 SPECIALLY SERVICED MORTGAGE LOANS.

(a) On or before the fourth (4th) business day of each calendar month, the Company shall provide the Special Servicer with a list of Delinquent Mortgage Loans, which list shall include the following information as to each such Delinquent Mortgage Loan: delinquency status, workout status, foreclosure status, bankruptcy or other pending litigation relating to such Mortgage Loan, and any material related customer complaints.

         On or before the twelfth (12th) calendar day of each month, the Company shall provide written notice to the Special Servicer of each such Mortgage Loan and REO Property which has been designated a Specially Serviced Mortgage Loan. The servicing of each Specially Serviced Mortgage Loan shall be transferred by the Company to the Special Servicer for servicing effective on the first (1st) day of the calendar month immediately following the month of such designation (the "TRANSFER DATE") substantially in the manner set forth herein and in
SCHEDULE I hereto.

         (b) As of the Transfer Date of each Specially Serviced Mortgage Loan, the Special Servicer shall succeed to and undertake all rights, duties and obligations of the prior servicer (including, without limitation, the making of advances and the right to receive the Servicing Fee and retain additional servicing compensation with respect to such Specially Serviced Mortgage Loan) pursuant to and in accordance with the terms of the Pooling and Servicing Agreement. The Special Servicer shall remit collections and provide all loan level information as required in the Pooling and Servicing Agreement to the Trustee, with a copy to the Company, at least one Business Day prior to the date such collections and/or information is required to be delivered by the Company to the Trustee.

         The Special Servicer shall service the Specially Serviced Mortgage Loans in accordance with the terms hereof and the Pooling and Servicing Agreement as if it were the Master Servicer under the Pooling and Servicing Agreement in respect of such Mortgage Loans, except as set forth herein. The Special Servicer agrees to comply with Section 3.09 and Section 3.10 of the Pooling and Servicing Agreement in connection with the establishment of a separate Servicing Account, clearing account and Collection Account (with amounts credited thereto to be held in trust for the benefit of the Trustee and Certificateholders), to deposit funds into such accounts in accordance with
Section 3.09 and Section 3.10(a) of the Pooling and Servicing Agreement, to deliver funds to the Trustee or withdraw funds in accordance with Sections 3.09, 3.10(d) and 3.11 of the Pooling and Servicing Agreement, and direct the investment of funds in accordance with Section 3.12 of the Pooling and Servicing Agreement. The Special Servicer agrees to comply, with respect to Specially Serviced Mortgage Loans and related REO Property, with the provisions of Sections 3.13, 3.14, 3.15, 3.16, 3.17, 3.23, 3.25, 4.03 and 4.04(a) of the
Pooling and Servicing Agreement, as if it were the Master Servicer.

         Notwithstanding Section 3.24 of the Pooling and Servicing Agreement, with respect to the Specially Serviced Mortgage Loans, the Special Servicer shall deliver to the Trustee for deposit into the Distribution Account on or before 12:00 p.m. New York time on the Business Day immediately preceding the Master Servicer Remittance Date from its own funds an amount equal to the lesser of (i) the aggregate of the Prepayment Interest Shortfalls for the related Distribution Date resulting from full or partial Principal Prepayments during the related Prepayment Period and (ii) the amount of Servicing Fee owed to the Special Servicer for the most recently ended calendar month.

         (c) The Company and the Trustee acknowledge that the Special Servicer or an affiliate may receive usual and customary real estate referral fees from real estate brokers in connection with the listing and disposition of REO Property.

         (d) Once a Mortgage Loan becomes a Specially Serviced Mortgage Loan, such Mortgage Loan shall remain a Specially Serviced Mortgage Loan, and shall continue to be serviced by the Special Servicer, regardless of delinquency status, whether the related Mortgaged Property becomes an REO Property or otherwise, until the earlier of the liquidation or other disposition of such Specially Serviced Mortgage Loan or the termination of this Agreement; provided, however, that if the Company exercises its right as Master Servicer to purchase all of the Mortgage Loans in the Trust Fund pursuant to an optional termination provision under the Pooling and Servicing Agreement, the servicing of any related Specially Serviced Mortgage Loans with respect to which foreclosure proceedings have not been commenced shall be transferred promptly by the Special Servicer in accordance with written instructions from the Company; provided however, in the event the Specially Serviced Mortgage Loans have not been transferred to a successor servicer within thirty (30) calendar days, the Special Servicer shall continue to be entitled to the Servicing Fee, and shall continue to remit and report in accordance with the terms of this Agreement and the Pooling and Servicing Agreement.

         (e) Notwithstanding any provision herein to the contrary, the Special Servicer shall (i) in no event be obligated to effect any cure or remedy in connection with a deficiency in the documentation for any Specially Serviced Mortgage Loan to the extent such deficiency existed at the time such Mortgage Loan became a Specially Serviced Mortgage Loan or (ii) have any responsibility for any obligations, duties, or liabilities of the Company with respect to the servicing of a Specially Serviced Mortgage Loan that arose prior to the Transfer Date for such Specially Serviced Mortgage Loan, other than those which would customarily be assumed after the Transfer Date.

         Section 2.03 TERMINATION OF SPECIAL SERVICER.

         (a) The Trustee may, or at the direction of the Company or holders of the Certificates representing 50% or more of the Voting Rights shall, immediately upon written notice, terminate the Special Servicer's right and obligation to service all of the Specially Serviced Mortgage Loans hereunder in the event (each such event, an "EVENT OF DEFAULT") of:

         (i) any failure by the Special Servicer to remit to the Trustee for distribution to the Certificateholders any payment (including without limitation, any failure to make any required P&I Advance) required to be made under the terms of this Agreement or the Pooling and Servicing Agreement which continues unremedied for a period of one day after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Special Servicer by the Trustee; or

         (ii) any failure on the part of the Special Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Special Servicer contained in this Agreement (including any breach of the Special Servicer's representations and warranties contained in Section 4.02 hereof) which materially and adversely affects the interests of the Certificateholders which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Special Servicer by the Trustee; or

         (iii) a decree or order of a court or agency or supervisory authority having jurisdiction in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Special Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of sixty (60) consecutive days; or

         (iv) the Special Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Special Servicer or of or relating to all or substantially all of its property; or

         (v) the Special Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of or otherwise voluntarily commence a case or proceeding under any applicable bankruptcy, insolvency, reorganization or other similar statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations.

         (b) The Special Servicer may be terminated by the Company, without any fee or expense being payable to the Special Servicer (other than costs and expenses related to the transfer of the Specially Serviced Mortgage Loans), if the majority of the Subordinate Certificates, based upon the aggregate unpaid principal balance, are no longer held by any affiliates of the Special Servicer. The Special Servicer shall notify the Company of such event.

         (c) If an Event of Default or servicing termination shall occur, then, and in each and every such case, upon receipt of written notice from the Trustee, the Special Servicer shall immediately remit to the Company all amounts in the Collection Account and the escrow accounts and all rights of the Special Servicer to service the Specially Serviced Mortgage Loans shall terminate. Following the receipt of written notice from the Trustee as provided above, all authority and power of the Special Servicer to service all the Specially Serviced Mortgage Loans shall pass to and be vested in the Company pursuant to and under this Section 2.03, and the Special Servicer shall do all things necessary to effect a transfer of the servicing rights back to the Company. In this regard, the Company is hereby authorized and empowered to execute and deliver, on behalf of the Special Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the affected Specially Serviced Mortgage Loans and related documents, or otherwise. The Special Servicer agrees to cooperate with the Company in implementing the termination of the Special Servicer's responsibilities and rights hereunder to the extent required by this Section 2.03, including, without limitation, the transfer to the Company or its appointed agent for administration by it of all amounts in the possession of the Special Servicer or thereafter be received with respect to all of the Specially Serviced Mortgage Loans serviced hereunder, and the transfer of the related servicing rights back to the Company.

         Section 2.04 APPOINTMENT OF SUCCESSOR SPECIAL SERVICER.

         In the event that an Event of Default or servicing termination set forth in Section 2.03 occurs, the Company (subject to the designation of the Trustee or its designee as successor to the Company hereunder in accordance with
Section 2.05) shall succeed to the rights and obligations of the Special Servicer hereunder. If the Company does not become the successor special servicer, the Trustee shall have the right to appoint a successor special servicer meeting the requirements set forth in clauses (i), (ii) and (iii) below. Any such successor special servicer shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the Special Servicer under this Agreement simultaneously with the termination of the Special Servicer's responsibilities, duties and liabilities under this Agreement. In the event that the Special Servicer's duties, responsibilities and liabilities under this Agreement should be terminated pursuant to the foregoing, the Special Servicer shall discharge such duties and responsibilities during the period from the date it acquires knowledge of such termination until the effective date thereof with the same degree of diligence and prudence which it is obligated to exercise under this Agreement, and shall take no action whatsoever that might impair or prejudice the rights or financial condition of its successor. The removal of the Special Servicer shall not become effective until a successor shall be appointed pursuant to this Section and shall in no event relieve the Special Servicer of the representations and warranties made pursuant to Section
4.02 and the remedies available to the Company under Sections 4.03 and 5.01, it being understood and agreed that the provisions of such Sections 4.03 and 5.01 shall be applicable to the Special Servicer notwithstanding any such termination of it, or the termination of this Agreement.

         Any successor special servicer shall (i) be an institution having a net worth of not less than $1,000,000, (ii) the appointment of such successor servicer will not result in the downgrading in any rating by any applicable rating agency of any security issued in connection with the Pooling and Servicing Agreement, (iii) satisfy the representations and warranties applicable to the Special Servicer, and (iv) have and keep in full effect its existence, rights and franchises as a corporation (or such other corporate form), and shall obtain its qualification to do business as a foreign corporation (or such other corporate form) in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement or any of the Specially Serviced Mortgage Loans and to perform its duties under this Agreement. Any successor appointed as provided herein shall execute, acknowledge and deliver to the Company an instrument accepting such appointment, wherein the successor shall make the representations and warranties set forth in Section 4.02, whereupon such successor shall become fully vested with all the rights, powers, duties, responsibilities, obligations and liabilities of the Special Servicer, with like effect as if originally named as a party to this Agreement.

         Within thirty (30) days of the appointment of a successor special servicer by the Trustee, the Special Servicer shall prepare, execute and deliver to the successor entity any and all documents and other instruments, place in such successor's possession all servicing files related to the Specially Serviced Mortgage Loans, and do or cause to be done all other acts or things necessary or appropriate to effect the purposes of such notice of termination, including but not limited to the transfer and endorsement of the related Mortgage Notes and other documents, and shall do or cause to be done the preparation and recordation of Assignments of Mortgage and Deeds at the Special Servicer's sole expense if the Special Servicer is terminated pursuant to
Section 2.03(a) herein, and otherwise at the Company's sole expense.

         The Special Servicer shall cooperate with such successor in effecting the termination of the Special Servicer's responsibilities and rights hereunder and the transfer of servicing responsibilities to the successor special servicer, including without limitation, the transfer to such successor of all amounts received by it with respect to the Specially Serviced Mortgage Loans. Further, the Special Servicer shall execute and deliver such instruments and do such other things as may reasonably be required to more fully and definitively vest in the successor all such rights, powers, duties, responsibilities, obligations and liabilities of the Special Servicer.

         Section 2.05 ASSUMPTION BY TRUSTEE OF COMPANY'S RIGHTS HEREUNDER.

         In the event the Company shall for any reason no longer be the master servicer (including by reason of the occurrence of a Master Servicer Event of Default under the Pooling and Servicing Agreement), the Trustee or its designee shall thereupon assume all of the rights and obligations of the Company under this Agreement. Upon such assumption, the Trustee, its designee or the successor servicer for the Trustee appointed pursuant to Section 7.02 of the Pooling and Servicing Agreement shall be deemed, subject to Section 3.03 of the Pooling and Servicing Agreement, to have assumed all of the Company's interest herein and to have replaced the Company as a party to this Agreement to the same extent as if this Agreement had been assigned to the assuming party, except that (i) the Company shall not thereby be relieved of any liability or obligations under this Agreement in respect of events occurring prior to such termination of the Company's role as Master Servicer and (ii) none of the Trustee, its designee or any successor master servicer shall be deemed to have assumed any liability or obligation of the Company that arose before it ceased to be the Master Servicer.

                                  ARTICLE III
                                  -----------

                                    REPORTING
                                    ---------

         Section 3.01 REPORTING OF DELINQUENT MORTGAGE LOANS OTHER THAN SPECIALLY SERVICED MORTGAGE LOANS.

         (a) The Company, as Master Servicer of the Mortgage Loans other than the Specially Serviced Mortgage Loans, hereby agrees to provide to the Special Servicer a report, in mutually acceptable electronic format, containing the following information on or before the fifteenth (15th) day of the month in which the Distribution Date occurs:

         (1) The number and aggregate Principal Balance of the Mortgage Loans (other than the Specially Serviced Mortgage Loans) delinquent one, two and three months or more, together with the Principal Balance of each Mortgage Loan (other than the Specially Serviced Mortgage Loans) delinquent, one, two and three months or more;

         (2) The (i) number and aggregate Principal Balance of Mortgage Loans (other than the Specially Serviced Mortgage Loans) with respect to which foreclosure proceedings have been initiated, and (ii) the number and aggregate book value of Mortgaged Properties acquired through foreclosure, deed in lieu of foreclosure or other exercise of rights respecting the Trustee's security interest in the Mortgage Loans, and with respect to each Mortgage Loan, the (i) Principal Balance of each such Mortgage Loan with respect to which foreclosure proceedings have been initiated, and (ii) the book value of each Mortgaged Property acquired through foreclosure, deed in lieu of foreclosure or other exercise of rights respecting the Trustee's security interest in the related Mortgage Loan; and

         (3) Except with respect to the Specially Serviced Mortgage Loans, the amount of Realized Losses allocable to the Certificates on the Distribution Date and the cumulative amount of Realized Losses allocated to such Certificates since the Cut-off Date, and with respect to each Mortgage Loan, the amount of Realized Losses attributable to such Mortgage Loan on the Distribution Date and the cumulative amount of Realized Losses attributable to such Mortgage Loan since the Cut-off Date.

To the extent such information is included in or with the monthly remittance reports provided by the Company to the Trustee pursuant to the Pooling and Servicing Agreement, the Company may forward such monthly statement to the Special Servicer in satisfaction of the foregoing obligations. In addition, the Company, as Master Servicer of the Mortgage Loans, shall send, or shall cause the related servicer to send, to the Special Servicer all other written reports, documentation, instruments, certificates and correspondences provided by a servicer with respect to any Delinquent Mortgage Loan or REO Property.

         (b) If requested by the Special Servicer, the Company shall make its servicing personnel available to respond to reasonable inquiries, by phone or in writing by facsimile, electronic, or overnight mail transmission, in connection with any Mortgage Loan identified in any report or document provided pursuant to clause (a) above; provided, that the Company shall only be required to provide information that is reasonably accessible to its servicing personnel (or its subservicers).

         (c) In addition to the information described above, the Company shall provide to the Special Servicer such information as the Special Servicer may reasonably request; provided, however, that the Mortgage Loans are Delinquent Mortgage Loans or the Mortgaged Property has been foreclosed upon. The Special Servicer will reimburse the Company for any reasonable out-of-pocket expenses incurred by it in providing such information.

         Section 3.02 SERVICING OF DELINQUENT MORTGAGE LOANS.

         (a) The Special Servicer and the Company shall consult with each other with respect to any Mortgage Loan for which the Company commences, or expects to commence, a foreclosure action.

         (b) To the extent not prohibited by the Pooling and Servicing Agreement, the Company and the Special Servicer agree to the Operational Requirements listed on Exhibit A attached hereto and made a part hereof.

         Section 3.03 REVIEW OF THE COMPANY'S PROCEDURES.

         (a) The Company hereby agrees that the Special Servicer shall have the right, at its own expense and during normal business hours, to review any and all of the books, records, or other information of the Company which may be relevant to the Company's direct collection, loss mitigation foreclosure and REO management procedures currently in place in order to confirm that the procedures used by the Company and its subservicers are in accordance with the customary servicing practices of prudent mortgage loan servicers. In order to discuss such books, records or other information, the Company shall make personnel available who are knowledgeable about such matters.

         Section 3.04 REPORTING OF SPECIALLY SERVICED MORTGAGE LOANS.

         (a) With respect to the Specially Serviced Mortgage Loans, the Special Servicer agrees to prepare and deliver the reports and statements required under Sections 3.19, 3.20, 4.03 and 4.04(a) of the Pooling and Servicing Agreement, to cause the delivery of an Independent Public Accountants' report pursuant to
Section 3.21 of the Pooling and Servicing Agreement, and to permit the access required under Section 3.22 of the Pooling and Servicing Agreement.

         (b) With respect to the Specially Serviced Mortgage Loans, the Special Servicer shall reasonably cooperate with the Company and the Depositor in connection with satisfying the reporting requirements under the Securities Exchange Act of 1934, as amended. The Special Servicer shall also prepare and deliver an annual certification in the form attached hereto as Exhibit B, which shall be signed by a senior officer of the Special Servicer in charge of servicing, and upon which the Company may rely in preparing its annual certification. The Special Servicer shall have no obligations to provide such certification under this Section 3.04(b) for any calendar year if the Special Servicer has not serviced any Specially Serviced Mortgage Loans during such calendar year. The Special Servicer's obligations pursuant to this Section 3.04(b) shall be in lieu of any obligations pursuant to Section 4.07 of the Pooling and Servicing Agreement.

         (c) The Special Servicer shall afford the Company, the Depositor and the Trustee, upon reasonable notice, during normal business hours, access to all records maintained by the Special Servicer in respect of the Special Servicer's rights and obligations hereunder and access to officers of the Special Servicer responsible for such obligations. To the extent such information is not otherwise available to the public, the Company, the Depositor and the Trustee shall comply with Section 5.10 of this Agreement with respect to the receipt and disclosure of such information. In no event shall the Special Servicer be required to furnish to any person any financial statements of the Special Servicer or of any affiliates of the Special Servicer.

                                   ARTICLE IV
                                   ----------

                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

         Section 4.01 ORGANIZATIONAL AND OTHER RELATED WARRANTIES OF THE COMPANY. The Company hereby makes the following representations and warranties to the Trustee and the Special Servicer:

         (i) ORGANIZATION AND GOOD STANDING. The Company is an entity duly organized, validly existing, and in good standing under the laws of its state of incorporation or formation or the laws of the United States, and is in compliance with the laws of each state in which any property is located to the extent necessary to ensure the enforceability of each Mortgage Loan and to perform its obligations hereunder and the Pooling and Servicing Agreement.

         (ii) NO VIOLATION. Neither the execution and delivery by Company of this Agreement, nor the consummation by it of the transactions contemplated hereby, nor the performance of and compliance by the Company with the provisions hereof or of the Pooling and Servicing Agreement, will conflict with or result in a breach or violation of, or constitute a default (or an event which, with notice or the lapse of time, or both, would constitute a default) under, the organizational documents (its articles of incorporation or charter or by-laws) of the Company, or any of the provisions of any law, rule, regulation, judgment, decree, demand, or order (of any federal, state, or local governmental or regulatory authority or court) binding on the Company, or any of its properties, or any of the provisions of any indenture, mortgage, contract, instrument, or other document (including, without limitation, the Pooling and Servicing Agreement) to which the Company is a party or by which it is bound, or result in the creation or imposition of any lien, charge, or encumbrance upon any of their respective properties pursuant to the terms of any indenture, mortgage, contract, instrument, or other document. The Company is not otherwise in violation of any law, rule, regulation, judgment, decree, demand, or order (of any federal, state or local governmental or regulatory authority or court), which violation, in the Company's good faith and reasonable judgment, is likely to affect materially and adversely either its ability to perform its obligations hereunder or under the Pooling and Servicing Agreement, or the financial condition of the Company.

         (iii) AUTHORIZATION AND ENFORCEABILITY. The execution and delivery by the Company of this Agreement, the consummation of the transactions contemplated hereby, and the performance and compliance by the Company with the terms hereof and of the Pooling and Servicing Agreement are within the powers of the Company, and have been duly authorized by all necessary action on the part of the Company. All organizational resolutions and consents necessary for the Company to enter into and consummate all transactions contemplated hereby have been obtained. This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, and other similar laws affecting creditors' rights generally, and to general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law. The Company has not failed to obtain any consent, approval, authorization, or order of, or failed to cause any registration or qualification with, any court or regulatory authority or other governmental body having jurisdiction over the Company, which consent, approval, authorization, order, registration, or qualification is required for, and the absence of which would materially adversely affect, the legal and valid execution, delivery, and performance of this Agreement by the Company.

         (iv) APPROVALS AND PERMITS. The Company possesses such certificates, authorizations, licenses, and permits issued by the appropriate state, federal, and foreign regulatory agencies or bodies necessary to conduct the business now operated by it, and the Company has not received any notice of proceedings relating to the revocation or modification of any such certificate, authorization, or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling, or finding, would materially and adversely affect the conduct of the business, operations, financial condition, or income of the Company.

         (v) NO LITIGATION OR ADVERSE CONDITIONS. No litigation is pending or, to the best of the Company's knowledge, threatened against it, which, if determined adversely to the Company would prohibit the Company from entering into this Agreement or, in the good faith and reasonable judgment of the Company, is likely to materially and adversely affect either its ability to perform its obligations hereunder or under the Pooling and Servicing Agreement or the financial condition of the Company. The Company has no knowledge of any recent adverse financial condition or event with respect to itself that, in its good faith and reasonable judgment, is likely to materially and adversely affect its ability to perform its obligations hereunder or under the Pooling and Servicing Agreement.

         (vi) FIDELITY BOND; ERRORS AND OMISSION INSURANCE. Each officer, director, employee, consultant and advisor of the Company with responsibilities concerning the servicing and administration of the Mortgage Loans is covered by errors and omissions insurance and fidelity bond insurance in the amounts and with the coverage required under the Pooling and Servicing Agreement for it to maintain. Neither the Company nor any of its officers, directors, employees, consultants, or advisors involved in the servicing or administration of the Mortgage Loans has been refused such coverage or insurance.

         Section 4.02 ORGANIZATIONAL AND OTHER RELATED WARRANTIES OF THE SPECIAL SERVICER. The Special Servicer hereby makes the following representations and warranties to the Company and the Trustee:

         (i) ORGANIZATION AND GOOD STANDING. The Special Servicer is an entity duly organized, validly existing, and in good standing under the laws of its state of incorporation or formation or the laws of the United States, and is in compliance with the laws of each state in which any property is located to the extent necessary to ensure the enforceability of each Mortgage Loan and to perform its obligations hereunder.

         (ii) NO VIOLATION. Neither the execution and delivery by Special Servicer of this Agreement, nor the consummation by it of the transactions contemplated hereby, nor the performance of and compliance by the Special Servicer with the provisions hereof , will conflict with or result in a breach or violation of, or constitute a default (or an event which, with notice or the lapse of time, or both, would constitute a default) under, the organizational documents (its articles of incorporation or charter or by-laws) of the Special Servicer, or any of the provisions of any law, rule, regulation, judgment, decree, demand, or order (of any federal, state, or local governmental or regulatory authority or court) binding on the Special Servicer, or any of its properties, or any of the provisions of any indenture, mortgage, contract, instrument, or other document to which the Special Servicer is a party or by which it is bound, or result in the creation or imposition of any lien, charge, or encumbrance upon any of their respective properties pursuant to the terms of any indenture, mortgage, contract, instrument, or other document. The Special Servicer is not otherwise in violation of any law, rule, regulation, judgment, decree, demand, or order (of any federal, state or local governmental or regulatory authority or court), which violation, in the Special Servicer's good faith and reasonable judgment, is likely to affect materially and adversely either its ability to perform its obligations hereunder, or the financial condition of the Special Servicer.

         (iii) AUTHORIZATION AND ENFORCEABILITY. The execution and delivery by the Special Servicer of this Agreement, the consummation of the transactions contemplated hereby, and the performance and compliance by the Special Servicer with the terms hereof are within the powers of the Special Servicer, and have been duly authorized by all necessary action on the part of the Special Servicer. All organizational resolutions and consents necessary for the Special Servicer to enter into and consummate all transactions contemplated hereby have been obtained. This Agreement has been duly executed and delivered by the Special Servicer and constitutes the legal, valid and binding obligation of the Special Servicer, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, and other similar laws affecting creditors' rights generally, and to general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law. The Special Servicer has not failed to obtain any consent, approval, authorization, or order of, or failed to cause any registration or qualification with, any court or regulatory authority or other governmental body having jurisdiction over the Special Servicer, which consent, approval, authorization, order, registration, or qualification is required for, and the absence of which would materially adversely affect, the legal and valid execution, delivery, and performance of this Agreement by the Special Servicer.

         (iv) APPROVALS AND PERMITS. The Special Servicer possesses such certificates, authorizations, licenses, and permits issued by the appropriate state, federal, and foreign regulatory agencies or bodies necessary to conduct the business now operated by it, and its has not received any notice of proceedings relating to the revocation or modification of any such certificate, authorization, or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling, or finding, would materially and adversely affect the ability of the Special Servicer to service a Mortgage Loan or the interests of the Certificateholders therein. The Special Servicer is authorized to transact business in the state or states in which the related Mortgaged Properties it is to service are situated, if and to the extent required by applicable law to enable the Special Servicer to perform its obligations hereunder and under the Pooling and Servicing Agreement.

         (v) NO LITIGATION OR ADVERSE CONDITIONS. No litigation is pending or, to the best of the Special Servicer's knowledge, threatened against it, which, if determined adversely to the Special Servicer would prohibit the Special Servicer from entering into this Agreement or, in the good faith and reasonable judgment of the Special Servicer, is likely to materially and adversely affect either its ability to perform its obligations hereunder or the financial condition of the Special Servicer. The Special Servicer has no knowledge of any recent adverse financial condition or event with respect to itself that, in its good faith and reasonable judgment, is likely to materially and adversely affect its ability to perform its obligations hereunder.

         (vi) FIDELITY BOND; ERRORS AND OMISSION INSURANCE. Each officer, director, employee, consultant and advisor of the Special Servicer with responsibilities concerning the servicing and administration of the Mortgage Loans is covered by errors and omissions insurance and fidelity bond insurance in the amounts and with the coverage required under the Pooling and Servicing Agreement to be maintained by the Company as master servicer. Neither the Special Servicer nor any of its officers, directors, employees, consultants, or advisors involved in the servicing or administration of the Mortgage Loans has been refused such coverage or insurance.

         (vii) APPROVED SELLER/SERVICER. The Special Servicer is an approved seller/servicer of conventional mortgage loans for Fannie Mae and is an approved mortgagee for the Federal Housing Administration in good standing to service mortgages.

         (viii) MERS. The Special Servicer is a member of MERS in good standing, and will comply in all material respects with the rules and procedures of MERS in connection with the servicing of the Specially Serviced Mortgage Loans that are registered with MERS.

         Section 4.03 REMEDIES FOR BREACH OF REPRESENTATION AND WARRANTY.

         Upon discovery by any of the Company, the Trustee or the Special Servicer of a breach of any of the representations and warranties contained in
Article IV which materially and adversely affects the value of the Specially Serviced Mortgage Loans or Delinquent Mortgage Loans, the party discovering such breach shall give prompt written notice to the others.

         Each of the Company and the Special Servicer shall indemnify the other and the Trustee and hold each of them harmless against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a breach of such party's representations and warranties contained in Article IV. It is understood and agreed that the obligations to indemnify as provided in this
Section 4.03 constitute the sole remedies of each of the Company and Special Servicer respecting a breach of any other party's representations and warranties.

                                   ARTICLE V
                                   ---------

                            MISCELLANEOUS PROVISIONS
                            ------------------------

         Section 5.01 INDEMNIFICATION.

         Each of the Company and the Special Servicer (each as such, an "INDEMNIFYING PARTY") shall indemnify the other and the Trustee (on behalf of itself and the Trust Fund) (each as such, an "INDEMNIFIED PARTY") and hold them harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses (individually and collectively, the "CLAIMS") that such Indemnified Party may sustain in any way related to the failure of the Indemnifying Party to perform its duties in compliance with the terms of this Agreement; PROVIDED, that the Company and the Trustee acknowledge and agree that the obligation of the Special Servicer to indemnify for losses arising from or incurred in connection with the servicing of Specially Serviced Mortgage Loans (including REO Property) shall be determined in accordance with the indemnification standards applicable to the Company, as Master Servicer under the Pooling and Servicing Agreement; and PROVIDED FURTHER, that neither the Company nor the Special Servicer or any of the directors, officers, employees or agents of the Company or the Special Servicer shall be liable for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; it being understood that this provision shall not protect the Company or the Special Servicer against any material breach of warranties, representations or covenants made herein, or against any specific liability imposed on such party pursuant hereto, or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Special Servicer is entitled to indemnification from the Trustee as set forth in Section 10.03(a) of the Pooling and Servicing Agreement.

         Section 5.02 AMENDMENT.

         This Agreement may be amended from time to time by written agreement signed by each of the parties hereto.

         Section 5.03 COUNTERPARTS.

         This Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original and such counterparts shall constitute but one and the same instrument.

         Section 5.04 GOVERNING LAW.

         This Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

         Section 5.05 NOTICES.

         All demands, notices and direction hereunder shall be in writing or by telecopy and shall be deemed effective upon receipt to:


         (a) in the case of the Company,

                  National City Mortgage Co.
                  3232 New Mark Drive
                  Miamisburg, Ohio 45342
                  Attention:  Kelly Johnson
                  Facsimile:  (937) 910-3725

                  or such other address as may hereafter be furnished to the Special Servicer and the Trustee in writing.

         (b) in the case of the Special Servicer,

         Litton Loan Servicing LP
         4828 Loop Central Drive
         Houston, TX 77081-2226
         Attention:        Janice McClure
         Telephone:        (713) 966-8801
         Facsimile:        (713) 960-0539

                  or such other address as may hereafter be furnished to the Company and the Trustee in writing.

         (c) in the case of the Trustee,

         U.S. Bank National Association
         EP-MN-WS3D
         60 Livingston Avenue
         St. Paul, Minnesota 55107
         Attention:        Structured Finance/CMLTI 2004-NCM1
         Telephone:        (651) 495-3850
         Facsimile:        (651) 495-8090

                  or such other address as may hereafter be furnished to the Company and the Special Servicer in writing.

         Section 5.06 TERMINATION.

                  This Agreement shall terminate (x) on the date as of which no Delinquent Mortgage Loan may be transferred to the Special Servicer and no Specially Serviced Mortgage Loan is outstanding; (y) if an Event of Default or service termination occurs as set forth in Section 2.03; or (z) if mutually agreed to by the parties hereto; provided that the indemnification provisions of
Section 5.01 of this Agreement shall survive such termination..

         Section 5.07 SEVERABILITY OF PROVISIONS.

         If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be held invalid for any reason whatsoever, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement. If the invalidity of any part, provision, representation or warranty of this Agreement shall deprive any party of the economic benefit intended to be conferred by this Agreement, the parties shall negotiate in good faith to develop a structure the economic effect of which is nearly as possible the same as the economic effect of this Agreement without regard to such invalidity.

         Section 5.08 SUCCESSORS AND ASSIGNS.

         Except as otherwise set forth herein, this Agreement may not be assigned by any party hereto without the prior written consent of each of the other parties hereto, and the provisions of this

Agreement shall be binding upon and inure to the benefit of the respective permitted successors and assigns of the parties hereto.

         Section 5.09 ARTICLE AND SECTION HEADINGS.

         The article and section headings herein are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

         Section 5.10 CONFIDENTIALITY.

         (a) In connection with the rights and obligations of each of the parties hereunder, each of the Company, the Trustee and the Special Servicer (for the purposes of this Section 5.10(a), a "Disclosing Party") may find it necessary to disclose to the other parties (including its subsidiaries) or its representatives (collectively, a "Receiving Party") certain confidential, non-public or proprietary information relating to the Disclosing Party or its affiliates. "Confidential Information" means any nonpublic information whatever its nature or form, whether obtained orally, by observation, from written materials or otherwise, from any third party or from the Disclosing Party or its directors, officers, employees, affiliates, representatives (including, without limitation, financial advisors, attorneys and accountants) or agents (collectively, a party's "Representatives;") that is obtained by the Receiving Party as a result of or in connection with the performance of its rights or obligations under this Agreement, whether before or after the date hereof, together with all analyses, compilations, forecasts, studies or other documents prepared by a Receiving Party or its Representatives in connection with the performance of its rights or obligations hereunder which contain or reflect any such information. Confidential Information includes, but is not limited to, any non-public information regarding any business or operations plans, strategies, processes, know-how, portfolios, prospects or objectives of the Disclosing Party; structure, products, product development, technology, inventions, discoveries, improvements, specifications, source codes, object code, programming and other documentation, designs, methods, devices, systems, computer software, including due diligence system, loss mitigation software included within RADAR, foreclosure attorney web site, distribution, sales, services, support and marketing plans, practices, or operations of the Disclosing Party; the prices, costs and details of the services of the Disclosing Party; the financial condition, results of operations, financial records and related information of the Disclosing Party; the position of the Disclosing Party and its clients in any portfolio; the performance of any accounts or assets of the Disclosing Party; research and development, operations or plans of the Disclosing Party; clients and client lists (including, without limitation, the identity of clients, names, addresses, contact persons, and the client's business or investment status or needs) of the Disclosing Party; information received from third parties under confidential conditions; any trade secrets, confidential or secret designs, processes, formulae, plans, devices or material (whether or not patented or patentable) directly or indirectly useful in any aspect of the business of the Disclosing Party (including, without limitation, financial, investment and trading plans, designs, products and computer aided financial investment and trading systems, software, strategies, programs, formulae, patterns, methods, techniques, processes and system analyses), management organization and related information (including, without limitation, data and other information concerning the compensation and benefits paid to officers, directors and employees of the Disclosing Party); personnel and compensation policies; operation policies and manuals; means of gaining access to the Disclosing Party's computer data systems and related information; or any other non-public financial, commercial, business, technical or other information relating to the Disclosing Party, its clients, subsidiaries or affiliates. The term Confidential Information will not, however, include Confidential Information which (i) is or becomes publicly available other than as a result of a disclosure by a Receiving Party or its Representatives in violation of this Agreement, (ii) becomes available to a Receiving Party on a non-confidential basis after the date hereof from a source (other than a Disclosing Party or its Representatives ), which, to the best knowledge of a Receiving Party after due inquiry, is not prohibited from disclosing such information to the Receiving Party by any obligation of confidentiality to another party hereto, or (iii) is developed or derived by a party hereto without the aid, application or use of Confidential Information.

         (b) The Special Servicer agrees that all information supplied by or on behalf of the Company pursuant to Section 2.02 or Section 3.02, including individual account information, is the property of the Company and each such party agrees to use such information only for the purposes contemplated by this Agreement and otherwise hold such information confidential and not to disclose such information, except as contemplated hereby or to the extent such information is made publicly available by or on behalf of the Company or the Trustee. In addition, each of the parties acknowledge that the Federal "Privacy of Consumer Financial Information" Regulation (16 CFR Parts 313 and 314), as amended from time to time (the "Privacy Regulation"), issued pursuant to Section 504 of the Gramm-Leach-Bliley Act (15 U.S.C. 6801 et seq.) governs disclosures of nonpublic personal information about consumers. The Special Servicer hereby agrees that it shall comply with the terms and provisions of the Privacy Regulation, including, without limitation, the provisions regarding the sharing of Nonpublic Personal Information (as defined in the Privacy Regulation) and the safeguarding of such information in so far as such terms and provisions relate to Confidential Information.

         Section 5.11 NO PARTNERSHIP.

         Nothing herein shall be deemed or construed to create a partnership or joint venture between the parties hereto and the services of the Company shall be rendered as an independent contractor and not as an agent for the Company.

         IN WITNESS WHEREOF, each of the parties hereto have caused its name to be signed hereto by its respective officer thereunto duly authorized, all as of the day and year first above written.


                                         NATIONAL CITY MORTGAGE CO.

                                         By:
                                         Name:     ______________________
                                         Title:   _______________________


                                         LITTON LOAN SERVICING LP

                                         By:
                                         Name:     ______________________
                                         Title:   _______________________


                                         U.S. BANK NATIONAL
                                         ASSOCIATION, not in its
                                         individual capacity but solely
                                         as Trustee

                                         By:
                                         Name:     ______________________
                                         Title:   _______________________

Acknowledged:

CITIGROUP MORTGAGE LOAN TRUST INC.,
as Depositor


By:
Name:     ______________________
Title:   _______________________

                                   SCHEDULE I

                         SERVICING TRANSFER INSTRUCTIONS

                         SERVICING TRANSFER INSTRUCTIONS

             DATE: JUNE 29, 2004 SUBJECT: NATIONAL CITY MORTGAGE CO.
                TO: [COMPANY'S SERVICER CONTACT FROM: TOM HRUSKA

This memo confirms the following list of items required to complete the servicing transfer on each transfer date pursuant to the Special Servicing Agreement, dated as of June 29, 2004 among National City Mortgage Co., Litton Loan Servicing LP and U.S. Bank National Association.

I.       CONVERSION DATA

         Conversion data can be supplied in 3 formats:

         A.       Manual conversion

                  1. Provide a "master file data record" for each loan (accompanied by a listing of all your code definitions).
                  2. Provide a trial balance containing all the loans. Provide final data.
                  3. Final data should be provided within 5 business days after each servicing transfer date.

         B.       Electronic conversion

                  1. If it is determined that this type of conversion is advantageous to both parties a mutually agreeable electronic format (e.g. Microsoft Excel) will be furnished.
                  2. Final data should be provided within 5 business days after servicing transfer date.
                  3.       A trial balance must be provided for final data.

         C.       Tape to Tape conversion

                  1. If it is determined that this type of conversion is advantageous to both parties the details will be furnished.
                  2. Final data tape should be provided within 5 business days after transfer date.
                  3.       A trial balance must be provided for final data.

II.      HOMEOWNER NOTIFICATION

         A. The mortgagor notification (good-bye letter) must be mailed at least 15 days prior to the transfer date. A copy of your good-bye letter must be faxed to Tom Hruska (fax number 713-561-8248) for approval prior to mailing.

         B. Electronic file or hard copies of your mortgagor notification letters should be provided to LLS within 5 days after servicing transfer date.

         C.       INFORMATION FOR NOTIFICATION LETTERS

       Hours of operation:                            8:00 am to 7:00 pm (CST)
       Customer Service Toll Free Number:             (800) 247-9727
       Correspondence Address:                        Litton Loan Servicing LP
                                                      4828 Loop Central Drive
                                                      Houston, Texas 77081-2226
       Payment Address:                               Litton Loan Servicing LP
                                                      P.O. Box 4387
                                                      Houston, Texas 77210-4387

III.     HAZARD / FLOOD INSURANCE

         A. The Hazard / Flood insurance policies should be in separate files identified with your loan number.

         B.       Please request a change to the mortgagee clause as follows:

                            LITTON LOAN SERVICING LP
                            ITS SUCCESSORS OR ASSIGNS
                            P.O.  BOX 4354
                            HOUSTON, TX 77210-4354

         C. Copies of the mortgagee clause change requests should be provided to LLS.

         D. Any unpaid policies, expiration notices, cancellation notices, loans with expired policies should be properly identified, sorted and marked for special handling.

         E. Individual loan insurance records showing payee (name and address), due dates, frequency of payment, next due date, last paid date and last paid amount should be provided in electronic format.

         F. Provide a list of loans under your "force place coverage" program. Will the coverage on individual loans remain in effect until expiration or be canceled at time of the transfer?

         G. Insurance loss drafts should provide all documentation on the current status.

IV.      Reserved.

V.       CONVENTIONAL LOANS

         A.       Provide the individual loan PMI certificates

         B. Provide copies of the notification to the PMI companies requesting a change of servicer to LLS.

         C.       Listing of all loans with PMI to include:

                  1.       Loan number
                  2.       PMI company
                  3.       PMI certificate number
                  4.       Next due date
                  5.       Last amount paid
                  6.       Percentage of Coverage

         D.       Homeowner Protection Act of 1998.

                  1. Loans originated after July 29, 1999: Provide copies of original disclosure notice produced at origination of loan.
                  2. Loans originated prior to July 29, 1999: Provide the annual disclosure notices supplied to borrowers.

         E. Listing of loans that have Pool Insurance. If loan has Pool Insurance supply name, address and phone number of insurance agency.

         F. Listing of loans that have Pool Insurance and private mortgage insurance.

VI.      REAL ESTATE TAXES

         A. Individual loan tax records showing payee (name and address), due dates, frequency of payment, next due date, last paid date and last paid amount along with tax contract numbers and vendor information should be provided in electronic format.

         B. Provide copies of any tax service contracts along with the request for a change of servicer to LLS under the following vendor numbers (Transamerica-2489, First American-56353, Lereta-65000, Fidelity-2059). We also have tax contracts with other tax services, which you can contact us for more information.

         C. All property taxes due and payable should be paid prior to the transfer date.

         D. Provide a listing of any loans with delinquent taxes containing the pertinent information as of the transfer date.

VII.     OPTIONAL INSURANCE

         A.       Only prepaid optional insurance should be provided to LLS.

         B. All prepaid optional insurance should include the following information.

                  1.       Loan number
                  2.       Insurance company
                  3.       Type of coverage
                  4.       Policy Number
                  5.       Coverage Amount

                  6.       Policy Effective Date
                  7.       Premium Amount
                  8.       Expiration Date


         C. Copies of the master and/or individual policies for the insurance coverage.

         D.       Copies of the notification sent to the insurance companies.

VIII.    INVESTOR REPORTS

         A. Copy of the final remittance report to the investor including a trial balance as of cut-off date.

         B.       Provide a list of all simple interest loans.

         C. Provide a list of all loans currently on ACH Draft. The borrower to be notified that their ACH Draft will be discontinued in your good bye letter.

IX.      CORPORATE ADVANCES

         A.       Provide list of all loans with corporate advances.

         B. Back-up documentation must be supplied for any loan with a corporate advance. The documentation must balance to the advance amount.

         C. Back-up documentation must be received at the time of transfer.

X.       MERS DATA

         A. All MERS loans must be moved to correct ORG ID to coincide with transfer.

         B.       The batch number must be supplied to Litton.

         C. The MIN number must be supplied for each loan transferred on MERS.

XI.      PAYOFFS

         A. Provide a list of loans that have prepayment penalty provisions in the mortgage.

         B. Loan level prepayment penalty information must be provided on any loan with a prepayment penalty. This information should be provided in an electronic file or hard copy.

         C. Unprocessed payoff funds should be accompanied by a copy of the payoff quotation.

         D. Information should be furnished on any pending payoff or assumption.

         E. Information on any incomplete partial release should be provided.

XII.     ADJUSTABLE RATE MORTGAGES / GPM / BUYDOWNS / BALLOONS

         A.       Provide individual loan historical rate and P&I changes.

         B.       ARM provisions for each loan within the portfolio

         C.       Provide list of ARM Plans and definitions.

         D. Provide a list of loans that are step rate and/or GPM mortgages with status of account.

         E. Provide a list of loans that are buydowns with status of account.

         F. Provide a list of balloon loans, their maturity dates, amortization term and if they have a convertible option. If a loan has reached its maturity date prior to conversion furnish the current status.

         G. Provide a list of loans that are Servicemember's Civil Relief Act, as amended and copies of their orders.

XIII.    FORECLOSURES

         A. A list of contact people for the Foreclosure, Claims and Bankruptcy area needs to be provided to Litton.

         B. A listing of loans in foreclosure, sorted by state, including status report on each loan showing the current stages of the foreclosure, the foreclosure referral date and who is holding the original documents. Alltel users please provide For1, For 2 and For3 screens or Foreclosure (Service Release report). Preliminary report should be provided within 3 days after each date a Mortgage Loan is designated a Specially Serviced Mortgage Loan and a final report at the time of the transfer.

         C. Name and address listing of foreclosure attorneys/ Preliminary report should be provided within 3 days after each date a Mortgage Loan is designated a Specially Serviced Mortgage Loan.

         D. Listing of any loans pending a Refunding to the Va., HUD Assignment, approved Dil, Presale or Partial Claim/ Preliminary report should be provided within 3 days after each date a Mortgage Loan is designated a Specially Serviced Mortgage Loan and a final report at the time of the transfer.

         E. Listing of any loan currently in litigation and a report to be provided at time of transfer.

         F. Listing of loans with escrow advances due to delinquency, include breakdown with bills and ledgers attached and reconciled (90, 60, 30) / Report to be provided at time of transfer.

         G. Report of delinquent loans 90 days or older that are not active in foreclosure and or bankruptcy; list date of breach letter and provide copies of breach letter for our file.

         H.       Vendor invoices to be paid up to the transfer date.

         I. Report of any loans on a stipulation or payment agreement and a copy of the agreement to be included in the file.

         J.       The name of the beneficiary they are using for foreclosures.

         K. Files for foreclosures, bankruptcies, claims, breached loans, repayment plans and active loss mitigation accounts must be sorted and identified separately by marking the front of the file or boxing separately.

         L. Trailing correspondence should be sent weekly with the exception of checks or money orders which should be forwarded daily.

         M.       Foreclosure files should be sent to the following address:

                            LITTON LOAN SERVICING LP
                            ATTN: CARLETTA LOTT
                            4828 LOOP CENTRAL DRIVE
                            HOUSTON, TX 77081

XIV.     BANKRUPTCY

         Listing of loans active in bankruptcy, sorted by state, including the following information. (a) Type of Chapter filed (b) Date Bankruptcy filed (c) Case Number. Alltel users please provide BNK1 or Bankruptcy Service Release report. Final report provided within 5 business days of transfer.

         A. Listing showing names and address of the debtor's attorney, Seller's attorney and Bankruptcy Trustee. A preliminary report should be provided within 3 days after each date a Mortgage Loan is designated a Specially Serviced Mortgage Loan and a final provided on the date of the transfer.

         B.       Listing of pending relief of stays.

         C. Loan level listing of all loans with agreed orders or stipulation agreements with the current status on each of the cases.

         D. Listing of loans with escrow advances due to bankruptcy. Include breakdown with bill and ledgers attached and reconciled (90, 60, 30 days).

         E. Copies of letters to bankruptcy attorney advising of the transfer.

         F.       List of any cramdowns.

         G. Files should be sorted and clearly marked for special handling.

         H. Files should have the status shown on the front of each file and status screen prints included in each file.

         I. Provide a status report that includes attorney's name and phone number, chapter, case number, pre-petition due date, post petition due date and motion status if filed as of the transfer date.

         J.       Bankruptcy files should be sent to the following address:

                            LITTON LOAN SERVICING LP
                            ATTN: CARLETTA LOTT
                            4828 LOOP CENTRAL DRIVE
                            HOUSTON, TX 77081

XV.      LOSS MITIGATION

         A.       Short Sale

                  1.       Recent Property Valuation
                  2.       Sales Contract
                  3.       HUD-1 Settlement Statement, estimated
                  4.       Realtor/Broker contact information
                  5.       Borrower financials
                  6.       Borrower hardship letter
                  7. Approval letter (if approved and not closed prior to servicing transfer)

         B. Modification: A final report should be provided within 5 business days of servicing transfer date.

                  1.       Recent Property Valuation
                  2.       Title Search
                  3.       Modification Agreement or terms of Modification
                  4.       Document/Title co. contact information
                  5.       Borrower financials
                  6.       Borrower hardship letter
                  7. Identification of any funds collected in conjunction with modification.

         C.       Deed-in-Lieu of `Foreclosure

                  1.       Recent Property Valuation
                  2.       Title Search
                  3.       D-I-L Agreement
                  4.       Document/Title co. contact information
                  5.       Borrower financials
                  6.       Borrower hardship letter

         D.       Partial-Claims

                  1.       Borrower financials
                  2.       Borrower hardship letter
                  3.       HUD Insurance Certificate
                  4.       Identify prior partial claim filings if applicable

XVI.     OTHER

         A. Provide current year's loan history to the transfer date plus the four prior calendar year's loan histories accompanied by an explanation of your transaction codes. History should be provided in an electronic file or hard copy. A preliminary report should be forwarded within 3 days after each date a Mortgage Loan is designated a Specially Serviced Mortgage Loan and the final within 2 days after servicing transfer date.

         B. Provide copies of the last two-escrow analysis with an explanation of your analysis method (cushion, etc.).

         C. Provide the currently active collection records and pertinent information on delinquent loans along with FICO scores, BPO values, extension data and payment plan data. A preliminary report should be forwarded within 3 days after each date a Mortgage Loan is designated a Specially Serviced Mortgage Loan and the final at servicing transfer date. This information should be provided in an electronic file or hard copy.

         D. Your check for the escrow balances matching the cut-off trial balance.

         E. Your check for any unapplied funds and an indication as to how each unapplied payment should be applied.

         F. Loan payments and/or payoff funds received after the cut-off should be endorsed to Litton Loan Servicing LP and forwarded by overnight service to the following address within twenty-four hours, properly identified with your loan number.

                            LITTON LOAN SERVICING LP
                            ATTN: CASHIERING DEPARTMENT
                            4828 LOOP CENTRAL DRIVE
                            HOUSTON, TX 77081

         G. Please ship the entire loan file (hard, microfiche or imaged) and all documents to LLS to be received by the transfer date. Provide electronic inventory ledger with servicing files to identify loans within each box. Any information such as preliminary trial balances, master file data records, default information, previous year's ledger histories, etc. should be furnished as early as possible prior to the transfer date. Any file sent to LLS that we will not be servicing will be returned via uninsured regular mail unless LLS is supplied with shipping instructions and method of payment.

                     All servicing files should be sent to:

                            Litton Loan Servicing LP
                            Attn: Records Management Department
                            4828 Loop Central Drive
                            Houston, TX 77081

         H. All reports such as trial balances, master file data records, default information, histories, etc. should be sent to :

                            Litton Loan Servicing LP
                            Attn: Tom Hruska
                            4828 Loop Central Drive
                            Houston, TX 77081

Remember it is your responsibility to furnish all required IRS reporting statements on these loans for the current year up to the transfer date both to the mortgagors and to the appropriate government agencies.

Your cooperation in expediting this transfer is appreciated. Should you or any member of your staff have any questions concerning this transfer, please feel free to call me or the appropriate individual listed below at 1-800-247-9727.


CONTACT                                        DEPARTMENT                                                EXTENSION
Helen Sanders
HSANDERS@LITTON.C-BASS.COM                     ARM's                                                     8967

Lynn Lindsey
lynn.lindsey@litton.c-bass.com                 ARM's                                                     8921

Tom Hruska
THRUSKA@LITTON.C-BASS.COM                      Conversion Manager                                        8928

Carletta Lott
CLOTT@LITTON.C-BASS.COM                        Foreclosure/Bankruptcy                                    8723

Cheryl Fielder
CFIELDER@LITTON.C-BASS.COM                     Insurance                                                 8868

Yolanda Omeara
YOMEARA@LITTON.C-BASS.COM                      Investor Accounting                                       8929

Debbie Thayer
Debbie.thayer@litton.c-bass.com                Payoffs                                                   8880

Janice McClure                                 Senior Vice President, Loan
JMCCLURE@LITTON.C-BASS.COM                     Administration                                            8801

Bob Tompkins


BTOMPKIN@LITTON.C-BASS.COM                     Servicing Manager                                         8959

Kathy Nelson                                                                                             8881
KNELSON@LITTON.C-BASS.COM                      Tax

                                    Exhibit A


                            OPERATIONAL REQUIREMENTS


1.) REPORT DATE/REPORT REQUIREMENT. Special Servicer report date (the "Report Date") to the Trustee, as required by this Agreement and the Pooling and Servicing Agreement, shall be on or before the second Business Day following each Determination Date. The Special Servicer shall report to the Trustee, as required by this Agreement and the Pooling and Servicing Agreement, on Mortgage Loans that are on the Special Servicer's system as of the calendar month end prior to such Report Date. Reports from Special Servicer to Trustee shall be in a complete data file that can be customized to meet the Pooling and Servicing Agreement reporting requirements and shall be transmitted electronically to the Trustee.
2.) REMITTANCE DATE. The Special Servicer remittance date to the Trustee, as required by this Agreement, shall be on or before the Business Day prior to the Master Servicer Remittance Date of the related reporting month.
3.) LOAN TRANSFER/PRIOR MONTH REPORT TO TRUST. The Company shall provide the Special Servicer a copy of the previous month's report to the Trustee.
4.) SERVICING FEE. The Special Servicer shall net its servicing fee on all collections remitted to the Trustee.
5.) LOAN TRANSFER WIRE AND ADVANCE RECONCILIATION. Within five (5) Business Days of the Special Servicer's receipt of the computer records required pursuant to Section 2.01, the Special Servicer shall remit to the Company, by wire transfer of immediately available funds, an amount equal to the sum of the P&I Advances outstanding as of the Transfer Date, and the aggregate amount of Servicing Advances and escrow advances, net of any positive escrows. The Special Servicer and Company shall, within fifteen
      (15) Business Days following the Transfer Date, make such further monetary adjustments between them as shall be necessary to ensure the proper payment of the advance amount by the Special Servicer to the Company.
6.) SERVICING ADVANCE RECONCILIATION. The Company shall provide the Special Servicer customary documentation (electronic format or invoice with amount, type, and reason for advance) on all such Servicing Advances as described in item 5 above. The Special Servicer shall then reimburse any such reimbursable advances to the Company within five (5) business days of the Company's presentation of such supporting documentation to the Special Servicer; provided that, the Special Servicer shall not reimburse the Company for items such as demand letter fees, interest on advances, and any other similar fees.
7.) LIFE OF LOAN TAX CONTRACT. The Company agrees to transfer life of loan tax contracts to the Special Servicer; provided that, the tax service contracts are transferred to the Special Servicer at no cost. For Mortgage Loans without tax service contracts, the Special Servicer may deduct from its remittance to the Company $50 per Mortgage Loan to purchase such tax service contracts.
8.) FLOOD CERTIFICATES. The Company agrees to transfer flood certificates to the Special Servicer, provided that the flood certificates are transferred to the Special Servicer at no cost. For Mortgage Loans without a flood certificate, the Special Servicer may deduct from its remittance to the Company $35 per Mortgage Loan to purchase such flood certificate.
9.) REBATABLE POINTS AND FEES. In the event a loan pays in full and rebatable points and fees are due the Mortgagor, the Company shall reimburse the Special Servicer within thirty (30) days of receipt of the notice provided to the Company.

                                    Exhibit B


        FORM OF BACK UP CERTIFICATION TO COMPANY BY THE SPECIAL SERVICER

RE: CITIGROUP MORTGAGE LOAN TRUST INC., MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-NCM1: SPECIAL SERVICING AGREEMENT DATED AS OF JUNE 29, 2004 AMONG NATIONAL CITY MORTGAGE CO., LITTON LOAN SERVICING LP AND U.S. BANK NATIONAL ASSOCIATION (THE "SPECIAL SERVICING AGREEMENT")

         I, [__________], [Senior Vice President] of Litton Loan Servicing LP, certify to National City Mortgage Co. (the "Company") and its respective officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

1. I have reviewed the information provided to the Trustee by the Special Servicer pursuant to the Special Servicing Agreement for the calendar year [___] relating to the Specially Serviced Mortgage Loans (the "Servicing Information");
2. Based on my knowledge, the Servicing Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period related to the Servicing Information;
3.    Based on my knowledge, the Servicing Information is correct;
4. I am responsible for reviewing the activities performed by the Special Servicer under the Special Servicing Agreement and based upon the review required under the Special Servicing Agreement, and except as disclosed to the Trustee and the Company, the Special Servicer has fulfilled its obligations under the Special Servicing Agreement; and
5. I have disclosed to the Special Servicer's certified public accountants and the Company all significant deficiencies relating to the Special Servicer's compliance with the minimum servicing standards in accordance with a review conducted in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar standard as set forth in the Pooling and Servicing Agreement.

         Capitalized terms used but not defined herein have the meanings ascribed to them in the Special Servicing Agreement.

Date: ____________________________          LITTON LOAN SERVICING LP
By: ______________________________
Name:
Title:

                                    EXHIBIT L

                            FORM OF POWER OF ATTORNEY

RECORDING REQUESTED BY
AND WHEN RECORDED MAIL TO
LITTON LOAN SERVICING LP
4828 Loop Central Drive
Houston, Texas 77081
Attn: _________________________________


                            LIMITED POWER OF ATTORNEY


KNOW ALL MEN BY THESE PRESENTS, that _______________________________, having its principal place of business at _______________________________ , as Trustee (the "Trustee") pursuant to that Pooling and Servicing Agreement among _______________________________(the "Depositor"), Litton Loan Servicing LP (the
"Servicer"), and the Trustee, dated as of ____________________1, 200__ (the "Pooling and Servicing Agreement"), hereby constitutes and appoints the Servicer, by and through the Servicer's officers, the Trustee's true and lawful Attorney-in-Fact, in the Trustee's name, place and stead and for the Trustee's benefit, in connection with all mortgage loans serviced by the Servicer pursuant to the Pooling and Servicing Agreement for the purpose of performing all acts and executing all documents in the name of the Trustee as may be customarily and reasonably necessary and appropriate to effectuate the following enumerated transactions in respect of any of the mortgages or deeds of trust (the "Mortgages" and the "Deeds of Trust", respectively) and promissory notes secured thereby (the "Mortgage Notes") for which the undersigned is acting as Trustee for various certificateholders (whether the undersigned is named therein as mortgagee or beneficiary or has become mortgagee by virtue of endorsement of the Mortgage Note secured by any such Mortgage or Deed of Trust) and for which the Servicer is acting as servicer, all subject to the terms of the Pooling and Servicing Agreement.

This appointment shall apply to the following enumerated transactions only:

1. The modification or re-recording of a Mortgage or Deed of Trust, where said modification or re-recordings is for the purpose of correcting the Mortgage or Deed of Trust to conform same to the original intent of the parties thereto or to correct title errors discovered after such title insurance was issued and said modification or re-recording, in either instance, does not adversely affect the lien of the Mortgage or Deed of Trust as insured.

2. The subordination of the lien of a Mortgage or Deed of Trust to an easement in favor of a public utility company of a government agency or unit with powers of eminent domain; this section shall include, without limitation, the execution of partial satisfactions/releases, partial reconveyances or the execution or requests to trustees to accomplish same.

3. The conveyance of the properties to the mortgage insurer, or the closing of the title to the property to be acquired as real estate owned, or conveyance of title to real estate owned.

4.       The completion of loan assumption agreements.

5. The full satisfaction/release of a Mortgage or Deed of Trust or full conveyance upon payment and discharge of all sums secured thereby, including, without limitation, cancellation of the related Mortgage Note.

6. The assignment of any Mortgage or Deed of Trust and the related Mortgage Note, in connection with the repurchase of the mortgage loan secured and evidenced thereby.

7. The full assignment of a Mortgage or Deed of Trust upon payment and discharge of all sums secured thereby in conjunction with the refinancing thereof, including, without limitation, the assignment of the related Mortgage Note.

8. With respect to a Mortgage or Deed of Trust, the foreclosure, the taking of a deed in lieu of foreclosure, or the completion of judicial or non-judicial foreclosure or termination, cancellation or rescission of any such foreclosure, including, without limitation, any and all of the following acts:

         a. the substitution of trustee(s) serving under a Deed of Trust, in accordance with state law and the Deed of Trust;

         b. the preparation and issuance of statements of breach or non-performance;

         c. the preparation and filing of notices of default and/or notices of sale;

         d. the cancellation/rescission of notices of default and/or notices of sale;

         e.       the taking of a deed in lieu of foreclosure; and

         f. the preparation and execution of such other documents and performance of such other actions as may be necessary under the terms of the Mortgage, Deed of Trust or state law to expeditiously complete said transactions in paragraphs 8.a. through 8.e., above.

The undersigned gives said Attorney-in-Fact full power and authority to execute such instruments and to do and perform all and every act and thing necessary and proper to carry into effect the power or powers granted by or under this Limited Power of Attorney as fully as the undersigned might or could do, and hereby does ratify and confirm to all that said Attorney-in-Fact shall lawfully do or cause to be done by authority hereof.

Third parties without actual notice may rely upon the exercise of the power granted under this Limited Power of attorney; and may be satisfied that this Limited Power of Attorney shall continue in full force and effect and has not been revoked unless an instrument of revocation has been made in writing by the undersigned.

IN WITNESS WHEREOF, ________________________________ as Trustee pursuant to that Pooling and Servicing Agreement among the Depositor, the Servicer, and the Trustee, dated as of _______________ 1, 200__ (____________________________
Mortgage Loan Asset Backed Certificates, Series 200__-___), has caused its corporate seal to be hereto affixed and these presents to be signed and acknowledged in its name and behalf by its duly elected and authorized Vice President this day of , 200__.



                                     ________________________________________
                                     as Trustee for _____ Mortgage Loan Asset
                                        Backed Certificates, Series 200__-___

                    By _____________________________________




STATE OF __________

COUNTY OF _________

On ______________ _______, 200__, before me, the undersigned, a Notary Public in and for said state, personally appeared _________________________, Vice President of ____________________________ as Trustee for _______________
Mortgage Loan Asset Backed Certificates, Series 200__-___, personally known to me to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed that same in his/her authorized capacity, and that by his/her signature on the instrument the entity upon behalf of which the person acted and executed the instrument.

WITESS my hand and official seal.
         (SEAL)
                                          ____________________________________
                                                                   Notary Public
                                My Commission Expires ________________________

                                   Schedule 1

                             MORTGAGE LOAN SCHEDULE

                                [FILED BY PAPER]



                                  Schedule 1-1

                                   Schedule 2

          MORTGAGE LOANS COVERED BY A PRIMARY MORTGAGE INSURANCE POLICY

                             Available Upon Request




                                  Schedule 2-1